                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

                                      [ ]  Confidential, for Use of the
                                           Commission Only (as permitted by Rule
                                           14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11)c) or Rule 14a-12

                           Umpqua Holdings Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     5)  Total fee paid:

         -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
                                ------------------------------------------------
     2)  Form, Schedule or Registration No.:
                                            ------------------------------------
     3)  Filing Party:
                      ----------------------------------------------------------
     4)  Date Filed:
                    ------------------------------------------------------------

                                [UHC Letterhead]



October ____, 2000




Dear Shareholder:

        As I wrote to you in August, Umpqua Holdings Corporation signed an Agreement with VRB Bancorp to merge together as equals. Much work has been done since then and we expect to complete the Merger during December. Regulatory applications have been filed and we anticipate approvals soon. One of the remaining steps is to secure approval of the Merger from our shareholders. You will find enclosed a Joint Proxy Statement, which gives you information concerning the proposed Merger and the proposal to approve a new Stock Option Plan. I urge you to read it carefully.

        Our special shareholders' meeting will be held on ________, November ____, 2000. I hope you will be able to attend. Whether you can attend or not, the Board of Directors request that you complete and return the Revocable Proxy included in this package, in the envelope provided.

        We are particularly excited about our merger with VRB and hope to receive your support.

Best regards,



Raymond P. Davis
President & CEO
Umpqua Holdings Corporation

                                [UHC Letterhead]



NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON _____________,
                              NOVEMBER _____, 2000


        A special meeting of shareholders of Umpqua Holdings Corporation will be held at the _______________________, at ___________ Roseburg, Oregon, at __ p.m.
on November ____, 2000 for the following purposes:

        1. To vote on an Agreement and Plan of Reorganization and accompanying Plan of Merger providing for the merger of Umpqua Holdings Corporation with VRB Bancorp and the election of eleven directors to serve following the merger.

        2. To approve the 2000 Stock Option Plan.

        3. To transact other business as may properly come before the meeting.

        If you are a shareholder of record of Umpqua Holdings Corporation as of October ____, 2000, you will receive a copy of this notice and will be entitled to vote at the meeting.

        The Board of Directors is soliciting your proxy to vote your shares at the meeting. We are sending you this Proxy Statement to give you important information about the business that will take place at the meeting.

        YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY VOTED IN FAVOR OF THE MERGER AND THE 2000 STOCK OPTION PLAN AND RECOMMENDS YOUR APPROVAL.

        You do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed Revocable Proxy.

        You should rely only on the information in the Proxy Statement or in other documents that we refer you to, concerning Umpqua Holdings Corporation, VRB Bancorp, the proposed Merger and Stock Option Plan. We have not authorized anyone to provide you with information that is different. Attached to the Proxy Statement is a copy of the Agreement and Plan of Reorganization, the Plan of Merger, and the 2000 Stock Option Plan.


October _____, 2000

                                      JOINT

                                 PROXY STATEMENT



        Umpqua Holdings Corporation                 VRB Bancorp
        445 SE Main Street                          110 Pine Street
        Roseburg, OR 97470                          Rogue River, OR 97537

        Each company is holding a special shareholders' meeting on November ____, 2000 to consider and vote on a proposal to merge our two companies. Each will hold separate meetings as follows:

        Umpqua Holdings Corporation                VRB Bancorp
        _____ p.m.                                 _____ p.m.
        November _____, 2000                       November _____, 2000
                                                   Rogue Valley Country Club
        _______________ Street                     _______________ Street
        Roseburg, Oregon                           Medford, Oregon

        At the Umpqua meeting, shareholders will also consider and vote on the adoption of a new stock option plan. The board of directors of your company is soliciting your proxy to vote your shares at the meeting. We are sending you this proxy statement to give you more information about the business that will be considered at the special meetings. We are providing this information so you will be fully informed about these matters when you vote your shares. You do not need to attend the meeting to vote your shares, although you are cordially invited to do so. If you choose not to attend, you may simply complete, sign and return the enclosed proxy. Even if you do plan to attend, we encourage you to complete and return a proxy.

        In addition to the shareholder meetings, there will be a hearing at ________ p.m. on ___________________, 2000 at _________________________,
Medford, Oregon, at which a representative of the Oregon Division of Finance and Corporate Securities will take evidence and hear testimony as to the fairness of the proposed Merger. This hearing (the "Fairness Hearing") is part of a procedure to register the shares of Umpqua common stock to be issued to VRB shareholders in the Merger.

        A vote in favor of the Merger is an investment decision that involves risks. You should read the information under "Risk Factors" before sending in your proxy for voting your shares.

        You should only rely on the information in this document or in other documents that we refer you to concerning the companies and the proposed Merger. We have not authorized anyone to provide you with information that is different.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSIONER, NOR THE OREGON DIVISION OF FINANCE AND CORPORATE SECURITIES, HAS PASSED UPON THE ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



October ______, 2000

                                       MAP


    [Map of Oregon showing all locations of Umpqua and VRB offices and ATM's]


        "What makes this merger of equals so unique is how well each company complements the other. We both are extremely strong organizations in adjacent markets, and share a firm commitment to providing quality service to our customers. Once the transaction is approved, I believe we will be better positioned for additional growth than any other financial institution in the Northwest. Our partnership will not only carry on past successes, but will forge new and exciting ground as we expand our product line and services throughout the state."

         Bill Haden, President and Chief Executive Officer, VRB Bancorp


                                 [NEW BANK LOGO]

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----


FORWARD LOOKING STATEMENTS MAY PROVE INACCURATE ......................................        4

SUMMARY ..............................................................................        5

THE DEAL AT A GLANCE .................................................................        5

INITIAL QUESTIONS AND ANSWERS ABOUT THE MERGER .......................................        5
   Special Meetings ..................................................................        8
   Opinion of Investment Bankers .....................................................        9
   No Dissenters' Rights .............................................................        9
   Approval of New Stock Option Plan (Umpqua Shareholders Only) ......................        9
   Selected Financial Data (Unaudited) ...............................................        9
   Equivalent Per Share Data .........................................................       12

STOCK PRICE AND DIVIDEND INFORMATION .................................................       13
   Umpqua ............................................................................       13
   VRB ...............................................................................       14

RISK FACTORS .........................................................................       14
   The Integration of the Two Banking Operations May Not Be Completed Smoothly
   Resulting in Loss of Customers ....................................................       15
   Involvement in Non-Bank Businesses May Involve New Risks ..........................       15
   The Restructuring and Integration Costs Could Exceed Estimates; Expected
   Consolidation Savings May Not Materialize .........................................       15

UMPQUA SPECIAL MEETING ...............................................................       16
   When and Where the Meeting Will Be Held ...........................................       16
   Purpose of the Meeting ............................................................       16
   Who May Vote ......................................................................       16
   Voting By Proxy ...................................................................       16
   Revoking a Proxy ..................................................................       16
   How We Determine a Quorum .........................................................       17
   How We Count Votes ................................................................       17
   How Many Shares Do Directors and Officers Own .....................................       17
   Costs of Solicitation .............................................................       17

VRB SPECIAL MEETING ..................................................................       18
   When and Where the Meeting Will Be Held ...........................................       18
   Purpose of the Meeting ............................................................       18
   Who May Vote ......................................................................       18
   Voting By Proxy ...................................................................       18
   Revoking a Proxy ..................................................................       18
   How We Determine a Quorum .........................................................       18
   How We Count Votes ................................................................       19
   How Many Shares Do Directors and Officers Own .....................................       19
   Costs of Solicitation .............................................................       19

BACKGROUND OF AND REASONS FOR MERGER .................................................       19

   How Did the Merger Come About? ....................................................       19
   Reasons for the Merger - General ..................................................       20
   Reason for Merger - Umpqua ........................................................       21
   Reasons for the Merger - VRB ......................................................       22
   Recommendations of Boards of Directors ............................................       23
   Opinion of Umpqua's Financial Advisor .............................................       23
   Opinion of VRB's Financial Advisor ................................................       28

THE MERGER ...........................................................................       34
   General ...........................................................................       35
   Conversion of VRB Common Stock; Effects on Umpqua Shareholders ....................       35
   Exchange of Stock Certificates ....................................................       36
   Treatment of Outstanding Stock Options ............................................       37
   Merger of Subsidiary Banks; Name Change ...........................................       37
   Resulting Board of Directors of Umpqua and Umpqua Bank ............................       37
   Executive Officers of Umpqua and Umpqua Bank ......................................       40
   Conduct of Business Pending the Merger ............................................       43
   No Solicitations ..................................................................       43
   Employment Related Matters ........................................................       43
   Conditions to the Merger ..........................................................       43
   Waiver of Conditions; Amendment or Termination of the Merger Agreement ............       44
   Effective Date of the Merger ......................................................       45
   Interests of Certain Persons in the Merger ........................................       45
   Commitments of Directors ..........................................................       47
   Certain Federal Income Tax Consequences ...........................................       47
   Accounting Treatment ..............................................................       47
   No Dissenters' Rights .............................................................       48
   Resales of Stock by Affiliates of VRB .............................................       48
   Expenses ..........................................................................       48
   Umpqua and VRB Stock Option Agreements ............................................       48

HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS .....................       50

UMPQUA HOLDINGS CORPORATION 2000 STOCK OPTION PLAN ...................................       57

INFORMATION ABOUT UMPQUA .............................................................       59
   Introduction ......................................................................       59
   Business Strategy .................................................................       60
   Marketing and Sales ...............................................................       61
   Products and Services .............................................................       62
   Employees .........................................................................       63
   Information Regarding Umpqua Directors and Executive Officers .....................       63
   Stock Option Plan .................................................................       67
   Transactions with Directors and Officers ..........................................       68
   Compliance with Section 16 Filing Requirements ....................................       68
   Security Ownership of Umpqua Management and Others ................................       69

STOCK PERFORMANCE GRAPH ..............................................................       71

UMPQUA'S MANAGEMENT'S DISCUSSION AND ANALYSIS ........................................       71

   Financial Highlights ..............................................................       71
   Analysis of Changes in Interest Differential ......................................       75
   Investment Portfolio ..............................................................       80
   Trading Account Assets ............................................................       81
   Loans .............................................................................       81
   Non-Performing Loans ..............................................................       83
   Allowance for Loan Losses .........................................................       83
   Capital Expenditures ..............................................................       85
   Asset-Liability Management/Interest Rate Sensitivity ..............................       86
   Liquidity .........................................................................       88
   Capital ...........................................................................       89
   Inflation .........................................................................       89

INFORMATION CONCERNING VRB BANCORP ...................................................       89
   Introduction ......................................................................       89
   Products and services .............................................................       90
   Market Area .......................................................................       90
   Employees .........................................................................       90
   Security Ownership of VRB Management and Others ...................................       90
   Transactions With Management ......................................................       91
   Compliance with Section 16 Filing Requirements ....................................       92

VRB MANAGEMENT'S DISCUSSION AND ANALYSIS .............................................       92

COMPETITION ..........................................................................      101

CERTAIN REGULATORY CONSIDERATIONS ....................................................      102

DESCRIPTION OF CAPITAL STOCK .........................................................      107
   Umpqua ............................................................................      107
   VRB ...............................................................................      108
   Anti-Takeover Provisions ..........................................................      108

CERTAIN LEGAL MATTERS ................................................................      109

AVAILABLE INFORMATION ................................................................      109


INDEX TO FINANCIAL STATEMENTS ........................................................      F-1

APPENDICES

      Appendix I    Agreement and Plan of Reorganization .............................    App-1

      Appendix II   Opinion of Ragen MacKenzie Incorporated ..........................   App-72

      Appendix III  Opinion of D.A. Davidson & Co ....................................   App-75

      Appendix IV   Umpqua Holdings Corporation 2000 Stock Option Plan ...............   App-78

                FORWARD LOOKING STATEMENTS MAY PROVE INACCURATE

        This Proxy Statement includes forward-looking statements that are based on the current beliefs of the management of Umpqua and VRB, as well as assumptions made by and information currently available to management of both companies. All statements other than statements of historical fact included in this Proxy Statement regarding either company's financial position, business strategies, and plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "believe," "estimate," and "intend," and words or phrases of similar meaning, as they relate to the companies or their management, are intended to help identify forward-looking statements. Although management believes that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Based upon changing conditions, the occurrence of certain risks or uncertainties, or if any underlying assumptions prove incorrect, actual results may vary materially and adversely from those expectations and intentions. The companies do not intend to update these forward-looking statements. All subsequent written and oral forward-looking statements attributable to the companies and/or persons acting on their behalf are expressly qualified in their entirety.

                                     SUMMARY

        This Summary highlights information discussed in greater detail elsewhere in this Proxy Statement. This Summary does not contain all the information that may be important to you. You should read the entire Proxy Statement before deciding how to vote your shares.


                              THE DEAL AT A GLANCE

THE PARTIES     Umpqua Holdings Corporation, a financial holding company,
                operating South Umpqua Bank and Strand, Atkinson, Williams &
                York, a retail investment firm.

                VRB Bancorp, a bank holding company operating Valley of the Rogue Bank.

TRANSACTION     A Merger of Equals between Umpqua and VRB.

EFFECT          VRB merges with Umpqua.

                Valley of the Rogue Bank merges with South Umpqua Bank and the combined bank's name changes to Umpqua Bank.

CONSIDERATION   VRB shareholders receive 0.8135 shares of Umpqua for each
                share of VRB stock held.


                 INITIAL QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:      Who are the parties to the Merger?

A: UMPQUA HOLDINGS CORPORATION is a financial holding company which operates two subsidiaries: South Umpqua Bank with $411 million in assets and office locations in Multnomah, Douglas, Lane and Marion Counties; and Strand, Atkinson, Williams & York, Inc., the second largest Oregon-based full service retail investment firm, with offices in Portland, Salem, Eugene, Roseburg and Medford. Umpqua's stock trades on the Nasdaq National Market under the symbol "UMPQ." See "INFORMATION ABOUT UMPQUA."

        VRB BANCORP is a bank holding company with assets of $330 million. VRB is the parent company of Valley of the Rogue Bank. Formed in 1968, Valley of the Rogue Bank is the oldest independent community bank in southern Oregon. VRB operates 13 banking offices from Ashland to Grants Pass, Oregon along the southern Oregon I-5 corridor. VRB's stock trades on the Nasdaq National Market under the symbol "VRBA." See "INFORMATION ABOUT VRB."

Q:      What is the effect of the Merger?

A: If the Merger occurs, VRB will merge with Umpqua and Valley of the Rogue Bank will merge with South Umpqua Bank operating under the new name of "Umpqua Bank."

Q:      Why was the "Umpqua Bank" name chosen?

A: Management of both companies believe that the use of the Umpqua Bank name together with the stylized tree and river logo will give the combined bank a name synonymous with the Pacific Northwest, one currently displayed and recognized in all major Oregon markets as well as the largest Oregon-based ATM network and a name unique and innovative, differentiating it from other community banks with generic, traditional names.

Q:      What will VRB stockholders receive in the Merger?

A: Shareholders of VRB will receive 0.8135 shares of Umpqua stock for each share of VRB stock held (the "Exchange Ratio") and cash in lieu of any fractional share. The Exchange Ratio could increase to as high as 0.8500 shares of Umpqua stock if at a specified time prior to Closing:

        - The average price of Umpqua stock prior to closing is less than $6.75 per share;

        - The average price of Umpqua shares drops ten percentage points more than the Nasdaq Bank Index; and

        - Umpqua elects to increase the Exchange Ratio to avoid VRB's termination of the Merger Agreement.

        For more information, see "THE MERGER - Conversion of VRB Common Stock."

Q:      Why are the companies proposing to merge?

A: Both companies share a belief in community banking that emphasizes responsiveness to local markets and the delivery of personalized services to customers. The company believe that the Merger will not change that commitment but believes that the Merger will strengthen the organization, permitting the combined bank to provide additional services and products to its depositors and larger loans to its borrowing customers. The Merger will also make available to customers of VRB the retail securities investment products from Strand, Atkinson, Williams & York, Umpqua's investment brokerage subsidiary.

        The combined company will have approximately twice the assets, market capitalization, number of shareholders and shares outstanding than either company alone and shareholders can be expected to benefit from the increased liquidity in trading of their shares. See "BACKGROUND AND REASONS FOR THE MERGER."

        THE BOARDS OF DIRECTORS OF BOTH COMPANIES UNANIMOUSLY RECOMMEND THAT THEIR RESPECTIVE SHAREHOLDERS APPROVE THE MERGER.

Q:      What is a "Merger of Equals?"

A: The Merger is proposed as a "merger of equals" because it will result in a simple combination of the two companies; shareholders of both companies will continue as shareholders of the combined organization, the resulting Board of Directors will consist of directors from both organizations, the senior management of both organizations are expected to continue with the combined company, there is no overlap of market areas, no banking offices are expected to be closed, and the Exchange Ratio is based on a ratio that reflects the approximate relative book value of each organization.

Q:      Who will manage the combined company?

A: The Board of Directors of Umpqua Holdings Corporation and Umpqua Bank following the Merger will consist of 11 directors, 6 of whom are designated by Umpqua and 5 of whom are designated by VRB. All shareholders of the combined company will vote on directors as their term of office expires. See "THE MERGER - Resulting Board of Directors of Umpqua and Umpqua Bank" for the identity and background of the continuing directors.

        Raymond P. Davis, President and CEO of Umpqua Holdings Corporation, will continue in that position with the holding company. William A. Haden, President and CEO of VRB and its subsidiary bank, will serve as the President and CEO of Umpqua Bank. The senior officers of both organizations are expected to continue with the combined company.

Q:      What do I need to do now?

A: Just read this Joint Proxy Statement and mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares can be represented at the Umpqua or VRB special shareholders meeting. The Umpqua special meeting will take place on November ___, 2000 at _________. The VRB special meeting will take place on November _____, 2000 at ________. See "UMPQUA SPECIAL MEETING" or "VRB SPECIAL MEETING," as appropriate.

Q:      Can I change my vote after I have mailed my signed proxy card?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to Umpqua or VRB, as the case may be. Third, you can attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. See "UMPQUA SPECIAL MEETING - Revoking a Proxy" or "VRB SPECIAL MEETING - Revoking a Proxy."

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker may vote your shares only if you provide instructions on how to vote. Please tell your broker how you would like him or her to vote your shares. If you do not tell your broker how to vote, your broker will not vote your shares. This will have the same effect as a "no" vote on the Merger.

Q:      Should VRB stockholders send their stock certificates in now?

A: No. After the Merger is completed, Umpqua will send VRB shareholders written instructions for exchanging their stock certificates. See "THE MERGER - Exchange of Stock Certificates."

Q:      What is the Fairness Hearing?

A: In order to comply with federal securities laws regarding the issuance of Umpqua shares to VRB shareholders, a hearing will be held by the Director of the Oregon Department of Consumer and Business Services (the "Oregon Director") through a representative from the Oregon Division of Finance and Corporate Securities. The Oregon Director, after the hearing, will consider the fairness of the terms and conditions of the Merger and, if the Oregon Director finds that the Merger is fair, just and equitable and free from fraud, he will approve it subject to any conditions, limitations or restrictions as he finds necessary or appropriate.

Q:      Need I attend the Fairness Hearing?

A: No. Although VRB shareholders are invited to attend the hearing if they choose, no input from them is required or expected. If a VRB shareholder would like to comment on the Merger, they may do so in writing as set forth in the notice sent to the VRB shareholders with this Proxy Statement.

Q:      When do you expect the Merger to be completed?

A: Umpqua and VRB are working to complete the Merger as quickly as possible. In addition to Umpqua and VRB shareholder approval, certain regulatory approvals must be obtained, and there are other conditions to completing the Merger. Umpqua and VRB expect the Merger to be completed as early as December 1, 2000. See "THE MERGER - Conditions to the Merger."

Q:      Will I still receive regular cash dividends?

A: VRB management expects that VRB shareholders will receive a regular semi-annual $0.12 per share dividend in October 2000. Umpqua shareholders are expected to receive a regular quarterly cash dividend of $0.04 per share in December 2000. If the Merger is effective prior to the record date for the Umpqua December dividend, VRB shareholders will also receive that cash dividend. Dividends in future years would be paid to all shareholders at the time and in the amounts determined by the company's new Board of Directors.

Q:      What are the tax consequences of the Merger?

A: The Merger generally will be tax-free to you for federal income tax purposes. To review the tax consequences to shareholders in greater detail, see "THE MERGER - Certain Federal Income Tax Consequences."

        SPECIAL MEETINGS

        Umpqua Meeting

        The Umpqua meeting will be held at ______ p.m. on November __, 2000, at ________________, Roseburg, Oregon. If you are an Umpqua shareholder as of the close of business on October ____, 2000, you may vote at the Umpqua meeting. At the meeting, Umpqua shareholders will consider and vote on two items of business:

                -       The Merger

                -       The adoption of the 2000 Stock Option Plan

        VRB Meeting

        The VRB meeting will be held at ______ p.m. on November ____, 2000, at Rogue Valley Country Club, ________________, Medford, Oregon. If you are a VRB shareholder as of the close of business on October 2, 2000, you may vote at the VRB meeting. At the meeting, VRB shareholders will consider and vote on the Merger but not on the Stock Option Plan.

        Voting at the Meetings

        Whether you are an Umpqua or VRB shareholder, you do not need to attend the meeting, although we invite you to do so. You may vote your shares by proxy if you wish, and we encourage you to complete and return your proxy even if you plan to attend the meeting. You should mark the enclosed revocable proxy to indicate your vote on the matters presented at the meeting and your shares will be voted as you instruct. You may still attend the meeting even if you submit a proxy.

        If you submit a proxy with no instructions, your shares will be voted in favor of the Merger and, for Umpqua shareholders, in favor of the new stock option plan. In addition, the named proxy holders will vote your shares in their discretion on any other business properly brought before the meeting.

        You may revoke your proxy any time before the vote is taken at the meeting by notifying the Corporate Secretary of your intention to do so.

OPINION OF INVESTMENT BANKERS

        Ragen MacKenzie, Inc. has delivered its written opinion to Umpqua and D.A. Davidson & Co. has delivered its written opinion to VRB, to the effect that the Merger, including the Exchange Ratio, is fair from a financial point of view to the holders of each respective shareholder group.

NO DISSENTERS' RIGHTS

        Under Oregon law, holders of Umpqua and VRB stock do not have the right to dissent from the Merger and obtain payment of the appraised value of their shares.

APPROVAL OF NEW STOCK OPTION PLAN (UMPQUA SHAREHOLDERS ONLY)

        Umpqua shareholders will also be voting to approve the 2000 Stock Option Plan that was approved by Umpqua's Board of Directors on September ___ 2000. The current stock option plan was adopted in 1995 and authorized the issuance of a total of up to 1,150,000 shares upon the exercise of options granted under the plan (but no more than 10% of all outstanding shares). The number of available shares is currently 431,000 prior to the application of the 10% limit. The Merger Agreement provides for substitute options totaling 197,000 shares to be issued to existing VRB option holders as of the effective date of the Merger, leaving only 234,000 shares remaining for future grants. The Board of Directors has adopted the new plan subject to approval by the Umpqua shareholders, which would authorize grants of up to 1,000,000 shares but continue the limitation that no grant can be made if existing options and later grants under the 2000 Stock Option Plan exceed 10% of outstanding shares. If the 2000 Stock Option Plan is approved, the 1995 Plan would be terminated and no further grants would be made under the 1995 Plan. No grants under the new plan have been made or committed to any person at this time.

        THE UMPQUA BOARD OF DIRECTORS HAS RECOMMENDED THAT SHAREHOLDERS APPROVE THE NEW PLAN.

SELECTED FINANCIAL DATA (Unaudited)

        The following tables present selected unaudited consolidated financial data for Umpqua and VRB and selected pro forma combined financial data for the combined company, giving effect to the Merger on a pooling-of-interests basis for the periods specified. The data has been derived in part from, and should be read in conjunction with, the consolidated financial statements and notes thereto and other financial information with respect to Umpqua and VRB included elsewhere in this Proxy Statement. The data in the following tables is qualified in their entirety by reference to those financial statements. The pro forma income statement items have been prepared assuming the Merger occurred at the beginning of the periods presented. The pro forma income statement items and related per share amounts do not include anticipated revenue enhancements, operating cost savings or the after-tax impact of merger-related costs expected as a result of the Merger. The pro forma balance sheet items give effect to the Merger as if it occurred at the beginning of the period presented and includes adjustments to reflect the after-tax impact of merger-related costs. See "Unaudited Pro Forma Condensed Combined Financial Information."

 UMPQUA HISTORICAL

                                                   Six months
                                                  ended June 30,                       Years ended December 31,
                                               --------------------    --------------------------------------------------------
(Dollars in thousands except share data)         2000        1999        1999        1998        1997        1996        1995
                                               --------    --------    --------    --------    --------    --------    --------
Operating Results
-----------------
Interest income                                $ 14,458    $ 11,665    $ 24,680    $ 20,918    $ 17,542    $ 13,618    $ 11,609
Interest expense                                  5,424       3,977       8,456       7,294       6,493       4,851       3,862
                                               --------    --------    --------    --------    --------    --------    --------
   Net interest income                            9,034       7,688      16,224      13,624      11,049       8,767       7,747
Provision for credit losses                       1,034         655       1,392       1,025         562         600         488
Noninterest income                                4,703       1,935       4,424       3,371       3,056       1,939       1,530
Noninterest expense                               8,509       5,250      11,702       9,478       8,800       6,356       5,409
                                               --------    --------    --------    --------    --------    --------    --------
   Income before income taxes                     4,194       3,718       7,554       6,492       4,743       3,750       3,380
Provision for income taxes                        1,495       1,342       2,681       2,382       1,699       1,389       1,173
                                               --------    --------    --------    --------    --------    --------    --------
   Net income                                  $  2,699    $  2,376    $  4,873    $  4,110    $  3,044    $  2,361    $  2,207
                                               ========    ========    ========    ========    ========    ========    ========
Per Share Data
--------------
Earnings per common share                      $   0.35    $   0.31    $   0.64    $   0.56    $   0.47    $   0.36    $   0.34
Diluted earnings per share                         0.35        0.30        0.63        0.55        0.46        0.35        0.34
Dividends declared per common share                0.08        0.08        0.16       0.115        0.08        0.07        0.06
Ratio of dividends declared to net income          22.9%       25.8%       25.0%       20.5%       17.0%       19.4%       17.6%

Financial Ratios
----------------
Return on average equity                          14.45%      13.26%      13.55%      13.14%      16.50%      14.71%      15.38%
Return on average assets                           1.42%       1.50%       1.45%       1.47%       1.31%       1.27%       1.37%
Efficiency ratio                                  60.98%      53.50%      55.60%      55.31%      61.86%      58.91%      57.93%
Net interest margin                                5.35%       5.39%       5.37%       5.37%       5.24%       5.14%       5.15%

Balance Sheet Data at Period End
--------------------------------
Loans                                          $261,097    $208,199    $248,534    $186,167    $155,078    $112,861    $ 82,713
Allowance for loan losses                      $  3,770    $  2,942    $  3,469    $  2,664    $  2,141    $  1,991    $  1,237
Allowance as percentage of loans                   1.44%       1.41%       1.40%       1.43%       1.38%       1.76%       1.50%
Total assets                                   $411,078    $333,242    $386,737    $318,887    $257,746    $203,838    $172,096
Total deposits                                 $344,601    $271,119    $301,673    $255,805    $221,726    $172,837    $149,751
Total equity                                   $ 38,880    $ 35,702    $ 36,716    $ 36,146    $ 19,973    $ 17,022    $ 15,211

 VRB HISTORICAL

                                                       Six months
                                                     ended June 30,                     Years ended December 31,
                                                  --------------------   -----------------------------------------------------
(Dollars in thousands except share data)            2000        1999       1999        1998       1997       1996       1995
                                                  --------    --------   --------    --------   --------   --------   --------
Operating Results
-----------------
Interest income                                   $ 11,613    $ 11,129   $ 22,693    $ 23,912   $ 14,955   $ 13,188   $ 11,973
Interest expense                                     3,491       3,143      6,413       7,671      4,062      3,627      2,989
                                                  --------    --------   --------    --------   --------   --------   --------
   Net interest income                               8,122       7,986     16,280      16,241     10,893      9,561      8,984
Provision for credit losses                              -           -          -           -        250        250          -
Noninterest income                                   1,216         988      2,055       2,141      1,671      1,370      1,380
Noninterest expense                                  5,437       5,086     10,564      10,489      6,873      5,828      6,061
                                                  --------    --------   --------    --------   --------   --------   --------
   Income before income taxes                        3,901       3,888      7,771       7,893      5,441      4,853      4,303
Provision for income taxes                           1,443       1,460      2,883       2,966      1,737      1,602      1,395
                                                  --------    --------   --------    --------   --------   --------   --------
   Net income                                     $  2,458    $  2,428   $  4,888    $  4,927   $  3,704   $  3,251   $  2,908
                                                  ========    ========   ========    ========   ========   ========   ========

Per Share Data
--------------
Earnings per common share                         $   0.30    $   0.28   $   0.57    $   0.57   $   0.48   $   0.44   $   0.40
Diluted earnings per share                            0.30        0.28       0.57        0.56       0.48       0.43       0.39
Dividends declared per common share                   0.12        0.12       0.24        0.19       0.13       0.13       0.08
Ratio of dividends declared to net income             40.0%       42.9%      42.1%       33.7%      28.0%      28.3%      19.0%

Financial Ratios
----------------
Return on average equity                             14.21%      13.40%     14.17%      14.60%     15.60%     17.30%     17.80%
Return on average assets                              1.57%       1.58%      1.57%       1.60%      2.00%      1.99%      2.02%
Efficiency ratio                                     56.61%      54.94%     56.22%      55.60%     52.60%     50.99%     56.73%
Net interest margin                                   5.94%       5.98%      5.98%       6.00%      6.69%      6.73%      7.13%

Balance Sheet Data at Period End
--------------------------------
Loans                                             $219,019    $187,941   $201,502    $178,727   $117,194   $101,408   $ 90,379
Allowance for loan losses                            3,494       3,544      3,503       3,539      1,780      1,632      1,407
Allowance as percentage of loans                      1.60%       1.89%      1.74%       1.98%      1.52%      1.61%      1.56%
Total assets                                       326,595     311,504    311,504     311,217    206,653    177,107    151,485
Total deposits                                     279,077     276,366    276,366     274,122    173,176    155,568    132,744
Total equity                                        34,926      33,609     33,609      35,235     31,861     20,188     17,470

 PRO FORMA COMBINED

                                                   Six months ended June 30,            Years ended December 31,
                                                   -------------------------      --------------------------------------
(Dollars in thousands except share data)              2000           1999           1999           1998           1997
                                                    --------       --------       --------       --------       --------
Operating Results
-----------------
Interest income                                     $ 26,071       $ 22,794       $ 47,373       $ 44,829       $ 32,497
Interest expense                                       8,915          7,119         14,869         14,964         10,555
                                                    --------       --------       --------       --------       --------
   Net interest income                                17,156         15,675         32,504         29,865         21,942
Provision for credit losses                            1,034            655          1,392          1,025            812
Noninterest income                                     5,919          2,923          6,480          5,512          4,727
Noninterest expense                                   13,946         10,336         22,265         19,967         15,672
                                                    --------       --------       --------       --------       --------
   Income before income taxes                          8,095          7,607         15,327         14,385         10,185
Provision for income taxes                             2,938          2,802          5,565          5,348          3,437
                                                    --------       --------       --------       --------       --------
   Net income                                       $  5,157       $  4,805       $  9,762       $  9,037       $  6,748
                                                    ========       ========       ========       ========       ========

Per Share Data
--------------
Earnings per common share                           $   0.36       $   0.33       $   0.67       $   0.63       $   0.53
Diluted earnings per share                          $   0.36       $   0.32       $   0.66       $   0.62       $   0.52

Financial Ratios
----------------
Return on average equity                               14.62%         13.58%         14.18%         14.25%         16.67%
Return on average assets                                1.48%          1.54%          1.51%          1.54%          1.61%
Efficiency ratio                                       59.19%         54.24%         55.90%         55.46%         57.46%
Net interest margin                                     5.67%          5.74%          5.67%          5.70%          5.89%

Balance Sheet Data at Period End
--------------------------------
Loans                                               $484,032       $397,203       $450,036       $364,894       $272,272
Allowance for loan losses                           $  7,264       $  6,486       $  6,971       $  6,203       $  3,921
Allowance as percentage of loans                        1.50%          1.63%          1.55%          1.69%          1.43%
Total assets                                        $737,372       $640,825       $697,941       $629,804       $464,100
Total deposits                                      $623,678       $542,558       $578,039       $529,927       $394,901
Total equity                                        $ 72,186       $ 69,271       $ 68,705       $ 69,761       $ 50,213


EQUIVALENT PER SHARE DATA

        The table below presents:

        - the closing price per share for Umpqua and VRB common stock as reported by the Nasdaq Stock Market on August 14, 2000, the last full trading day prior to the public announcement of the Merger, and as of _____________, 2000, the most recent date prior to the date of this Proxy Statement, together with the pro forma equivalent market value of VRB shares after giving effect to the Merger.

        - the historical earnings, book value and cash dividends per share as of June 30, 2000 and the six months then ended, and as of December 31, 1999 and three years then ended, for Umpqua and VRB, together with the pro forma amounts for Umpqua and the pro forma equivalent amounts for VRB after giving effect to the Merger on a pooling-of-interests basis assuming the Merger had been effective during all the periods presented.

        The pro forma data assume an Exchange Ratio of 0.8135 shares of Umpqua for each VRB share, but are not necessarily indicative of actual or future operating results or the financial position that would have occurred or will occur upon the consummation of the Merger. The pro forma equivalent per share data is calculated by multiplying the pro forma per share data for Umpqua by 0.8135, the anticipated Exchange Ratio. Under certain circumstances, the Exchange Ratio could be increased to 0.8500, but the increase would not materially affect the pro forma per share data. This data should be read in conjunction with the financial statements and other financial and pro forma financial information included elsewhere in this Proxy Statement.

                                                                         Umpqua                  VRB
                                                                 ----------------------  ----------------------
                                                                              Pro Forma              Pro Forma
                                                                 Historical   Combined   Historical  Equivalent
                                                                 ----------   ---------  ----------  ----------

Market Value per share at Aug. 14, 2000                            $ 8.25      $   --      $5.188      $6.711
Market Value per share at Oct. _, 2000                             $ ____      $ ____      $ ____      $ ____
Earnings per share for the periods ended:
June 30, 2000                                                      $ 0.35      $ 0.36      $ 0.30      $ 0.29
December 31, 1999                                                    0.64        0.67        0.57        0.55
December 31, 1998                                                    0.56        0.63        0.57        0.51
December 31, 1997                                                    0.47        0.53        0.48        0.43
Book Value per share at:
June 30, 2000                                                      $ 5.10      $ 5.02      $ 4.21      $ 4.08
December 31, 1999                                                    4.82        4.78        4.05        3.89
December 31, 1998                                                    4.71        4.73        4.05        3.85
December 31, 1997                                                    3.07        3.78        3.82        3.08
Cash Dividends per share declared for the periods ended:
June 30, 2000                                                      $ 0.08      $ 0.08      $ 0.12      $ 0.07
December 31, 1999                                                    0.16        0.16        0.24        0.13
December 31, 1998                                                    0.12        0.12        0.20        0.09
December 31, 1997                                                    0.08        0.08        0.14        0.06


                      STOCK PRICE AND DIVIDEND INFORMATION

UMPQUA

        The common stock of Umpqua is traded on the National Market System of the Nasdaq Stock Market under the symbol "UMPQ." The common stock is registered under the Securities Exchange Act of 1934 and is eligible to be held in margin accounts. The following lists the high and low closing prices as reported by the Nasdaq Stock Market for each period beginning with April 1, 1998, and as adjusted for subsequent stock dividends. Prior to that date, the prices reflect the high and low closing bid prices during each period as reported by the Bulletin Board Service of the Nasdaq. Prices do not include retail mark-ups, mark-downs or commissions. On ______, 2000, the common stock was held of record by approximately ______ shareholders, a number which does not include beneficial owners who hold shares in "street name." As of ___________, 2000, the most recent date prior to the date of this Proxy Statement, the last sale price of the common stock was $________ per share.

                                    2000                          1999                               1998
                      ------------------------------   -----------------------------    -------------------------------
                         Market Price        Cash        Market Price        Cash           Market Price        Cash
                      ------------------   Dividends   -----------------   Dividends    ------------------    Dividends
                       High        Low     Declared     High       Low     Declared      High        Low      Declared
                      -------    -------   ---------   -------   -------   ---------    -------    -------    ---------
1st Quarter           $ 10.00    $  5.50    $  0.04    $ 11.00   $  8.75    $  0.04     $ 18.88    $  9.00     $ 0.025
2nd Quarter           $  9.00    $  6.75    $  0.04    $10.625   $  8.25    $  0.04     $ 16.75    $ 13.25     $ 0.025
3rd Quarter           $  ____    $  ____    $  0.04    $10.625   $  8.00    $  0.04     $14.375    $  7.75     $ 0.025
4th Quarter           $  ____    $  ____    $  ____    $ 11.00   $  8.50    $  0.04     $11.875    $  7.25     $  0.04
(through Oct. __, 2000)




        Umpqua Dividend Reinvestment Plan. Umpqua maintains a dividend reinvestment plan under which shareholders who elect to participate receive shares of common stock in lieu of cash dividends. Cash dividends otherwise payable to participating shareholders are used to purchase shares of Umpqua common stock in the open market by a registered broker-dealer acting as agent for plan participants.

        Expenses incurred in acquiring shares for the plan, including brokerage commissions, are charged to the participating shareholders on a pro rata basis. Participants may also be assessed an administrative charge for transactions, including enrolling in or withdrawing from the plan, and withdrawal of shares from the plan. As trading activity in the common stock has been limited, the broker-dealer is permitted to acquire shares over a 30-day period. Participating shareholders receive quarterly statements of their accounts, and do not receive certificates for shares acquired under the plan unless requested. Umpqua serves as the plan administrator.

VRB

        The common stock of VRB is traded on the National Market System of the Nasdaq Stock Market under the symbol "VRBA." VRB's common stock is registered under the Securities Exchange Act of 1934 and is eligible to be held in margin accounts. The following lists the high and low closing sales prices for each period, as reported by the Nasdaq Stock Market, and as adjusted for subsequent stock dividends. Prices do not include retail mark-ups, mark-downs or commissions. On ____________, 2000, VRB's common stock was held of record by approximately ______ shareholders, a number which does not include beneficial owners who hold shares in "street name." As of ___________, 2000, the most recent date prior to the date of this Proxy Statement, the last sale price of the common stock was $________ per share.


                                    2000                               1999                                 1998
                      --------------------------------    --------------------------------    --------------------------------
                         Market Price          Cash          Market Price          Cash          Market Price          Cash
                      ------------------     Dividends    ------------------     Dividends    ------------------     Dividends
                       High         Low      Declared      High        Low       Declared      High        Low       Declared
                      ------      ------     ---------    ------      ------     ---------    ------      ------     ---------
1st Quarter           $ 6.50      $ 4.69      $ 0.12      $ 9.50      $ 7.00      $ 0.12      $11.78      $ 9.62      $   --
2nd Quarter           $ 5.38      $ 4.75      $   --      $ 8.63      $ 7.03      $   --      $11.54      $ 9.38      $   --
3rd Quarter           $ ____      $ ____      $ 0.12      $ 8.44      $ 6.50      $ 0.12      $10.00      $ 7.33      $ 0.20
4th Quarter           $ ____      $ ____      $   --      $ 7.38      $ 5.75      $   --      $10.23      $ 7.00      $   --
(through Oct. __, 2000)




                                  RISK FACTORS

        Completion of the Merger represents an investment by VRB shareholders in Umpqua's common stock and an investment by Umpqua in VRB's assets and liabilities, each of which will subject the respective investor to certain risks. You should carefully consider the following risk factors as well as other information contained in this Proxy Statement, before deciding how to vote on the Merger.

THE INTEGRATION OF THE TWO BANKING OPERATIONS MAY NOT BE COMPLETED SMOOTHLY RESULTING IN LOSS OF CUSTOMERS

        At the time of the Merger, the two subsidiary banks, Valley of the Rogue Bank and South Umpqua Bank, will merge into one organization under the name of "Umpqua Bank." VRB banking customers are accustomed to traditional community bank branch facilities and services. South Umpqua Bank has transformed itself from a traditional community bank into a community-oriented financial services retailer. Among the steps taken by Umpqua to change its facilities, it has remodeled many of its banking branches to resemble retail stores that include distinct physical areas or boutiques such as a "serious about service center," "investment opportunity center" and "a computer cafe." Over a period of month following the Merger, Umpqua intends to remodel and convert the larger Valley of the Rogue Bank branches in a similar fashion. Such a conversion will involve significant expenses, disrupt banking activities during the remodeling period and would present a new look and feel to the banking services and products being offered. There is a risk that some of the existing VRB customers will not stay with Umpqua Bank during the remodeling period or after the conversion is completed. Additionally, the cost of remodeling the branches and training VRB personnel could exceed estimates and might not result in increased banking activity, revenues or profits. Further, there may be delays in effecting the conversion which could cause confusion and disruption in the business of those branches.

INVOLVEMENT IN NON-BANK BUSINESSES MAY INVOLVE NEW RISKS

        Within the last year, Umpqua has acquired two licensed retail broker-dealers, Strand, Atkinson, Williams & York, Inc. and Adams, Hess, Moore & Co., both now operating under the Strand, Atkinson, Williams & York name as an Umpqua subsidiary. The operation of commercial banking and retail investment banking under common ownership has only recently been permitted by federal law and the retail investment banking operations present special risks not previously borne by community banks. For example, the investment banking and brokerage industry is subject to fluctuations in the stock market that may have a significant adverse impact on investment banking fees, customer activity and investment portfolio gains or losses. Likewise, additional or modified regulations may affect Umpqua's banking, investment banking and brokerage operations. A decline in fees and commissions or losses suffered in the investment portfolio could adversely affect the subsidiary's contribution to the income of the holding company, and may increase the subsidiary's capital needs. In its continuing expansion, Umpqua may acquire other financial services companies whose successful integration is not assured and may present additional management challenges and new risks to the company.

THE RESTRUCTURING AND INTEGRATION COSTS COULD EXCEED ESTIMATES; EXPECTED CONSOLIDATION SAVINGS MAY NOT MATERIALIZE

        The companies estimate that they will incur approximately $2.0 million in restructuring costs and related expenses at the time the Merger is consummated. These costs include investment banking, accounting and legal fees in connection with the Merger as well severance or change of control payments under employment contracts and to employees whose positions may be eliminated. Additional costs include system integration, store remodeling and disposal of duplicative equipment. The actual costs could exceed these estimates.

        Further, Umpqua anticipates that as a result of the Merger, various cost savings will accrue to the combined organization by eliminating duplicate positions and outside services including accounting, regulatory compliance, marketing and data processing. There is the risk that Umpqua will not be able to realize the cost savings anticipated in the amount or within the time anticipated.


                             UMPQUA SPECIAL MEETING

WHEN AND WHERE THE MEETING WILL BE HELD

        The Umpqua special meeting of shareholders' will be held on November ___, 2000, commencing at ___ p.m., local time at _____________________,
Roseburg, Oregon.

PURPOSE OF THE MEETING

        The purpose of the Umpqua meeting is to consider and vote upon:

        -       Approval of the Merger

        -       Adoption of the 2000 Stock Option Plan

        Approval of the Merger by the shareholders of Umpqua will also constitute the election of new directors of the combined company to the terms described under "THE MERGER -- Board of Directors of the Combined Company."

WHO MAY VOTE

        If you were a shareholder of Umpqua as of the close of business on October 2, 2000, you are entitled to vote at the meeting. As of that date, there were ___________ shares outstanding held by approximately ____ holders of record.

VOTING BY PROXY

        You do not have to attend the meeting to vote your shares. You may vote your shares by proxy if you wish. You may mark the enclosed proxy card to indicate your vote on the matters presented at the meeting, and the individuals whose names appear on the proxy card will vote your shares as you instruct.

        If you submit a proxy with no instructions, the named proxy holders will vote your shares in favor of the Merger and in favor of adoption of the 2000 Stock Option Plan. In addition, the named proxy holders will vote in their discretion on such other matters that may be considered at the shareholders' meeting. The Board of Directors has named __________________ and ___________________ as the proxy holders. Their names appear on the proxy form accompanying this proxy statement. You may name another person to act as your proxy if you wish, but that person would need to attend the meeting in person or further vote your shares by proxy.

REVOKING A PROXY

        You may revoke your proxy at any time before the vote is taken at the meeting. You may revoke your proxy by submitting a proxy bearing a later date or by notifying the Corporate Secretary of Umpqua (personally, in writing or by mail) of your wish to revoke your proxy. You may also revoke your proxy by oral request if you are present at the meeting.

        You may still attend the meeting even if you have submitted a proxy. You should be aware that simply attending the meeting will not, of itself, revoke a proxy.

        PLEASE COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO US IN THE ENCLOSED, POSTAGE-PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING.

HOW WE DETERMINE A QUORUM

        We must have a quorum to conduct any business at the meeting. Shareholders holding at least a majority of the outstanding shares of common stock must either attend the meeting or submit proxies to have a quorum. If you come to the meeting or submit a proxy but you abstain from voting on a given matter, we will still count your shares as present for determining a quorum.

HOW WE COUNT VOTES

        The named proxies will vote your shares as you instruct on your proxy. We will not count abstentions or broker non-votes for or against a matter submitted to a vote of shareholders. Each share is entitled to one vote.

        A broker non-vote occurs when a broker or other nominee holder, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the broker or other nominee. A broker may only vote those shares if the beneficial owner gives the broker voting instructions. We will count broker non-votes as present for establishing a quorum.

        Approval of the Merger

        The affirmative vote of the holders of a majority of all shares of Umpqua common stock outstanding on October 2, 2000 is required to approve the Merger. An abstention or a broker non-vote will therefore have the effect of a vote against the Merger.

        Approval of the 2000 Stock Option Plan

        The proposal to adopt the 2000 Stock Option Plan will be approved if more shares are voted in favor of the proposal than voted against the proposal. Therefore, we will not count abstentions and broker non-votes as votes for or against the proposal.

HOW MANY SHARES DO DIRECTORS AND OFFICERS OWN

        As of October 2, 2000, directors and executive officers of Umpqua beneficially owned ___________ shares, of which ________ are entitled to vote. Those shares constitute ______% of the total shares outstanding and entitled to be voted at the meeting. Pursuant to the Merger Agreement, each member of the Umpqua Board of Directors has agreed to vote their shares in favor of the Merger. We expect all directors and executive officers to vote in favor of both proposals.

COSTS OF SOLICITATION

        Umpqua will bear the cost of soliciting of proxies from its shareholders. In addition to using the mail, proxies may be solicited by personal interview, telephone, and electronic communication. Banks, brokerage houses, other institutions, nominees, and fiduciaries will be requested to forward their proxy soliciting material to their principals and obtain authorization for the execution of proxies. Officers and other employees or agents of Umpqua and its bank subsidiary, South Umpqua Bank, acting on Umpqua's behalf, may solicit proxies personally. Umpqua may pay compensation for soliciting proxies, and will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any of Umpqua's subsidiaries acting through their nominees or acting as a fiduciary.


                               VRB SPECIAL MEETING

WHEN AND WHERE THE MEETING WILL BE HELD

        The VRB special meeting of shareholders will be held on November ___, 2000, commencing at ____ p.m., local time at _________________________, Medford,
Oregon.

PURPOSE OF THE MEETING

        At the meeting, VRB shareholders will consider and vote on approval of the Merger. Approval of the Merger will also constitute the election of directors of the combined company to the terms described under "THE MERGER -- Board of Directors of the Combined Company."

WHO MAY VOTE

        If you were a VRB shareholder as of the close of business on October 2, 2000, you are entitled to vote at the meeting. As of that date, there were ___________ shares outstanding held by approximately ____ holders of record.

VOTING BY PROXY

        Shareholders do not have to attend the meeting, although we invite you to do so. You may vote your shares by proxy if you wish, and we ask that you provide a proxy even if you intend to attend the meeting. You may mark the enclosed proxy card to indicate your vote on the matters presented at the meeting, and the individuals whose names appear on the proxy card will vote your shares as you instruct.

        If you submit a proxy with no instructions, the named proxy holders will vote your shares in favor of the Merger. In addition, the named proxy holders will vote in their discretion on such other matters that may be considered at the shareholders' meeting. The Board of Directors has named James D. Coleman and William A. Haden as the proxy holders. Their names appear on the proxy form accompanying this proxy statement. You may name another person to act as your proxy if you wish, but that person would need to attend the meeting in person or further vote your shares by proxy.

REVOKING A PROXY

        You may revoke your proxy at any time before the vote is taken at the meeting. You may revoke your proxy by submitting a proxy bearing a later date or by notifying the Corporate Secretary of VRB (personally, in writing or by mail) of your wish to revoke your proxy. You may also revoke your proxy by oral request if you are present at the meeting.

        You are invited to attend the meeting even if you have submitted a proxy. You should be aware that simply attending the meeting will not, of itself, revoke a proxy.

        PLEASE COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO US IN THE ENCLOSED, POSTAGE-PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING.

HOW WE DETERMINE A QUORUM

        We must have a quorum to conduct any business at the meeting. Shareholders holding at least a majority of the outstanding shares of common stock must either attend the meeting or submit proxies to have a quorum. If you come to the meeting or submit a proxy, but you abstain from voting on a given matter, we will still count your shares as present for determining a quorum.

HOW WE COUNT VOTES

        The named proxies will vote your shares as you instruct on your proxy. We will not count abstentions or broker non-votes for or against a matter submitted to a vote of shareholders but they will have the effect of a vote against the proposal. Each share is entitled to one vote.

        A "broker non-vote" occurs when a broker or other nominee holder, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the broker or other nominee. A broker may only vote those shares if the beneficial owner gives the broker voting instructions. We will count broker non-votes as present for establishing a quorum.

        The affirmative vote of the holders of a majority of all shares of VRB common stock outstanding on October 2, 2000 is required to approve the Merger. An abstention or a broker non-vote will therefore have the effect of a vote against the Merger.

HOW MANY SHARES DO DIRECTORS AND OFFICERS OWN

        As of October 2,2000, VRB directors and executive officers beneficially owned ___________ shares, of which ________ are entitled to vote. Those shares constitute ____% of the total shares outstanding and entitled to be voted at the meeting. Pursuant to the Merger Agreement, each member of the VRB Board of Directors has agreed to vote their shares in favor of the Merger Agreement. We expect all directors and executive officers to vote in favor of the Merger.

COSTS OF SOLICITATION

        VRB will bear the cost of soliciting proxies from its shareholders. In addition to using the mail, proxies may be solicited by personal interview, telephone, and electronic communication. Banks, brokerage houses, other institutions, nominees, and fiduciaries will be requested to forward proxy soliciting materials to their principals and obtain authorization for the execution of proxies. Officers and other employees or agents of VRB and its bank subsidiary, Valley of the Rogue Bank, acting on VRB's behalf, may solicit proxies personally. VRB may pay compensation for soliciting proxies, and will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any of VRB's subsidiaries acting through their nominees or acting as a fiduciary.


                      BACKGROUND OF AND REASONS FOR MERGER

HOW DID THE MERGER COME ABOUT?

        South Umpqua Bank was founded in Canyonville, Oregon in 1953. Its early growth was accomplished by opening branches in Douglas County, but its growth accelerated in 1994 when it focused its efforts on being a financial services retailer, opening four new branches in Eugene and more recently a branch in each of Salem and Portland, Oregon.

        Valley of the Rogue Bank opened in Rogue River in 1968 and has grown to 13 branches in Jackson and Josephine Counties. Much of this growth came from the acquisition of Medford State

Bank in 1987 and Colonial Banking Company in 1998 and the purchase from the FDIC of two branches of banks that failed in the 1980s.

        Each company has long preferred to remain independent and continue their community banking services in their local communities. Each has pursued a growth strategy founded on progressive expansion of its geographic market through branch acquisitions or new branches in areas contiguous to its existing market area or in areas where expansion opportunities were consistent with the overall operating and strategic plan. Nonetheless, each believed that under appropriate circumstances, an alliance or merger with similar community bank organizations could provide benefits for both shareholders and customers.

        Over the past few years, Umpqua and VRB senior management have had informal conversations regarding a potential merger, but the discussions never progressed beyond brief inquiries. However, prompted in part by the possibility that pooling-of-interest accounting treatment might be terminated at the end of 2000 and in response to previous informal invitations for additional dialogue, the president of VRB met with the president of Umpqua in April and discussed the parameters of a possible merger of equals. At this meeting, initial discussions covered the name of the continuing institution, board representation, possible exchange ratios and senior management positions. Over the ensuing weeks, many conversations occurred between senior management and between senior management and their respective Boards of Directors regarding the progress of these preliminary conversations. Umpqua retained Ragen MacKenzie on May 24, 2000 to provide financial advisory services. In June, draft agreements were circulated which helped focus on open issues. The parties exchanged confidential information based upon a Nondisclosure and Confidentiality Agreement signed June 14, 2000. In June, the Boards of Directors of both companies met and authorized their management to continue to proceed with the negotiations of a definitive agreement. By mid July, the essential terms of the Merger had been negotiated. On July 19, 2000, the Umpqua Board of Directors met with legal counsel and its financial advisors, Ragen MacKenzie Inc., to review the terms of the Agreement and give final approval to the transaction. As it appeared that an agreement was possible, VRB retained D.A. Davidson, an investment banking firm, to provide an opinion on whether the transaction was fair to the VRB shareholders from a financial point of view. On July 20, 2000, VRB Board of Directors met with its legal counsel, Davis Wright Tremaine LLP, Moss Adams LLP, its independent auditors, and D.A. Davidson & Co., to discuss the terms of the proposed Agreement, the status of due diligence, and the recommendations of its financial advisors and outside accounting firm. At a subsequent meeting on August 14, 2000, the VRB Board of Directors received the final due diligence report and a presentation by D.A. Davidson & Co., and authorized the execution of the Merger Agreement.

REASONS FOR THE MERGER - GENERAL

        Both Umpqua and VRB share a common banking philosophy and strategy, which emphasizes responsiveness to local markets and the delivery of personalized services. The companies intend that the Merger will not alter their community bank focus but will enhance the services to customers. The parties' geographic markets and products are complementary. South Umpqua's primary market is Douglas and Lane County with an emerging presence in the Portland and Salem market areas. VRB's primary market area is immediately south of Douglas County in Jackson and Josephine Counties. Following the Merger, the combined bank will have operations in all of the major population centers along the Oregon I-5 corridor. The expansion into the Portland and Salem markets is expected to provide the combined bank with additional loan opportunities which should further diversify its loan portfolio. Further, the increased capital of the combined bank will permit larger loans to existing and new customers.

        The Merger is expected to provide increased efficiencies and other cost savings, particularly in data processing and other administrative operations. The larger size of the combined company also will enable it to acquire and utilize technology and human resources more efficiently then could either of the existing banks individually. The Merger is also expected to increase the management depth of the combined company and its banking subsidiary, enhancing its competitive ability.

        The Merger can be expected to result in a broader public market for the common stock, which may increase the combined company's shareholder base and market capitalization, in turn providing a greater market interest in, and liquidity for, shareholder investments.

        Umpqua's and VRB's Board of Directors each believe for the above reasons as well as the reasons set forth below, that the Merger would be in the best interest of its company's shareholders.

REASON FOR MERGER - UMPQUA

        At its meeting on July 19, 2000, the Board of Directors determined that the Merger was fair to and in the best interest of Umpqua and its shareholders based in part on the initial opinion of its financial advisor.

        The Umpqua Board of Directors determined the Merger would accelerate its business strategy of providing banking services throughout the Oregon population centers along the I-5 corridor. After the Merger, the combined company would be the third largest community bank in Oregon, thereby potentially providing customers and shareholders with certain advantages of both a community banking organization and a larger, regional bank organization.

        The Umpqua Board of Directors determined that the Merger would best advance its strategic plan because the combination of two financially strong institutions with complementary business strategies would create a stronger institution with greater size, flexibility, breadth of services, efficiency and profitability than Umpqua would possess on a stand-alone basis. The Umpqua Board of Directors believe that each institution is well managed and possesses management philosophies and a strategic focus that are compatible to those of the other.

        In reaching this determination, the Umpqua Board of Directors consulted with Umpqua's management as well as its financial, accounting and legal advisors and considered a number of factors including:

               (a) The effectiveness of the Merger in implementing and accelerating Umpqua's growth strategy;

               (b) A presentation by management of (i) its due diligence review of VRB, including the business, operations, earnings, asset quality, financial conditions, and corporate culture of VRB on a historical, prospective, and pro forma basis, (ii) product compatibility, the compatibility of corporate goals and the respective contributions the parties would bring to a combined institution, (iii) the enhanced opportunities for acquisition and growth that the Merger makes possible as a result of greater capitalization of the combined companies and the anticipated enhanced liquidity of its stock, and (iv) the expanded opportunities for revenue enhancement and synergies that are expected to result from the Merger;

               (c) The terms of the Merger, the Umpqua and VRB Stock Option Agreements and other documents executed in connection with the Merger, which are generally reciprocal in nature;

               (d) The opinion of Ragen MacKenzie, Inc., discussed elsewhere in this Proxy Statement, that as of July 19, 2000 (and as of October ___, 2000), that the Exchange Ratio was fair, from a financial point of view, to the holders of Umpqua Stock;

               (e) The opportunity to strengthen and deepen the management team by integrating the existing management teams of both Umpqua and VRB; and

               (f)    The financial, tax and accounting effects of the Merger.

        The Umpqua Board of Directors did not assign any specific or relative weight to the foregoing factors in the course of its consideration.

REASONS FOR THE MERGER - VRB

        At its meeting held on August 14, 2000, VRB's Board of Directors authorized the execution of the Merger Agreement and recommended approval of the Merger by the shareholders of VRB. The Board of Directors believes that the Merger enhances shareholder value by expanding the Company's business geographically while retaining the service strategies that are unique to community banking. VRB's Board of Directors believes that Umpqua is an innovative financial services company that has goals and philosophies similar to those of VRB, that Umpqua has demonstrated a history of strong growth and quality customer services, and that it operates in geographic markets in which VRB desires to conduct business. Because these factors fit closely with VRB's business objectives, and because the Merger affords VRB's management, directors and shareholders a significant voice in the resulting enterprise, the Board did not extensively consider a sale of VRB or any other transaction as an alternative to the Merger, although it did examine a variety of strategic options before deciding to pursue a transaction with Umpqua. VRB's Board believes that a merger of equals transaction presents a unique strategic opportunity that should be considered on its own merits. The board also considered that the Merger would not necessarily preclude consideration of other transactions in the future for the combined companies if the opportunity should arise.

        In addition, the VRB Board of Directors considered a variety of factors including:

               (a) The terms of the Merger, including the Exchange Ratio, the Umpqua and VRB Stock Option Agreements and the other documents executed in connection with the Merger, which are generally reciprocal in nature;

               (b) A presentation by management of (i) its due diligence review of Umpqua, and that of its attorneys, accountants and financial advisor including the business, operations, earnings, asset quality, financial conditions, and corporate culture of Umpqua on a historical, prospective, and pro forma basis, (ii) product compatibility, the compatibility of corporate goals and the respective contributions the parties would bring to a combined institution, (iii) the enhanced acquisition and growth opportunities that the Merger makes possible as a result of greater capitalization of the combined companies and the anticipated enhanced liquidity of its stock, and (iv) the expanded opportunities for revenue enhancement and synergies that are expected to result from the Merger;

               (c) The opinion of D.A. Davidson & Co., discussed elsewhere in this Proxy Statement, that as of August 14, 2000 (and as of October _____,
2000), the Exchange Ratio was fair, from a financial point of view, to the VRB shareholders;

               (d) VRB's long-term strategy of (i) seeking to expand its operations along the I-5 corridor, and in particular its goal of extending its banking operations into the Willamette Valley market area; and (ii) enhancing the range of financial services available to its customers, such as the retail brokerage services provided by Umpqua's subsidiary, Strand, Atkinson, Williams & York, Inc.;

               (e) The market value of Umpqua Stock that VRB shareholders will receive based upon the Exchange Ratio, including possible adjustments to that ratio that have the effect of protecting VRB's shareholders from certain price declines prior to closing;

               (f) The greater number of shareholders and the increased market capitalization of the combined company which may result in increased interest in Umpqua's stock from institutional investors and market professionals, resulting in improved liquidity for shareholders;

               (g) The representation VRB Directors will have on the Board of Directors of both Umpqua and Umpqua Bank and the positions VRB's senior management will assume in the combined organization; and

               (h) The benefits to VRB's existing customers afforded by increased capital of the combined bank.

        The VRB Board of Directors did not assign any specific or relative weight to the foregoing factors in the course of its consideration.

RECOMMENDATIONS OF BOARDS OF DIRECTORS

        The Boards of Directors of VRB and Umpqua unanimously recommend that their respective shareholders vote for the approval of the Merger.

OPINION OF UMPQUA'S FINANCIAL ADVISOR

        Ragen MacKenzie was retained on May 24, 2000 by Umpqua to provide financial advisory services regarding the proposed transaction with VRB.

        Ragen MacKenzie delivered its oral opinion on July 19, 2000, to the Umpqua Board, confirmed by a written opinion dated as of July 19, 2000, that, as of that date, the Exchange Ratio was fair from a financial point of view to the Umpqua shareholders. Ragen MacKenzie reconfirmed its opinion in writing as of October __, 2000 (the "Umpqua Opinion").

        The full text of the Umpqua Opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Appendix II to this Proxy Statement with the firm's consent and is incorporated herein by reference. The Umpqua Opinion is directed only to the fairness to the Umpqua shareholders of the Exchange Ratio from a financial point of view and does not constitute a recommendation to any Umpqua stockholder as to how to vote on the Merger. This description of the Umpqua Opinion is qualified in its entirety by reference to Appendix II. Umpqua shareholders are urged to read the Umpqua Opinion in its entirety.

        About Ragen MacKenzie

        Ragen MacKenzie, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Ragen MacKenzie provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Umpqua or VRB for its own account and for the accounts of customers.

                Scope of Review

        - In connection with the Umpqua Opinion, Ragen MacKenzie reviewed, among other things, the Agreement;

        -       a preliminary draft of this Proxy Statement;

        - Annual Reports to Shareholders and Annual Reports on Form 10-K of Umpqua and VRB for the 3 years ended December 31, 1999;

        - the offering circular dated April 1, 1998, as amended, relating to the public offering of Umpqua common stock;

        - the registration statement on Form S-1 dated October 3, 1997, as amended, relating to the public offering of VRB's common stock;

        - interim reports to shareholders and Quarterly Reports on Form 10-Q of Umpqua and VRB;

        - other communications from Umpqua and VRB to their respective shareholders; and

        - internal financial analyses and forecasts of Umpqua and VRB prepared by their respective managements, including forecasts of cost savings and revenue opportunities (the "Synergies") expected to be achieved as a result of the Merger.

        Ragen MacKenzie also held discussions with members of the senior management of Umpqua and VRB regarding the strategic rationale for, and the potential benefits of the Merger. In addition, Ragen MacKenzie reviewed the reported price and trading activity for the Umpqua common stock and the VRB common stock, compared financial and stock market information for Umpqua and VRB with similar information for other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking industry specifically and performed such other studies and analyses as it considered appropriate.

        Assumptions

        Ragen MacKenzie assumed and relied upon the accuracy and completeness of all the financial and other information that it reviewed in rendering the Umpqua Opinion. In that regard, Ragen MacKenzie assumed, with the Umpqua Board's consent, that the financial forecasts (including, without limitation, the Synergies and projected restructuring charges) had been reasonably prepared on a basis reflecting the best currently available judgments and estimates of Umpqua and VRB, and that such forecasts will be realized in the amounts and at the times contemplated thereby. Ragen MacKenzie is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with the Umpqua Board's consent, that such allowances for each of Umpqua and VRB are in the aggregate adequate to cover all such losses. In addition, Ragen MacKenzie did not review individual credit files nor did it make an independent evaluation or appraisal of the assets and liabilities of Umpqua or VRB or any of their subsidiaries, and it had not been furnished with any such evaluation or appraisal. Ragen MacKenzie also assumed, with the Umpqua Board's consent, that the Merger will be accounted for as a pooling-of-interests and that obtaining any necessary regulatory approvals and third party consents for the Merger or otherwise will not have a material adverse effect on Umpqua or VRB or the combined company. In addition, the Umpqua Opinion does not address the relative merits of the Merger as compared to any alternative business transaction that might be available to Umpqua.

        The following is a brief summary of the material, financial analyses presented to the Umpqua Board on July 19, 2000 by Ragen MacKenzie.

        Exchange Ratio History. Ragen MacKenzie calculated the ratio of the average market price per share of VRB common stock to the average market price per share of Umpqua common stock over selected periods ending on July 14, 2000 (the "Base Date") and dating back two years.

                                     Twenty Days Prior     One Year Prior     Two Years Prior to
                        Base Date     to the Base Date    to the Base Date      the Base Date
                        ---------    -----------------    ----------------    ------------------
Average Exchange         0.6133            0.6162              0.6753               0.7546
Ratio

        Public Market Comparison. Ragen MacKenzie presented a public market comparison of VRB and Umpqua and a selected group of other publicly traded community banking organizations in Oregon (the "Oregon Companies") consisting of:

        -       Cascade Bancorp - Centennial Bancorp

        -       Columbia Bancorp

        -       Independent Financial Network

        -       Umpqua Holdings Corporation

        -       VRB Bancorp

        -       West Coast Bancorp

        Ragen MacKenzie also analyzed a secondary group of publicly traded community banking organizations in the state of Washington (the "Washington Companies") consisting of:

        -       Columbia Banking Systems

        -       Frontier Financial Corp.

        -       Washington Banking Corp.

        -       City Bank

        -       United Security Bancorp

        This comparison was presented on the basis of various financial ratios and other indicators, including among other things, market price to earnings per share ("EPS") ratios, historical price to stated book value and tangible book value ratios, and projected 2001 EPS. The Oregon Companies and Washington Companies were selected for comparison purposes through a review of publicly traded banking institutions with similar operating characteristics. In general, financial data presented was as of the quarter ended June 30, 2000 and market data was as of July 14, 2000. Efficiency ratios and net interest margins were presented as of December 31, 1999.

        Ragen MacKenzie compared estimated ratios of price to EPS for VRB (based on management projections provided by VRB and Umpqua (based on management projections provided by Umpqua with the harmonic mean of the ratios for the Oregon Companies and Washington Companies for 2000 and 2001. The harmonic mean is calculated by taking the reciprocal of the arithmetic mean of the reciprocals of a finite set of numbers. Ragen MacKenzie believes this mean calculation handles outlier data points in a less subjective manner than excluding them. Additionally, Ragen MacKenzie presented a public market comparison of VRB, Umpqua and the Oregon Companies, on the basis of, among other things, return on average common equity ("ROACE"), return of average assets ("ROAA"), net interest margin, efficiency ratios, and deposit premiums similar multiple comparisons were made with the Washington Companies. The following table shows the comparisons.

                                                   Price as a Multiple to
                                          -------------------------------------
                                          Estimated     Estimated                                   Net
                                             2000          2001      Book Value                   Interest     Efficiency    Deposit
                                          Net Income    Net Income   (6/30/00)   ROACE    ROAA     Margin        Ratio       Premium
                                          ----------    ----------   ----------  -----    ----    --------     ----------    -------
Umpqua                                      11.5x          10.1x       1.62x     13.38%   1.42%     5.37%        55.60%       6.96%

VRB                                          8.2x           7.8x       1.22x     14.20%   1.57%     5.98%        57.61%       2.54%

Oregon Companies' Harmonic Mean              9.4x           8.4x       1.32x     12.15%   1.44%     5.92%        59.76%       4.70%

Washington Companies' Harmonic Mean         11.0x          10.2x       1.56x


        Discounted Dividend Stream and Terminal Value Analysis--Umpqua. Ragen MacKenzie performed a discounted dividend stream analysis for Umpqua based upon management's projected dividend payout for the years 2000, 2001, 2002, and using the three-year average payout ratio of 22% to estimate the dividend payout in 2003, and using Terminal Values ranging from 12x to 16x and discount rate of 10-14%. Based on this methodology, Ragen MacKenzie calculated implied share values for Umpqua common stock ranging from $8.51 to $12.44.

        Discounted Dividend Stream and Terminal Value Analysis--VRB. Ragen MacKenzie performed a discounted dividend stream analysis for VRB based on a three-year average payout ratio of 35% and using Terminal Values ranging from 12x to 16x and discount rate of 10-14%. Based on this methodology, Ragen MacKenzie calculated implied share values for VRB common stock ranging from $6.44 to $9.32.

        Contribution Analysis. Ragen MacKenzie analyzed certain historical and estimated financial information for VRB and Umpqua and the pro forma combined entity resulting from the Merger. The following table shows the percentage contributions of each company to the indicated values to the combined company.

PERCENTAGE OF COMBINED                                 VRB                           UMPQUA
----------------------                                 ---                           ------
Shares outstanding                                    47.0%                           53.0%
Market capitalization (as of 7/14/00)                 40.0%                           60.0%
Shareholders equity (6/30/00)                         47.3%                           52.7%
2000 Income (est.)                                    47.6%                           52.4%
2001 Income (est.)                                    46.6%                           53.4%
Total assets (as of 6/30/00)                          44.3%                           55.7%
Total deposits (as of 6/30/00)                        44.7%                           55.3%
Total loans (as of 6/30/00)                           45.6%                           54.4%

        Pro Forma Combined Financial Analysis. Ragen MacKenzie presented pro forma combined EPS to analyze the pro forma combined impact of the Merger. This analysis is based on management's projections of financial results as well as the synergies relating to the Merger.

        For Umpqua, the 2000 standalone and pro forma combined EPS were each $0.72 and $0.73, respectively, representing 1.2% accretion; the 2001 standalone and pro forma combined EPS were $0.81 and $0.87, respectively, representing 6.7% accretion.

        Comparable Transaction Analysis - Ragen MacKenzie also analyzed selected recent transactions ("Comparable Transactions") deemed relevant to the proposed transaction in which certain public companies acquired other companies. For this analysis, Ragen MacKenzie reviewed seven transactions of banks located in the Western US including:

        -       Whitney Holdings/Bank of Houston

        -       Greater Bay Bancorp/Mount Diablo Bancshares

        -       Gold Banc Corp/Countybanc Holding Corp

        -       Wells Fargo/North County Bancorp

        -       Compass Bancshares/Western Bancshares

        -       US Bancorp/Penisula Bank

        -       SJNB Financial/Saratoga Bancorp

        Ragen MacKenzie's analysis of the consideration paid in the Comparable Transactions generated harmonic mean multiples of transaction value to equity, tangible equity, and net income of 2.72x, 2.90x, and 15.42x, respectively, compared to 1.60x, 2.10x and 11.33x, respectively, for the Merger. Ragen MacKenzie also analyzed the deposit premiums of the Comparable Transactions which had a harmonic mean of 15.8%, compared to 7.6% for the Merger.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Ragen MacKenzie believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in the Umpqua Opinion. In addition, Ragen MacKenzie considered the results of all such analyses and did not assign relative weights to any of the analyses, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Ragen MacKenzie view of the actual value of Umpqua or a combination of Umpqua and VRB.

        In performing its analyses, Ragen MacKenzie made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Umpqua or VRB. The analyses performed by Ragen MacKenzie are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Ragen MacKenzie's analysis of the fairness of the Exchange Ratio to Umpqua Stockholders from a financial point of view. The analyses do not purport to be appraisals or to reflect the prices at which a company might be sold. In addition, as described above, the Umpqua Opinion was one of many factors taken into consideration by the Umpqua Board in making its determination to approve the Merger. Consequently, the analyses described above should not be viewed as determinative of the Umpqua Board's or Umpqua management's opinion with respect to the value of Umpqua or a combination of Umpqua and VRB, or of whether the Umpqua Board or Umpqua management would have been willing to agree to a different exchange ratio. Umpqua placed no limits on the scope of the analysis performed, or opinion expressed, by Ragen MacKenzie.

        Umpqua has agreed to pay Ragen MacKenzie a fee of $100,000 in cash for the delivery of the opinion dated July 19, 2000, and an additional fee of $375,000 in cash upon consummation of the Merger. In addition, Umpqua has agreed to indemnify and hold harmless Ragen MacKenzie and certain related parties, to the full extent lawful, from and against certain liabilities and expenses, including certain liabilities under the federal securities laws, incurred in connection with its engagement.

OPINION OF VRB'S FINANCIAL ADVISOR

        D.A. Davidson & Co. was retained to provide VRB's board with an opinion of the fairness from a financial viewpoint of the Exchange Ratio. The written opinion dated August 14, 2000, reconfirmed October __, 2000, is attached as Appendix III with the consent of D.A. Davidson & Co. Davidson, as part of its investment banking business, is engaged in the valuation of banking and other businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. VRB's Board of Directors retained Davidson based upon its experience as a financial advisor in mergers and acquisitions of financial institutions and its knowledge of financial institutions. VRB did not retain Davidson to negotiate the proposed transaction and the terms and conditions of the transaction were negotiated directly by and between VRB and Umpqua and their respective other representatives.

Review Procedures.  In connection with providing its opinion, Davidson

        -       reviewed the Merger Agreement;

        - reviewed certain publicly available financial statements and regulatory information concerning VRB and Umpqua;

        - reviewed certain internal financial statements and other financial and operating data of VRB and Umpqua provided to it by managements of VRB and Umpqua;

        - discussed the past and current operations, financial condition, and future prospects of VRB and Umpqua with their executive managements, including the chief executive officer of Strand, Atkinson, Williams & York;

        - compared the relative contributions of assets, liabilities, income and expenses to the combined corporation by VRB and Umpqua in the Merger to those of certain other banks and thrifts in the United States which recently engaged in a merger of equals transaction;

        - analyzed the pro forma results that the combined company could produce through the end of 2002 based upon forecasts prepared by managements of VRB and Umpqua; and

        -       performed other analyses and reviews as it deemed appropriate.

        In connection with its review, Davidson relied upon and assumed the accuracy and completeness of all of the information listed above provided to it or made publicly available. Davidson did not assume any responsibility for independent verification of the information. We assumed that the internal confidential financial projections prepared independently by the parties' respective management were reasonably prepared, reflecting the best currently available estimates and judgments of the future financial performance of the combined operation, and did not independently verify the validity of their assumptions.

        Davidson did not make any independent evaluation or appraisal of the assets and liabilities of VRB or Umpqua, nor was it furnished with any appraisals. With VRB's consent, Davidson did not examine individual loan files of VRB or Umpqua. Davidson's personnel are not experts in the evaluation of loan portfolios for the purpose of assessing the adequacy of the allowance for loan losses and assumed that these allowances are, in the aggregate, adequate to cover the losses.

        The Davidson opinion was predicated on the Merger receiving tax-free reorganization treatment and qualifying as a pooling of interests for accounting purposes. Davidson provided its opinion without regard to the necessity for, or level of, any restrictions, obligations, undertakings or other actions, which may be imposed or required in the course of obtaining regulatory approval for the Merger.

        The opinion was necessarily based upon economic, market and other conditions in effect on and the information made available to Davidson as of August 14, 2000. No limitations were imposed on Davidson regarding the scope of its investigation or otherwise by VRB or Umpqua.

        Based on the results of the various analysis described below, Davidson concluded that the Exchange Ratio specified in the Merger Agreement is fair, from a financial point of view, to VRB shareholders.

        The following is a summary of the analyses performed by Davidson in connection with its opinion. The following discussion contains financial information concerning VRB and Umpqua as of June 30, 2000.

        Valuation Methods. In connection with providing its opinion, Davidson performed a variety of financial analyses, including those summarized in the following sections. The information provided is not a complete description of the analyses that were used in reaching its opinion. The preparation of its fairness opinion involves various determinations and judgments as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances.

        A fairness opinion is not readily susceptible to a partial analysis or summary description. While we provided the Board with the results of the various analyses that follow, Davidson believes that all of our analysis must be considered in its entirety and that selecting portions of its analysis and factors considered by it, without considering all analyses and factors, or attempting to assign relative weights to some or all such analyses and factors, or including other discrete analyses or factors, could create an incomplete view of the evaluation process underlying our opinion.

        In performing our analyses, Davidson made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of VRB, Umpqua, the combined company and Davidson.

        The following lists the summary analyses presented by Davidson to VRB's Board of Directors on August 14, 2000:

        -       Comparable Company Analysis and Historical Stock Data Analysis

        - Exchange Ratio Analysis and Analysis of Relative Contributions of Parties

        -       Comparable Transaction Analysis

        -       Pro Forma Merger Analysis

        Comparable Company Analysis. Davidson compared the financial performance and market performance of VRB and Umpqua based on various financial measures of earnings performance, operating efficiency, capital adequacy and asset quality and various measures of market performance, including but not limited to, price-to-book values, price-to-earnings and dividend yields to those selected bank holding companies.

        For the purpose of such analysis, the financial information used by Davidson was as of and for the quarter ending June 30, 2000. Market price information was as of August 11, 2000. Davidson selected publicly traded banking companies in the western United States on which its routinely publishes an equity research monitor list for institutional investors.

        Davidson's analysis showed the following concerning VRB's financial performance:

                                                      VRB
                                                  Performance       Average       Median
                                                  -----------       -------       ------
Return on average assets                              1.57%          1.34%         1.33%
Return on average equity                             14.20%         12.30%        14.10%
Net Interest Margin                                   5.94%          5.79%         5.69%
Efficiency Ratio                                     58.20%         64.80%        62.00%
Ratio of total equity to total assets                10.50%          9.90%         9.50%
Ratio of non-performing assets to total
    loans plus other real estate owned                0.09%          0.62%         0.45%


        Davidson's analysis further showed the following concerning VRB's market performance:

        - VRB's price to earnings per share multiple based on 2000 projected earnings was 8.61 times, compared to an average of
                13.50 and median of 11.30;

        - the price to earnings per share multiple based on 2001 projected earnings was 7.95 times, compared to an average of 10.10 and median of 9.60;

        - the price to book value per share was 1.21 times, compared to an average of 1.52 and median of 1.47; and

        - the dividend yield was 4.57% compared to an average of 2.25% and median of 2.36%.

        Davidson's analysis showed the following concerning Umpqua's financial performance:

                                                   Umpqua
                                                Performance        Average         Median
                                                -----------        -------         ------
Return on average assets                            1.44%           1.34%           1.33%
Return on average equity                           14.70%          12.30%          14.10%
Net Interest Margin                                 5.40%           5.79%           5.69%
Efficiency                                         59.40%          64.80%          62.00%
Ratio of total equity to total assets               9.50%           9.90%           9.50%
Ratio of non-performing assets to total
    loans plus other real estate owned              0.24%           0.62%           0.45%


        Davidson's analysis further showed the following concerning Umpqua's market performance:

        - that Umpqua's price to earnings per share multiple based on 2000 projected earnings was 11.46 times, compared to an average of
                13.50 and median of 11.30;

        - the price to earnings per share multiple based on 2001 projected earnings was 10.06 times, compared to an average of 10.10 and median of 9.60;

        - the price to book value per share was 1.62 times, compared to an average of 1.52 and median of 1.47; and

        - the dividend yield was 1.94% compared to an average of 2.25% and median of 2.36%.

        Historical Stock Data Analysis. Davidson reviewed weekly stock price data for VRB common stock and Umpqua common stock compared to the Nasdaq Bank Index and S&P Banking Index for the period from January 1999 through August 11, 2000. This analysis showed that on a relative performance basis, VRB's and Umpqua's stock prices went down 32% and 15%, respectively, compared with a reduction of 10% for the Nasdaq Bank Index and 10% for the S&P Banking Index.

        Merger Of Equals. For a merger to be considered a merger of equals rather than an acquisition of one party by the other, the two parties must be of relatively equal size, based on assets, revenues, net income, profitability, or some other relevant financial measure. Another primary condition that differentiates a merger of equals from an acquisition is the fact that neither merger partners' shareholders receive a significant premium for their shares. Whether a premium has been paid in a merger between two companies with publicly traded stocks that have well established, reliable market prices can be easily assessed based on the stock exchange ratio and relative market prices.

        On the other hand, for closely-held companies or those lacking well established markets for their stock, this assessment is commonly based on the relative impact on the per share measures of book value and earnings for the merger partners, expressed in terms of accretion/dilution. In this context, accretion refers to an increase in the book value or earnings represented by the shares of the new, combined entity over the book value or earnings represented by the shares of the parties to be merged. Dilution is the term used if the book value or earnings on an equivalent share basis is less in the combined entity than in the separate parties to the Merger.

        Exchange Ratio Analysis. In a merger of equals between two thinly traded companies, such as Umpqua and VRB, it is not necessary to explicitly establish an absolute dollar value for either of the two companies. The relevant value to be determined is the relative value of one partner to the other. These values are represented by the exchange ratio. Comparisons between mergers of equals can be made based on the contribution the two partners make to the new aggregate entity and the impact to the book value and earnings per share for each group of shareholders, expressed in terms accretion or dilution.

        A large range between the accretion to one merger partner and the dilution to the other generally shows that there are factors to be considered that are not reflected in the equity balances or in net income, such as an expected material decline in future earnings or balance sheet growth. After a due diligence review of VRB and Umpqua and consultation with their managements, Davidson did not discover any such factors that would materially impact the Exchange Ratio.

        Analysis Of Relative Contributions Of Parties. The following chart depicts the relative financial contributions of VRB and Umpqua to the merged entity based on various items reported in their respective balance sheets and income statements.

RELATIVE CONTRIBUTIONS AS OF JUNE 30, 2000

                                           VRB                Umpqua
                                         ------               ------
Assets                                   44.30%               55.70%
Loans                                    45.60%               54.40%
Deposits                                 44.70%               55.30%
Equity                                   47.30%               52.70%
Net Interest Income                      47.30%               52.70%
Non-Interest Income                      20.50%               79.50%
Non-Interest Expense                     39.00%               61.00%
Net Income                               47.70%               52.30%


        Each of these measures shows that the relative contributions of VRB and Umpqua to the combined company are very close. The relative contributions track well to the proposed 0.8135 Exchange Ratio.

        Applying the exchange ratio to VRB's common stock results in VRB shareholders owning approximately 47% of the combined company. The data in the chart above shows that this percentage is very close to the percentage contribution of VRB assets, equity and earnings to the combined company among other variables.

        For VRB shareholders, the Merger will result in a decrease in book value per share of 1.4% and a decrease in earnings per share of 3.3%. For Umpqua shareholders, the merger will result in an increase in book value per share of 0.7% and will be neutral to earning per share. The accretion/dilution analysis shows that the impact of the Exchange Ratio on both VRB and Umpqua shareholders is similar and that the difference is very narrow as compared to similar transactions.

        The calculation of the Exchange Ratio based only upon stated book at June 30, 2000 without certain typical adjustments slightly favors VRB shareholders as adjustments to the Exchange Ratio based upon stated vs. tangible book value per share, mark-to-market of held for sale in the company's investment portfolio and options outstanding and/or vested would lower the Exchange Ratio.

        Comparison to Selected Transactions. After completing its analysis of the Exchange Ratio based on the relative contributions of the parties, Davidson reviewed comparable transactions to validate its analysis. Davidson performed an analysis of selected pending or recently completed mergers of equals of banking organizations in the United States with comparable characteristics to the Merger. Generally, the comparable transactions reinforced Davidson's opinion that the Exchange Ratio was fair.

        Davidson's initial selection of a guideline group yielded 22 transactions covering a period from January 1, 1999 to June 30, 2000. In reviewing this selection, Davidson determined that a number of transactions were acquisitions, not mergers of equals. Another group of transactions was clearly not comparable to the subject transaction, generally due to size. And, finally, in many cases the financial data were inadequate for purposes of comparison. Therefore, five transactions from the original group are presented as being representative to test its conclusion.

        These comparable transactions consisted of five mergers of banks with assets of between $100 million and $600 million that were announced between January 1, 1999 and June 30, 2000 for which complete data were available:

        -       Marathon Financial/Rockingham Heritage Bank

        -       First Sterling Banks/Main Street Banks

        -       BankIllinois Financial Corp./First Decatur Bancshares

        -       Harbor Bancorp/Bank of the Pacific

        -       Sharon Bancshares/First NW Bancshares

                                              Absolute % Differences
                                        ----------------------------------
                                         Pre &                  Pre & Post
                                        Post EPS                Book Value
                                        --------                ----------
Marathon/Rockingham                      12.5%                     0.5%
First Sterling/Main Street                4.8%                     9.5%
BankIllinois/First Decatur                4.0%                     1.0%
Harbor/Bank of the Pacific                2.9%                     5.4%
Sharon/First NW                          22.4%                     9.5%
Umpqua/VRB                                3.3%                     2.1%


        As illustrated by the chart above, the comparable transactions showed much wider ranges of accretion to dilution than the proposed merger between Umpqua and VRB. If the results for the Merger had fallen outside range for the comparative transactions, Davidson would have questioned the fairness of the Exchange Ratio to VRB shareholders. From a comparative perspective, the effect of the proposed Exchange Ratio in this merger best mimics the relative contributions of the two companies when examined against other comparable transactions.

        Conclusions. Based on the foregoing analysis, Davidson concluded that the narrow range of accretion to dilution in the Merger between supports an opinion that the exchange ratio is fair, from a financial point of view, to VRB shareholders. Davidson's conclusion is based on the following results of its comparison of the selected transactions to the results for the merger between Umpqua and VRB:

        - The absolute difference between the accretion and dilution to book value within a transaction ranged from 0.5% to 9.5% compared with the absolute difference of the accretion and dilution implied in the proposed Merger of 2.1% based on the June 30, 2000 book values for VRB and Umpqua without adjusting book value for any options.

        - The absolute difference between the accretion and dilution to earnings within a transaction ranged from 2.9% to 22.4% compared with the absolute difference of the accretion and dilution implied in the proposed Merger of 3.3% based on the six months earnings to June 30, 2000 for Umpqua and VRB and applying the treasury stock method for calculating fully diluted weighted average shares outstanding for the period.

        - Dilution to book value ranged from 0.2% to 4.4% compared to dilution to VRB book value implied in this Merger of 1.4%. Dilution to earnings ranged from 1.0% to 10.2% compared to dilution to VRB earnings implied in the proposed Merger of 3.3%. The analysis assumes no adjustment to book value for options but does include options in calculation of fully diluted shares.

        - Accretion to earnings ranged from 1.9% to 12.2% compared to the neutral effect on Umpqua's earnings implied in this Merger. Accretion to book value ranged from 0.3% to 5.3% compared to accretion to Umpqua book value implied in the Merger of 0.7%. This analysis assumes no adjustment to book value for options but does include options in calculation of fully diluted shares.

PRO FORMA MERGER ANALYSIS

        Davidson reviewed projections prepared by VRB management for year-end 2000 and 2001, and performed an arithmetic adjustment to year-end 2001 results to forecast 2002 results. This adjustment consisted of applying the same percentage increase or decrease between 2000 and 2001 to the change between 2001 and 2002.

        Davidson also reviewed projections prepared by Umpqua management for year-end 2000, 2001 and 2002 and prepared a combined forecast based upon the information prepared by VRB and Umpqua managements and the adjustment that Davidson made for the VRB's projected 2002 results.

        Davidson did not use the forecasts and projections in analyzing the exchange ratio, but provided this information to VRB as an illustrative overview of the proposed combined corporation. The most striking difference in the performance of the combined entity and the historic record of VRB is that the rate of growth of assets, loans and deposits is substantially greater than the growth historically at VRB.

        This analysis ignored any expense reductions or synergies that may be gained as a result of the merger. These projections assume that there will be no substantial shift in future economic, financial market, competitive and regulatory conditions, all of which are difficult or impossible to predict and largely beyond the control of both parties to this merger.

        Actual results achieved by the combined company following the merger may vary from this and other forecasts, and the variations may be material. Like all forward-looking statements, this analysis produces results that are inherently uncertain.

        Davidson's opinion is directed only to the VRB board and the question of whether the exchange ratio is fair from a financial perspective and does not constitute a recommendation to any VRB stockholder to vote in favor of the Merger.

        Davidson acts as a market maker in VRB and Umpqua common stock. In the ordinary course of Davidson's business, Davidson and its affiliates may actively trade securities of VRB and Umpqua for their own and for the accounts of customers, and may, therefore, at any time hold a long or short position in such securities.

        VRB retained Davidson to deliver a fairness opinion in connection with the merger. VRB agreed to pay Davidson a total fee of $100,000, plus expenses. VRB also agreed to indemnify Davidson and its officers and employees against certain liabilities in connection with its services under the engagement letter.


                                   THE MERGER

        The following description of the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement attached as Appendix I. Shareholders are urged to read the Merger Agreement in its entirety.

GENERAL

        The Merger Agreement provides that VRB will be merged with and into Umpqua. Upon consummation of the Merger (the "Effective Date"), the separate corporate existence of VRB will cease, Umpqua will be the continuing company and the shareholders of VRB will become shareholders of Umpqua. At the same time, Valley of the Rogue Bank will merge with and into South Umpqua Bank and the continuing bank will change its name to "Umpqua Bank."

CONVERSION OF VRB COMMON STOCK; EFFECTS ON UMPQUA SHAREHOLDERS

        Conversion of VRB Common Stock. At the Effective Date, each share of VRB common stock will be converted into the right to receive 0.8135 Shares of Umpqua common stock (the "Exchange Ratio").

        The Exchange Ratio could increase to as high as 0.8500 if:

        -       The average closing price of Umpqua common stock is below $6.75,

        - That average price, compared to the Nasdaq Bank Index, has declined ten percentage points more than the corresponding change in the Bank Index, and

        - Umpqua elects to increase the Exchange Ratio after receiving notice from VRB that it otherwise intends to terminate the Merger.

        More specifically, if the average closing price of Umpqua common stock for the twenty consecutive trading days ending on and including the tenth calendar day preceding the projected Effective Date is less than $6.75 per share and if the difference between that average closing price and $8.15 (the price per share on August 11, 2000), expressed as a percentage, obtained by dividing that difference by $8.15, exceeds the Index Differential (defined below) by more than ten percentage points, the VRB Board of Directors would have the option (but not the obligation) to terminate the Merger Agreement unless Umpqua chooses in its sole discretion to increase the Exchange Ratio by an amount determined by multiplying 0.8135 by $6.75 and dividing that product by the average closing price. In no event would the Exchange Ratio calculated by this formula be greater than 0.8500. If the average Umpqua closing price is less than $6.10 and the difference between that price and $8.15, expressed as a percentage, exceeds the Index Differential by more than ten percentage points, the VRB Board of Directors nonetheless have the option (but not the obligation) to terminate the Merger Agreement.

        The "Index Differential" is calculated by dividing the Nasdaq Bank Index for the twenty consecutive trading days ending on and including the tenth calendar day proceeding the projected Effective Date by 1,588.3, which was the average Bank Index for the twenty trading days prior to August 11, 2000. The Nasdaq Bank Index is a broad-based capitalization-weighted index of domestic and foreign common stocks of banks that are traded on the Nasdaq National Market as well as the Small Cap Market.

        The Exchange Ratio is a fixed ratio entitling VRB shareholders to receive 0.8135 shares of Umpqua stock. The potential adjustment is intended to protect the value VRB expects to receive in the Merger by giving the VRB Board the option to terminate the transaction if the market value of Umpqua common stock suffers a decline that is disproportionate to a decline in the market of bank stocks in general. Should that occur, Umpqua may, in its sole discretion, increase the Exchange Ratio to provide additional shares to VRB (up to a maximum Exchange Ratio of 0.8500) and if it chooses to do so, the Merger would proceed. However, if the average closing price for Umpqua common stock is below $6.10 and that decline exceeds any decline in the Bank Index by more than ten percentage points, the VRB Board of Directors could nonetheless terminate the Agreement.

        The following are examples of the Exchange Ratio if both triggering conditions were to occur and Umpqua were to elect to increase the Exchange Ratio in accordance with the Merger Agreement:

Average Closing Price of Umpqua Stock                Exchange Ratio
-------------------------------------                --------------
         $ 6.75 and above                                0.8135
           6.65                                          0.8257
           6.55                                          0.8334
           6.5                                           0.8448
           6.46                                            0.85
           6.10 and above                                  0.85


        Effect on Umpqua Shareholders. At the Effective Date, each share of Umpqua common stock will continue as one share of the combined company.

        Share Ownership at Effective Date. As a result of the Merger, former Umpqua shareholders will hold approximately 53% of the shares and former holders of VRB shareholders will hold approximately 47% of shares of the combined company.

        Cash for Fractional Shares. No fractional shares of Umpqua common stock will be issued in the Merger. Each VRB Shareholder who otherwise would be entitled to a fraction of a share of Umpqua common stock will be paid the cash value of such fractional share, valued as of the Effective Date.

EXCHANGE OF STOCK CERTIFICATES

        Manner of Exchange - VRB Certificates. Umpqua has selected ChaseMellon Shareholder Services as exchange agent ("Exchange Agent") to effect the exchange of certificates representing shares of VRB common stock in connection with the Merger. Promptly after the Effective Date, the Exchange Agent will mail to each VRB shareholder a notice that the Merger has been completed. The notice will be accompanied by a certificate transmittal form that will contain instructions as to the procedure for the surrendering VRB certificates in exchange for Umpqua stock certificates.

        VRB SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATE TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED A CERTIFICATE TRANSMITTAL FORM. CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY.

        Rights of Holders of VRB Stock Certificates Prior to Surrender. Until certificates representing shares of VRB common stock are surrendered, no dividends or other distributions declared or payable to holders of record of Umpqua common stock as of any time subsequent to the Effective Date will be paid to the holder of any unsurrendered certificate. Such holder will have other rights as an Umpqua shareholder, including the right to vote on any matter submitted to the shareholders for their approval.

        Certificates for Umpqua Common Stock. All shares of Umpqua common stock issued and outstanding at the Effective Date will remain issued and outstanding as shares of Umpqua and no action is required of any Umpqua shareholder (other than the vote solicited hereby) to conclude the Merger.

        Lost Certificates. In the event that any certificates representing VRB common stock or Umpqua common stock have been lost, stolen, or destroyed, the shareholder must submit an affidavit of that fact and, if required, post a reasonable bond as indemnity against any claim that may be made against Umpqua with respect to that certificate.

TREATMENT OF OUTSTANDING STOCK OPTIONS

        As of ______________, 2000, there were _________ unexercised options outstanding under various employee and director stock option plans of VRB (collectively, the "VRB Option Plans") to purchase shares of VRB common stock at prices ranging from $______ to $_____ per share.

        On the Effective Date, Umpqua will assume VRB's obligations with respect to each outstanding VRB option, whether or not then exercisable. Thereafter, (a) each option may be exercised only for Umpqua common stock, (b) each option will become an option to purchase the number of shares of Umpqua common stock equal to the Exchange Ratio multiplied by the number of shares of VRB common stock subject to such option and, (c) the exercise price per share of the Umpqua common stock will be an amount computed by dividing the exercise price per share of VRB common stock by the Exchange Ratio. All previously outstanding Umpqua stock options will remain outstanding and are unaffected by the Merger.

MERGER OF SUBSIDIARY BANKS; NAME CHANGE

        Immediately following the Effective Date, Valley of the Rogue Bank will merge with South Umpqua Bank, which will change its name to "Umpqua Bank."

RESULTING BOARD OF DIRECTORS OF UMPQUA AND UMPQUA BANK

        The Merger Agreement provides that the current Umpqua Board of Directors will designate six individuals, and the current VRB Board of Directors will designate five individuals, to serve as directors of the combined company commencing on the Effective Date. These same individuals will also serve as directors of the combined bank. The Umpqua Board of Directors is a classified board of directors with the directors serving terms of 1, 2 or 3 years. Two VRB directors will be appointed to serve a 3-year term, two individuals to serve 2-year terms, and one to serve a 1-year term (each case the length of term being reducible to reflect the annual meeting schedule of Umpqua shareholders). The Umpqua designees will similarly be divided evenly among each of the three terms.

        The following persons have been selected to serve the terms designated. A vote in favor of the Merger will constitute a vote to elect these persons to the Umpqua Board to serve following the Merger.

                    NAME                                  PRESENT BOARD AFFILIATION
-----------------------------------------------           -------------------------
Term expiring at the first annual shareholders'
meeting after the Effective Date

                                                                        Umpqua
--------------------------------
                                                                        Umpqua
--------------------------------
                                                                         VRB
--------------------------------

Term expiring at the second annual shareholders'

meeting after the Effective Date
                                                                        Umpqua
---------------------------------
                                                                        Umpqua
---------------------------------
                                                                         VRB
---------------------------------
                                                                         VRB
---------------------------------

Term expiring at the third annual shareholders' meeting after the Effective Date

                                                                        Umpqua
---------------------------------
                                                                        Umpqua
---------------------------------

William A. Haden                                                         VRB

James D. Coleman                                                         VRB

        If, prior to the Effective Date, any of the foregoing persons becomes unavailable to serve or if a director resigns or otherwise ceases to serve as a director following the Effective Date and before the second annual meeting of the combined company, the Board will fill any vacancy in accordance with Umpqua's Bylaws, as restated in connection with the Merger, and as required by the governing provisions of the Oregon law, based on nominations by affirmative votes of a majority of the remaining VRB-designated directors (if the vacancy relates to a VRB-designated director) or by Umpqua-designated directors (if the vacancy relates to an Umpqua-designated director).

        Governance Limitation. As of the Effective Date, the bylaws of Umpqua will be amended and restated to provide that prior to the second anniversary of the Effective Date, directors may not take any of the following actions without the approval of two-thirds of the directors:

        - A decision to change the number or composition of the Umpqua Board of Directors or Umpqua Bank except in connection with a plan of merger or other acquisition;

        - Enter into a merger, share exchange, sale or acquisition of all or substantially all of the assets or similar transaction where the Umpqua shareholders would hold less than 50% of the voting securities of the combined entity following the transaction;

        - Nominate or solicit proxies for the election of nominees to succeed a previous VRB-designated director; or

        - Enact a resolution or amendment which would change the articles of incorporation or bylaws of Umpqua or Umpqua Bank in a manner that would reduce the percentage voting requirement or the duration of these restrictions.

        The following information is provided for all current Umpqua directors and the current VRB directors who are proposed to serve on the combined Board of Directors following the Merger.

        Current Umpqua Directors

        HAROLD L. BALL, age 62, has served as a Director since 1990. Mr. Ball is the President and Chief Executive Officer of Orenco Systems, Inc., located in Sutherlin, Oregon, that produces hardware to implement filter and pressure sewer designs. Mr. Ball has 36 years of civil engineering experience in public works and private practice.

        RAYMOND P. DAVIS, age 50, serves as Director, President and Chief Executive Officer of Umpqua. Mr. Davis has served as Director, President and Chief Executive Officer of South Umpqua Bank since June, 1994. Prior to joining South Umpqua Bank in 1994, he was President of US Banking Alliance in Atlanta, Georgia, a bank consulting firm. He has 25 years experience in banking and banking related industries.

        RONALD O. DOAN, age 55, has served as a Director since 1995. Mr. Doan currently is the Operations Officer for Cow Creek Government Offices. Previously, Mr. Doan served as the General Business Director of Pacific Power and Light Co., an electric utility company, for Mid and Southern Oregon and Northern California. Mr. Doan has 31 years of management, sales and human resources experience. Mr. Doan has served as President of the Douglas County Industrial Development Board and the Roseburg Area Chamber of Commerce.

        ALLYN C. FORD, age 58, serves as Chairman of the Board of Directors and has served as a Director since 1971. Mr. Ford is President and General Manager of Roseburg Forest Products, a company located in Roseburg, Oregon, that is a fully integrated wood products manufacturer. Mr. Ford has over 29 years of management experience with Roseburg Forest Products.

        DAVID B. FROHNMAYER, age 59, has served as a Director since 1996. Mr. Frohnmayer is the President of the University of Oregon in Eugene, and has served in that capacity since 1994. He is the former Dean of the University of Oregon School of Law and former State of Oregon Attorney General.

        LYNN K. HERBERT, age 48, has served as a Director since 1993. Mr. Herbert is Manager of Herbert Lumber Company in Riddle, Oregon, and has served in that capacity since 1988. Mr. Herbert has over 19 years of management experience with Herbert Lumber Company. Mr. Herbert is the son of Milton Herbert, a significant shareholder and one of the founders of South Umpqua Bank.

        NEIL D. HUMMEL, age 53, has served as a Director since 1986. Mr. Hummel is the owner of and a broker with The Neil Company Realtors in Roseburg, Oregon. He has over 20 years of experience as a real estate agent and broker.

        FRANCES JEAN PHELPS, age 56, has served as a Director since 1997. Ms. Phelps has served as the Executive Director of Relief Nursery, a private nonprofit child abuse prevention agency in Eugene, Oregon, since 1984.

        SCOTT CHAMBERS, age 40, has served as a Director since 1999. Mr. Chambers is President of Chambers Communication Corp. of Eugene, Oregon, a telecommunications company that owns and operates cable television systems, network broadcast television stations, a film and video production company, and an interest in a computer animation company. Mr. Chambers serves on the Executive Board for CableLabs and is a board member of the National Cable Television Association.

        VRB Directors proposed to be elected to the Umpqua Board of Directors

        [DELETE THOSE WHO WILL NOT SERVE ON NEW BOARD]

        JAMES D. COLEMAN, age 61, serves as Chairman of Director the Board of Directors. Mr. Coleman was previously a director of Medford State Bank which VRB acquired in 1987. He is

President and owner of Crater Lake Motors, a Ford and Mercedes automobile dealership in Medford, Oregon.

        JOHN O. DUNKIN, age 61, currently serves as Vice Chairman Director of the Board of Directors. Mr. Dunkin is Chief Executive Officer of Grants Pass Moulding, Rogue Valley Sash & Door, and Pacific Lumber, all located in Grants Pass, Oregon.

        MICHAEL DONOVAN, age 49. Mr. Donovan is co-owner of the Chateaulin Director Restaurant & Wine Shoppe in Ashland, Oregon.

        APRIL SEVCIK, age 53. Ms. Sevcik is the owner and President of Director General Credit Service Inc. in Medford, Oregon.

        GARY LUNDBERG, age 61. Mr. Lundberg was formerly an owner of Director Lundberg's Funeral Home in Grants Pass, Oregon.

        ROBERT J. DeARMOND, age 69. Mr. DeArmond formerly served (22 years) as Director a director of Mountain States Savings Bank in Coeur d'Alene Idaho and as Chairman of the Board of Idaho Forest Products until his retirement in 1995.

        LARRY L. PARDUCCI, age 55. Mr. Parducci is the owner/operator of Director Holiday RV Park in Phoenix, Oregon. Mr. Parducci also serves as mayor for the city of Phoenix.

        TOM ANDERSON, age 49. Mr. Anderson served as Executive Vice Director President & Secretary for VRB Bancorp and Executive Vice President & Chief Operating Officer for Valley of the Rogue Bank up until June 30, 1999. Mr. Anderson has since established Tom Anderson Consulting Services, Inc. and works with a number of independent businesses in the Rogue Valley

        WILLIAM A. HADEN, age 51. Mr. Haden currently serves as President & President and Director CEO for VRB Bancorp and President & CEO for Valley of the Rogue Bank.

EXECUTIVE OFFICERS OF UMPQUA AND UMPQUA BANK

        It is anticipated that each of the following persons will serve in the designated capacity following the Effective Date. Three current VRB executives, William Haden, Brad Copeland and Kathy Peckham, have entered into employment contracts with Umpqua which, among other things, designate their titles, compensation and responsibilities with respect to Umpqua and Umpqua Bank.

UMPQUA

------------------------------------------------------------------------------------------------
NAME                                              POSITION                   PRESENT AFFILIATION
------------------------------------------------------------------------------------------------
Raymond P. Davis                      President, Chief Executive Officer             Umpqua

William A. Haden                      Executive Vice President                        VRB

Daniel A. Sullivan                    Executive Vice President, Chief                Umpqua
                                      Financial Officer

Felice Belfiore                       Senior Vice President/Finance                   VRB

Lani MacCormack                       Vice President/Marketing                       Umpqua
------------------------------------------------------------------------------------------------

UMPQUA BANK

------------------------------------------------------------------------------------------------
NAME                                               POSITION                    PRESENT AFFILIATION
------------------------------------------------------------------------------------------------
William A. Haden                      President, Chief Executive Officer              VRB

Brad Copeland                         Executive Vice President/Chief                  VRB
                                      Credit Officer

Steve May                             Executive Vice President/Retail                Umpqua
                                      Banking

Gary Pierpoint                        Senior Vice President/Business                 Umpqua
                                      Development

Rodger Terrall                        Senior Vice President, Chief                   Umpqua
                                      Lending Officer

Dolly Lusty                           Senior Vice President, Credit                  Umpqua
                                      Administrator

Kathy Peckham                         Senior Vice President/Retail                    VRB
                                      Banking, Southern Region
------------------------------------------------------------------------------------------------

Current Umpqua Executive Officers

        In addition to Mr. Davis, Umpqua's President and Chief Executive Officer, whose background is identified above, the following are the other current executive officers of Umpqua and Umpqua Bank.

        DANIEL A. SULLIVAN, age 48, serves as Senior Vice President and Chief Financial Officer of Umpqua. He has served as Senior Vice President and Chief Financial Officer of South Umpqua Bank since 1997. Prior to that time, Mr. Sullivan served as Vice President of Finance for Instromedix of Hillsboro, Oregon (1997) and has also worked as Senior Vice President and Controller for US Bancorp in Portland, Oregon (1983 to 1996).

        STEVEN A. MAY, age 47, serves as Senior Vice President/Retail Banking of South Umpqua Bank, a position he has held since 1994. Prior to that time, Mr. May served as Vice President and District Manager of the US Bank of Oregon from 1988 to 1994, as the administrator of a group of four retail branches.

        GERALD (GARY) L. PIERPOINT, age 61, was hired in 1996 as Senior Vice President/Eugene Operations of South Umpqua Bank and has over 35 years of banking experience. Mr. Pierpoint served as Vice President and Regional Manager of the Bank of California in Eugene, Oregon (1989 to 1996) and as Regional Vice President of First Interstate Bank (1983 to 1989).

        RODGER L. TERRALL, age 45, serves as Senior Vice President / Chief Lending Officer of South Umpqua Bank, a position held since October, 1996. He previously was the head of commercial lending in Eugene for Union Bank of California (1989-1996).

        DORA (DOLLY) C. LUSTY, age 52, was hired in May 1997 and serves as Senior Vice President/Credit Administrator of South Umpqua Bank. Mrs. Lusty was a senior bank examiner for the State of Oregon serving in that capacity for six years. Mrs. Lusty holds a Bank Management Diploma from the American Institute of Banking, and she has attended numerous FDIC and Federal Reserve System examination and credit schools.

        LANI MACCORMACK, age 33, serves as Senior Vice President and Director of Marketing for Umpqua. She has served in this position since 1998. Prior to that time, Ms. MacCormack was an account executive with Cawood, an advertising and public relations firm in Eugene, Oregon (1993-1998), and from 1990-1992 served as Marketing Director for Fisko Magazine in San Francisco.

Current VRB Executive Officers

        The following information regarding the other executive officers of VRB who will become executive officers of Umpqua following the Merger.

        WILLIAM A. HADEN, age 51, has served as President and Chief Executive Officer of VRB and Valley of the Rogue Bank since January 1996. He served as Senior Vice President of Valley of the Rogue Bank between 1996 and July 1993, when he joined the bank. Prior to joining Valley of the Rogue Bank, Mr. Haden served as President of Family Bank of Commerce, from 1985 until its merger into Valley of the Rogue Bank in 1993.

        BRAD COPELAND, age 51, has served as Executive Vice President and Credit Administrator of VRB and its subsidiary Valley of the Rogue Bank since January 1998. Mr. Copeland served as Senior Vice President and Credit Administrator from July 1997 through January 1998. Mr. Copeland was retained by Valley of the Rogue Bank in October 1996 to fill the anticipated vacancy created by the retirement of the bank's previous Senior Vice President and Credit Administrator. Prior to joining Valley of the Rogue Bank Mr. Copeland served as Senior Vice President and Senior Credit Officer for Bank of America Alaska (1987 to 1996).

        FELICE BELFIORE, age 30, has served as Senior Vice President and Chief Financial Officer of VRB and its subsidiary Valley of the Rogue Bank since January 1998. Ms. Belfiore has also served as Secretary of Bancorp since July 1, 1999. She served as Vice President and Chief Financial Officer from June 1997 until January 1998. Prior to joining VRB, Ms. Belfiore, a certified public accountant, was employed with Moss Adams LLP, a regional accounting and consulting firm.

        KATHY PECKHAM, age 41, has served as Senior Vice President and Corporate Sales Manager of VRB and Valley of the Rogue Bank since January 1999. She served as Vice President and Corporate Sales Manager from November 1996 to December 1998. Ms. Peckham joined Valley of the Rogue Bank in September 1995 as a Commercial Lender and Business Development Officer.

CONDUCT OF BUSINESS PENDING THE MERGER

        Umpqua and VRB have agreed that, prior to the Effective Date, each will continue to conduct its respective business only in the ordinary course, and use all reasonable efforts to preserve its present business organizations, retain the current management, and preserve the goodwill of all persons with whom it has business dealings. Umpqua and VRB have also agreed that, without the consent of the other party, neither party will engage in transactions affecting its capitalization, assets or obligations, including declaring extraordinary dividends, stock splits or other recapitalizations, disposing of assets, making material commitments, making or renewing any loan over $1,500,000 to any person (or over $250,000 to any affiliate) without furnishing a copy of the loan report to the other party within three business days following approval, or entering into any other transaction or activity not in the ordinary course of business. Umpqua is specifically permitted to pay its regular quarterly dividends of $0.04 per share with record dates of September and December 2000, and VRB is permitted to pay its regular $0.12 per share semi-annual dividend with a record date in October 2000.

NO SOLICITATIONS

        The Merger Agreement provides that neither VRB, Umpqua nor their respective Boards of Directors or agents may initiate contact with any person or entity in an effort to solicit a merger, acquisition proposal or similar transaction with another party. Further, neither party may provide non-public information to any other person in connection with a possible alternative transaction except to the extent specifically authorized by its board of directors in good faith and in the exercise its fiduciary duties based upon advice of its legal counsel. Each party must notify the other if it receives any alternative acquisition transaction.

EMPLOYMENT RELATED MATTERS

        Umpqua has agreed to provide VRB and Valley of the Rogue Bank employees with compensation and benefits packages and employment terms no less favorable than those made available to Umpqua and Umpqua Bank employees of similar tenure and responsibilities. For purpose of participation in Umpqua bonus plans, profit sharing plans and arrangements, or similar benefits, VRB and Valley of the Rogue Bank employees will receive credit for length of service and will be entitled to participate in bonus compensation plans and awards following the Effective Date.

CONDITIONS TO THE MERGER

        The Merger is subject to certain conditions set forth in the Merger Agreement. In the event that those conditions remain unsatisfied and the Merger has not been completed by March 31, 2001, the Agreement may be terminated by either party.

        The Merger can only occur if:

        - VRB's and Umpqua's shareholders approve the Merger at their respective special shareholders' meetings;

        - The FDIC and the Oregon Director approve the Merger of the two subsidiary banks;

        - Umpqua receives an order of registration from the Oregon Director covering the shares of Umpqua stock to be issued in the Merger; and

        - Umpqua receives a waiver of jurisdiction from the Federal Reserve Board under the Bank Holding Company Act of 1956.

        Umpqua has filed applications or waiver requests with all regulatory agencies and expects to receive the necessary approvals in due course.

        Certain other conditions must be satisfied or waived, and other events must occur before the parties will be obligated to complete the Merger. Each party's obligations are conditioned on satisfaction by the other parties of their obligations under the Merger Agreement and other conditions. Specifically, these obligations and conditions include:

        - The representations and warranties given by each party are true in all material respects as of the effective date of the Merger, and each party has complied with its covenants in the Agreement;

        - There has been no material adverse change in the business or financial condition of either party;

        - The parties have provided one another with opinions of experts with respect to certain tax treatment and legal matters, accounting and fairness; and

        - There are no actions or proceedings commenced or threatened against any party to restrain, prohibit or invalidate the Merger.

WAIVER OF CONDITIONS; AMENDMENT OR TERMINATION OF THE MERGER AGREEMENT

        Waiver. The Merger Agreement provides that VRB or Umpqua may waive any condition precedent to its own obligations under the Merger Agreement, including any default in performance of any obligation of the other or the time for compliance or fulfillment of any obligation of the other, provided that such a waiver is permitted by law.

        Amendment. The Merger Agreement may be amended at any time prior to the Effective Date upon approval of each party's Board of Directors; however no increase in the Exchange Ratio beyond 0.8500 can be made without the approval of Umpqua shareholders and no decrease in the Exchange Ratio below 0.8135 can be made without the approval of VRB shareholders.

        Termination. The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time:

                (a) By the mutual consent of both VRB and Umpqua for any reason;

                (b) By either VRB or Umpqua any time after March 31, 2001, if the Merger has not been consummated by the date through no fault of the terminating party;

                (c) By either VRB or Umpqua in the event of a material breach by the other party of its representations, warranties, covenants, or agreements contained in the Merger Agreement;

                (d) By VRB or Umpqua upon advice of their respective legal counsel that the fiduciary duties of the directors of such company require that the company do so (a "Fiduciary Out");

                (e) By VRB if (i) the twenty day average closing price of Umpqua common stock ten days prior to the anticipated Effective Date is less than $6.75, and (ii) the difference between such average closing price and $8.15, expressed as a percentage of $8.15, is more than ten percentage points greater than the change in the Nasdaq Bank Index and Umpqua elects not to increase the

                        Exchange Ratio (see "THE MERGER - Conversion of VRB Common Stock"); or

                (f) By VRB if (i) the average closing price (as determined above) of Umpqua common stock is less than $6.10 and
                        (ii) the decline in the average price of Umpqua common stock, expressed as a percentage of $8.15, exceeds the change in the Nasdaq Bank Index by more than ten percentage points.

        Effect of Termination. If the Agreement is terminated as a result of a party's shareholders' failure to approve the Merger or the exercise of a Fiduciary Out by such party, that party must pay the reasonable expenses incurred by the other party in connection with negotiating and performing its obligations under the Agreement. In addition, if the Agreement is terminated because of a Fiduciary Out or failure to obtain shareholder approval, and the terminating party enters into an alternative acquisition transaction (as defined) prior to December 31, 2001 and (i) the alternative acquisition transaction had been proposed prior to the date of the special shareholders' meeting or (ii) at the time of the shareholder meeting the terminating company or its directors had materially failed to comply with their covenants under the Merger Agreement, that party will pay a $3,000,000 termination fee to the non-terminating party. If the non-terminating party exercises the stock option agreement, it would waive the right to receive the additional cash payment (see "THE MERGER - Umpqua and VRB Stock Option Agreements").

EFFECTIVE DATE OF THE MERGER

        The Merger will become effective when Umpqua files the articles of merger with the Secretary of State of the State of Oregon. The Effective Date will occur as promptly as practical after the date upon which all the conditions to the Merger are satisfied or duly waived or at such time and date as VRB and Umpqua agree. The parties currently anticipate that the Merger will be completed prior to year-end 2000.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

        General. Certain members of management, and certain members of the VRB and Umpqua Board of Directors, may be deemed to have interests in the Merger in addition to their interests as shareholders. The Board of Directors of VRB and of Umpqua were aware of these interests and considered them, among other matters, in approving the Merger.

        Continuation of Certain Persons as Directors and Executive Officers. The Merger Agreement provides that six current Umpqua directors and five current VRB directors will serve after the Effective Date as directors of Umpqua and Umpqua Bank. Those individuals are identified above under "THE MERGER -- Board of Directors and Certain Executive Officers of the Combined Company." Also as noted elsewhere, all the executive officers of both companies are expected to continue following the Effective Date, some with new titles and responsibilities and at higher compensation levels as noted below.

        Executive Employment Agreements. Pursuant to the recommendation of management of Umpqua, and upon the approval of the respective Boards of Directors of Umpqua and VRB, Umpqua has entered into executive employment agreements with three VRB executives, William A. Haden, Brad Copeland and Kathy Peckham. The employment agreements are conditioned upon completion of the Merger and will become effective as of the Effective Date, replacing their current employment or severance agreements.

        Each new executive employment agreement provides that the executive shall be employed for a two year term following the Effective Date in the position specified above. Messrs. Haden and Copeland will receive base salaries of $192,300 and $166,700 a year, respectively, and Ms. Peckham will receive a base salary of $83,300 per year. Although Felice Belfiore has elected not to enter into an employment agreement with Umpqua, she will continue as an employee of the surviving company and her base salary will be $91,700. In addition, Mr. Haden will have an opportunity to earn up to 30% of his base salary each year as a cash bonus pursuant to an incentive compensation plan to be developed and approved by the Umpqua Board of Directors. Mr. Copeland, Ms. Belfiore and Ms. Peckham have an opportunity to earn up to 20% of their base salaries as a cash bonus pursuant to that plan. The employment agreements also provide for other perquisites consistent with those afforded to Umpqua's other senior executives and relocation expenses for those required to move.

        Under the employment agreements, if an executive's employment is terminated prior to the expiration of the two year term without cause (as defined) or terminated by the executive for good reason (as defined), the executive will be entitled to one year's compensation, paid monthly, so long as the executive does not compete (as defined) with Umpqua during that payment period. Executives are also entitled to a severance equal to three months base salary (six months with respect to Mr. Haden) if the executive terminates employment for any reason between 180 days and one year after the Effective Date. Any severance payment would be conditioned upon the executive not competing with Umpqua during the payment period.

        The employment agreements also provide for severance payments under certain circumstances in connection with a change of control (as defined) after the initial term of their employment contract. Generally, if the executive is terminated without cause, or the executive terminates his or her employment for good reason, the executive is entitled to severance equal to one years' compensation (six month's compensation if the termination occurs more than six months, after the change of control). The executive is also entitled to severance payments of three month's compensation (six months with respect to Mr. Haden) if the executive voluntarily resigns between 180 days and one year after the date of the change of control. The executive would be entitled to severance only if they do not compete with Umpqua or its successor during the payment period. Severance payable upon voluntary resignation would be extended to an additional three months (six months with respect to Mr. Haden) if the executive is not employed during that extended severance period.

        Control Payment and Accelerated Right to Exercise Stock Options. Pursuant to William A. Haden's current employment contract, he is entitled to a payment of $188,000 in the event of a change of control. Completion of the Merger would be a change of control, and Mr. Haden will be entitled to receive payment on or immediately after the Effective Date. Further, certain stock option agreements held by Mr. Haden, Brad Copeland and Felice Belfiore permit them to exercise their outstanding stock options not otherwise vested in the event of a change of control. With respect to Mr. Haden, this early right to exercise would apply to 80,538 shares at an average exercise price of $5.22, with respect to Mr. Copeland and Ms. Belfiore, 20,800 shares at an exercise price of $8.17. If these executives choose not to exercise their stock options at the Effective Date, the options would revert to their existing vesting schedule and would convert to options to purchase Umpqua stock in the same manner as other VRB options. With respect to all other options outstanding under the VRB stock option plans, the VRB Board of Directors could permit the grantees a 30 day period prior to the Effective Date to exercise all stock options (vested or not) in lieu of any continuing rights under the outstanding option agreements. However, such an election by the Board of Directors might preclude the ability of the Merger to be accounted for under the pooling-of-interest methods and as a result, the Board has indicated they do not intend to make such an election.

COMMITMENTS OF DIRECTORS

        Each VRB and Umpqua director has agreed to use his or her best efforts to complete the Merger, recommend (subject to their fiduciary duties) approval of the Merger by their shareholders and vote all their shares in favor of the Merger. Further, except with the consent of Umpqua, each non-employee director has agreed that for two years following service on the Board of Directors of Umpqua or VRB, he or she will not be associated in any way with any financial institution with branches competitive with Umpqua or with respect to directors not serving after the Effective Date, competition with the branches of either South Umpqua Bank or Valley of the Rogue Bank, as the case may be. Umpqua has granted limited exceptions to these obligations for two VRB directors, April Sevcik and Thomas Anderson. Each of the Umpqua and VRB Directors has also agreed to vote all his or her shares for the Merger and in favor of the director candidates nominated by the Umpqua Board of Directors for election or re-election in accordance with the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The Merger is intended to qualify as a tax-free reorganization under
Section 368(a)(1)(A) of the Internal Revenue Code for federal income tax purposes. A condition of the Merger is a receipt by the parties of an opinion from Foster Pepper & Shefelman LLP that the Merger will constitute a tax-free reorganization for federal and Oregon income tax purposes. That opinion will not bind the Internal Revenue Service or preclude the Internal Revenue Service from adopting a contrary position. The opinion will be based upon certain facts and assumptions and specific representations and assurances made by Umpqua and VRB.

        The federal income tax discussion set forth below may not apply to particular categories of Umpqua and VRB shareholders subject to special treatment under the federal income tax laws, such as foreign holders, and shareholders whose stock was acquired as compensation. In addition, there may be relevant state, local or other tax consequences, none of which are described below. Shareholders are urged to consult their tax advisors to determine the specific personal tax consequences of the Merger, including the applicability and effect of foreign, state, local and other tax laws.

        The Foster Pepper & Shefelman LLP opinion will state that the transaction contemplated by the Merger Agreement will be a reorganization within the meaning of Section 368(a) of the Code; that the parties to the Agreement and to the Plans of Merger will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code; that no taxable gain or loss will be recognized by the shareholders of VRB; that the basis in the Umpqua common stock to be received by the recipients will be the same as the basis in their VRB common stock; and that, provided the stock exchanged was held as a capital asset on the Effective Date, the holding period of the Umpqua common stock to be received will include the holding period of the VRB common stock previously held, prior to the Effective Date.

ACCOUNTING TREATMENT

        It is anticipated that the Merger will be accounted for as a pooling-of-interests for accounting and financial reporting purposes. Under this method of accounting, recorded assets and liabilities of Umpqua and VRB are carried forward at their previously recorded amounts; income of the combined company will include income of Umpqua and VRB for the entire year in which the

Merger occurs; and the reported income of the separate companies for prior periods will be combined. No recognition or amortization of goodwill arising from the Merger is required of any party to the Merger. Under the Merger Agreement, it is a condition to the obligations of the respective parties to consummate the Merger that they shall have received a letter from Deloitte & Touche LLP that the Merger will qualify for pooling-of-interests treatment.

        The unaudited pro forma combined financial information contained in this Proxy Statement has been prepared using the pooling-of-interests accounting method to account for the Merger. See "Unaudited Pro Forma Combined Financial Statements"

NO DISSENTERS' RIGHTS

        Under applicable Oregon law, shareholders do not have the right to dissent from the Merger and obtain payment for the appraised value of their shares.

RESALES OF STOCK BY AFFILIATES OF VRB

        The Umpqua common stock to be issued in the Merger will be freely transferable by VRB shareholders, except for those persons deemed to be VRB affiliates (controlling persons), such as all directors, executive officers and holders of more than 10% of VRB's outstanding stock immediately prior to the Merger. VRB affiliates may not sell their Umpqua shares received in the Merger except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to the provisions of Rules 144 and 145 under the Securities Act, unless in the opinion of counsel reasonably satisfactory to Umpqua, those shares may be sold pursuant to an exemption from registration.

        In addition, to permit the Merger to be accounted for as a pooling-of-interests, VRB affiliates may not sell any of their VRB shares for a period beginning 30 days prior to and continuing through the effective date of the Merger, nor may they sell any Umpqua shares received in the Merger until after Umpqua publishes financial results covering at least 30 days of combined operations. Certificates issued in the Merger to VRB affiliates will bear legends reflecting those restrictions.

EXPENSES

        The Merger Agreement provides, in general, that VRB and Umpqua will each pay their own expenses in connection with the Merger including fees and expenses of their own financial and other consultants, accountants, and counsel except under certain termination events. Upon completion of the Merger, other expenses, including severance payments, will be incurred paid by the combined company.

UMPQUA AND VRB STOCK OPTION AGREEMENTS

        At the time the Merger Agreement was signed, Umpqua executed and delivered the Umpqua Option Agreement, pursuant to which Umpqua granted VRB an option to purchase up to 19.9% of the outstanding Umpqua common stock under specified conditions. At the same time, VRB executed and delivered the VRB Option Agreement, pursuant to which VRB granted to Umpqua an option to purchase up to 19.9% of the outstanding shares of VRB common stock under specified conditions. Umpqua and VRB approved and entered into the Option Agreements to induce each other to enter into the Merger Agreement. One effect of the Option Agreements is to increase the likelihood that the Merger will be consummated by making it more difficult and more expensive for another party to obtain control of or acquire either Umpqua or VRB. Umpqua and VRB believe that the exercise of an Issuer Option (as defined below) would likely bar any acquiror of the Issuer (as defined below) from accounting for an acquisition of, or merger with, the Issuer using the pooling-of-interests accounting method for a period of up to two years.

        Except as otherwise noted below, the terms and conditions of the Option Agreements are identical in all material respects. For the purposes of this section, except as otherwise noted, (a) Umpqua and VRB, as issuer of their common stock upon exercise of the Umpqua Option and the VRB Option, respectively, are sometimes individually referred to as the "Issuer," (b) Umpqua and VRB, as the holder of the VRB Option and the Umpqua Option, respectively, are sometimes individually referred to as the "Optionee," (c) each of the options granted under the respective Option Agreements is sometimes referred to as the "Issuer Option," and (d) Umpqua common stock and VRB common stock are sometimes individually referred to as the "Issuer common stock."

        The Umpqua Option provides for the purchase by VRB of up to 1,517,500 shares (the "Umpqua Option Shares" or the "Issuer Option Shares," as the case may be) of Umpqua common stock at an exercise price of $8.15 per share (the average of the closing prices per share of Umpqua common stock for the twenty trading days ended on August 11, 2000), subject to adjustment as provided in the option agreement, payable in cash. The Umpqua Option Shares would represent approximately 19.9% of the Umpqua common stock issued and outstanding on August 14, 2000.

        The VRB Option provides for the purchase by Umpqua of up to 1,653,450 shares (the "VRB Option Shares" or the "Issuer Option Shares," as the case may be) of VRB common stock at an exercise price of $5.07 per share (the average of the closing prices per share of VRB common stock for the twenty trading days ended on August 11, 2000), subject to adjustment as provided in the option agreement, payable in cash. The VRB Option Shares would represent approximately 19.9% of the VRB common stock issued and outstanding on August 14, 2000.

        The number of shares and option price of Issuer common stock subject to the Issuer Option would be appropriately adjusted in the event of any stock dividends, split-ups, mergers, recapitalization, combinations, subdivisions, conversions, exchanges of shares, or the like, relating to the Issuer.

        The Optionee or any other holder or holders of the Issuer Option (as used in this section, collectively, the "Holder") may exercise the Issuer Option, in whole or in part, subject to regulatory approval and certain notice requirements if:

                - The Issuer or its Board of Directors enters into an agreement or recommends to their shareholders an agreement which would result in an acquisition or merger of the Issuer or any of its assets or securities, the result of which the Issuer's shareholders would hold less than 50% of the stock of the surviving company;

                - Any person who does not currently own 10% of the Issuer acquires beneficial ownership of more than 10% of the voting securities of the Issuer (25% if "control" is not presumed); or

                - With certain exceptions, the Issuers' Board of Directors fails to recommend or withdrawals its recommendation of the Merger or the shareholders of the Issuer fail to approve the Merger after a person announces publicly or communicates in writing an alternative acquisition transaction (as defined) or communicates an intention to acquire

                        25% or more of the voting shares of the Issuer or substantially change the composition of its Board of Directors.

        The Optionee cannot exercise the Option Agreement if the Optionee has elected to receive the three million dollar ($3,000,000) termination fee provided for in the Merger Agreement.


        HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma combined financial statements give effect to the Merger of Umpqua and VRB on a pooling-of-interests basis. The unaudited pro forma combined balance sheet assumes the Merger took place on June 30, 2000. The unaudited pro forma combined statements of income assume the Merger was consummated as of the beginning of the first period presented.

        These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and the related notes thereto to Umpqua and VRB included in this Proxy Statement.

        The unaudited pro forma statements of income are not necessarily indicative of operating results which would have been achieved had the Merger been consummated as of the beginning of the first period presented and should not be construed as representative of future operations.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               AS OF JUNE 30, 2000

                                                                          Historical
                                                                  -------------------------
                                                                    Umpqua                       Adjustments
                                                                   Holdings          VRB          Related to         Pro Forma
(in thousands)                                                    Corporation      Bancorp        the Merger         Combined
--------------                                                    -----------     ---------      -----------         ---------
Cash and balances due from banks                                  $  58,193       $  17,723                          $  75,916
Investment securities held to maturity                                   --          17,243                             17,243
Investment securities available-for-sale at fair value               71,579          53,988                            125,567
Trading accounts assets                                               1,066              --                              1,066

Loans receivable                                                    265,013         219,019                            484,032
Less:  Allowance for loan losses                                     (3,770)         (3,494)                            (7,264)

Federal Home Loan Bank stock, at cost                                 2,423           1,960                              4,383
Premises and equipment, net                                           9,550           7,854            (300)(B)         17,104
Intangible assets                                                     2,257           8,442                             10,699
Accrued interest receivable                                           2,494           1,910                              4,404
Other assets                                                          2,272           1,950                              4,222
                                                                  ---------       ---------       ---------          ---------
                                                                  $ 411,077       $ 326,595       $    (300)         $ 737,372
                                                                  ---------       ---------       ---------          ---------


Demand, non interest-bearing                                      $  69,082       $  81,632                          $ 150,714
Demand, interest-bearing                                            154,272         133,749                            288,021
Time deposits                                                       121,247          63,696                            184,943
                                                                  ---------       ---------       ---------          ---------
  Total deposit liabilities                                         344,601         279,077                            623,678

Borrowed funds                                                       25,263          11,000                             36,263

Accrued interest payable                                                604             252                                856
Other liabilities                                                     1,729           1,340           1,320(B)           4,389
                                                                  ---------       ---------       ---------          ---------
  Total liabilities                                                 372,197         291,669                            665,186

Common stock                                                         25,824          18,686           4,183(C)          48,693
Retained earnings                                                    14,798          17,891          (1,620)(B)         26,886
                                                                                                     (4,183)(C)
Unrealized loss on available for sale securities                     (1,742)         (1,651)                            (3,393)
                                                                  ---------       ---------       ---------          ---------
  Total equity                                                       38,880          34,926                             72,186
                                                                  ---------       ---------       ---------          ---------
                                                                  $ 411,077       $ 326,595       $    (300)         $ 737,372
                                                                  ---------       ---------       ---------          ---------

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000



                                                                   Historical
                                                            ----------------------
                                                              Umpqua
                                                             Holdings        VRB        Pro Forma
(in thousands except per share amounts)                     Corporation    Bancorp      Combined
--------------------------------------                      -----------    --------     ---------
Interest and fee income on loans                              $11,842      $ 9,387      $21,229
Interest on taxable investment securities                       2,087        1,766        3,853
Interest on tax exempt investment securities                      529          460          989
                                                              -------      -------      -------
  Total interest income                                        14,458       11,613       26,071

Interest on demand deposits                                     1,468        1,657        3,125
Interest on savings accounts                                      198          234          432
Interest on time deposits                                       2,840        1,489        4,329
Interest on borrowed funds                                        918          111        1,029
                                                              -------      -------      -------
  Total interest expense                                        5,424        3,491        8,915

Provision for loan losses                                       1,034            -        1,034
                                                              -------      -------      -------
Net interest income after provision for loan losses             8,000        8,122       16,122

Non interest income
Service fees                                                    1,591          707        2,298
Brokerage commissions and fees                                  2,740            -        2,740
Gain in sale of mortgaging rights                                   -            -            -
Loss on sale of investment securities                               -            -            -
Other                                                             372          509          881
                                                              -------      -------      -------
  Total non interest income                                     4,703        1,216        5,919

Non interest expense
Salaries and benefits                                           4,815        3,193        8,008
Occupancy and equipment expense                                 1,140          734        1,874
Intangible amortization                                           112          376          488
Communications                                                    448          299          747
Marketing                                                         358          162          520
Professional services                                             979           87        1,066
Supplies                                                          231          120          351
Other                                                             426          466          892
                                                              -------      -------      -------
  Total non interest expense                                    8,509        5,437       13,946

Income before provision of income taxes                         4,194        3,901        8,095
Provision for income taxes                                      1,495        1,443        2,938
                                                              -------      -------      -------
Net income                                                    $ 2,699      $ 2,458      $ 5,157
                                                              =======      =======      =======

Earnings per common share
  Basic                                                       $  0.35      $  0.30      $  0.36
  Diluted                                                     $  0.35      $  0.30      $  0.36

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999



                                                                   Historical
                                                             ---------------------
                                                               Umpqua
                                                              Holdings       VRB       Pro Forma
(in thousands except per share amounts)                      Corporation   Bancorp     Combined
--------------------------------------                       -----------   -------     ---------
Interest and fee income on loans                              $ 8,947      $ 8,526      $17,473
Interest on taxable investment securities                       2,313        2,141        4,454
Interest on tax exempt investment securities                      405          462          867
                                                              -------      -------      -------
  Total interest income                                        11,665       11,129       22,794

Interest on demand deposits                                     1,425        1,443        2,868
Interest on savings accounts                                      204          242          446
Interest on time deposits                                       1,700        1,457        3,157
Interest on borrowed funds                                        648            -          648
                                                              -------      -------      -------
  Total interest expense                                        3,977        3,142        7,119

Provision for loan losses                                         655            -          655
                                                              -------      -------      -------
Net interest income after provision for loan losses             7,033        7,987       15,020

Non interest income
Service fees                                                    1,396          630        2,026
Brokerage commissions and fees                                    190            -          190
Gain in sale of mortgaging rights                                   -            -            -
Loss on sale of investment securities                               -            -            -
Other                                                             349          358          707
                                                              -------      -------      -------
  Total non interest income                                     1,935          988        2,923

Non interest expense
Salaries and benefits                                           2,612        3,077        5,689
Occupancy and equipment expense                                   800          582        1,382
Intangible amortization                                             -          377          377
Communications                                                    352          280          632
Marketing                                                         361          187          548
Professional services                                             675           88          763
Supplies                                                          144          125          269
Other                                                             306          370          676
                                                              -------      -------      -------
  Total non interest expense                                    5,250        5,086       10,336

Income before provision of income taxes                         3,718        3,889        7,607
Provision for income taxes                                      1,342        1,460        2,802
                                                              -------      -------      -------
Net income                                                    $ 2,376      $ 2,429      $ 4,805
                                                              =======      =======      =======

Earnings per common share
  Basic                                                       $  0.31      $  0.28      $  0.33
  Diluted                                                     $  0.30      $  0.28      $  0.32

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                   Historical
                                                            ----------------------
                                                              Umpqua
                                                             Holdings        VRB       Pro Forma
(in thousands except per share amounts)                     Corporation    Bancorp     Combined
--------------------------------------                      -----------    -------     ---------
Interest and fee income on loans                              $19,192      $17,345      $36,537
Interest on taxable investment securities                       4,577        4,430        9,007
Interest on tax exempt investment securities                      911          918        1,829
                                                              -------      -------      -------
  Total interest income                                        24,680       22,693       47,373

Interest on demand deposits                                     2,985        3,095        6,080
Interest on savings accounts                                      433          486          919
Interest on time deposits                                       3,660        2,832        6,492
Interest on borrowed funds                                      1,378            -        1,378
                                                              -------      -------      -------
  Total interest expense                                        8,456        6,413       14,869

Provision for loan losses                                       1,392            -        1,392
                                                              -------      -------      -------
Net interest income after provision for loan losses            14,832       16,280       31,112

Non interest income
Service fees                                                    2,973        1,301        4,274
Brokerage commissions and fees                                    830            -          830
Gain in sale of mortgaging rights                                   -            -            -
Loss on sale of investment securities                               -            -            -
Other                                                             621          755        1,376
                                                              -------      -------      -------
  Total non interest income                                     4,424        2,056        6,480

Non interest expense
Salaries and benefits                                           5,731        6,319       12,050
Occupancy and equipment expense                                 1,807        1,157        2,964
Amortization of goodwill                                            -          713          713
Communications                                                    786          570        1,356
Marketing                                                         942          294        1,236
Professional services                                           1,343          192        1,535
Supplies                                                          384          267          651
Other                                                             708        1,052        1,760
                                                              -------      -------      -------
  Total non interest expense                                   11,701       10,564       22,265

Income before provision of income taxes                         7,555        7,772       15,327
Provision for income taxes                                      2,681        2,884        5,565
                                                              -------      -------      -------
Net income                                                    $ 4,874      $ 4,888      $ 9,762
                                                              =======      =======      =======

Earnings per common share
  Basic                                                       $  0.64      $  0.57      $  0.67
  Diluted                                                     $  0.63      $  0.57      $  0.66

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998



                                                                   Historical
                                                            ----------------------
                                                              Umpqua
                                                             Holdings        VRB       Pro Forma
(in thousands except per share amounts)                     Corporation    Bancorp     Combined
--------------------------------------                      -----------    -------     ---------
Interest and fee income on loans                              $15,737      $19,100      $34,837
Interest on taxable investment securities                       4,754        3,866        8,620
Interest on tax exempt investment securities                      427          945        1,372
                                                              -------      -------      -------
  Total interest income                                        20,918       23,911       44,829

Interest on demand deposits                                     2,792        3,211        6,003
Interest on savings accounts                                      416          523          939
Interest on time deposits                                       3,262        3,932        7,194
Interest on borrowed funds                                        824            4          828
                                                              -------      -------      -------
  Total interest expense                                        7,294        7,670       14,964

Provision for loan losses                                       1,025            -        1,025
                                                              -------      -------      -------
Net interest income after provision for loan losses            12,599       16,241       28,840

Non interest income
Service fees                                                    2,215        1,295        3,510
Brokerage commissions and fees                                    523            -          523
Gain in sale of mortgaging rights                                   -            -            -
Loss on sale of investment securities                               -            -            -
Other                                                             633          846        1,479
                                                              -------      -------      -------
  Total non interest income                                     3,371        2,141        5,512

Non interest expense
Salaries and benefits                                           4,616        5,985       10,601
Occupancy and equipment expense                                 1,472        1,025        2,497
Amortization of goodwill                                            -          740          740
Communications                                                    630          496        1,126
Marketing                                                         736          260          996
Professional services                                           1,021          266        1,287
Supplies                                                          366          290          656
Other                                                             637        1,427        2,064
                                                              -------      -------      -------
  Total non interest expense                                    9,478       10,489       19,967

Income before provision of income taxes                         6,492        7,893       14,385
Provision for income taxes                                      2,382        2,966        5,348
                                                              -------      -------      -------
Net income                                                    $ 4,110      $ 4,927      $ 9,037
                                                              =======      =======      =======

Earnings per common share
  Basic                                                       $  0.56      $  0.57      $  0.63
  Diluted                                                     $  0.55      $  0.56      $  0.62

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                    Historical
                                                             ------------------------
                                                               Umpqua
                                                              Holdings         VRB          Pro Forma
(in thousands except per share amounts)                      Corporation     Bancorp         Combined
--------------------------------------                       -----------     --------       ----------
Interest and fee income on loans                              $ 13,113       $ 11,444       $   24,557
Interest on taxable investment securities                        4,212          2,567            6,779
Interest on tax exempt investment securities                       217            944            1,161
                                                              --------       --------       ----------
  Total interest income                                         17,542         14,955           32,497

Interest on demand deposits                                      2,442          2,415            4,857
Interest on savings accounts                                       385            337              722
Interest on time deposits                                        2,860          1,310            4,170
Interest on borrowed funds                                         806              -              806
                                                              --------       --------       ----------
  Total interest expense                                         6,493          4,062           10,555

Provision for loan losses                                          562            250              812
                                                              --------       --------       ----------
Net interest income after provision for loan losses             10,487         10,643           21,130

Non interest income
Service fees                                                     1,658          1,020            2,678
Brokerage commissions and fees                                     425              -              425
Gain in sale of mortgaging rights                                  583              -              583
Loss on sale of investment securities                              (75)             -              (75)
Other                                                              465            651            1,116
                                                              --------       --------       ----------
  Total non interest income                                      3,056          1,671            4,727

Non interest expense
Salaries and benefits                                            4,551          4,120            8,671
Occupancy and equipment expense                                  1,452            814            2,266
Amortization of goodwill                                             -            111              111
Communications                                                     503            322              825
Marketing                                                          698            247              945
Professional services                                              796            181              977
Supplies                                                           370            230              600
Other                                                              429            848            1,277
                                                              --------       --------       ----------
  Total non interest expense                                     8,799          6,873           15,672

Income before provision of income taxes                          4,744          5,441           10,185
Provision for income taxes                                       1,700          1,737            3,437
                                                              --------       --------       ----------
Net income                                                    $  3,044       $  3,704       $    6,748
                                                              ========       ========       ==========
Earnings per common share
  Basic                                                       $   0.47       $   0.48       $     0.53
  Diluted                                                     $   0.46       $   0.48       $     0.52

        Notes to Unaudited Pro Forma Combined Financial Statements:

        Note A. Basis of Presentation. The unaudited pro forma financial information has been prepared under the pooling-of-interests method of accounting and is based on the historical financial statements of Umpqua and VRB assuming the Merger had been concluded at the beginning of the periods indicated. Certain amounts in the historical financial statements of VRB have been reclassified to conform to Umpqua's historical financial presentation. The pro forma adjustments represent management's best estimate based on available information at this time. These adjustments may change as additional information becomes available.

        Note B. Merger and Integration Costs. In connection with the Merger, the combined company expects to incur pre-tax merger related costs of $2 million ($1.6 million, after tax), $1.0 million of which is expected to occur at the Effective Date with the remaining $1.0 million to be incurred within the following six months. The estimated costs include $500,000 in severance payments, $200,000 in conversion costs (primarily system reconfiguration and enhancements, customer forms, and other communications), $1.0 million in professional costs (primarily legal and accounting costs, investment banking fees and marketing campaigns), and $300,000 in write-off of duplicate equipment and other capital assets.

        These amounts, net of tax, have been reflected in the Unaudited Pro Forma Combined Balance Sheet as of June 30, 2000. These adjustments are not reflected in the Unaudited Pro Forma Combined Statements of Income, as they are not expected to have a continuing impact on Umpqua. These amounts will be recorded in the financial statements in accordance with generally accepted accounting principles.

        Note C. Capital. In conjunction with the transaction, Umpqua will exchange 0.8135 shares of Umpqua stock for each share of common stock of VRB. VRB had 8,301,361 shares outstanding as of June 30, 2000. The common stock has been adjusted to reflect the stated value of Umpqua stock to be issued, with a related adjustment to retained earnings. Pro forma combined retained earnings reflects the adjustments for anticipated merger-related costs as discussed above.

        Note D. Operating Costs Savings and Revenue Enhancements. Umpqua expects to achieve pre-tax savings of $1.2 million through consolidation of data processing and back office functions, and reduced professional fees. Approximately $800,000 of the operating cost savings are expected to be achieved by the end of 2001, with the remainder achieved in 2002. In addition, pre-tax revenue enhancement opportunities have been identified amounting to $400,000, less $100,000 related to possible deposit run-off. No adjustment has been included in the unaudited pro forma combined financial information for the anticipated cost savings or revenue enhancements. There can be no assurance that anticipated operating cost savings or revenue enhancements will be achieved in the amounts or at the times anticipated.


                           UMPQUA HOLDINGS CORPORATION
                             2000 STOCK OPTION PLAN

APPROVAL OF 2000 STOCK OPTION PLAN BY UMPQUA SHAREHOLDERS

        In 1995, Umpqua adopted, and its shareholders approved, the 1995 Stock Option Plan that provided for the grant of options to employees, directors and other individuals who provide services of value to Umpqua. To date, Umpqua has used that plan solely to grant non-statutory stock options (options that do not qualify as incentive stock options under the Internal Revenue Code) to executive officers and a other key employees. The 1995 Plan authorized the issuance of up to 1,150,000 shares, adjusted for previous stock splits, but in no event may options exceed 10% of the shares issued and outstanding at the time of a grant.

        On the Effective Date, there will be approximately 234,000 shares available for future grants after substitute options are issued to the VRB option holders pursuant to the Merger Agreement. The remaining authorized shares would be expected to be exhausted in the near future. Accordingly, Umpqua's Board of Directors believes it necessary and appropriate to provide for additional shares for which options may be granted in the future. Further, the 1995 Plan was adopted before the company had become a SEC reporting company and does not include provisions considered appropriate for plans of public companies. Accordingly, the Board of Directors has approved the new plan to be effective immediately following the Effective Date of the Merger. At that time, the 1995 Stock Option Plan would be terminated and no future grants would be made under the 1995 Plan.

        Umpqua believes that it is important and beneficial to the company to give employees an opportunity to participate in the ownership of the company. Equity compensation, in addition to regular salaries, enables Umpqua to attract and retain highly qualified employees in a competitive market. Stock options provide employees with incentives to increase productivity and profitability, thereby enhancing shareholder value. A new stock option plan will permit the company to continue the program of equity participation and long term incentives.

        The Umpqua's Board of Directors has approved, and is recommending to its shareholders, the adoption of the 2000 Stock Option Plan. The more important features of the plan are discussed below, but you should read the entire plan before you vote. A copy of the 2000 Plan is attached as Appendix IV to this Proxy Statement.

        The 2000 Plan provides for the issuance of up to 1,000,000 shares of common stock upon exercise of incentive stock or nonqualified stock options. In the event any option granted expires without being exercised, the unexercised shares formerly subject to that option would again become available for options to be granted. The 2000 Plan further provides that no grants may be made when the total options outstanding on the Effective Date plus the future grants under the 2000 Plan exceed 10% of the then-outstanding shares.

        The 2000 Plan will become effective immediately following the Effective Date of the Merger, subject to approval by Umpqua shareholders, and will terminate 10 years thereafter. No further options would be granted under the existing 1995 Plan. The Plan will be administered by a committee of the Board of Directors or, if no committee is appointed, by the full Board of Directors.

        Each person receiving an option must execute a written agreement which sets forth the terms and conditions of the option. Options are exercisable for a set period of time not to exceed ten years from the date of the grant, and may be subject to a vesting schedule, becoming incrementally exercisable over a period of time.

        In the event of a transaction involving a change of control of the company, such as a merger or acquisition in which the company's shareholders own less than a majority of the shares outstanding after the transaction, option holders would be immediately entitled to exercise all of their options, notwithstanding any vesting schedule, unless the terms of the transaction make adequate provision for the continuation of the rights of such option holders.

        Options may be exercised only while the recipient is employed or is serving as a director, or within 30 days after termination of service unless the person is disabled or dies, in which case all options terminate after one year from the date of the disability or death. Options are not transferable except
(i) by will or the laws of descent and distribution, or (ii) with respect to nonqualified stock options, by gift to family members with the consent of the committee.

        Options are designated as either "Incentive Stock Options," as defined in Section 422 of the Internal Revenue Code, or "Nonqualified Stock Options" and are exercisable at a per share price not less than 100% of the fair market value of the common stock on the date of the grant. Incentive stock options granted to any person with a beneficial ownership of 10% or more of the outstanding shares must be exercisable at a per share price not less than 110% of the fair market value of the common stock on the date of the grant. The 2000 Plan permits, at the discretion of the committee, the option holder to pay the exercise price of any options with cash, company stock held by the option holder for at least six months, or by the application of shares that could be received upon exercise of the options (a "net" exercise) with such shares valued at the difference between the option exercise price and the fair market value of the underlying shares. The 2000 Plan also permits broker-assisted cashless exercises of stock options.

        Nonqualified stock options do not result in income to the grantee under federal income tax law currently in effect until the option is exercised. At the time of exercise of a nonqualified stock option, the recipient of the option will realize ordinary income, and the company will be entitled to a deduction for tax purposes, in the amount by which the market value of the shares issued on exercise of the option exceeds the exercise price.

        Incentive stock options have no tax consequences for the option recipient or the company upon grant or exercise, except for possible application to the option recipient of the alternative minimum tax under certain circumstances. Upon sale of the shares received from the exercise of incentive stock options, any gain realized is treated as capital gain if two years have elapsed from the date of the grant and one year has elapsed from the date of exercise. If these holding periods are not satisfied, the sale is deemed a disqualifying disposition, and that portion of any gain realized, which is represented by the difference between the exercise price and the fair market value of the shares as of the date of exercise of the option, is treated as ordinary income and the company will be entitled to a corresponding compensation expense deduction for income tax purposes if certain conditions are satisfied.


                            INFORMATION ABOUT UMPQUA

INTRODUCTION

        Umpqua Holdings Corporation was formed in March 1999 to be a holding company of South Umpqua Bank. In March 2000, Umpqua became a financial holding company under the newly enacted Gramm-Leach-Bliley Act. As a financial holding company, Umpqua may engage in non-banking activities such as securities and insurance sales, without further approval from the Federal Reserve Board.

        Umpqua, headquartered in Roseburg, Oregon, engages primarily in the business of commercial and retail banking and the delivery of retail brokerage services. It provides a wide range of banking, asset management, mortgage banking, and other financial services to corporate, institutional and individual customers through its wholly owned banking subsidiary South Umpqua Bank. It also provides retail investment brokerage service through its wholly owned subsidiary

Strand, Atkinson, Williams & York, Inc. Umpqua and its subsidiaries are subject to the regulations of certain national and state agencies and undergo periodic examinations by those regulatory agencies.

        South Umpqua Bank is one of the most innovative community banks in the United States, combining a retail product delivery approach with an emphasis on quality-assured personal service. South Umpqua is the fourth largest community bank in the state of Oregon, currently operating 14 full-service stores (or branches) in Douglas, Lane, Marion and Multnomah Counties in Oregon. At June 30, 2000, South Umpqua had assets of $411 million and deposits of $345 million.

        Since 1995, South Umpqua has transformed itself from a traditional community bank into a community-oriented financial services retailer by implementing a variety of retail marketing strategies to increase revenue and differentiate itself from its competition. To establish itself as a financial services retailer, South Umpqua has remodeled most of its branches to resemble retail stores. These new stores incorporate "serious about service centers" that are the focal point for customer information, and "investment opportunity centers" providing broker-dealer services and featuring financial and investment information in a multimedia format. The bank has introduced smaller, 1,100 square foot "neighborhood stores," which are lower cost, new format stores located in residential areas. To monitor the quality of its customer service, South Umpqua introduced a "return on quality" program for its sales associates and implemented an in-house "banking college" to train its personnel in cross-selling and effective customer service.

        Strand, Atkinson, Williams & York, Inc., a registered broker-dealer and investment advisor with offices in Portland, Salem, Eugene, Roseburg and Medford, offers a full range of investment products and services including: stocks; fixed income securities (municipal, corporate, and government bonds, CDs, money market instruments); mutual funds; annuities; options; retirement planning; money management services; and life insurance, disability insurance and medical supplement policies.

BUSINESS STRATEGY

        Umpqua's objective is to become the leading community-oriented financial services retailer throughout Oregon. It intends to continue to grow its assets and increase profitability and shareholder value by differentiating itself from its competitors through the following strategy:

        Capitalize On Its Innovative Product Delivery System. Umpqua's philosophy has been to develop an environment for the customer that makes the customer's banking experience an enjoyable one. With this approach in mind, South Umpqua developed a prototype store that offers "one-stop" shopping and that includes distinct physical areas or boutiques, such as a "serious about service center," an "investment opportunity center" and a "computer cafe," which make the bank's products and services more tangible and accessible. South Umpqua's initial prototype store was opened in 1996 in Roseburg, Oregon, a community with historically low deposit growth. This new store, nevertheless, captured $12 million in deposits from competitors by the end of its first year of operation. On the basis of this initial success, the bank opened four additional stores featuring the new format during 1997, two additional stores in 1999, and plans to open additional stores in the near future.

        Deliver Superior Quality Service. Umpqua has insisted on quality service as an integral part of the company's culture, from the Board of Directors to new sales associates. South Umpqua believes it was among the first banks to introduce a measurable quality service program. Under its "return on quality" program introduced in 1995, each sales associate's and store's performance is evaluated monthly based on specific measurable factors such as the "sales effectiveness ratio" that totals the average number of banking products purchased by each new customer. The evaluations also encompass factors such as the number of referrals generated for the sale of investment products, the number of new loans and deposits generated in each store, reports by incognito "mystery shoppers" and customer surveys. Based on scores achieved, the "return on quality" program rewards both individual sales associates and store teams with financial incentives. Through such programs, the bank believes it can measure the quality of service provided to its customers and maintain employee focus on quality customer service.

        Establish Strong Brand Awareness. As a financial services retailer, Umpqua has devoted considerable resources to developing the "South Umpqua Bank" brand. This campaign has included the redesign of the Umpqua's corporate logo to emphasize its geographical origin, and promotion of the "South Umpqua Bank" brand in advertising and merchandise bearing the South Umpqua Bank logo, such as coffee beans, mugs, tee-shirts, hats and umbrellas. The store's unique "look and feel" and innovative product displays help position South Umpqua as an innovative, customer friendly retailer of financial products and services. Umpqua believes it can build consumer preference for its products and services through high quality service and strong brand awareness.

        Use Technology to Expand Customer Base. Although Umpqua's strategy will continue to emphasize superior personal service, the bank will also continue to expand user-friendly, technology-based systems to attract customers that may prefer to interact with their financial institution electronically. Over the past years, it has introduced technology-based services which include voice response banking, debit cards, automatic payroll deposit programs, a "bank@home" program, automated loan machines, advanced function ATMs and an internet web site. Umpqua believes the availability of both traditional bank services and the newer electronic banking services will enhance its ability to attract a broad range of customers.

        Increase Market Share in Existing Markets and Expand Into New Markets. As a result of its innovative retail product orientation, measurable quality service program and strong brand awareness, Umpqua believes that there is significant potential to increase business with current customers, to attract new customers in its existing markets and to enter new markets. Since its introduction of these programs, South Umpqua has experienced significant growth in deposits within Douglas County, increasing its share of commercial bank deposits from 21.1% at June 30, 1995 to 31.5% at June 30, 2000. In July 1996, South Umpqua opened its first store in Eugene, Oregon, and as of June 30, 2000, had four new-format stores in the Eugene market with total deposits of $89.0 million. Within the last year, Umpqua opened new stores in Salem and Portland, Oregon. Umpqua plans to expand into other markets through acquisitions and the opening of new stores.

        MARKETING AND SALES

        Umpqua's goal to increase its share of financial services in the market areas it serves is driven by a marketing plan comprising several key components.

        Media Advertising. Over the years, Umpqua has introduced several comprehensive media advertising campaigns. These campaigns augment the company's goal of strengthening its brand image and heightening public awareness of its innovative product delivery system. These campaigns, entitled "The Banking Revolution" and "Expect the Unexpected," were designed to showcase South Umpqua's innovative style of banking, as well as it's commitment to providing quality service to its customers. "The Banking Revolution" campaign is designed to differentiate South Umpqua from other financial institutions in its market area, while "Expect the Unexpected" challenged them to visit the bank's stores and experience first-hand its quality service. Both of these campaigns utilized various forms of media, including television, radio, print, billboards and direct mail flyers and letters.

        Retail Store Concept. As a financial services provider, Umpqua believes that store environment is critical to successfully market and sell its products and services. Retailers for years have displayed their merchandise within their stores to encourage customers to purchase their products. Purchases are made on the spur of the moment due to the products' availability and attractiveness. South Umpqua believes this same concept can be applied to financial institutions and accordingly displays its financial services and products through tactile merchandising within its stores. Recent displays have included enticements for mortgage loans, retirement accounts, investments, and checking account programs. Unlike many financial institutions whose strategy is to discourage customers from visiting their facilities in favor of ATMs or other forms of electronic banking, South Umpqua encourages its customers to visit its stores, where they are greeted by well-trained sales associates, and encouraged to browse and to make "impulse buys." South Umpqua introduced its first "prototype" store in mid-1996, which included such services as a 24-hour banking vestibule with an automated loan machine, an advanced function ATM and a 24-hour self-service U.S. Postal service center.

        Neighborhood Stores. To bring financial services to the customer in a cost-effective way, South Umpqua has created "neighborhood stores." These facilities are constructed near high volume traffic areas, close to neighborhood shopping centers. These stand-alone stores are, on average, approximately 1,100 square feet in size and include all the features of the prototype store described above. To strengthen brand recognition, all neighborhood stores are identical in appearance. The bank currently has three neighborhood stores, all located in the Eugene/Springfield area.

        Sales Culture. Although a successful marketing program will attract customers to visit its stores, a sales environment and a well-trained sales team is critical to selling Umpqua's products and services. The company believes that its sales culture has become well established throughout the organization due to its unique facility design and its commitment to ongoing training of sales associates on all aspects of sales and service. South Umpqua trains its sales associates in its own banking college and pays commissions for the sale of Umpqua's products and services. This sales culture has helped South Umpqua transform itself from a traditional community bank to a nationally recognized marketing company focused on selling financial products and services.

PRODUCTS AND SERVICES

        Umpqua offers a full array of financial products to meet the banking needs of its market area and targeted customers. To ensure the ongoing viability of its product offerings, the company regularly examines the desirability and profitability of existing and potential new products. To make it easy for new prospective customers to bank with South Umpqua and access its products, the bank introduced its "Switch Kit," which allows a customer to open their primary checking account with South Umpqua in less than four minutes. This unique program has helped the bank grow its number of deposit accounts from 18,200 in 1994 to 40,000 in 1999, a 100% increase. Other avenues through which customers can access Umpqua's products include its web site and its 24-hour voice response system.

        Deposit Products. South Umpqua has a traditional array of deposit products, including non-interest checking accounts, interest-bearing checking and savings accounts, money market accounts and certificates of deposit. These accounts earn interest at rates established by management based on competitive market factors and management's desire to increase certain types or maturities of deposit liabilities. In order to increase the number of relationships with customers and increase service fee income, the bank also introduced its line of "Value Packages" in 1996. These packages comprise several products bundled together to provide added value to the customer and increase the customer's ties to the bank. South Umpqua also offers a seniors program, the "Platinum Account," which offers an array of banking services and other amenities such as purchase discounts, vacation trips and seminars, to customers over fifty years old.

        Retail Investment Services. Strand, Atkinson, Williams & York, Inc. provides a variety of investment products and services. These products include: equity and debt securities, annuities, certificates of deposit, mutual funds, retirement plans, life and health insurance and U.S. Government securities. The firm has six stand-alone retail brokerage offices with 38 licensed broker-dealer professionals. Additionally, ten South Umpqua banking stores have "Investment Opportunity Centers" which are periodically staffed by a licensed sales representative. Special appointments can be arranged for meetings in any store.

        Commercial Loans. South Umpqua offers specialized loans for its business and commercial customers, including equipment and inventory financing, real estate construction loans and SBA loans for qualified businesses. Commercial lending is the primary focus of the bank's lending activities and a significant portion of its loan portfolio consists of commercial loans. For regulatory reporting purposes, a substantial portion of the bank's commercial loans are designated as real estate loans, because the loans are secured by mortgages and trust deeds on real property, even though the loans may be made for purposes of financing commercial activities, such as accounts receivable, equipment purchases and leasing.


        Real Estate Loans. Real estate loans are available for construction, purchase and refinancing of residential owner-occupied and rental properties. Borrowers can choose from a variety of fixed and adjustable rate options and terms. Generally, the bank originates residential real estate loans as an accommodation to its customers and sells most mortgages into the secondary market. Real estate loans reflected in the loan portfolio are in large part loans made to commercial customers that are secured by real property.

        Consumer Loans. South Umpqua provides loans to individual borrowers for a variety of purposes, including secured and unsecured personal loans, home equity and personal lines of credit and motor vehicle loans.

EMPLOYEES

        At June 30, 2000, Umpqua had a total of 209 full-time equivalent employees. None of the employees are subject to a collective bargaining agreement and Umpqua considers its relationships with its employees to be good.

INFORMATION REGARDING UMPQUA DIRECTORS AND EXECUTIVE OFFICERS

        The current Umpqua directors are identified in "THE MERGER - Resulting Board of Directors of Umpqua and Umpqua Bank." Umpqua held 12 meetings of the Board of Directors during 1999. All directors attended at least 75 percent of the total number of meetings held during 1999.

Committees of the Board of Directors

        The Audit Committee appoints and reviews the reports of our independent public accountants, regulatory examinations and internal audit reports. Reports of all examinations are reviewed with the entire Board. The committee consists of Directors Hummel (Chairperson), Frohnmayer, Doan and Phelps.

        The Budget and Compensation Committee reviews and oversees our budgeting process, and compensation strategies. On a quarterly basis, the results of their meetings are reviewed with the entire Board of Directors. The committee consists of Directors Doan (Chairperson), Ball, Herbert, Davis and Hummel.

        The Loan and Investment Committee approves certain loans, reviews the adequacy of our allowance for loan losses, maintains an appropriate balance in the interest rate sensitivity of our loan and investment portfolios, and determines the liquidity, type and term of investment securities we purchase. The committee consists of directors Herbert (Chairperson), Ball, Davis, Doan and Hummel.

        The Business Development Committee, consisting of directors Phelps (Chairperson), Davis, Chambers and Doan, is responsible for reviewing our overall marketing and business development strategies, which include deposit growth, return on quality service and new product announcements.

    The Strategic Positioning Committee, consisting of directors Frohnmayer (Chairperson), Doan, Chambers, Phelps, Herbert, and Davis, is responsible for the review and oversight of strategic planning, and the review of technology and expansion strategies.

Director Compensation

        Each non-employee director received a fee of $2,250 per quarter during 1999. The Chairman received $2,750 per quarter. These amounts are payable in shares of Umpqua Holdings Corporation stock. Shares of Umpqua Holdings Corporation stock are purchased quarterly by Ragen MacKenzie brokerage firm for each director. The President received no additional compensation for his service on the Board or any of its Committees.

Limitation of Liability and Indemnification

        Under the Oregon Business Act, a corporation's articles of incorporation may provide for the limitation of liability of directors and for the indemnification of directors and officers, under certain circumstances. As permitted by Oregon law, both Umpqua's and VRB's Articles of Incorporation provide that directors are not personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for (i) any breach of a director's duty of loyalty to the corporation, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) any distribution to shareholders which is unlawful, or (iv) any transaction from which the director received an improper personal benefit.

        The Articles of Incorporation of both companies also provide for indemnification of any person who is or was made a party, or is threatened to be made a party, to any civil, administrative or criminal proceeding by reason of the fact that the person is or was a director or officer of the company or any of its subsidiaries, or is or was serving at the request of the company, as a director, officer, partner, agent or employee or another bank or entity, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person if (i) the person acted in good faith and in a manner reasonably believed to not be opposed to the best interest of the company, or (ii) the act or omission giving rise to such action or proceeding is ratified, adopted or confirmed by the company, or the benefit thereof was received by the company. Indemnification is available under this provision of the Articles of Incorporation in the case of derivative actions, unless the person is adjudged to be liable for gross negligence or deliberate misconduct in the performance of the person's duty to the company. To the extent a director, officer, employee or agent (including an attorney) is successful on the merits or otherwise in defense of any action to which this provision is applicable, the person is entitled to indemnification for expenses actually and reasonably incurred by the person in connection with that defense.

EXECUTIVE OFFICERS

        Information regarding Umpqua's executive officers is set forth in "THE MERGER - Executive Officers of Umpqua and Umpqua Bank."

Executive Compensation

        The following table sets forth all compensation paid during the last three calendar years to the Chief Executive Officer and the five most highly compensated Executive Officers. No other executive officer received salary and bonuses during the year ended December 31, 1999 in excess of $100,000.

                                                                                   Other           Securities
                                                                                   Annual          Underlying          All Other
Name and Principal Position                   Year       Salary      Bonus (1)  Compensation(2)    Option/SARs       Compensation
---------------------------                   ----       ------      ---------  ---------------    -----------       ------------
Raymond P. Davis                              1999      $179,792      $55,500      $8,520                             $ 12,000 (4)
  President and Chief Executive Officer       1998      $166,500      $51,750      $7,750                             $ 16,549 (4)
                                              1997      $155,468      $48,150      $8,430                             $276,559 (3)

Gary L. Pierpoint                             1999      $ 98,880      $16,800      $8,568             15,000          $ 18,343 (4)
  Senior Vice President/Eugene area           1998      $ 98,880      $14,820      $8,400                             $  9,216 (4)
                                              1997      $ 96,000      $19,200      $5,640                             $ 11,604 (4)

Steven A. May                                 1999      $ 90,000      $14,400      $1,860             15,000          $  8,250 (4)
  Senior Vice President/Retail Banking        1998      $ 84,800      $20,000      $1,750                             $  7,860 (4)
                                              1997      $ 80,000      $20,000      $1,680                             $  9,236 (4)

Daniel A. Sullivan (5)                        1999      $106,325      $23,000      $6,934             25,000          $ 15,468 (4)
  Senior Vice President and                   1998      $ 97,923      $20,900      $4,486                             $      - (4)
  Chief Financial Officer                     1997      $ 15,833      $14,033      $    -                             $      - (4)

Rodger L. Terrall                             1999      $ 87,500      $14,875      $1,560             15,000          $  7,687 (4)
  Senior Vice President and                   1998      $ 83,200      $15,000      $    -                             $  7,440 (4)
  Chief Lending Officer                       1997      $ 80,000      $16,000      $    -                             $      - (4)

Dolly Lusty (6)                               1999      $ 69,750      $15,600      $    -              7,500          $      -
  Senior Vice President and
  Credit Administrator

-----------

(1) Includes bonuses paid, or to be paid, during the subsequent year but attributable to the year indicated.

(2) Perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for any of the periods indicated.

(3) In connection with the grant of stock options to Mr. Davis in 1995, the Bank entered into a stock appreciation rights agreement ("SAR") providing for a cash payment to him of an amount determined by the increase in the market price of the Bank's common stock in each of the years ended December 31, 1995, 1996 and 1997. Mr. Davis' entitlement to the payment was conditioned upon his continuing as an employee and President through year end 1997. Under the SAR, he was entitled to a payment of $777,594 upon the expiration of the SAR as of December 31, 1997, reflecting the significant increase in market value of the Bank's common stock over the preceding three years, which payment was made in February 1998. The amounts included in 1996 and 1997 as other compensation reflect that portion of the SAR expiring in each of those years, as well as the Bank's contribution to the 401(k) Profit Sharing Plan for Mr. Davis' benefit.

(4) Consists of the Bank's contribution to employees' 401(k) Plan for the benefit of Messrs Davis, May, Pierpoint, Sullivan, Terrall and Ms. Lusty's benefit.

(5) Mr. Sullivan started working for South Umpqua Bank in November, 1997.

(6) Ms. Lusty became an Executive Officer in 1999.

Executive Compensation Plans and Agreements

        Employment and Change of Control Agreements. We have entered into special agreements with certain executive officers. These agreements are intended to motivate the executives to remain employed by us. We have entered into an agreement expiring in July, 2002 with Raymond P. Davis that provides for his employment as President and Chief Executive Officer and further provides for a payment of an amount equal to nine months' base salary, plus any pro-rated executive incentive bonus if we terminate his employment for any reason other than "cause." In addition, we agreed to provide medical benefits to Mr. Davis for the maximum time allowed by law. Should Mr. Davis' employment terminate as a result of a change in control, the agreement provides for payment of an amount equal to two times the average of the total annual compensation (including incentive bonuses) paid to Mr. Davis during the last two full calendar years of employment.

STOCK OPTION PLAN

        Umpqua's non-qualified stock option plan, approved by shareholders in 1995, reserves an aggregate of 1,150,000 shares of common stock for grants to key employees. The Board of Directors designates those key employees who are eligible. The maximum number of shares which may be issued at any given time is limited to 10% of the shares outstanding at the time the options are granted, excluding shares issued pursuant to the plan. Options granted under the plan may have a term not exceeding 11 years from the date of grant and the exercise price of the options will not be less than the fair market value of the common stock on the date of grant.

        The purpose of the plan is to provide additional incentive to key employees to enhance shareholder value by giving them an opportunity to participate in the increase of such value and gain an ownership interest. Vesting of such options occurs annually based on our financial performance for each fiscal year measured by the return on equity and return on gross book value. If such performance standards are not met, the options vest on the sixth anniversary of the date of grant.

        During 1999, options for 150,000 shares of common stock were issued to employees under the 1995 Stock Option Plan. The following table set forth grants to the named executive officers.

                                                          Options Granted in Last Fiscal Year
                             -----------------------------------------------------------------------------------------
                                                                                         Potential Realizable Value at
                                                                                           Assumed Annual Rates of
                                                                                        Stock Price Appreciation for
                                               Individual Grants                               Option Term (1)
                             -------------------------------------------------------    ------------------------------
                                               Percentage
                                               of Total
                              Number of         Options
                             Securities        Granted to     Exercise
                             Underlying        Employees       Price
                               Options         in Fiscal     (Dollars     Expiration
                               Granted           Year        per Share)      Date          5% ($)             10% ($)
                             ----------        ----------    ----------   ----------    -----------        -----------

Steven A. May                  15,000           10.00%          $ 9.63       5/3/10       $ 103,887        $ 271,018
Daniel A. Sullivan             25,000           16.70%          $ 9.63       5/3/10       $ 173,145        $ 451,697
Gary L. Pierpoint              15,000           10.00%          $ 9.63       5/3/10       $ 103,887        $ 271,018
Rodger L. Terrall              15,000           10.00%          $ 9.63       5/3/10       $ 103,887        $ 271,018
Dolly Lusty                     7,500            5.00%          $ 9.63       5/3/10       $  51,944        $ 135,509

------------

(1) The potential realizable value of the options granted is calculated by multiplying the difference between the exercise price of the option and the market value per share of the underlying stock (assuming a 5% or 10%, as the case may be, compounded annual increase of the stock price from the date of grant to the final expiration of the option) by the number of shares underlying the options granted.

                                    Aggregate Option Exercises Last Fiscal Year and Fiscal Year-End Option Values (1)
                           --------------------------------------------------------------------------------------------------
                                                                 Number of Securities            Value of Unexercised
                                                                Underlying Unexercised           In-the-Money Options
                              Shares                             Options at FY-End (#)                at FY-End ($)
                            Acquired on        Value        -------------------------------  --------------------------------
                            Exercise (#)    Realized ($)     Exercisable    Unexercisable     Exercisable     Unexercisable
                           --------------  ---------------  --------------  ---------------  ---------------  ---------------
Raymond P. Davis               14,400         $91,083         271,425           35,000          $1,680,866         $     -
Steven A. May                   3,600         $19,855          10,600           34,600          $   30,492         $25,047
Daniel A. Sullivan                  -         $     -          13,000           52,000          $    5,000         $ 7,500
Gary L. Pierpoint                   -         $     -          17,000           38,000          $   48,000         $32,000
Rodger L. Terrall                   -         $     -          17,000           38,000          $   40,500         $27,000
Dolly Lusty                         -         $     -               -            7,500          $        -         $     -


--------------

(1) All share amounts have been adjusted to reflect subsequent stock dividends and stock splits through September 30, 2000.

(2) On December 31, 1999, the market price of Umpqua common stock was $9.25 per share. For purposes of the foregoing table, all stock options issued before 1998 have an exercise price less than that amount and are therefore considered to be "in-the-money" and have a value equal to the difference between $9.25 and the exercise price of the stock option, multiplied by the name of shares covered by the stock option. All stock options issued in 1998 and 1999 were issued with exercise prices exceeding $9.25 and are therefore not "in-the-money" at fiscal year-end.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

        Some of the directors and officers and members of their immediate families and firms and corporations with which they are associated have been parties to transactions with South Umpqua Bank, including borrowings and investments in time deposits. All such loans and investments in time deposits have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1999, the aggregate outstanding amount of all loans to executive officers, directors, principal shareholders and their associated and affiliated companies was approximately $3,654,000 which represented 9.95% of the consolidated shareholders' equity at that date. All such loans are currently in good standing and are being paid in accordance with their terms.

COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

        At the time of the public offering in April, 1998, South Umpqua Bank became subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). As a state-chartered bank, South Umpqua Bank filed its periodic reports, proxy materials, and other information with the FDIC. Upon completion of the holding company formation in March 1999, Umpqua Holdings Corporation succeeded to the Exchange Act reporting obligations of South Umpqua Bank, and now files its periodic reports, proxy materials, and other information with the Securities and Exchange Commission.

        Section 16 of the Exchange Act requires that all executive officers, directors and persons who beneficially own more than 10 percent of the common stock file an initial report of their beneficial ownership of common stock and to periodically report changes in their ownership. The reports must now be made with the SEC.

        Based solely upon a review of the copies of the Section 16 filings with respect to the fiscal year ended December 31, 1999, other than as stated below, all reporting persons made all required Section 16 filings with respect to such fiscal year on a timely basis. The Annual Statement of Changes in Beneficial Ownership filing for Raymond P. Davis, Steven A. May, Daniel A. Sullivan, Gary
L. Pierpoint, Rodger L. Terrall, and Dolly C. Lusty were filed three days beyond the filing deadline in order to accurately report the Company's contribution to the respective employees' 401(k) Profit Sharing Plan account.

SECURITY OWNERSHIP OF UMPQUA MANAGEMENT AND OTHERS

        The following table sets forth the shares of Umpqua common stock beneficially owned as of October 2, 2000, by each director and each named executive officer, the directors and executive officers as a group and those persons known to beneficially own more than 5% of Umpqua's common stock:

[Update Table as of October 2, 2000]

                                                                         Number of Shares         Percentage
                                                                           Beneficially               of
Name and Position                                                            Owned (1)              Class
-----------------                                                        ----------------         -----------
Lynn K. Herbert, Director                                                    537,311 (3)             7.06%
Raymond P. Davis, Director, President/Chief Executive Officer                310,418 (4)             3.93%
Allyn C. Ford, Director                                                      121,944 (5)             1.60%
Neil D. Hummel, Director                                                      34,261 (6)                *
Harold L. Ball, Director                                                      32,309 (7)                *
Rodger L. Terrall, Sr. VP/Chief Lending Officer                               29,725 (8)                *
Gary L. Pierpoint, Sr. VP/Eugene Operations                                   29,027 (8)                *
Daniel A. Sullivan, Sr. VP/Chief Financial Officer                            27,515 (9)                *
Steven A. May, Sr. VP/Retail Banking                                          20,752 (10)               *
Frances Jean Phelps, Director                                                  6,391 (2)                *
David B. Frohnmayer, Director                                                  5,166 (2)                *
Ronald O. Doan, Director                                                       6,151 (2)                *
Dolly C. Lusty, Sr. VP/Credit Administrator                                    2,203 (12)               *
Scott Chambers, Director                                                       1,380                    *
All directors and executive officers as a group (14 persons)               1,164,553 (2,11)         14.56%
Milton Herbert, Shareholder, Canyonville, OR                                 920,548 (2)            12.09%

---------------

*       Less than 1.0%.

(1) Shares held directly with sole voting and investment power, unless otherwise indicated, and shares held in the Dividend Reinvestment Plan have been rounded down to the nearest whole share.

(2)     Includes shares held with or by his/her spouse.

(3) Includes shares held jointly with his spouse. Includes shares held as custodian for minor children.

(4) Includes shares held jointly with or by his spouse. Includes 286,425 shares covered by options exercisable within 60 days.

(5)     Includes 97,661 shares held as Agent for Ford Family Investment Pool.

(6) Includes shares held jointly with his spouse and includes 20,898 shares held as trustee for The Neil Co. Realtors Money Purchase Pension Plan.

(7) Includes shares held jointly with or by his spouse. Does not include shares beneficially owned by Mr. Ball's adult sons as to which shares Mr. Ball disclaims beneficial ownership.

(8)     Includes 25,750 shares covered by options exercisable within 60 days.

(9)     Includes 24,250 shares covered by options exercisable within 60 days.

(10)    Includes 19,350 shares covered by options exercisable within 60 days.

(11)    Includes 383,400 shares covered by options exercisable within 60 days.

(12)    Includes 1,875 shares covered by options exercisable within 60 days.


REPORT OF THE BUDGET AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Budget and Compensation Committee is responsible for establishing and administering our executive compensation program.

        Compensation Philosophy and Objectives The philosophy underlying the development and administration of our compensation plan is the alignment of the interests of executive management with those of the shareholders. Key elements of this philosophy are:

        - Set base compensation at a level to attract and retain competent executives.

        - Establish incentive compensation plans which deliver bonuses based on the financial performance of the company.

        - Provide significant equity based incentives for executives to ensure they are motivated over the long term to respond to the company's business challenges and opportunities, as owners rather than just employees.

        Incentive Plan for Senior Management. Our Incentive Plan provides for a performance incentive payable to the President/CEO at least annually. Payment is targeted to be 30% of the President/CEO's year-end rate of base pay for the year in question if we meet or exceed our projected financial goals for the preceding year. The amount of bonuses (which can exceed the target) is solely at the discretion of the Board of Directors. Distribution normally occurs during the first quarter of the following year.

        The plan for other key executives is payable at least annually, and is targeted at 20% of the Executive's base pay for the year. Payment of such performance bonus is contingent upon both our performance and the executive's personal performance during the year. Distribution normally occurs during the first quarter of the following year.

        The 1995 Stock Option Plan is the vehicle by which executives can earn additional compensation depending on our financial performance. Grants are made at the discretion of the Board of Directors and awarded to individual executives, thereby providing additional incentive for executives to increase shareholder value. Executives receive value from these options when our stock appreciates over the long term.

Budget and Compensation Committee Members

        Ronald O. Doan (Chairperson)

        Lynn K. Herbert

        Neil D. Hummel

        Harold L. Ball

        Raymond P. Davis


                             STOCK PERFORMANCE GRAPH

        The chart, shown below, compares the yearly percentage change in the cumulative shareholder return on Umpqua Holdings Corporation's common stock during the ten fiscal years ended December 31, 1999, with (i) the Total Return Index for The Nasdaq Stock Market (U.S. Companies) as reported by the Center for Research in Securities Prices, and (ii) the Total Return Index for Nasdaq Bank Stocks as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on December 31, 1989, in Umpqua Holdings Corporation's common stock, and the comparison indices, and assumes the reinvestment of all cash dividends prior to any tax effect, and retention of all stock dividends. Prior to April 1998, Umpqua Holdings Corporation common stock was not quoted on Nasdaq. Prior to its listing on Nasdaq trading activity was limited. For purposes of computing return information for the periods being compared, the chart is based on price information for trades that were reported to Umpqua Holdings Corporation prior to April 1998. Price information from April 1998 to December 31, 1999, was obtained by using the Nasdaq quote as of that date.


                        12/89      12/90       12/91       12/92         12/93      12/94
                       -------    --------    --------    -------       -------    -------
Total Return Index     $100.00    $ 114.92    $ 136.70    $ 177.83      $ 282.75   $ 397.48
-------------------    -------    --------    --------    --------      --------   --------
 NASDAQ U.S.           $100.00    $ 84.907    $136.134    $158.480      $181.869   $177.874
 NASDAQ Bank Stocks    $100.00    $ 73.229    $120.069    $174.762      $199.367   $198.639
 S&P 500               $100.00    $ 96.758    $126.450    $136.166      $149.450   $151.519

                         12/95      12/96       12/97       12/98         12/99
                        -------    --------    --------    -------       -------
Total Return Index     $ 570.60   $ 693.89    $1,327.60   $1,317.43     $1,270.92
-------------------    --------   --------    ---------   ---------     ---------
 NASDAQ U.S.           $251.398   $309.309    $ 379.001   $ 534.062     $ 964.842
 NASDAQ Bank Stocks    $295.975   $390.790    $ 654.290   $ 649.776     $ 624.568
 S&P 500               $208.473   $256.799    $ 342.645   $ 442.138     $ 535.989

                  UMPQUA'S MANAGEMENT'S DISCUSSION AND ANALYSIS

FINANCIAL HIGHLIGHTS

        For the six months ended June 30, 2000 the company earned $2,699 compared with $2,376 for the comparable period in 1999, a 13.6% increase. Diluted earnings per share were $0.35 for the first six months of 2000, up from $0.30 during the same period in 1999. Return on equity was 14.4% and return on assets was 1.42% for the six months ended June 30, 2000 compared with a return on equity of 13.26% and a return on assets of 1.50% for the same period in 1999.

        Loans and deposits grew to record highs at June 30, 2000. Loans have increased from $248.5 million at December 31, 1999 to $261.1 million at June 30, 2000. Deposits have increased $42.9 million, or 14.2% since December 31, 1999 to $344.6 million at June 30, 2000.

        Net income was $4.9 million in 1999, up 18.6% over 1998 earnings of $4.1 million. Diluted earnings per share also improved to $0.63 in 1999 compared with $0.55 in 1998. The return on average shareholders' equity improved to 13.55% for 1999 compared with 13.14% for 1998. Total loans grew over 33% in 1999 to $248.5 million at year-end, while total deposits increased 17.9% to $301.7 million during the same period.

RESULTS OF OPERATIONS

        The following discussion is intended to provide information to facilitate the understanding and assessment of significant changes and trends related to the financial condition and results of operations. This discussion and analysis should be read in conjunction with consolidated financial statements and notes appearing elsewhere in this Proxy Statement.



                                                                                PERCENTAGE
                                               1999              1998             GROWTH
                                           -------------     -------------      ----------
Average assets                             $ 336,010,000     $ 279,123,000         20.4%
Average deposits                             271,194,000       231,781,000         17.0%
Average loans and loans held for sale        212,824,000       167,222,000         27.3%
Net income                                     4,874,000         4,110,000         18.6%
Return on average assets                            1.45%             1.47%        (1.4)%
Return on average equity                           13.55%            13.14%         3.1%
Basic earnings per common share            $        0.64     $        0.56         14.3%
Diluted earnings per common share          $        0.63     $        0.55         14.5%


SELECTED QUARTERLY FINANCIAL DATA

        The following tables set forth Umpqua's unaudited consolidated financial data regarding operations for each quarter of 1999 and 1998. This information, in the opinion of management, includes all normal recurring adjustments necessary to state fairly the information set forth therein. Certain amounts previously reported have been reclassified to conform with current presentation. These reclassifications had no net impact on the results of operations.

2000

                                                              First       Second
(in thousands)(unaudited)                                    Quarter     Quarter
------------------------                                     -------     -------
INCOME STATEMENT DATA
 Interest income                                              $7,051      $7,408
 Interest expense                                              2,664       2,760
                                                              ------      ------
 Net interest income                                           4,387       4,648
 Provisions for loan losses                                      450         585
                                                              ------      ------
 Net interest income after provision for loan losses           3,937       4,063
 Non-interest income                                           2,404       2,299
 Non interest expense                                          4,314       4,195
                                                              ------      ------
 Income before provision for income taxes                      2,027       2,167
 Provision for income taxes                                      715         780
                                                              ------      ------
   Net income                                                 $1,312      $1,387
                                                              ======      ======
 Basic earnings per common share                              $ 0.17      $ 0.18
 Diluted earnings per common share                            $ 0.17      $ 0.18


1999

                                                              First      Second       Third       Fourth
(in thousands)(unaudited)                                    Quarter     Quarter     Quarter     Quarter
-------------------------                                    -------     -------     -------     -------
INCOME STATEMENT DATA
 Interest income                                              $5,723      $5,941      $6,282      $6,734
 Interest expense                                              1,941       2,036       2,131       2,348
                                                              ------      ------      ------      ------
 Net interest income                                           3,782       3,905       4,151       4,386
 Provisions for loan losses                                      328         327         226         511
                                                              ------      ------      ------      ------
 Net interest income after provision for loan losses           3,454       3,578       3,925       3,875
 Non-interest income                                             978         958         955       1,533
 Non interest expense                                          2,537       2,713       2,926       3,525
                                                              ------      ------      ------      ------
 Income before provision for income taxes                      1,895       1,823       1,954       1,883
 Provision for income taxes                                      691         651         712         627
                                                              ------      ------      ------      ------
   Net income                                                 $1,204      $1,172      $1,242      $1,256
                                                              ======      ======      ======      ======
 Basic earnings per common share                              $ 0.16      $ 0.15      $ 0.16      $ 0.16
 Diluted earnings per common share                            $ 0.15      $ 0.15      $ 0.16      $ 0.16

1998

                                                              First      Second       Third      Fourth
(in thousands)(unaudited)                                    Quarter     Quarter     Quarter     Quarter
------------------------                                     -------     -------     -------     -------
INCOME STATEMENT DATA
 Interest income                                              $4,823      $5,140      $5,388      $5,567
 Interest expense                                              1,781       1,785       1,872       1,856
                                                              ------      ------      ------      ------
 Net interest income                                           3,042       3,355       3,516       3,711
 Provisions for loan losses                                      274         237         180         334
                                                              ------      ------      ------      ------
 Net interest income after provision for loan losses           2,768       3,118       3,336       3,377
 Non-interest income                                             847         847         840         837
 Non interest expense                                          2,194       2,324       2,379       2,581
                                                              ------      ------      ------      ------
 Income before provision for income taxes                      1,421       1,641       1,797       1,633
 Provision for income taxes                                      528         611         660         583
                                                              ------      ------      ------      ------
   Net income                                                 $  893      $1,030      $1,137      $1,050
                                                              ======      ======      ======      ======
 Basic earnings per common share                              $ 0.14      $ 0.13      $ 0.15      $ 0.14
 Diluted earnings per common share                            $ 0.13      $ 0.13      $ 0.15      $ 0.13

AVERAGE BALANCES AND AVERAGE RATES EARNED AND PAID

        The following table shows average balances and interest income or interest expense, with the resulting average yield or rates by category of average earning asset or interest-bearing liability:

                                               Year-end December 31, 1999   Year-end December 31, 1998   Year-end December 31, 1997
                                             ------------------------------ ---------------------------  --------------------------
                                                         Interest  Average            Interest  Average           Interest  Average
                                                          Income    Yields             Income   Yields             Income    Yields
                                              Average       or       or     Average      or       or     Average     or        or
                                              Balance    Expense    Rates   Balance    Expense   Rates   Balance   Expense   Rates
                                             ---------   -------   -------  --------  --------- -------- -------  --------  -------
(in thousands)
INTEREST-EARNING ASSETS:
Loans (1) (2)                                 $212,446    $19,144    9.01%  $166,032   $15,625    9.41%  $135,988  $13,087   9.62%
Loans held for sale                                378         49   12.96%     1,190       112    9.41%       449       34   7.57%
Investment securities
   Taxable securities                           63,774      3,966    6.22%    69,811     4,196    6.01%    57,214    3,406   5.95%
   Non-taxable securities(1)                    19,925      1,307    6.56%     9,017       569    6.31%     4,573      329   7.19%
Temporary investments                           12,201        611    5.01%    10,209       558    5.47%    14,736      806   5.47%
                                              --------    -------           --------   -------           --------  -------
Total interest earning assets                  308,724     25,077    8.12%   256,259    21,060    8.22%   212,960   17,662   8.29%
Cash and due from banks                         18,611                        15,506                       13,248
Allowance for loan losses                       (2,991)                       (2,446)                      (2,159)
Other assets                                    11,616                         9,804                        9,158
                                              --------                      --------                     --------
   Total assets                               $336,010                      $279,123                     $233,207
                                              ========                      ========                     ========

INTEREST-BEARING LIABILITIES:
Interest-bearing checking and
   savings accounts                           $137,488    $ 3,417    2.49%  $121,568   $ 3,208    2.64%  $105,523  $ 2,827   2.68%
Time deposits                                   77,586      3,660    4.72%    64,419     3,262    5.06%    55,868    2,860   5.12%
Term debt                                       26,678      1,379    5.17%    14,669       825    5.61%    13,756      806   5.86%
                                              --------    -------           --------   -------           --------  -------
   Total interest-bearing liabilities          241,752      8,456    3.50%   200,686     7,295    3.64%   175,147    6,493   3.71%
Non-interest-bearing deposits                   56,120                        45,794                       37,795
Other liabilities                                2,174                         1,370                        1,818
                                              --------                      --------                     --------
   Total liabilities                           300,046                       247,850                      214,760
Shareholders' equity                            35,964                        31,273                       18,447
                                              --------                      --------                     --------
   Total liabilities and
    shareholders' equity                      $336,010                      $279,123                     $233,207
                                              ========                      ========                     ========

NET INTEREST INCOME(1)                                    $16,621                      $13,765                     $11,169
                                                          =======                      =======                     =======
NET INTEREST SPREAD                                                  4.62%                        4.58%                      4.58%

Average yield on earning assets(1)(2)                                8.12%                        8.22%                      8.29%
Interest expense to earning assets                                   2.75%                        2.85%                      3.05%
                                                                     ----                         ----                       ----
Net interest income to earning assets(1)(2)                          5.37%                        5.37%                      5.24%
                                                                     ====                         ====                       ====

--------------

(1) Tax exempt income has been adjusted to a tax equivalent basis at a 34% effective rate. The amount of such adjustment was an addition to recorded income of $397, $142 and $120 for 1999, 1998 and 1997, respectively.

(2)     Non-accrual loans are included in average balance.

ANALYSIS OF CHANGES IN INTEREST DIFFERENTIAL

        The following table sets forth, on a tax-equivalent basis, a summary of the changes in net interest income resulting from changes in volumes and rates. Changes not due solely to volume or rate changes are allocated to rate.

                                               1999 Compared to 1998                  1998 Compared to 1997
                                                Increase (Decrease)                     Increase (Decrease)
                                        ----------------------------------      ----------------------------------
                                        Due to change in                         Due to change in
                                        -------------------     ----------      -------------------     ----------
(in thousands)                          Volume        Rate      Net Change      Volume        Rate      Net Change
-------------                           -------       -----     ----------      -------       -----     ----------
INTEREST-EARNING ASSETS:
Loans (1)                               $ 4,368       $(849)      $ 3,519       $ 2,891       $(353)      $ 2,538
Loans held for sale                         (76)         13           (63)           56          22            78
Investment securities
   Taxable securities                      (363)        133          (230)          750          40           790
   Non-taxable securities (1)               688          50           738           320         (80)          240
Temporary investments                       109         (56)           53          (248)          -          (248)
                                        -------       -----       -------       -------       -----       -------
Total (1)                                 4,726        (709)        4,017         3,769        (371)        3,398

INTEREST-BEARING LIABILITIES:
Interest-bearing checking and
   savings accounts                         420        (211)          209           430         (49)          381
Time deposits                               667        (269)          398           438         (36)          402
Term debt                                   672        (118)          554            55         (36)           19
                                        -------       -----       -------       -------       -----       -------
   Total                                  1,759        (598)        1,161           923        (121)          802
                                        -------       -----       -------       -------       -----       -------
Net increase (decrease) in
   net interest income                  $ 2,967       $(111)      $ 2,856       $ 2,846       $(250)      $ 2,596
                                        =======       =====       =======       =======       =====       =======


NET INTEREST INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

        The primary component of earnings for financial institutions is net interest income. Net interest income is the difference between interest income, primarily from loans and investments, and interest expense on deposits and borrowings. Changes in net interest income result from changes in "volume," changes in "spread," and changes in "margin." Volume refers to the level of average interest-earning assets and average interest-bearing liabilities. Spread refers to the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities. Margin refers to the ratio of net interest income to interest-earning assets and is influenced by the mix of interest-earning assets and interest-bearing liabilities as well as the relative proportion of interest-bearing liabilities to interest-earning assets.

        Net interest income on a taxable equivalent basis for the six months ended June 30, 2000 improved $1,389 over the same period in 1999 to $9,252. The improvement was due almost entirely to increases in the volume of earning assets. Average earning assets increased $53.8 million in 2000 compared with 1999. Average loans, the largest component of average interest earning assets increased $61.9 million for the six month ended June 30, 2000 compared with the same period in 1999. The yield on earning assets improved 0.43% and the cost of interest bearing deposits also increased 0.43% while the net interest margin decreased slightly for the six months ended June 30, 2000 to 5.36% from 5.39% for the same period in 1999.

        Net interest income on a taxable equivalent basis was $16.6 million for 1999, a $2.9 million or 20.7% improvement over 1998. The primary reason for this increase was an increase in the volume of earning assets, which averaged $308.7 million during 1999 compared with $256.3 million during 1998. The primary reasons for the increase in average interest-earning assets were increases in loans and non-taxable investment securities. Average loans were $46.4 million higher in 1999 when compared with 1998 and average non-taxable securities increased $10.9 million during the same period. The increase in average loans was due primarily to an increase in commercial real estate loans (see additional discussion under Loans). The increase in average non-taxable investments was due to the comparative attractiveness of yields available on municipal securities versus taxable securities in 1999. The yield on average loans during 1999 declined 0.40% compared with 1998 to 9.01%. This decline was due primarily to loan repricings in the company's variable-rate loan portfolio and was consistent with overall rate movements during the period. The average prime rate in 1999 was 7.99% compared with 8.36% in 1998. Although the yield on loans declined 0.40%, the yield on average interest-earning assets declined by only 0.10% due to improvements in the mix of interest-earning assets. Average loans comprised 68.8% of earning assets during 1999 compared with 64.8% during 1998. The increase in interest-earning assets was funded by a combination of interest-bearing deposits, term debt, and non-interest-bearing liabilities and equity. Average interest-bearing deposits increased $29.1 million, and average term debt increased $12.0 million. The average cost of interest-bearing liabilities declined 0.14% compared with 1998 to 3.50% during 1999. This decline was consistent with overall market rates during the period.

        Comparing 1998 with 1997, net interest income increased $2.6 million, and the margin improved 0.13% to 5.37%. The increase in net interest income was primarily attributable to increases in average earning assets, which were up $43.3 million. The improvement in the margin was primarily attributable to higher non-interest-bearing liabilities and equity as a proportion of earning assets. Average non-interest-bearing funding was 30.6% of average earning assets in 1998 compared with 27.3% in 1997.

PROVISION FOR LOAN LOSSES FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

        The provision expense is management's estimate of the amount necessary to maintain an allowance for loan losses at a level which is considered adequate based on the risk of losses inherent in the loan portfolio (see additional discussion under Allowance for Loan Losses). The provision for loan losses for the six months ended June 30, 2000 was $1,035 compared with $655 during the same period in 1999. Net charge-offs were $734 for the six months ended June 30, 2000 compared with net charge-offs of $376 for the same period in 1999. Nonperforming assets increased from $1,604 at December 31, 1999 to $1,718 at June 30, 2000. The allowance for loan losses totaled $3,770, or 1.44% of total loans, at June 30, 2000 compared with $3,469, or 1.40% of total loans at December 31, 1999.

        Management believes the allowance has been maintained at an adequate level with the provision for loan loss expense of $1,392,000 in 1999, $1,025,000 in 1998 and $562,000 in 1997. Loan charge-offs, net of loan recoveries, were $587,000, $502,000 and $412,000 for the years 1999, 1998 and 1997, respectively.

NON-INTEREST INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

        Noninterest income was $4,703 for the six months ended June 30, 2000 compared with $1,936 for the same period in 1999. The increase is primarily attributable to $2,724 of noninterest income generated by the Umpqua's retail brokerage subsidiary Strand, Atkinson, Williams and York. Service charges on deposit also increased $195 for the six-month period ending June 30, 2000 compared with the same period in 1999. This increase was due to increases in the number of accounts as well as selected service fee repricing that occurred at the end of the second quarter 1999.

        Non-interest income was $4,424,000 and $3,371,000 for the years ended 1999 and 1998, respectively. Service fees, the largest component of non-interest income, increased $759,000 over 1998 to $2,973,000 in 1999. This 34.2% increase was due primarily to service charges on checking accounts which were up $435,000, and ATM fee income which was up $317,000. The increase in service charges was due to deposit fee repricing and an increase in the number of checking accounts. ATM fees increased due to expansion of the Umpqua's ATM network. Other income was $370,000 in 1999 compared with $284,000 in 1998, an $86,000 increase. Brokerage commissions and fees increased to $830,000 in 1999 compared with $523,000 in 1998. The primary reason for the increase was revenue generated by the Umpqua's brokerage subsidiary, Strand, Atkinson, Williams & York, Inc, which was acquired in November 1999. Gain on sale of loans declined to $251,000 in 1999 from $349,000 in 1998. Gains on sales of loans result primarily from the origination and sale of single family residential loans. Loans sold were approximately $16.1 million in 1999 and $29.3 million in 1998.

        Comparing 1998 to 1997, total non-interest income increased $315,000 to $3,371,000. Improvements in service fees, commissions and gain on sale of loans were partially offset by a decline in the gain on sale of mortgage servicing rights. Service fees were up due to growth in deposit accounts and expansion of the Umpqua's ATM network. The bank sold its mortgage servicing rights in March 1997 resulting in a $583,000 gain. As a result, there was no loan servicing income in 1999 or 1998.

NON-INTEREST EXPENSE FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

        Non-interest expense consists principally of employees' salaries and benefits, occupancy costs, communications expenses, marketing, professional fees and other non-interest expenses. For the six months ended June 30, 2000 noninterest expense was $8,509 compared with $5,250 for the same period in 1999. The primary reason for the increase was due to expenses incurred by Strand, Atkinson, Williams & York. Details of noninterest expense by business segment is detailed below:


                                                      For the six months ended June 30, 200
                                        ----------------------------------------------------------------
                                                     Retail
                                        Community   Brokerage  Admini-
                                         Banking    Services   stration  Eliminations  Consolidated
                                        ---------   ---------  --------  ------------  ------------
Salaries and employee benefits           $3,111      $1,704      $ -         $ -          $4,815
Premises and equipment                    1,076          64        -           -           1,140
Other noninterest expense                 1,968         552       82         (48)          2,554
                                         ------      ------      ---        ----          ------
  Total noninterest expense              $6,155      $2,320      $82        $(48)         $8,509
                                         ======      ======      ===        ====          ======


                                                   For the six months ended June 30, 1999
                                       -------------------------------------------------------------
                                                     Retail
                                       Community    Brokerage    Admini-
                                        Banking     Services    stration  Eliminations  Consolidated
                                       ---------    ---------   --------  ------------  ------------
Salaries and employee benefits           $2,612         $ -      $    -      $    -        $2,612
Premises and equipment                      800           -           -           -           800
Other noninterest expense                 1,751           -          92          (5)        1,838
                                         ------      ------      ------      ------        ------
  Total noninterest expense              $5,163         $ -      $   92      $   (5)       $5,250
                                         ======      ======      ======      ======        ======

        The primary reason for the increase in salaries and employee benefits in the community banking segment was staff associated with the opening of the Portland store in July 1999 and the Salem store in January 2000 as well as additional lending staff. Premises and equipment expense also increased as a result of the two new stores.

        One measure of a Company's ability to contain non-interest expense is the efficiency ratio. It is calculated by dividing total non-interest expense by the sum of net interest income on a tax-equivalent basis and non-interest income. Umpqua's efficiency ratio for 1999 was 55.6% compared with 55.3% in 1998 and 61.9% in 1997. The increase in 1999 was due partially to the operating expenses of Strand, Atkinson, Williams & York, Inc. The operating costs for the retail brokerage business are higher than those for the bank. Excluding the income and operating costs of Strand, Atkinson, Williams & York, Inc., the efficiency ratio for 1999 would have been 55.2%.

        Non-interest expense for 1999 increased $2,224,000 over 1998 to $11,702,000. Salaries and benefits increased $1,115,000. Salaries and benefits expenses at Strand, Atkinson, Williams & York, Inc. accounted for $259,000 of the increase while the remainder was due to expansion at the Bank. Full-time equivalent employees at the bank grew from 157 at the end of 1998 to 175 at the end of 1999. Occupancy expense increased $240,000 over 1998 to $945,000 for 1999. This increase was due to the opening of a new Portland store, a new loan center, the relocation and expansion of the Sutherlin store, and the opening of a Support and Accounting Office. Marketing expense increased $206,000 over 1998 to $942,000 in 1999 as the result of increased marketing efforts and the expansion into new markets. Communications expenses, which consist primarily of postage and telephone expense, were $786,000 in 1999 compared with $630,000 in 1998. The increase was due to the bank's increased loan and deposit base, as well as expansion of the bank's ATM network and costs associated with new and remodeled facilities. Professional services include director fees, attorney fees, accountant fees, security services and other fees. Professional fees were up $322,000 in 1999 compared with 1998 due primarily to the expansion and servicing of the bank's ATM network and increased internal audit and accounting fees.

        Comparing 1998 with 1997, total non-interest expense increased $678,000 to $9,478,000. Communications expense in 1998 increased $127,000 compared with 1997 due to the bank's increased loan and deposit base, as well as costs associated with the ATM network. Professional fees were $1,021,000 in 1998 compared with $796,000 in 1997. The increase from 1997 was due to increased security services related to store and ATM network expansion, and additional expenses as the result of becoming a publicly traded company in 1998.

INCOME TAXES FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

        The effective tax rate for Umpuqa was 36.0% during the second quarter of 2000 compared with 35.7% during the second quarter of 1999. For the six months ended June 30, 2000 the company's effective tax rate was 35.6% compared with 36.1% for the same period in 1999.

        The provision for income taxes was $2,681,000, $2,382,000 and $1,699,000 for the years 1999, 1998 and 1997, respectively. The provision resulted in effective combined federal and state tax rates of 35.5%, 36.7% and 35.8%. The 1.2% decrease in the effective rate from 1998 to 1999 was due to increased non-taxable revenue generated by the company. In 1997 Umpqua's state income tax rate was reduced from 6.6% to 3.8% due to surplus revenues received by the State of Oregon.

INVESTMENT PORTFOLIO

        Investment securities have not materially changed since between December 31, 1999 and June 30, 2000. Investment securities held at December 31, 1999 were $76,869,000 compared with $84,888,000 at December 31, 1998. The objectives of the investment portfolio are to provide liquidity, offset interest rate risk positions and provide a profitable interest yield to the company. Umpqua classifies all of its investment securities as "available-for-sale" and consequently carries them at fair value. At December 31, 1999 the company had net unrealized losses of $2,872,000 compared with net unrealized gains at December 31, 1998 of $1,023,000. Unrealized gains/ losses reflect changes in market conditions and do not represent the amount of actual profits or losses the company may ultimately realize. Actual gains and losses are recognized at the time investment securities are sold or redeemed. The net unrealized losses resulted from the effect that increasing market interest rates had on the company's fixed-rate investment portfolio. The following tables provide details of the company's investment portfolio and its maturity distribution and yields.

        The following table provides the carrying values of the company's portfolio of investment securities as of December 31, 1999 and 1998:

                                                                         December 31,
                                                                   ------------------------
(in thousands)                                                       1999            1998
-------------                                                      --------        --------
INVESTMENT SECURITIES AVAILABLE-FOR-SALE AT FAIR VALUE:
Obligations of U.S. Government agencies                            $ 39,153        $ 41,054
U.S. Treasury securities                                              2,509           6,081
U.S. Government agency mortgage-backed securities                    13,695          22,344
Obligations of states and political subdivisions                     21,512          14,261
Mutual Fund                                                               -           1,148
                                                                   ---------       ---------
                                                                   $ 76,869        $ 84,888
                                                                   =========       =========

The maturity distribution and yields of securities at December 31, 1999 were as follows:

                                                               Weighted
                                   Amortized  Approximate      Average
December 31, 1999                     Cost    Market Value     Yield (1)
-----------------                  ---------  ------------     ---------
(in thousands)
U.S. TREASURIES AND AGENCIES:
One year or less                    $ 2,500      $ 2,509          6.65%
One to five years                    11,285       11,131          6.33%
Five to ten years                    29,703       28,022          6.39%
Over ten years                            -            -          0.00%
                                                               -------
  Total                              43,488       41,662          6.39%
                                                               -------

OBLIGATIONS OF STATES AND
POLITICAL SUBDIVISIONS:
One year or less                        266          266          6.70%
One to five years                     6,111        6,045          6.67%
Five to ten years                    15,652       14,992          6.48%
Over ten years                          219          209          7.42%
                                                               -------
  Total                              22,248       21,512          6.54%

Serial Maturities (2)                14,005       13,695          6.26%
                                                               -------
                                    $79,741      $76,869          6.41%
                                                               =======


(1) Weighted average yields are stated on a federal tax equivalent basis at a 34% effective tax rate.

(2) Serial maturities include mortgage-backed securities, collateralized mortgage obligations and asset-backed securities.

TRADING ACCOUNT ASSETS

        Trading account assets have not materially changed since between December 31, 1999 and June 30, 2000. Umpqua had trading account assets of $475,000 at December 31, 1999 and $0 at December 31, 1998. Umpqua's entire trading portfolio is the result of the Strand, Atkinson, Williams & York, Inc. acquisition, and represents securities held at year end for sale to retail clients. Trading account assets are recorded at fair value and gains/losses are recognized in income currently.

LOANS

        Loans have increased $12.6 million since December 31, 1999 to $261.1 million at June 30, 2000. Details of the loan portfolio at June 30, 2000 were as follows:

                            June 30, 2000
                            --------------
Commercial & Industrial       $   59,208
Real Estate:
  Construction                    32,984
  Residential Mortgage            26,162
  Commercial Real Estate         111,063
Individuals                       30,691
Other                                989
                              -----------
    Total Loans               $  261,097
                              ===========

Outstanding loans, excluding mortgage loans held for sale, were $248.5 million at December 31, 1999 compared with $186.2 million at December 31, 1998. Real estate mortgage loans increased $34.4 million from year-end 1998 to year-end 1999 while construction loans increased $16.2 million during the same period. The bank also experienced strong growth in the Commercial and Industrial loan segment, which was up $12.0 million between December 31, 1998 and December 31, 1999. The bank's loan portfolio carries credit risk, which could result in loan charge-offs. The company manages this risk through the use of credit policies and review procedures. (See additional information under the Allowance for Loan Losses discussion.)

        The following table presents the composition of the Company's loan portfolio at December 31 of the years indicated:

                                     1999               1998               1997                 1996                1995
                               ---------------     ---------------    ----------------    ----------------    ------------------
(in thousands)                  Amount    %         Amount    %        Amount    %         Amount    %         Amount      %
                               --------  -----     --------  -----    --------  ------    --------  ------    --------  --------

Commercial and industrial      $ 60,137   24.2%    $ 48,140   25.9%   $ 44,487    28.7%   $ 28,848    25.6%   $ 16,966    20.5%
Real estate:
   Construction                  29,962   12.1%      13,766    7.4%     10,761     6.9%      6,235     5.5%      4,081     5.0%
   Mortgage                     128,003   51.4%      93,592   50.2%     69,824    45.0%     53,120    47.1%     42,518    51.4%
Individuals                      30,228   12.2%      30,309   16.3%     29,548    19.1%     24,259    21.5%     18,952    22.9%
Other                               204    0.1%         360    0.2%        458     0.3%        399     0.3%        196     0.2%
                               --------  -----     --------  -----    --------  ------    --------  ------    --------  ------
   Total                       $248,534  100.0%    $186,167  100.0%   $155,078   100.0%   $112,861   100.0%   $ 82,713   100.0%
                               --------  -----     --------  -----    --------  ------    --------  ------    --------  ------

        The following table sets forth Umpqua's loan portfolio maturities on fixed-rate loans and the repricing dates on variable-rate loans, at December 31, 1999:

                                           Within One Year    One to Five Years   After Five Years        Total
                                           ---------------    -----------------   ----------------      ----------
(in thousands)
FIXED-RATE LOAN MATURITIES
Commercial and industrial                      $  2,158            $ 6,545            $     8            $  8,711
Real estate                                      10,491              2,763              7,488              20,742
Individuals                                       2,166              9,399              6,737              18,302
Other                                                 -                  -                  -                   -
                                               --------            -------            -------            --------
   Total                                       $ 14,815            $18,707            $14,233            $ 47,755
                                               --------            -------            -------            --------

ADJUSTABLE-RATE LOAN REPRICING
Commercial and industrial                      $ 49,947            $ 1,478            $     -            $ 51,425
Real estate                                      63,099             74,124                  -             137,223
Individuals                                      11,927                  -                  -              11,927
Other                                               204                  -                  -                 204
                                               --------            -------            -------            --------
   Total                                       $125,177            $75,602            $     -            $200,779
                                               --------            -------            -------            --------



NON-PERFORMING LOANS

        Commercial and real estate loans are placed on non-accrual status when they are 90 days past due as to principal or interest, unless the loans are both well-secured and in the process of collection. Non-performing assets have not materially changed between December 31, 1999 and June 30, 2000. The increase in non-accrual loans between 1999 and 1998 was primarily due to the addition of one large commercial loan in late 1999.

The following table presents information with respect to non-performing assets:

                                                                        Years Ended December 31,
                                                          --------------------------------------------------
(in thousands)                                             1999        1998       1997       1996       1995
                                                          ------       ----      ------      ----       ----
Loans on non-accrual status                               $1,398       $457      $1,157      $218       $222
Loans past due greater than 90 days but
  not on non-accrual status                                  206        159         101        26          7
Other real estate owned                                        -          -           -         -          -
                                                          ------       ----      ------      ----       ----
   Total non-performing assets                            $1,604       $616      $1,258      $244       $229
                                                          ------       ----      ------      ----       ----
Percentage of non-performing loans to total loans           0.65%      0.33%       0.81%     0.22%      0.28%


ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is maintained at a level considered by management to be adequate to absorb losses inherent in the loan portfolio. Management monitors and evaluates the adequacy of the allowance on an ongoing basis. The following tools are used to manage and evaluate the loan portfolio:

        -       Internal credit review and risk grading system

        -       Regulatory examination results

        - Monitoring of charge-off, past due and non-performing activity and trends

        - Assessment of economic and business conditions in our market areas

        On a quarterly basis, losses inherent in the portfolio are estimated by reviewing the following key elements of the loan portfolio:

        -       Portfolio performance measures

        -       Portfolio mix

        -       Portfolio growth rates

        -       Historical loss rates

        -       Portfolio concentrations

        -       Current economic conditions in our market areas

    Umpqua also tests the adequacy of the allowance for loan losses using the following methodologies:

        -       Loss allocation by internally assigned risk rating

        - Loss allocation by portfolio type, based on historic loan loss experience

        -       The allowance as a percentage of total loans

        The allowance for loan losses is based upon estimates of losses inherent in the portfolio. The amount of losses actually incurred can vary significantly from these estimates. Assessing the adequacy of the allowance on a quarterly basis allows management to adjust these estimates based upon the most recent information available.

        At December 31, 1999 the allowance for loan losses was $3,469,000, or 1.4% of total loans, and is considered by management adequate to absorb credit losses on specifically identified loans as well as estimated credit losses inherent in the portfolio.

        The following table shows activity in the allowance for loan losses for the periods indicated:

Summary of Loan Loss Experience                                          Years Ended December 31,
                                                     ---------------------------------------------------------------
(in thousands)                                         1999          1998          1997          1996         1995
                                                     --------      --------      --------     ---------      -------
Loans outstanding at end of year                     $248,534      $186,167      $155,078     $ 112,861      $82,713
                                                     --------      --------      --------     ---------      -------
Average loans outstanding                            $212,446      $166,032      $135,988     $  97,985      $71,860
                                                     --------      --------      --------     ---------      -------
Allowance for loan losses, beginning of year         $  2,664      $  2,141      $  1,991     $   1,237      $   812
Loans charged off:
   Commercial                                             549           255            82            34            -
   Real estate                                              -             -             -             -            -
   Consumer                                               288           349           391            97           92
                                                     --------      --------      --------     ---------      -------
   Total loans charged off                                837           604           473           131           92
                                                     --------      --------      --------     ---------      -------
Recoveries:
   Commercial                                             213            44            39           266            1
   Real estate                                              -             -             -             -            -
   Consumer                                                37            58            22            19           28
                                                     --------      --------      --------     ---------      -------
   Total recoveries                                       250           102            61           285           29
                                                     --------      --------      --------     ---------      -------
Net loans charged off (recovered)                         587           502           412          (154)          63
Provision charged to income                             1,392         1,025           562           600          488
                                                     --------      --------      --------     ---------      -------
Allowance for loan losses, end of year               $  3,469      $  2,664      $  2,141     $   1,991      $ 1,237
                                                     --------      --------      --------     ---------      -------
Ratio of net loans charged off to average
   loans outstanding                                     0.28%         0.30%         0.30%        (0.16)%       0.09%
                                                     --------      --------      --------     ---------      -------
Ratio of allowance for loan losses to
   ending total loans                                    1.40%         1.43%         1.38%         1.76%        1.50%
                                                     --------      --------      --------     ---------      -------


        The following table sets forth the allocation of the allowance for loan losses at December 31, 1999:

                                                    Percentage of Loans in Each
(in thousands)                        Amount          Category to Total Loans
--------------                        ------        ---------------------------
Commercial and industrial             $1,364                 24.2%
Real estate                            1,694                 63.5%
Loans to individuals                     399                 12.2%
Other                                     12                  0.1%
                                      ------                ------
                                      $3,469                100.0%
                                      ------                ------


CAPITAL EXPENDITURES

        Capital expenditures for premises and equipment were $2.9 million, $0.5 million and $2.1 million for the years ended December 31, 1999, 1998 and 1997, respectively. Capital expenditures in 1999 included a Support and Accounting Office, a new Sutherlin store, a new Portland store, additional ATMs, a remodel of the company's executive offices, and the construction of a store in Salem, which opened in January 2000.

DEPOSITS AND BORROWINGS

        Total deposits increased to $344,601 at June 30, 2000, a $42.9 million increase over December 31, 1999. The increase consisted primarily of a $30.5 million increase in time deposits and a $9.4 million increase in noninterest bearing deposits. Deposits at the company's Salem store which opened in January 2000 were $17.7 million at June 30, 2000.

        Total deposits increased $45.9 million over year-end 1998 to $301.7 million at December 31, 1999. Deposits in Lane County increased $26.8 million as the bank continued to expand its penetration into that market. Deposits in Douglas County also increased $15.2 million during 1999. Umpqua does not depend on brokered deposits or higher than market priced time deposits. At December 31, 1999 time certificates of deposit of $100,000 or more were $28.9 million compared with $24.0 million at December 31, 1998.

        Borrowings increased $21.0 million during 1999 due to strong loan demand and the building up of liquidity in anticipation of possible Year 2000 depositor withdrawals. Approximately $6 million of the increase in borrowings was due to the liquidity build-up. The $6 million of borrowings were repaid in January 2000.

        The following table sets forth the average balances of the company's interest-bearing liabilities, interest expense and average rates paid for the periods indicated:

                                                                           Years ended December 31,
                                         ------------------------------------------------------------------------------------------
                                                          1999                               1998                      1997
                                         -------------------------------------   ----------------------------   -------------------
                                          Average  Interest  Average   Average   Interest   Average   Average   Interest    Average
(in thousands)                            Balance   Expense    Rate    Balance    Expense    Rate     Balance    Expense     Rate
-------------                            --------  --------  --------  --------  ---------  --------  --------  ---------   --------
LIABILITIES
Interest-bearing checking                $115,552  $  2,984    2.58%   $102,513   $  2,792    2.72%   $ 88,614   $  2,442     2.76%
Savings accounts                           21,936       433    1.97%     19,055        416    2.18%     16,909        385     2.28%
Time Deposits                              77,586     3,660    4.72%     64,419      3,262    5.06%     55,868      2,860     5.12%
Borrowed funds                             26,678     1,378    5.17%     14,699        825    5.61%     13,756        806     5.86%
                                         --------  --------            --------    --------           --------   --------
  Total interest-bearing liabilities     $241,752  $  8,455    3.50%   $200,686   $  7,295    3.64%   $175,147   $  6,493     3.71%
                                                   --------                       --------            --------
Non-interest-bearing liabilities           58,294                        47,164                         39,613
                                         --------                      --------                       --------
Total liabilities                        $300,046                      $247,850                       $214,760
                                         --------                      --------                       --------


ASSET-LIABILITY MANAGEMENT/INTEREST RATE SENSITIVITY

        Asset and liability management is an integral part of managing a financial institution's primary source of income, net interest income. Umpqua manages the balance between the rate-sensitive assets and rate-sensitive liabilities being repriced in any given period with the objectives of minimizing fluctuations in net interest income. The company considers its rate-sensitive assets to be those that either contain a provision to adjust the interest rate periodically or mature within one year. These assets include certain loans and investment securities and interest-bearing deposits in other banks. Rate-sensitive liabilities are those liabilities that are considered sensitive to periodic interest rate changes within one year, including maturing time certificates, certain savings deposits and interest-bearing demand deposits. The difference between the aggregate amount of assets and liabilities that reprice within various time frames is called the "gap." Generally, if repricing assets exceed repricing liabilities during a time frame, the company would be deemed to be asset sensitive. If aggregate repricing liabilities exceeded aggregate repricing assets during a time frame, the company would be deemed to be liability sensitive during that time frame. The company generally seeks to maintain a balanced position within one year, whereby the difference between assets and liabilities repricing is minimized. This is accomplished by maintaining a significant level of loans, investment securities and deposits available for repricing within one year.

        According to the traditional financial institution industry static gap basis table set forth on the following page, the company was slightly liability sensitive within one year. Changes in interest rates would not be expected to have a significant impact on net interest margin.

        In addition to this static gap report, management performs a financial analysis (dynamic gap) to specifically analyze the change in net interest margin from a changing rate environment. The estimate of interest rate sensitivity takes into account the differing time intervals and differing rate change increments of each type of interest sensitive asset and liability. It then measures the projected impact of changes in market interest rates on the company's net interest income, net interest margin, and return on equity.

        The interest rate gaps in the following table arise when assets are funded with liabilities having different repricing intervals. Since these gaps are actively managed and change daily as adjustments are made in interest rate views and market outlook, positions at the end of any period may not be reflective of the company's interest rate sensitivity in subsequent periods. Active management dictates that longer-term economic views are balanced against prospects for short-term interest rate changes in all repricing intervals. For purposes of the analysis above, repricing of fixed-rate instruments is based upon the contractual maturity of the applicable instruments. Actual payment patterns may differ from contractual payment patterns. The change in net interest income may not always follow the general expectations of an asset sensitive or liability sensitive balance sheet during periods of changing interest rates, because interest rates earned or paid may change by differing increments and at different time intervals for each type of interest sensitive asset or liability. As a result of these factors, at any given time, the company may be more sensitive or less sensitive to changes in interest rates than indicated in the following table.

INTEREST RATE SENSITIVITY- STATIC GAP BASIS

                                                                                                                  Non-
                                                                            BY REPRICING INTERVAL               Interest-
                                                             -------------------------------------------------   Bearing
December 31, 1999 (in thousands)                             0-3 Months   3-12 Months  1-5 Years  Over 5 Years    Funds      Total
                                                             ----------   -----------  ---------  ------------  ---------   -------
ASSETS
Interest -bearing deposits in other banks                      $15,630    $      -      $     -     $     -     $      -    $ 15,630
Securities available-for-sale                                        2       8,219       19,005      49,643            -      76,869
Trading account assets                                             475           -            -           -            -         475
Loans                                                           92,417      47,574       94,309      14,234            -     248,534
Non-interest-earning assets and allowance for credit losses          -           -            -           -       45,229      45,229
                                                               -------    --------      -------      ------     --------    --------
Total                                                          108,524      55,793      113,314      63,877       45,229     386,737
                                                                                                                            --------
LIABILITIES AND SHAREHOLDERS' EQUITY                                                                                               -
Interest-bearing demand deposits                                32,080      32,081       64,160           -            -     128,321
Savings deposits                                                 5,720       5,720       11,438           -            -      22,878
Time deposits                                                                                                                     -
   Over $100,000                                                13,854      14,801          200           -            -      28,855
   Under $100,000                                               19,035      31,927        9,247       1,701            -      61,910
Term debt                                                       16,000           -       30,158           -            -      46,158
Non-interest-bearing liabilities and shareholders' equity            -           -            -           -       98,615      98,615
                                                                                                                --------    --------
   Total                                                        86,689      84,529      115,203       1,701       98,615     386,737
                                                                                                                            --------

Interest rate sensitivity gap                                   21,835     (28,736)      (1,889)     62,176      (53,386)
Cumulative                                                     $21,835    $ (6,901)     $(8,790)    $53,386     $      -
                                                               -------    --------      -------      ------      -------
Cumulative gap as a % of earning assets                            6.4%       (2.0)%       (2.6)%      15.6%
                                                               -------    --------      -------      ------      -------


        Umpqua's asset liability position has not changed materially between December 31, 1999 and June 30, 2000.

        Based on a financial analysis (dynamic gap) performed as of December 31, 1999, which takes into account how the specific interest rate scenario would be expected to affect each interest-earning asset and each interest-bearing liability, the company estimates that changes in the prime rate of interest would affect the company's performance as follows:

                                    Increase (decrease) in          Net Interest Margin        Return on Equity
                                  Net Interest Income (000's)           1999 =5.37%               1999=13.55%
                                  ---------------------------       -------------------        ----------------
(Current prime rate is 8.50%)

PRIME RATE INCREASE OF:
2% TO 10.50%                               $ 521                         5.55%                      14.38%
1% TO 9.50%                                $ 262                         5.47%                      13.97%

PRIME RATE DECREASE OF:
2% TO 6.50%                               $ (435)                        5.24%                      12.86%
1% TO 7.50%                               $ (210)                        5.32%                      13.22%



        Return on average assets and average equity and certain other ratios for the periods indicated are presented below:

                                                                                  Years ended December 31,
                                                              --------------------------------------------------------------
                                                                  1999                     1998                     1997
                                                              ------------             ------------             ------------
(dollars in thousands, except per share data)
Net income                                                    $      4,874             $      4,110             $      3,044
Average assets                                                $    336,010             $    279,123             $    233,207
Return on average assets                                              1.45%                    1.47%                    1.31%

Net income                                                    $      4,874             $      4,110             $      3,044
Average equity                                                $     35,964             $     31,273             $     18,447
Return on average equity                                             13.55%                   13.14%                   16.50%

Cash dividends declared per share                             $       0.16             $      0.115             $       0.08
Basic earnings per common share                               $       0.64             $       0.56             $       0.47
Dividend payout ratio                                                25.00%                   20.54%                   17.02%

Average equity                                                $     35,964             $     31,273             $     18,447
Average assets                                                $    336,010             $    279,123             $    233,207
Average equity to average assets ratio                               10.70%                   11.20%                    7.91%



LIQUIDITY

        Liquidity enables the bank to meet the borrowing needs of its customers and withdrawals of its depositors. Umpqua meets its liquidity needs of the bank through the maintenance of cash resources, lines of credit with other financial institutions, and a stable base of core deposits. Excess funds, when available, are deposited on a short-term basis with the Federal Home Loan Bank (FHLB), whose interest rates approximate Federal Funds sold. The bank's main source of funds is the deposits of its individual and commercial customers. Having a stable and diversified deposit base is a significant factor in the company's long-term liquidity structure.

        Umpqua's liquidity position has not materially changed between December 31, 1999 and June 30, 2000.

        At December 31, 1999 the bank had a total funding line with the FHLB of $88.2 million. The outstanding balance of term advances was $46.2 million at December 31, 1999 leaving an available balance of $42.0 million. The bank also had available lines of $18.4 million from financial institutions. At December 31, 1999 the bank had $15.6 million in interest-bearing deposits with the FHLB. The company also has the flexibility of selling securities from its available-for-sale portfolio to meet liquidity needs.

CAPITAL

        Management seeks to maintain capital at a level that provides shareholders, customers and regulators with assurance of the company's financial soundness, while at the same time employing leverage to achieve a desirable level of profitability.

        On February 8, 1999 the Board of Directors authorize the repurchase of up to 500,000 shares of the company's common stock. The company repurchased 89,625 shares during 1999.

        The bank is subject to certain minimum regulatory capital standards. These minimum standards include maintaining Tier 1 Capital at 4.0% and Total Capital at 8.0% of risk-weighted assets. At December 31, 1999 the bank had a Tier 1 ratio of 13.81% and a Total Capital ratio of 15.06%

INFLATION

        Assets and liabilities of a financial institution are primarily monetary in nature. Therefore, inflation has a less significant impact on financial institutions than fluctuations in interest rates. Inflation, as measured by the Consumer Price Index, has not changed significantly during the past two years and has not had a material impact on the company.


                       INFORMATION CONCERNING VRB BANCORP

INTRODUCTION

        VRB Bancorp was organized in 1983 as the holding company for Valley of the Rogue Bank, an Oregon state-chartered bank organized in 1967. VRB conducts its business solely through Valley of the Rogue Bank, headquartered in Rogue River, Oregon.

        VRB is the second largest community bank based in southern Oregon, currently operating 13 full service branches. The bank has prospered by providing excellent customer service to consumers and small to medium sized businesses, and has acquired four other financial institutions since its inception. Over the last five years, earnings have grown by 68% and the return to shareholders has consistently exceeded 14%. Other traditional indicators of financial strength, such as a strong loan portfolio and a robust capital position, are indicative of the bank's success in implementing its business plans.

        VRB emphasizes a personalized approach to banking, and targets those customers that utilize traditional products and services. The technological sophistication of the region is growing, and use of the bank's ATM network, debit cards and 24 hour telephone banking is now routine for most customers. VRB has recently committed to purchase and implement an Internet banking product that includes the cash management functionality that is key to developing and retaining business customers. VRB believes that investment in technology is vital to its survival, and it has improved its own infrastructure with new voice and data communications systems, high-speed

Internet connectivity, and real time virus containment. In addition, the bank has started to build a bridge to other paperless processes including check imaging.

PRODUCTS AND SERVICES

Commercial banking

        The commercial banking group features personalized commercial banking services to small and mid-sized businesses and makes available real estate construction, commercial real estate and operating lines of credit. Such loans often include innovative or flexible programs that are specifically designed to target certain market sectors such as the professional services and healthcare industries. As of June 30, 2000, the bank had approximately $175 million in commercial loans and $81 million in business deposits.

Consumer banking

        The consumer banking business includes the sale of all consumer deposit products, including checking accounts, money market accounts and time deposits as well as the origination of mortgage loans through VRB Mortgage, the bank's mortgage division. The bank also offers consumer loan products that include second equity mortgage loans, personal lines of credit, and automobile, boat, and recreational vehicle loans. As of June 30, 2000, the bank had approximately $198 million in consumer deposits and a consumer loan portfolio of $44 million.

MARKET AREA

        VRB primarily conducts its business in Jackson and Josephine counties in southern Oregon. The two counties have experienced significant growth, and the area continues to attract an influx of retirees who find the cost of living to be substantially lower than neighboring states. VRB has expanded as the area becomes increasingly urbanized and now garners 17.7% and 9.6% in market share for Josephine and Jackson counties, respectively. VRB seeks to refine its branch network, and in those areas where multiple locations are unnecessary to maintain a competitive advantage, is inclined to close or consolidate branches that are in close proximity.

        The bank's long-term strategies include expansion outside its current market. VRB's management expects that such expansion would be centered along the 1-5 corridor and extending its banking services into the Willamette Valley regions to the north.

EMPLOYEES

        As of June 30, 2000, VRB had a total of 172 full-time equivalent employees. A number of benefit plans are available to eligible employees, including paid sick leave and vacation, group medical plans, a 401(k) plan, and a discretionary stock option plan. None of VRB's employees are subject to a collective bargaining agreement and the company considers its relationships with its employees to be good.

SECURITY OWNERSHIP OF VRB MANAGEMENT AND OTHERS

        The following table sets forth the shares of VRB common stock beneficially owned as of October 2, 2000, by each director and executive officer of VRB, and all directors and executive officers as a group:

                                                      COMMON STOCK
NAME OF BENEFICIAL OWNER                           BENEFICIALLY OWNED      PERCENTAGE OF CLASS
------------------------                           ------------------      --------------------
James D. Coleman                                         129,868 (1)                1.5%
John O. Dunkin                                            53,753 (2)                *
Michael Donovan                                            6,949 (3)                *
April Sevcik                                              15,582 (4)                *
Gary A. Lundberg                                          23,658 (4)                *
Robert J. DeArmond                                       142,962 (4)                1.7%
Larry L. Parducci                                         33,699 (4)                *
Tom Anderson                                              83,320 (5)                *
William A. Haden                                          72,768 (6)                *
Brad Copeland                                             18,998 (7)                *
Felice Belifiore                                           7,730 (8)                *
Kathy Peckham                                              7,555 (9)                *
ALL DIRECTORS AND EXECUTIVE OFFICERS                     596,842                    7.1%
  (12 persons)

---------------

*       Less than 1.0%

(1) Includes 2,370 shares which could be acquired within 60 days by exercise of stock options.

(2) Includes 27,573 shares, which could be acquired within 60 days by exercise of stock options, and 25,180 shares held under JCLS limited partnership of which Mr. Dunkin is general partner.

(3) Includes 6,689 shares which could be acquired within 60 days by exercise of stock options.

(4) Includes 2,222 shares which could be acquired within 60 days by exercise of stock options.

(5) Includes 1,111 shares which could be acquired within 60 days by exercise of stock options.

(6) Includes 48,323 shares which could be acquired within 60 days by exercise of stock options and 22,445 shares held in the Valley of the Rogue Bank 401(k) Profit Sharing Plan, in a segregated self-directed account for the benefit of Mr. Haden.

(7) Includes 13,520 shares which could be acquired within 60 days by exercise of stock options, and 1,946 shares held in the Valley of the Rogue Bank 401(k) Profit Sharing Plan, in a segregated self-directed account for the benefit of Mr. Copeland.

(8) Includes 7,280 shares which could be acquired within 60 days by exercise of stock options.

(9) Includes 624 shares which could be acquired within 60 days by the exercise of stock options, and 6,224 shares held in the Valley of the Rogue Bank 401(k) Profit Sharing Plan, in a segregated self-directed account for the benefit of Ms. Peckham.


TRANSACTIONS WITH MANAGEMENT

        Various Directors and executive officers are customers of and have had banking transactions with Valley of the Rogue Bank, in the ordinary course of business, and the bank expects to have such transactions in the future. All loans and commitments to loan included in such transactions were made in compliance with applicable laws, on substantially the same terms (including interest rate and collateral) as those prevailing at the time for comparable transactions with other persons and, in the opinion of management of the bank, do not involve more than the normal risk of collectibility or present any other unfavorable features. The amount of loans outstanding to directors, executive officers, and companies with which they are associated was $5,542,248 at December 31, 1999.

COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

        Section 16 of the Securities Exchange Act of 1934, as amended, requires that all executive officers and directors, and all persons who beneficially own more than 10 percent of VRB's common stock, file an initial report of their ownership of VRB's securities on Form 3 and report changes on their ownership of VRB's securities on Form 4 or Form 5. These filings must be made with the Securities and Exchange Commission with a copy sent to VRB.

        Based solely upon our review of the copies of the filings that it received with respect to the fiscal year ended December 31, 1999, we believe that all reporting persons made all required Section 16 filings with respect to such fiscal year on a timely basis.


                    VRB MANAGEMENT'S DISCUSSION AND ANALYSIS

INDUSTRY TRENDS AND COMPANY ANNOUNCEMENTS

        Branch openings and closures: On January 31, 2000, VRB opened a temporary branch in Central Point, Oregon. Central Point continues to be one of the fastest growing communities in southern Oregon and initial acceptance of the temporary branch has been very positive. Branch assets and deposits have grown to $9 million and $1.5 million, respectively as of June 30, 2000. Construction on the permanent facility has commenced and the new facility is expected to be open for business in the fourth quarter of 2000.

        On May 15, 2000, the bank announced the impending closure of one of its four branches located in Medford, Oregon. The branch closure, which took place on August 15, 2000, came as a result the company's plan to streamline its branch network and reduce operating overhead.

        Interest Rate environment: Prior to the third quarter of 1999, VRB operated under a relatively low interest rate environment. Subsequently, interest rates rose rapidly as a result of a number of successive rate hikes. By the end of the second quarter of 2000, the bank's prime lending rate had risen to 9.25%, 1.50% higher than prime one year ago. While rate volatility has influenced the yield on loans and interest paid on deposits, the bank's net interest margin has remained close to the 6% mark in both 1999 and 2000 year-to-date. In addition, loan demand appears unhindered, with growth of 23% over the last 18 months.

RESULTS OF OPERATIONS

        Net income for the six-month periods ended June 30, 2000 and 1999. Net income for the six months ended June 30, 2000 increased 1.2% to $2,458,000 compared to the same period last year. On a per share basis, earnings increased from $.28 in 1999 to $.30 in 2000, an increase of 7%. VRB's share repurchase plan (in effect throughout 1999) reduced the company's average shares outstanding by approximately 400,000 shares, which enhanced the company's earnings on a per share basis.

        Net income for the years ended December 31, 1999 and 1998. Net income in 1999 totaled $4.9 million, substantially unchanged from that in 1998. Earnings per share for each period was also consistent, averaging $0.57 per outstanding share. Internal departmental restructuring, and pressure on interest margins influenced earnings growth. Costs to establish a brand image, and strengthen the lending and technological capabilities of the bank also lead to higher costs. Management believes that these costs will be recovered in the form of future efficiencies and profitability.

        NET INTEREST INCOME

        For financial institutions, the primary component of earnings is net interest income, which is the difference between interest income from loans and investment securities and interest expense on deposits. Over the last 18 months, VRB has sustained its net interest income levels in the face of rapidly changing interest rates and increased competitive pressures. At the close of the second quarter, the profile of the company had changed significantly from that in 1999. Loans growth was strong, liquidity had diminished, and deposit rates were rising under an extremely competitive market.

        Net interest income for the six-month periods ended June 30, 2000 and 1999. Net interest income (on a tax equivalent basis) increased from $8,270,000 to $8,389,000 when comparing the six months ended June 30, 1999 and 2000. The increase reflected the net effect of the following:

        - Interest earned on loans grew by 9.9%, due primarily to higher volume.

        - Unusually strong loan growth caused the bank to utilize its line of credit with the Federal Home Loan of Seattle, and 84% of second quarter loan growth was funded with short-term debt. For the period, the bank averaged $3.4 million in overnight borrowings, resulting in interest expense of approximately $111,000.

        - Interest expense grew as the bank paid a higher average rate on interest bearing deposits (primarily time certificates of deposit). Overall, the bank's cost of funds grew from 2.33% to 2.45%.

        Net interest income for the years ended December 31, 1999 and 1998. During 1999, the average yield on interest earning assets declined by 0.48%, reflecting the low interest rate environment in effect for most of 1999. The decline is also due to the mix of earning assets, which grew to include a higher percent of lower yielding available-for-sale securities. Offsetting the decline in asset yields, the cost of interest bearing liabilities also declined from 3.71% to 3.18%. In addition, VRB experienced a $14.3 million decline in time certificates of deposits, which are typically more expensive than other deposit products. Declining time certificates of deposit were replaced by less expensive funding, which resulted in a lower average cost of funds for the year.

AVERAGE BALANCES & AVERAGE RATES EARNED AND PAID

The following table shows average balances and interest income or interest expense, with the resulting average yield or rates by category of average earning asset or interest-bearing liability:


                                                                               Year Ended December 31,
                                                 -------------------------------------------------------------------------------
                                                                    1999                                       1998
                                                 -----------------------------------------    ----------------------------------
(in thousands)                                    Balance         Interest          Rate       Balance       Interest     Rate
                                                 ---------       ---------       ---------    ---------     ---------  ---------
Interest-earning assets
Federal funds sold                               $  18,792       $     936            0.05%   $  38,206     $   2,053       5.37%
Held-to-maturity securities                         18,004           1,382            7.68       18,432         1,410       7.65
Available-for-sale securities                       57,340           3,483            6.07       28,573         1,814       6.35
Commercial Loans                                   149,589          13,845            9.26      156,049        15,261       9.78
Consumer Loans                                      36,226           3,501            9.66       37,397         3,852      10.30
                                                 ---------       ---------       ---------    ---------     ---------  ---------
  Total earning assets                             279,951          23,147            8.27      278,657        24,390       8.75
Non-earning assets                                  35,947                                       33,161
Less: Loan loss reserve                             (3,835)                                      (4,062)
                                                 ---------                                    ---------
  Total assets                                   $ 312,063                                    $ 307,756
                                                 =========                                    =========

Interest bearing liabilities
Interest bearing checking                           32,813             321            0.98       33,188           446       1.34
Money market                                        84,549           2,774            3.28       75,519         2,764       3.66
Savings                                             24,764             486            1.96       24,336           523       2.15
Time                                                59,252           2,832            4.78       73,627         3,932       5.34
                                                 ---------       ---------       ---------    ---------     ---------  ---------
  Total interest bearing deposits                  201,378           6,413            3.18      206,670         7,665       3.71
Non-interest bearing deposits                       73,610                                       64,733
                                                 ---------                                    ---------
  Total interest bearing deposits                  274,988                                      271,403
Other liabilities                                    2,588                                        2,571
                                                 ---------                                    ---------
  Total liabilities                                277,576                                      273,974
Shareholders' equity                                34,487                                       33,782
                                                 ---------                                    ---------
  Total liabilities and shareholders' equity     $ 312,063                                    $ 307,756
                                                 =========                                    =========
Net interest income                                              $  16,734                                  $  16,725

Interest Income as a percentage
  of average earning assets                                                           8.27%                                 8.75%
Interest expense as a percentage
  of average earning assets                                                           2.29                                  2.75
                                                                                 ---------                             ---------
Net interest margin                                                                   5.98%                                 6.00%
                                                                                 =========                             =========


                                                        Year Ended December 31,
                                                 -----------------------------------------
                                                                 1997
                                                 ----------------------------------------
(in thousands)                                    Balance      Interest            Rate
                                                 ---------     ---------        ---------
Interest-earning assets
Federal funds sold                               $  19,556     $   1,063             5.44%
Held-to-maturity securities                         18,480         1,431             7.74
Available-for-sale securities                       22,486         1,504             6.69
Commercial Loans                                    71,016         7,531            10.60
Consumer Loans                                      38,565         3,913            10.15
                                                 ---------     ---------        ---------
  Total earning assets                             170,103        15,442             9.08
Non-earning assets                                  17,056
Less: Loan loss reserve                             (1,597)
                                                 ---------
  Total assets                                   $ 185,562
                                                 =========

Interest bearing liabilities
Interest bearing checking                           20,256           299             1.48
Money market                                        53,036         2,116             3.99
Savings                                             15,358           337             2.19
Time                                                26,285         1,310             4.98
                                                 ---------     ---------        ---------
  Total interest bearing deposits                  114,935         4,062             3.53
Non-interest bearing deposits                       45,552
                                                 ---------
  Total interest bearing deposits                  160,487
Other liabilities                                    1,415
                                                 ---------
  Total liabilities                                161,902
Shareholders' equity                                23,660
                                                 ---------
  Total liabilities and shareholders' equity     $ 185,562
                                                 =========
Net interest income                                            $  11,380

Interest Income as a percentage
  of average earning assets                                                          9.08%
Interest expense as a percentage
  of average earning assets                                                          2.39
                                                                                ---------
Net interest margin                                                                  6.69%
                                                                                =========

ANALYSIS OF CHANGES IN INTEREST DIFFERENTIAL

        The following table sets forth, on a tax-equivalent basis, a summary of the changes in net interest income resulting from changes in volumes and rates. Changes not due solely to volume or rate changes are allocated to rate.


                                           December 99 over                             December 98 over
                                               December 98                                 December 97
                                           Increase (decrease)                         Increase (decrease)
                                              in interest                                  in interest
                                            due to changes in                            due to changes in
                                          ----------------------                       ----------------------
Interest earning assets                   Average        Average                       Average        Average
                                          Volume          Rate        Net Effect       Volume          Rate         Net Effect
                                          -------        -------      ----------       -------        -------       ----------
(in thousands)
Federal funds sold                        $  (967)       $  (150)       $(1,117)       $ 1,002        $   (12)       $   990
Held-to-maturity securities                   (33)             5            (28)            (4)           (17)           (21)
Available-for-sale securities               1,747            (78)         1,669            386            (76)           310
Commercial loans                             (598)          (818)        (1,416)         8,316           (586)         7,730
Consumer loans                               (113)          (238)          (351)          (107)            46            (61)
                                          -------        -------        -------        -------        -------        -------
Total                                          36         (1,279)        (1,243)         9,593           (645)         8,948
                                          -------        -------        -------        -------        -------        -------

Interest bearing liabilities
                                          -------        -------        -------        -------        -------        -------
Interest bearing checking                      (4)          (121)          (125)           174            (27)           147
Money market                                  296           (286)            10            823           (175)           648
Savings                                         8            (45)           (37)           193             (7)           186
Time deposits                                (687)          (413)        (1,100)         2,528             94          2,622
                                          -------        -------        -------        -------        -------        -------
Total                                        (387)          (865)        (1,252)         3,718           (115)         3,603
                                          -------        -------        -------        -------        -------        -------

Net increase in net interest income       $   423        $  (414)       $     9        $ 5,875        $  (530)       $ 5,345
                                          =======        =======        =======        =======        =======        =======

        FEE INCOME

        For the six month periods ended June 30, 2000 and 1999. Fee income, or non-interest income, increased by $228,000, or 23%, when comparing the first six months of 1999 and 2000. In May, the bank updated its fee structure, which resulted in the more frequent assessment of account charges for certain products and services. Also contributing to the increase in fee income were ATM surcharge fees beginning February 2000.

        For the years ended December 31, 1999 and 1998. Fee income, or non-interest income, totaled $2.1 million, a 4% decline when compared to the prior year. As a percent of total revenues, fee income equaled 8.3% of total revenues in 1999, substantially unchanged from 1998. The decline in non-interest income is due to the decrease in residential mortgage loans originated through the bank's mortgage lending department.

        In the third quarter of 1999, the mortgage lending process was restructured and moved in-house to include local processing, underwriting and closing of residential real estate loans. In connection with the restructure, the department introduced new products and expanded its mortgage services. Management believes the mortgage department is now positioned to capture a much larger share of the market; however, the origination and refinance of mortgage loans and related fees are dependent on the general level and direction of interest rates. Accordingly, there can be no assurance that such income will improve in the future.

        COST OF OPERATIONS

        For the six months ended June 30, 2000 and 1999. Cost of operations, or non-interest expense, grew to $5.4 million year-to-date. Salaries and depreciation expense were primarily responsible for the 7% increase, reflecting the bank's investment in both people and technology during this period.

        The bank's efficiency ratio, or non-interest expense as a percentage of total net interest income plus non-interest income, was 56.6% for the six months ended June 30, 2000 compared to 54.9% for the same period in 1999. Excluding the amortization of intangibles, such as goodwill from VRB's acquisition of Colonial Banking Company ("CBC") (an approximate charge of $640,000 per year), the efficiency ratio improves to 52.7% and 50.9% for the periods ended June 30, 2000 and 1999, respectively.

        For the years ended December 31, 1999 and 1998. Cost of operations grew to $10.6 million, an increase of less than one percent. VRB hired a number of senior lending and calling officers in 1999 to generate loan growth. As a results, salaries and benefits rose from $6.0 million to $6.3 million, a 5.6% increase. VRB had 177 full time equivalent employees at December 31, 1999 compared to 167 full time equivalent employees at December 31, 1998.

        Occupancy costs, including depreciation, rent and small equipment, increased by 12.9% to $1.2 million. In 1999, VRB embarked on a campaign to upgrade operating equipment and streamline data and voice communications, investing $1.1 million into capital projects and company infrastructure.

        With the exception of communication costs (primarily postage and phone service), other administrative expenses declined slightly, centered around reductions in professional fees and other one-time expenses related to the acquisition of CBC in 1998 (see Note 2 in Notes to consolidated financial statements).

        In 1999, VRB maintained an efficiency margin of 56.2%, slightly higher than 1998's efficiency margin of 55.6%. Excluding the amortization of goodwill from the measurement, the efficiency margin drops to 52.4% and 51.7% for 1999 and 1998, respectively.

        COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

        In the first quarter of 1998, VRB acquired CBC. CBC was a state charted bank with approximately $116 million in total assets. CBC added four branches to VRB's existing branch network in Southern Oregon. VRB paid $15.7 million in cash, which was approximately 2.5 times book value. The acquisition of CBC brought increased market share to the company and preempted the acquisition of CBC by potential competitors looking to enter the Rogue Valley market.

        Earnings grew to $4.9 million in 1998, up $1.2 million or 33% when compared to 1997. Diluted earnings per share grew to $.57, an increase of 18% from $.48 in 1997. Earnings accretion from the CBC acquisition was partially diluted by the sale of 1.1 million shares of VRB common stock, the proceeds of which were used to finance the CBC acquisition.

        The acquisition of CBC altered VRB's deposit structure with a new emphasis in high cost certificates of deposit (27% of total deposits compared 16% pre acquisition). CBC also brought an unusually large concentration of out of area commercial loans with very low interest rates. The net portfolio return on CBC loans was approximately 70 basis points lower than VRB's then-current average. While net interest income grew by $1.3 million, VRB's interest margin declined to from

6.69% to 6.01%. Noninterest income and expenses also reflected the acquisition, growing 28% and 52% respectively.

FINANCIAL CONDITION

        LENDING AND CREDIT MANAGEMENT

        As of June 30, 2000 and December 31, 1999, and 1998. Outstanding loans totaled $219.4 million at June 30, 2000, representing a $17.6 million increase when compared to loans of $201.7 million as of December 31, 1999 and a $40.3 million increase when compared to December 31, 1998. Loan growth has been diversified across all categories, with the biggest gains in commercial real estate and commercial lines of credit. Loan growth is the result of aggressive calling strategies, innovative terms and favorable economic conditions. Commitments to extend credit totaled $34 million as of June 30, 2000, relatively unchanged when compared to commitments outstanding as of the end of the previous two years.

The following table presents the composition of the bank's loan portfolio at the dates indicated:


                                          June 30, 2000                  December 31, 1999                 December 31, 1998
                                     -------------------------        -------------------------        --------------------------
                                      Amount        Percentage         Amount        Percentage         Amount         Percentage
                                     --------       ----------        --------       ----------        --------        ----------
(in thousands)

Commercial                           $ 36,793           16.77%        $ 23,940           11.87%        $ 16,418             9.17%
Real estate construction               19,714            8.99%          29,034           14.39%          23,552            13.15%
Real estate residential mortgage       44,267           20.18%          41,225           20.44%                             0.00%
Real estate commercial mortgage       103,688           47.27%          93,540           46.37%         126,675            70.74%
Consumer and other                     14,901            6.79%          13,997            6.94%          12,425             6.94%
                                     --------        --------         --------        --------         --------         --------
Total                                $219,363          100.00%        $201,736          100.00%        $179,070           100.00%
                                     ========        ========         ========        ========         ========         ========

Loans at fixed rates                   59,306           27.04%          53,440           26.49%          56,775            31.71%
Loans at variable rates               160,057           72.96%         148,296           73.51%         122,295            68.29%
                                     --------        --------         --------        --------         --------         --------
Total                                $219,363          100.00%        $201,736          100.00%        $179,070           100.00%
                                     ========        ========         ========        ========         ========         ========

        LOAN LOSS RESERVE

        As of June 30, 2000 and December 31, 1999, and 1998. The reserve for loan losses represents management's estimate of the bank's exposure to credit loss when evaluating the asset quality of the loan portfolio. The reserve is based primarily on management's evaluation of the overall risk characteristics of the bank's loan portfolio based on internally established guidelines, an evaluation that is influenced by current overall levels of non-performing loans, value of collateral securing a particular loan, general and local economic conditions, and the bank's overall historical loan loss experience. Management seeks to control credit losses by maintaining strong underwriting standards and by closely monitoring each borrower's financial condition.

        VRB has established credit policies and guidelines that control and monitor credit risk on an ongoing basis. Managing credit risk is the responsibility of all loan officers, working under the oversight of the bank's loan administrator. Each credit is regularly evaluated as to the likelihood that a borrower will repay a loan from expected sources. When collateral is involved, this includes evaluating whether sufficient collateral is obtained at the outset, and verifying that the value of the collateral remains sufficient to support the credit.

                             Loan loss experience              June 30,                   December 31,
                                                                 2000               1999               1998
                                                               -------             --------         ------------
        (in thousands)
        Loan loss reserve balance, beginning of year            $3,503             $3,539             $1,780
        Loan losses
         Commercial                                                 --                 --                 21
          Real Estate                                               --                 28                 95
          Consumer                                                  17                 58                 69
                                                                ------             ------             ------
          Total                                                     17                 86                185

        Recoveries
         Commercial                                                  3                 38                 36
          Real Estate                                                3                 --                 --
          Consumer                                                   2                 12                 10
                                                                ------             ------             ------
          Total                                                      8                 50                 46
                                                                ------             ------             ------
          Net loan losses                                            9                 36                139
        Provision of loan losses                                    --                 --                 --
        Changes incidental to merger                                --                 --              1,898
                                                                ------             ------             ------
        Balance, end of year                                    $3,494             $3,503             $3,539
                                                                ======             ======             ======
        Loan loss reserve / total loans                           1.59%              1.74%              1.98%
                                                                ======             ======             ======
        Net loan losses / average loans outstanding               0.01%              0.02%              0.07%
                                                                ======             ======             ======


Non-performing assets include assets that are on nonaccrual status, loans past due greater than 90 days but not on nonaccrual status, and other real estate owned (OREO). Non-performing assets have consistently averaged less than a quarter of one percentage point over the last several periods.


                    Loan loss experience               June 30,                December 31,
                                                       --------           ----------------------
                                                         2000              1999             1998
                                                        -----             -----             ----
        (in thousands)
        Loans on non-accrual status                     $ 202             $ 551             $262
        Loans past due greater than 90 days                --                --                4
                                                        -----             -----             ----
          Total non-performing loans                      202               551              266
        Other real estate owned                            --                --               51
                                                        -----             -----             ----
          Total non-performing assets                   $ 202             $ 551             $317
                                                        =====             =====             ====

        Non-performing loans/total loans                 0.09%             0.27%            0.15%
                                                        =====             =====             ====
        Non-performing assets/total assets               0.06%             0.18%            0.10%
                                                        =====             =====             ====

        INVESTMENTS

        As of June 30, 2000 and December 31, 1999, and 1998. Investment securities are purchased to help manage liquidity and generate after-tax profits consistent with the risk guidelines established by management and the Board of Directors. As of June 30, 2000, the bank's portfolio of investment securities totaled $73.2 million, virtually unchanged when compared to the December 31, 1999 and 1998 balance of $74.8 and $76.5 million, respectively.

        As of June 30, 2000, the bank's investment portfolio that is currently available-for-sale ("AFS") totaled $54.0 million, or approximately 74% of the total portfolio. Due to rising interest rates, the market value of the bank's AFS portfolio has dropped by approximately $2.6 million, before accruing for tax benefits. This represents a 4.5% percent decline in the aggregate market value of the bank's AFS investments. If long-term interest rates continue to rise, the value of the bank's investment holdings will most likely continue to decline. This could hinder the bank's ability to liquidate securities quickly without incurring a loss on the sale. Because future interest rate fluctuations are subject to great uncertainty, management continues to monitor the market value of the portfolio in relation to current liquidity needs on a regular basis.

        The following table provides the book value of the bank's investment portfolio as divided between HTM and AFS as of June 30, 2000 and December 31, 1999 and 1998:


                                                                        December 31,
                                                     June 30,      ---------------------
                                                       2000          1999         1998
                                                     --------      -------       -------
        (in thousands)
        Investments available-for-sale
             U.S. Treasury and agencies              $53,873       $54,756       $57,070
             Corporate and other investments             115           134           194
                                                     -------       -------       -------
                                                     $53,988       $54,890       $57,264
                                                     =======       =======       =======

        Investments held-to-maturity
             States and political subdivisions       $17,243       $18,010       $17,454
                                                     =======       =======       =======
        FHLB stock                                   $ 1,961       $ 1,899       $ 1,765
                                                     =======       =======       =======


        DEPOSITS

        As of June 30, 2000 and December 31, 1999, and 1998. Deposits are the bank's principal source of funds available for lending and other investment opportunities. Deposit inflows and outflows are influenced by general interest rate changes, competition and local, regional and national economic conditions. Substantially all of the bank's depositors are individuals or businesses located in southern Oregon.

        Total deposits increased $2.7 million, or 1%, when comparing June 30, 2000 to the end of the prior fiscal year. Non-interest bearing deposits have increased to 29.3% of total deposits, up from 27.1% at year-end. High concentrations in non-interest bearing accounts provide inexpensive funding evidenced by the fact that the bank's cost of funds has averaged 2.50% for the year, to date. However, non-interest bearing account balances are also prone to volatility and can fluctuate from day to day depending on the time of month and external events like tax deadlines.

The bank's current deposit mix is further illustrated below:

                                             Percentage                      Percentage                      Percentage
                              June 30,        of Total       December 31,     of Total       December 31,     of Total
                                2000          Deposits          1999          Deposits          1998          Deposits
                              --------       ----------      ------------     --------       ------------     --------
(in thousands)
Demand                        $ 81,632            29.3%       $ 74,805            27.1%         72,134            26.3%
Interest bearing demand        110,651            39.6         119,569            43.3         110,900            40.5
Savings                         23,098             8.3          23,512             8.5          24,269             8.9
Time deposits                   63,696            22.8          58,480            21.1          66,819            24.4
                              --------        --------        --------        --------        --------        --------
                              $279,077           100.0%       $276,366           100.0%       $274,122           100.0%
                              ========        ========        ========        ========        ========        ========


        LIQUIDITY

        As of June 30, 2000. Liquidity enables VRB to meet the borrowing needs of its customers and deposit withdrawals of its depositors. VRB manages its liquidity through a mature and stable base of customer deposits, various lines of credit with other financial institutions and cash flows from continuing operations.

        VRB maintains a cash management credit facility with the Federal Home Loan Bank. The credit facility is limited to 10% of the holding company's total assets (approximately $30 million at December 31, 1999) measured on a quarterly basis. The credit facility is collateralized by FHLB stock owned by VRB and by all VRB's other assets. In addition, VRB maintains federal funds lines with correspondent banks as an alternative source of temporary liquidity. At June 30, 2000, VRB had available federal funds lines totaling $8 million.

        Overall liquidity declined in 2000 as loan balances grew while deposits remained relatively unchanged. As a result, the bank drew from its line of credit with the Federal Home Loan Bank ("FHLB") intermittently during the period. At the end of the second quarter, the bank had $11 million in overnight borrowings. Management expects that the bank will continue to borrow from the FHLB and that the volume of such borrowings will depend on deposit growth and on the bank's ability to continue to grow its loan portfolio.

        For the first six months of 2000, the bank experienced net cash outflows (cash and federal funds) of approximately $1,000,000. The net impact of cash inflows and outflows included net loan growth of $17.5 million, funded by a combination of $11.0 million in debt (reflected in an increase in the FHLB line of credit), new deposits of $2.7 million and $2.9 million in cash from ongoing operations.

        CAPITAL RESOURCES

        As of June 30, 2000. As of June 30, 2000, shareholders' equity totaled $34.9 million, an increase of $1.3 million when compared to total shareholders' equity as of the end of the last fiscal year. The increase in shareholders' equity reflects earnings of $2.5 million offset by dividends of $1.0 million ($0.12 per share) paid May 1, 2000.

        The bank is required to maintain minimum amounts of capital to "risk-weighted" assets, as defined by banking regulators. At June 30, 2000, the bank was required to have Tier 1 and Total Capital ratios of 4.0% and 8.0%, respectively. The bank's actual ratios at that date were 10.9% and 12.1%, respectively.

        MARKET RISK

        In the normal course of business, interest rate and credit risks are the most significant market risks that could have an adverse impact on the bank's financial condition and results of operations. Other types of market risk, such as foreign currency exchange rate risk and commodity price risk, do not have a material effect on the bank's operations at this time.

        Interest rate risk. Interest rate risk is the risk that changes in market interest rates will have an adverse impact on VRB's earnings. The greatest source of interest rate risk results from the mismatch of maturities and repricing intervals for rate sensitive assets, liabilities and off balance sheet commitments. To further illustrate, if VRB makes long term fixed rate loans and finances them with floating-rate deposits, a gap mismatch is created because the repricing period for loans and deposits are different. If interest rates were to rise in this scenario, VRB may be obligated to pay more interest on deposits while receiving the same amount of interest on loans.

        VRB measures its interest rate risk using asset/liability simulation modeling which quantifies variations in net interest income due to changes in the rate environment. The analysis incorporates maturity and repricing characteristics of VRB's current configuration of interest bearing assets and liabilities. By adjusting interest rates up or down in even increments of 100 and 200 basis points in a series of "rate shocks," VRB can develop a range of possible outcomes.

        As of June 30, 2000, the table below sets forth the estimated changes in VRB's unaudited net interest income over a period of one year under the scenarios set forth.


                                                              Adjusted
                                                      --------------------------
                               Increase (Decrease)
               Change in         in Net Interest      Net Interest     Return On
               Prime Rate             Income             Income         Equity
               ----------      -------------------    ------------     ---------
         current: 9.25%                                   5.94%         14.29%
                  2.00%               $(618)              5.72%         13.08%
                  1.00%               $(309)              5.83%         13.64%

                 -1.00%               $ 341               6.06%         14.83%
                 -2.00%               $ (71)              5.91%         14.08%

        Certain shortcomings are inherent in the above analysis. Management has made relatively broad assumptions regarding customer behavior in periods of changing interest rates, including the prepayment characteristics of loans and the repricing and withdrawal of deposits. Additionally, certain assets, such as adjustable rate loans have features, which restrict changes in interest rates. The interest rate sensitivity of VRB's net interest income could vary significantly if different assumptions were used, or if actual experience differs from the assumptions used.


                                   COMPETITION

        The community banking business is highly competitive. The companies compete with other commercial banks and with other financial institutions, including savings and loan associations, mutual savings banks, finance companies, mortgage banking companies, credit unions, and investment companies. In recent years, competition has increased from institutions not subject to the same regulatory restrictions as banks and bank holding companies.

        The geographic market areas served by both South Umpqua and Valley of the Rogue Bank are highly competitive for both deposits and loans. Each competes with traditional banking and thrift institutions, as well as non-bank financial services providers, such as credit unions, brokerage firms and mortgage companies. The major commercial bank competitors are super-regional institutions headquartered outside the state of Oregon, and their deposits represent a significant majority of total statewide commercial bank deposits. The major banks have competitive advantages over the banks in that they have higher lending limits and are able to offer statewide facilities and services that neither of the banks currently offer.

        The banks, however, view non-bank financial services providers, such as credit unions, brokerage firms, insurance companies and mortgage companies, as its principal competition. As the industry becomes increasingly dependent on and oriented toward technology-driven delivery systems permitting transactions to be conducted by telephone, computer and the internet, such non-bank institutions are able to attract funds and provide lending and other financial services even without offices located in the bank's primary service area. Some insurance companies and brokerage firms compete for deposits by offering rates that are higher than may be appropriate for a bank in relation to its asset/liability objectives, although the banks offers a wide array of deposit products and believes they can compete effectively through select rate-driven product promotions.

        Credit unions present a significant competitive challenge. As credit unions currently enjoy an exemption from corporate income taxes, they are able to offer higher deposit rates and lower loan rates than the banks. Credit unions are also not currently subject to certain regulatory constraints applicable to the banks such as the Community Reinvestment Act, which, among other things, requires regulated financial institutions to implement procedures to make and monitor loans throughout the communities it serves. Adhering to such regulatory requirements raises the costs associated with the bank's lending activities, and reduces potential operating profits. Accordingly, the banks seek to compete by focusing on building customer relations, providing superior service and offering a wide variety of commercial banking products such as commercial real estate loans, inventory and accounts receivable financing, and SBA loans for qualified businesses, that do not compete directly with products and services offered by the credit unions.

        The acquisition by Umpqua of Strand, Atkinson, Williams & York, Inc., a retail brokerage firm, further permits Umpqua to offer a full range of brokerage services and investment insurance products to its banking customers as well as to other customers of the firm. Management of Umpqua believes that providing these additional financial services through its banking stores will help differentiate it from many other banks and provide additional revenue for the company.

                        CERTAIN REGULATORY CONSIDERATIONS

        Umpqua is a registered Financial Holding Company under the Gramm-Leach-Bliley Act of 1999 (the "Act"), and is subject to the supervision of, and regulation by, the Board of Governors of the Federal Reserve System (the "Federal Reserve"). To continue its status as a financial holding company, Umpqua must maintain its "well capitalized" and "well managed" status. Additionally, its subsidiary must also receive "satisfactory or better" ratings on the last CRA exam. The Federal Reserve reserves authority to limit the activities of a financial holding company if it finds the company as a whole lacks the financial or managerial strength to engage in new activities, make new acquisitions or retain ownership of companies engaged in financial activities.

        VRB is a registered bank holding company and is also subject to the supervision of, and regulation by, the Federal Reserve.

        General - Both subsidiary banks and Umpqua's broker-dealer subsidiary are extensively regulated under federal and state law. These laws and regulations are generally intended to protect depositors, borrowers and other customers, not shareholders. To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory or regulatory provisions. Any change in applicable laws or regulations may have a material effect on the business and prospects of the companies. Neither company can accurately predict the nature or the extent of the effects on its business and earnings that fiscal or monetary policies, or new federal or state legislation may have in the future.

        Federal and State Bank Regulation - The banks, as state chartered banks with deposits insured by the Federal Deposit Insurance Corporation, are also subject to supervision and regulation by the Oregon Director of the Department of Consumer and Business Services and the FDIC. These agencies may prohibit the banks from engaging in what the agencies believe constitute unsafe or unsound banking practices.

        The Community Reinvestment Act ("CRA") requires that, in connection with examinations of financial institutions within its jurisdiction, the FDIC evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. These factors are also considered in evaluating mergers, acquisitions and applications to open a branch or new facility. Both banks' current CRA ratings are "satisfactory."

        Banks are also subject to certain restrictions imposed by the Federal Reserve Act on extensions of credit to executive officers, directors, principal shareholders or any related interest of such persons. Extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral as, and follow credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with persons not affiliated with the bank, and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. Banks are also subject to certain lending limits and restrictions on overdrafts to such persons. A violation of these restrictions may result in the assessment of substantial civil monetary penalties on the affected bank or any officer, director, employee, agent or other person participating in the conduct of the affairs of that bank, the imposition of a cease and desist order, and other regulatory sanctions. Neither bank is aware of any material violation of these laws and regulations.

        Under the Federal Deposit Insurance Corporation Improvement Act ("FDICIA"), each federal banking agency has prescribed, by regulation, non-capital safety and soundness standards for institutions under its authority. These standards cover internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, fees and benefits, and standards for asset quality, earnings and stock valuation. An institution which fails to meet these standards must develop a plan acceptable to the agency, specifying the steps that the institution will take to meet the standards. Failure to submit or implement such a plan may subject the institution to regulatory sanctions. Management of both companies believes that their companies and subsidiary banks are in substantial compliance with these standards.

        Deposit and Account Insurance - The deposits of each bank are currently insured to a maximum of $100,000 per depositor through the Bank Insurance Fund ("BIF"), administered by the FDIC. Each bank is required to pay semi-annual deposit insurance premium assessments to the FDIC. The customer accounts of Strand, Atkinson, Williams & York, Inc. are insured to a maximum of $100,000 for any failure of the brokerage firm by the Securities Investors Protection Corporation.

        Under the federal deposit insurance system, banks are assessed insurance premiums according to how much risk they are deemed to present to the BIF. Banks with higher levels of capital and a low degree of supervisory concern are assessed lower premiums than banks with lower levels of capital or involving a higher degree of supervisory concern. Both banks qualify for the lowest premium level, and currently pay only the statutory minimum rate.


        Dividends - Under the Oregon Bank Act, a bank is subject to restrictions on the payment of cash dividends to its shareholders, or in the case of South Umpqua and Valley of the Rogue, parent company. A bank may not pay cash dividends if that payment would reduce the amount of its capital below that necessary to meet minimum applicable regulatory capital requirements. In addition, the appropriate regulatory authorities are authorized to prohibit banks and bank holding companies from paying dividends which would constitute an unsafe or unsound banking practice.

        Capital Adequacy - The federal and state bank regulatory agencies use capital adequacy guidelines in their examination and regulation of financial holding companies, bank holding companies and banks. If the capital falls below the minimum levels established by these guidelines, a holding company or a bank may be denied approval to acquire or establish additional banks or non-bank businesses or to open new facilities.

        The FDIC and Federal Reserve have adopted risk-based capital guidelines for banks and holding companies. The risk-based capital guidelines are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and holding companies, to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items. The current guidelines require all holding companies and federally-regulated banks to maintain a minimum risk-based total capital ratio equal to 8%, of which at least 4% must be Tier 1 capital. Generally, banking regulators expect banks to maintain capital ratios well in excess of the minimum.

        Tier 1 capital for banks includes common shareholders' equity, qualifying perpetual preferred stock (up to 25% of total Tier 1 capital, if cumulative; under a Federal Reserve rule, redeemable perpetual preferred stock may not be counted as Tier 1 capital unless the redemption is subject to the prior approval of the Federal Reserve) and minority interests in equity accounts of consolidated subsidiaries, less intangibles, except as described above. Tier 2 capital includes: (i) the allowance for loan losses of up to 1.25% of risk-weighted assets; (ii) any qualifying perpetual preferred stock which exceeds the amount which may be included in Tier 1 capital; (iii) hybrid capital instruments (iv) perpetual debt; (v) mandatory convertible securities and (vi) subordinated debt and intermediate term preferred stock of up to 50% of Tier 1 capital. Total capital is the sum of Tier 1 and Tier 2 capital less reciprocal holdings of other banking organizations, capital instruments and investments in unconsolidated subsidiaries.

        Banks' assets are given risk-weights of 0%, 20%, 50%, and 100%. In addition, certain off-balance sheet items are given credit conversion factors to convert them to asset equivalent amounts to which an appropriate risk-weight will apply. These computations result in the total risk-weighted assets.

        Most loans are assigned to the 100% risk category, except for first mortgage loans fully secured by residential property, which carry a 50% rating. Most investment securities are assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% risk-weight, and direct obligations of or obligations guaranteed by the U.S. Treasury or U.S. Government agencies, which have 0% risk-weight. In converting off-balance sheet items, direct credit substitutes, including general guarantees and standby letters of credit backing financial obligations, are given 100% conversion factor. The transaction-related contingencies such as bid bonds, other standby letters of credit and undrawn commitments, including commercial credit lines with an initial maturity of more than one year, have a 50% conversion factor. Short-term, self-liquidating trade contingencies are converted at 20%, and short-term commitments have a 0% factor.

        The FDIC also has implemented a leverage ratio, which is Tier 1 capital as a percentage of total assets less intangibles, to be used as a supplement to risk-based guidelines. The principal objective of the leverage ratio is to place a constraint on the maximum degree to which a bank may leverage its equity capital base. The FDIC requires a minimum leverage ratio of 3%. However, for all but the most highly rated holding companies and for banks seeking to expand or experiencing or anticipating significant growth, the FDIC requires a minimum leverage ratio of 4%.

        The FDICIA created a statutory framework of supervisory actions indexed to the capital level of the individual institution. Under regulations adopted by the FDIC, an institution is assigned to one of five capital categories depending on its total risk-based capital ratio, Tier 1 risk-based capital ratio, and leverage ratio, together with certain subjective factors. Institutions which are deemed to be "undercapitalized" are subject to certain mandatory supervisory corrective actions. Both banks are considered well capitalized and management does not believe that these regulations have any material effect on their respective operations.

        As a registered broker-dealer, Strand, Atkinson, Williams & York, Inc. is required to maintain capital levels adequate to cover its underwriting activities. Since its acquisition by Umpqua, its current activities have not been impeded by its capital level and Umpqua believes that its subsidiary's capital position is adequate for its expected activities over the next year.

        Effects of Government Monetary Policy - The earnings and growth of the companies are affected not only by general economic conditions, but also by the fiscal and monetary policies of the federal government, particularly the Federal Reserve. The Federal Reserve can and does implement national monetary policy for such purposes as curbing inflation and combating recession, by its open market operations in U.S. Government securities, control of the discount rate applicable to borrowings from the Federal Reserve, and establishment of reserve requirements against certain deposits. These activities influence growth of bank loans, investments and deposits, and also affect interest rates charged on loans or paid on deposits. The nature and impact of future changes in monetary policies and their impact on the companies cannot be predicted with certainty.

        Changing Regulatory Structure of the Banking Industry - The laws and regulations affecting banks and holding companies are subject to significant change. Bills are now pending or expected to be introduced in the United States Congress that contain proposals for altering the structure, regulation, and competitive relationships of the nation's financial institutions. If enacted into law, these bills could have the effect of increasing or decreasing the cost of doing business, limiting or expanding permissible activities, or affecting the competitive balance among banks, savings associations, and other financial institutions. Some of these bills would reduce (or, increase) the extent of federal deposit insurance, broaden the powers or the geographical range of operations of holding companies, and realign the structure and jurisdiction of various financial institution regulatory agencies. Whether or in what form any such legislation may be adopted or the extent to which the business of the companies might be affected thereby, cannot be predicted with certainty.

        Of particular note is legislation enacted by Congress in 1995 permitting interstate banking and branching, which allows banks to expand nationwide through acquisition, consolidation or merger. Under this law, an adequately capitalized holding company may acquire banks in any state or merge banks across state lines if permitted by state law. Further, banks may establish and operate branches in any state subject to the restrictions of applicable state law. Under Oregon law, an out-of-state bank or holding company may merge with or acquire an Oregon state chartered bank or holding company if the Oregon bank, or in the case of a holding company, the subsidiary bank, has been in existence for a minimum of three years, and the law of the state in which the acquiring bank is located permits such merger. Branches may not be acquired or opened separately, but once an out-of-state bank has acquired branches in Oregon, either through a merger with or acquisition of substantially all the assets of an Oregon bank, the acquirer may open additional branches.

        In December 1999, Congress enacted the Gramm-Leach-Bliley Act and repealed the nearly 70-year prohibition on banks and bank holding companies engaging in the businesses of securities and insurance underwriting imposed by the Glass-Steagall Act.

        Under the GLB Act, a bank holding company may, if it meets certain criteria, elect to be a "financial holding company," which is permitted to offer, through a non-bank subsidiary, products and services that are "financial in nature" and to make investments in companies providing such services. A financial holding company may also engage in investment banking, and an insurance company subsidiary of a financial holding company may also invest in "portfolio" companies, without regard to whether the businesses of such companies are financial in nature.

        The GLB Act also permits eligible banks to engage in a broader range of activities through a "financial subsidiary," although a financial subsidiary of a bank is more limited than a financial holding company in the range of services it may provide. Financial subsidiaries of banks are not permitted to engage in insurance underwriting, real estate investment or development, merchant banking or insurance portfolio investing. Banks with financial subsidiaries must (i) separately state the assets, liabilities and capital of the financial subsidiary in financial statements; (ii) comply with operational safeguards to separate the subsidiary's activities from the bank; and (iii) comply with statutory restrictions on transactions with affiliates under Sections 23A and 23B of the Federal Reserve Act.

        Activities that are "financial in nature" include activities normally associated with banking, such as lending, exchanging, transferring and safe-guarding money or securities, and investing for customers. Financial activities also include the sale of insurance as agent (and as principal for a financial holding company, but not for a financial subsidiary of a bank), investment advisory services, underwriting, dealing or making a market in securities, and any other activities previously determined by the Federal Reserve to be permissible non-banking activities.

        Financial holding companies and financial subsidiaries of banks may also engage in any activities that are incidental to, or determined by order of the Federal Reserve to be complementary to, activities that are financial in nature.

        To be eligible to elect status as a financial holding company, a bank holding company must be well-capitalized, under the Federal Reserve capital adequacy guidelines, and to be well-managed, as indicated in the institution's most recent regulatory examination. In addition, each bank subsidiary must also be well-capitalized and well-managed, and must have received a rating of "satisfactory" in its most recent CRA examination. Failure to maintain eligibility would result in suspension of the institution's ability to commence new activities or acquire additional businesses until the deficiencies are corrected. The Federal Reserve could require a non-compliant financial holding company that has failed to correct noted deficiencies within 180 days to divest one or more subsidiary banks or to cease all activities other than those permitted to ordinary bank holding companies under the regulatory scheme in place prior to enactment of the GLB Act.

        In addition to expanding the scope of financial services permitted to be offered by banks and bank holding companies, the GLB Act addressed the jurisdictional conflicts between the regulatory authorities that supervise various types of financial businesses. Historically, supervision was an entity-based approach, with the Federal Reserve regulating member banks and bank holding companies and their subsidiaries. As holding companies are now permitted to have insurance and broker-dealer subsidiaries, the supervisory scheme is oriented toward functional regulation. Thus, a financial holding company is subject to regulation and examination by the Federal Reserve, but a broker-dealer subsidiary of a financial holding company is subject to regulation by the Securities and Exchange Commission, while an insurance company subsidiary of a financial holding company would be subject to regulation and supervision by the applicable state insurance commission.

        The GLB Act also includes provisions to protect consumer privacy by prohibiting financial services providers, whether or not affiliated with a bank, from disclosing non-public, personal, financial information to unaffiliated parties without the consent of the customer, and by requiring annual disclosure of the provider's privacy policy. Each functional regulator is charged with promulgating rules to implement these provisions.


                          DESCRIPTION OF CAPITAL STOCK

UMPQUA

        The Articles of Incorporation of Umpqua authorize the issuance of up to 20 million shares of common stock with no par value and 2 million shares of preferred stock with no par value. As of October 2, 2000, there were ______________ shares of common stock issued and outstanding. Following the Merger, a total of approximately ______ shares are expected to issued and outstanding. No preferred shares have been issued. Each outstanding share of common stock has the same relative rights and preference as each other shares of common stock, including the rights to the net assets of Umpqua upon liquidation. Each share is entitled to one vote on matters submitted to a vote of shareholders. Holders of common stock are not entitled to preemptive rights and may not cumulate votes in the election of directors. All issued and outstanding shares are, and all shares to be issued to VRB shareholders pursuant to the Merger will be, fully paid and non-assessable. The terms of the preferred stock are not established in the Articles, but may be designated in one or more series by the Board of Directors when the shares are issued.

        The Board of Directors is authorized to issue or sell additional capital stock of Umpqua, at its discretion and for fair value, and to issue future cash or stock dividends, without prior shareholder approval except as otherwise required by law or the listing requirements of the Nasdaq National Market.

        A total of 1,150,000 shares of common stock have been reserved for issuance under Umpqua's existing stock option plan, of which ______ shares were subject to options outstanding as of October 2, 2000. An additional approximately ___________ shares will be subject to substitute options granted to VRB stock option holders upon completion of the Merger. The maximum number of options which may be issued pursuant to the plan is limited to 10% of the issued and outstanding shares, excluding shares issued upon exercise of previously granted options. The Umpqua shareholders are voting on a proposal at their special meeting to approve a new stock option plan providing for grants of options to acquire up to _______ shares.

VRB

        The Articles of Incorporation of VRB authorize the issuance of up to 30,000,000 shares of common stock with no par value and 10,000,000 shares of preferred stock with a par value of $5.00 per share. As of October 2, 2000, there were ______________ shares of common stock issued and outstanding. No preferred shares have been issued. Each outstanding share of common stock has the same relative rights and preference as each other shares of common stock, including the rights to the net assets of VRB upon liquidation. Each share is entitled to one vote on matters submitted to a vote of shareholders. Holders of common stock are not entitled to preemptive rights and may not cumulate votes in the election of directors. All issued and outstanding shares are fully paid and non-assessable. The terms of the preferred stock are not established in the Articles, but may be designated in one or more series by the Board of Directors when the shares are issued.

        The Board of Directors is authorized to issue or sell additional capital stock of VRB, at its discretion and for fair value, and to issue future cash or stock dividends, without prior shareholder approval except as otherwise required by law or the listing requirements of the Nasdaq National Market.

        A total of ___________ shares of common stock have been reserved for issuance under VRB's stock option plans, of which ______ shares were subject to options outstanding as of October 2, 2000.

ANTI-TAKEOVER PROVISIONS

        The Articles of Incorporation of Umpqua also authorize the Board of Directors, when evaluating a merger, tender offer or exchange offer, to consider the social, legal and economic effects on employees, customers and suppliers of the company, and on the communities and geographical areas in which the company operates, as well as the state and national economies and the short- and long-term interests of the company and its shareholders. This provision may be amended only by the affirmative vote of at least 75% of the outstanding shares. Such provisions may have the effect of discouraging potential acquirors, and may be considered anti-takeover defenses. Under the Oregon Business Act, a proposed merger or plan of exchange requires the approval of the Board of Directors and the affirmative vote of a majority of the outstanding shares.

        The articles of incorporation for both companies contain certain provisions that could make more difficult their acquisition by means of an unsolicited tender offer or proxy contest. The articles of incorporation of both companies authorize the issuance of voting preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by management to make more difficult uninvited attempts to acquire control by, for example, diluting the ownership interest or voting power of a substantial shareholder, increasing the consideration necessary to effect an acquisition, or selling authorized but previously unissued shares to a friendly third party. In addition, the articles of incorporation authorize the issuance of warrants, rights, options or other obligations convertible into, or entitling the holder thereof, to purchase shares of any class of stock, the issuance of which may also have the effect of diluting the ownership interest of a shareholder or increasing the consideration necessary to effect an acquisition of a controlling interest in the companies.


                              CERTAIN LEGAL MATTERS

        The validity of Umpqua common stock to be issued in the Merger will be passed upon for Umpqua by its counsel, Foster Pepper & Shefelman LLP, 101 SW Main Street, Fifteenth Floor, Portland, Oregon.


                              AVAILABLE INFORMATION

        Each of VRB and Umpqua is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission ("SEC"). Umpqua has included this Proxy Statement as an exhibit to a Registration Statement filed with the Oregon Department of Consumer and Business Services, Division of Finance and Corporate Securities, 21 Labor and Industries Building, 350 Winter St., NE, Salem, Oregon 97310. Both Umpqua and VRB have also filed the Proxy Statement with Schedule 14A with the SEC in compliance with their Exchange Act reporting requirements. This Proxy Statement omits certain of the information contained in such Registration Statement and reference is hereby made thereto and related exhibits for further information with respect to VRB, Umpqua and the securities being offered by Umpqua. Statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of any such documents filed as an exhibit to such Registration Statements or other documents filed with the SEC. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits filed therewith may be inspected at the office of the Oregon Department of Consumer and Business Services, Division of Finance and Corporate Securities during regular business hours. The proxy statements, and other information filed with the SEC by VRB and Umpqua under the Exchange Act may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1204, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, and at the regional offices of the SEC located at 7 World Trade Center, Thirteenth Floor, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549 or from the SEC website at www.sec.gov.

                           UMPQUA HOLDINGS CORPORATION


                          INDEX TO FINANCIAL STATEMENTS



                                                                                                                   Page
                                                                                                                   ----
UMPQUA HOLDINGS CORPORATION

               Consolidated Balance Sheets                                                                          F-2
               Consolidated Statement of Income                                                                     F-3
               Consolidated Statements of Cash Flow                                                                 F-5
               Consolidated Statements of Changes In Stockholders' Equity                                           F-4
               Notes to Consolidated Financial Statements                                                           F-6
               Report of Independent Public Accountants                                                            F-26


VRB BANCORP

               Consolidated Balance Sheets                                                                         F-27
               Consolidated Statement of Income                                                                    F-28
               Consolidated Statements of Cash Flow                                                                F-30
               Consolidated Statements of Changes In Stockholders' Equity                                          F-29
               Notes to Consolidated Financial Statements                                                          F-31
               Report of Independent Public Accountants                                                            F-51

                           UMPQUA HOLDINGS CORPORATION

                          CONSOLIDATED BALANCE SHEETS



                                                                                                          December 31,
                                                                               June 30,         --------------------------------
                                                                                 2000               1999                1998
                                                                             -------------      -------------      -------------
                                                                              (unaudited)
ASSETS
Cash and due from banks, non-interest-bearing (Note 2)                       $  27,065,839      $  30,058,897      $  17,765,938
Interest-bearing deposits in other banks                                        31,127,364         15,630,197         19,201,605
                                                                             -------------      -------------      -------------
        Total cash and cash equivalents                                         58,193,203         45,689,094         36,967,543
Investment securities available-for-sale at fair value (Note 3)                 71,578,854         76,868,536         84,887,992
Trading account assets                                                           1,065,608            474,782                 --
Mortgage loans held for sale, at cost which approximates market (Note 9)         3,916,403                 --          1,780,225

Loans receivable (Note 4)                                                      261,096,726        248,533,933        186,166,966
Less: Allowance for loan losses                                                 (3,769,593)        (3,469,350)        (2,663,914)
                                                                             -------------      -------------      -------------
Loans, net                                                                     257,327,133        245,064,583        183,503,052
Federal Home Loan Bank stock, at cost                                            2,422,600          2,346,200          1,949,200
Premises and equipment, net (Note 5)                                             9,549,886          9,419,744          7,161,950
Deferred tax asset (Note 8)                                                      1,139,420          1,141,308                 --
Intangible assets (Note 17)                                                      2,256,709          2,284,415                 --
Accrued interest receivable                                                      2,493,655          2,422,829          2,131,553
Other assets                                                                     1,134,045          1,025,225            505,467
                                                                             -------------      -------------      -------------
                                                                             $ 411,077,516      $ 386,736,716      $ 318,886,982
                                                                             =============      =============      =============
LIABILITIES AND SHAREHOLDERS' EQUITY
   Deposit liabilities
   Demand, non-interest-bearing                                              $  69,081,882      $  59,709,104      $  52,235,927
   Demand, interest-bearing                                                    131,444,702        128,321,434        111,389,033
   Savings                                                                      22,827,234         22,877,722         19,968,138
   Time deposits (Note 6)                                                      121,246,775         90,765,095         72,211,623
                                                                             -------------      -------------      -------------
        Total deposit liabilities                                              344,600,593        301,673,355        255,804,721
Securities sold under agreements to repurchase                                     625,271                 --                 --
Term debt (Note 12)                                                             24,638,000         46,158,000         25,198,000
Accrued interest payable                                                           604,200            543,424            353,054
Deferred tax liability (Note 8)                                                         --                 --            318,398
Other liabilities                                                                1,729,072          1,645,715          1,067,183
                                                                             -------------      -------------      -------------
                                                                               372,197,136        350,020,494        282,741,356
Commitments and contingencies (Note 15)

SHAREHOLDERS' EQUITY (NOTES 13 AND 14)
Common stock, no par value, 10,000,000 shares authorized; issued and
   outstanding: 7,625,627 in 2000, 7,609,727 in 1999 and 7,667,552 in 1998      25,823,869         25,778,259         26,425,200
Retained earnings                                                               14,797,825         12,708,368          9,055,331
Accumulated other comprehensive (loss) income                                   (1,741,314)        (1,770,405)           665,095
                                                                             -------------      -------------      -------------
                                                                                38,880,380         36,716,222         36,145,626
                                                                             -------------      -------------      -------------
                                                                             $ 411,077,516      $ 386,736,716      $ 318,886,982
                                                                             =============      =============      =============


See accompanying notes to consolidated financial statements.

                           UMPQUA HOLDINGS CORPORATION

                        CONSOLIDATED STATEMENTS OF INCOME



                                                        Six Months Ended June 30,               Years Ended December 31,
                                                       ----------------------------    --------------------------------------------
                                                           2000            1999            1999            1998            1997
                                                       ------------    ------------    ------------    ------------    ------------
                                                       (unaudited)
INTEREST INCOME
   Interest and fees on loans                          $ 11,842,406    $  8,946,613    $ 19,192,599    $ 15,737,046    $ 13,113,266
   Interest on taxable investment securities              2,302,290       2,478,360       4,576,785       4,754,115       4,212,145
   Interest on tax-exempt investment securities             313,830         239,849         910,946         426,937         216,937
                                                       ------------    ------------    ------------    ------------    ------------
       Total interest income                             14,458,526      11,664,822      24,680,330      20,918,098      17,542,348
INTEREST EXPENSE
   Interest on demand deposits                            1,467,808       1,424,495       2,984,813       2,791,870       2,442,045
   Interest on savings accounts                             197,881         204,238         432,725         416,281         384,687
   Interest on time deposits (Note 6)                     2,840,449       1,700,193       3,659,957       3,261,761       2,860,345
   Interest on borrowed funds and repurchase
      agreements                                            917,533         648,212       1,378,453         824,555         805,976
                                                       ------------    ------------    ------------    ------------    ------------
       Total interest expense                             5,423,671       3,977,138       8,455,948       7,294,467       6,493,053
                                                       ------------    ------------    ------------    ------------    ------------
          Net interest income                             9,034,855       7,687,684      16,224,382      13,623,631      11,049,295
Provision for loan losses (Note 4)                        1,034,500         655,000       1,392,250       1,024,650         562,180
                                                       ------------    ------------    ------------    ------------    ------------
Net interest income after provision for loan losses       8,000,355       7,032,684      14,832,132      12,598,981      10,487,115
NON-INTEREST INCOME
   Service fees                                           1,591,220       1,396,203       2,973,400       2,214,891       1,657,655
   Brokerage commissions and fees                         2,740,293         190,237         829,554         523,162         424,948
   Gain on sale of loans                                    133,436         122,055         251,069         349,203         124,278
   Loan servicing (Note 9)                                       --              --              --              --          56,496
   Gain on sale of mortgage servicing rights (Note 9)            --              --              --              --         583,334
   Loss on sale of investment securities                         --              --              --              --         (74,700)
   Other                                                    238,015         227,367         370,209         283,662         284,081
                                                       ------------    ------------    ------------    ------------    ------------
       Total non-interest income                          4,702,964       1,935,862       4,424,232       3,370,918       3,056,092
NON-INTEREST EXPENSE
   Salaries and benefits (Note 11)                        4,815,668       2,612,146       5,730,972       4,616,162       4,551,197
   Occupancy expense                                        613,544         412,390         944,598         704,262         656,209
   Equipment                                                526,079         352,082         863,408         767,072         796,390
   Communications                                           448,194         352,082         785,966         630,199         502,913
   Marketing                                                357,890         361,290         941,618         735,976         698,333
   Professional services                                    979,117         587,051       1,343,276       1,020,922         796,124
   Supplies                                                 230,802         144,337         384,215         365,839         369,504
   Other                                                    537,917         428,996         707,580         637,375         428,774
                                                       ------------    ------------    ------------    ------------    ------------
       Total non-interest expense                         8,509,211       5,250,374      11,701,633       9,477,807       8,799,444
Income before provision for income taxes                  4,194,108       3,718,172       7,554,731       6,492,092       4,743,763
   Provision for income taxes (Note 8)                    1,495,000       1,342,138       2,680,790       2,381,711       1,699,267
                                                       ------------    ------------    ------------    ------------    ------------
Net income                                             $  2,699,108    $  2,376,034    $  4,873,941    $  4,110,381    $  3,044,496
                                                       ============    ============    ============    ============    ============

EARNINGS PER COMMON SHARE (NOTE 10)
   Basic                                               $       0.35    $       0.31    $       0.64    $       0.56    $       0.47
   Diluted                                             $       0.35    $       0.30    $       0.63    $       0.55    $       0.46


See accompanying notes to consolidated financial statements.

                           UMPQUA HOLDINGS CORPORATION

                      CONSOLIDATED STATEMENTS OF CHANGES IN
                   SHAREHOLDERS' EQUITY & COMPREHENSIVE INCOME


                                                 Number of                                                       Accumulated Other
                                                  Common          Common           Retained     Comprehensive     Comprehensive
                                                  Shares           Stock           Earnings      Income (Loss)    Income (Loss)
                                               ------------     ------------     ------------   --------------   -----------------
BALANCE AT JANUARY 1, 1997                        6,499,152     $ 10,353,990     $  6,868,672                     $   (200,931)
Net income                                                                          3,044,496    $  3,044,496
Other comprehensive income, net of tax
  Unrealized gains on securities arising
  during the period                                                                                   369,389          369,389
                                                                                                 ------------
Comprehensive income                                                                             $  3,413,885
                                                                                                 ============
Transfer from retained
  earnings to surplus (Note 13)                                    3,611,004       (3,611,004)
Stock options exercised (Note 14)                     9,200           41,434
Cash dividends, $.0775 per share                                                     (504,397)
                                               ------------     ------------     ------------                     ------------
Balance at December 31, 1997                      6,508,352     $ 14,006,428     $  5,797,767                     $    168,458
                                               ============     ============     ============                     ============
BALANCE AT JANUARY 1, 1998                        6,508,352     $ 14,006,428     $  5,797,767                     $    168,458
Net income                                                                          4,110,381    $  4,110,381
Other comprehensive income, net of tax
  Unrealized gains on securities arising
  during the period                                                                                   558,777          558,777
Unrealized losses on securities transferred
  from held-to-maturity to available-for-sale                                                         (62,140)         (62,140)
                                                                                                 ------------
Comprehensive income                                                                             $  4,607,018
                                                                                                 ============
Stock issuance, net of issuance costs
  of $1,416,000                                   1,150,000       12,384,000
Stock options exercised (Note 14)                     9,200           34,772
Cash dividends, $.115 per share                                                      (852,817)
                                               ------------     ------------     ------------                     ------------
Balance at December 31, 1998                      7,667,552     $ 26,425,200     $  9,055,331                     $    665,095
                                               ============     ============     ============                     ============
BALANCE AT JANUARY 1, 1999                        7,667,552     $ 26,425,200     $  9,055,331                     $    665,095
Net income                                                                          4,873,941    $  4,873,941
Other comprehensive income, net of tax
  Unrealized gains on securities arising
  during the period                                                                                (2,435,500)      (2,435,500)
                                                                                                 ------------
Comprehensive income                                                                             $  2,438,441
                                                                                                 ============
Stock repurchased                                   (89,625)        (857,041)
Proceeds from stock options
  exercised (Note 14)                                31,800          210,100
Cash dividends, $0.16 per share                                                    (1,220,904)
                                               ------------     ------------     ------------                     ------------
Balance at December 31, 1999                      7,609,727     $ 25,778,259     $ 12,708,368                     $ (1,770,405)
                                               ============     ============     ============                     ============
BALANCE AT JANUARY 1, 2000                        7,609,727     $ 25,778,259     $ 12,708,368                     $ (1,770,405)
Net income                                                                          2,699,108    $  2,699,108
Other comprehensive income, net of tax
  Unrealized gains on securities arising
  during the period                                                                                    29,091
                                                                                                 ------------
Comprehensive income                                                                             $  2,728,199           29,091
                                                                                                 ============
Stock repurchased                                    (9,100)         (67,408)
Proceeds from stock options
  exercised (Note 14)                                25,000          113,018
Cash dividends, $0.16 per share                                                      (609,651)
                                               ------------     ------------     ------------                     ------------
Balance at June 30, 2000 (unaudited)              7,625,627     $ 25,823,869     $ 14,797,825                     $ (1,741,314)
                                               ============     ============     ============                     ============



See accompanying notes to consolidated financial statements.

                           UMPQUA HOLDINGS CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                        Six Months Ended June 30,             Years Ended December 31,
                                                      ---------------------------   ------------------------------------------
                                                         2000           1999           1999           1998           1997
                                                      ------------   ------------   ------------   ------------   ------------
                                                               (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                            $  2,699,108   $  2,376,034   $  4,873,941   $  4,110,381   $  3,044,496
Adjustments to reconcile net income to net cash
       provided by operating activities:
   Federal Home Loan Bank stock dividends                  (76,400)       (73,100)      (148,300)      (142,700)      (132,400)
   Net increase in trading account assets                 (590,826)            --             --             --             --
   Deferred income tax expense                                  --             --         34,339        288,050         95,117
   Amortization of investment premiums, net                 75,230         91,447        195,222        266,396        242,151
   Origination of loans held for sale                   (9,913,409)    (9,045,400)   (14,163,995)   (29,667,550)   (11,988,870)
   Proceeds from sales of loans held for sale            6,043,139      9,878,969     16,142,424     29,294,904     11,948,468
   Provision for loan losses                             1,034,500        655,000      1,392,250      1,024,650        562,180
   Gain on sales of mortgage servicing rights                   --             --             --             --       (583,334)
   Gain on servicing release premiums                      (46,133)      (116,422)      (198,204)      (341,577)            --
   Gain on sales of loans                                  (87,303)        (5,663)       (52,866)        (7,626)      (124,278)
   Net realized losses on sale of investment
      securities available-for-sale                             --             --             --             --         74,700
   Depreciation of premises and equipment                  469,931        341,548        727,726        651,651        609,148
   Amortization of intangibles                             112,130             --         18,326             --             --
   Net (increase) in other assets                         (280,283)       (95,925)      (461,386)      (261,832)      (568,382)
   Net increase (decrease) in other liabilities            189,761       (398,124)       440,842       (889,965)       908,056
                                                      ------------   ------------   ------------   ------------   ------------
      Net cash provided by operating activities           (370,555)     3,608,364      8,800,319      4,324,782      4,087,052
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of investment securities                           --    (11,442,038)   (11,445,247)   (34,428,831)   (25,604,231)
   Purchases of Federal Home Loan Bank stock                    --             --       (248,700)            --             --
   Maturities of investment securities                   3,196,473      4,774,244      6,917,235      6,813,012      6,883,413
   Principal repayments received on mortgage-backed
      and related securities                             2,065,171      5,111,235      8,457,039     11,076,719      8,215,214
   Proceeds from sales of investment securities                 --             --             --             --      2,932,813
      available-for-sale
   Net loan originations                               (22,684,209)   (22,676,669)   (65,036,790)   (29,761,580)   (41,632,079)
   Purchase of loans                                        (5,362)    (1,001,927)    (1,541,989)    (2,060,223)    (1,810,000)
   Acquisition of Strand, Atkinson, Williams & York,
      Inc., net of cash acquired                                --             --     (2,828,182)            --             --
   Proceeds from sales of loans                          9,479,823      1,275,864      3,677,864        238,553      1,520,818
   Purchases of premises and equipment                    (600,073)    (1,268,803)    (2,885,697)      (454,604)    (2,121,362)
                                                      ------------   ------------   ------------   ------------   ------------
    Net cash used by investing activities               (8,548,176)   (25,228,094)   (64,934,467)   (48,576,954)   (51,615,414)
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in deposit liabilities                  42,927,238     15,314,504     45,868,634     34,079,193     48,889,024
   Net increase in securities sold under agreements
      to repurchase                                        625,271             --             --             --             --
   Dividends paid on common stock                         (609,651)      (611,741)    (1,220,904)      (852,817)      (504,397)
   Net proceeds from stock offering                             --             --             --     12,384,000             --
   Proceeds from stock options exercised                    67,390        105,011        105,010         34,773         41,434
   Retirement of common stock                              (67,408)      (689,210)      (857,041)            --             --
   Proceeds from (repayments of) Federal Home Loan
   Bank borrowings, net                                (21,520,000)       (20,000)    20,960,000     11,460,000      1,160,000
                                                      ------------   ------------   ------------   ------------   ------------
    Net cash provided by financing activities           21,422,840     14,098,564     64,855,699     57,105,149     49,586,061
Net increase (decrease) in cash and cash equivalents    12,504,109     (7,521,166)     8,721,551     12,852,977      2,057,699
                                                      ------------   ------------   ------------   ------------   ------------
Cash and cash equivalents, beginning of period          45,689,094     36,967,543     36,967,543     24,114,566     22,056,867
                                                      ------------   ------------   ------------   ------------   ------------
Cash and cash equivalents, end of period              $ 58,193,203   $ 29,446,377   $ 45,689,094   $ 36,967,543   $ 24,114,566
                                                      ============   ============   ============   ============   ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for:
   Interest                                           $  5,362,895   $  3,952,019   $  8,265,578   $  7,371,202   $  6,668,178
   Income taxes                                       $  1,540,000   $  1,410,000   $  2,685,000   $  1,949,109   $  1,856,010


See accompanying notes to consolidated financial statements.

                           UMPQUA HOLDINGS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Umpqua Holdings Corporation (the Company) is a bank holding company formed in March 1999. At that time, the Company acquired 100% of the outstanding shares of South Umpqua Bank. The Company is headquartered in Roseburg, Oregon, and engages primarily in the business of commercial and retail banking and the delivery of retail brokerage services. The Company provides a wide range of banking, asset management, mortgage banking, and other financial services to corporate, institutional and individual customers through its wholly-owned banking subsidiary South Umpqua Bank (the Bank). The Company engages in the retail brokerage business through its wholly-owned subsidiary Strand, Atkinson, Williams & York, Inc. The Company and its subsidiaries are subject to the regulations of certain National and State agencies and undergo periodic examinations by these regulatory agencies.

BASIS OF FINANCIAL STATEMENT PRESENTATION

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and with prevailing practices within the banking and securities industries. In preparing such financial statements, management is required to make certain estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet ,and the reported amounts of revenues and expenses for the reporting period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses.

CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Umpqua Holdings Corporation, South Umpqua Bank, and Strand, Atkinson, Williams & York, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

For purposes of the accompanying statements of cash flows, cash and cash equivalents includes cash and due from banks, and interest-bearing balances due from other banks.

TRADING ACCOUNT ASSETS

Debt securities held for resale are classified as trading account securities and reported at fair value. Realized and unrealized gains or losses are recorded in non-interest income.

INVESTMENT SECURITIES

Investment securities held-to-maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts. Securities available-for-sale are stated at fair value. Gains and losses on sales of securities, recognized on a specific identification basis, are included in non-interest income. Net unrealized gain or loss on securities available-for-sale are included, net of tax, as a component of shareholders' equity. Mortgage-backed and related securities represent participating interests in pools of mortgage loans originated and serviced by the issuers of the securities. Premiums and discounts are amortized using a method that approximates the level-yield method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Certain

                           UMPQUA HOLDINGS CORPORATION


obligations of U.S. Government agencies are callable by the agency. Premiums on these securities are amortized using a method that approximates the level-yield method over the remaining period to the first call date. Discounts are amortized using a method that approximates the level-yield method over the remaining period to scheduled maturity. The Company adopted Statement of Financial Accounting Standard (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and resulting designation. The Company adopted the standard effective September 30, 1998. As permitted by the standard, the Company transferred its held-to-maturity investment portfolio to the available-for-sale designation, resulting in a charge to accumulated other comprehensive income of $62,140, net of tax. The adoption of the statement did not have a material impact on the consolidated financial position or financial results of the Company.

LOANS HELD FOR SALE

Loans held for sale include mortgage loans and are reported at the lower of cost or market value. Gains or losses on the sale of loans that are held for sale are recognized at the time of the sale on a specific identification basis and determined by the difference between net sale proceeds and the net book value of the loans sold.

LOANS

Loans are reported net of unearned income. All discounts and premiums are recognized over the life of the loan as yield adjustments.

IMPAIRED LOANS

Loans specifically identified as impaired are measured based on the present value of expected future cash flows, discounted at the loans' observable market price, or the fair value of the collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, including scheduled interest payments. If the measurement of the impaired loan is less than the recorded investment in the loan, impairment is recognized by creating or adjusting an existing allocation of the allowance for loan losses. Interest received on impaired loans is applied first against the recorded impaired loan until paid in full, next as a recovery up to any amounts charged off related to the impaired loan, and finally as interest income.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is established to absorb known and inherent losses primarily resulting from loans outstanding and related off-balance sheet commitments. Accordingly, all loan losses are charged to the allowance and all recoveries are credited to it. The provision for loan losses charged to operating expense is based on past loan loss experience and other factors which, in management's judgment, deserve current recognition in estimating possible loan losses. Such other factors include growth and composition of the loan portfolio, credit concentrations, trends in portfolio volume, maturities, delinquencies and non-accruals, the relationship of the allowance for loan losses to outstanding loans, and general economic conditions. While management uses the best information available to base its estimates, future adjustments to the allowance may be necessary if economic conditions, particularly in the Company's market, differ substantially from the

                           UMPQUA HOLDINGS CORPORATION


assumptions used. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examinations. The Company's principal lending activity is concentrated in Douglas County, Lane County, and Multnomah County, Oregon.

LOAN FEES AND DIRECT LOAN ORIGINATION COSTS

Loan origination fees and direct loan origination costs are capitalized and recognized as an adjustment to the yield over the life of the related loans.

NON-ACCRUAL LOANS

Commercial and real estate loans are placed on non-accrual status when they are 90 days past due as to principal or interest, unless the loan is both well-secured and in process of collection. When a loan is placed on non-accrual status, unpaid interest that is deemed uncollectible is reversed and charged against current earnings, and all amortization of net deferred fees or costs is discontinued.

INCOME TAXES

Income taxes are accounted for using the asset and liability method. Under this method, a deferred tax asset or liability is determined based on the enacted tax rates which will be in effect when the differences between the financial statement carrying amounts and tax basis of existing assets and liabilities are expected to be reported in the Company's income tax returns. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established to reduce the net carrying amount of deferred tax assets if it is determined to be more likely than not that all or some portion of the potential deferred tax asset will not be realized.

MORTGAGE SERVICING

Fees related to the servicing of mortgage loans of others are recorded as income when payments are received. Late charges and miscellaneous other fees are credited to income when collected. The costs of servicing loans are expensed as incurred.

PREMISES, EQUIPMENT AND OTHER LONG-LIVED ASSETS

Company premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided over the estimated useful life of the respective assets, 5 to 39 years, on a straight-line or accelerated basis. Expenditures for major renovations and betterments of the Company's premises and equipment are capitalized. In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, management reviews long-lived assets and intangibles any time that a change in circumstance indicates that the carrying amount of these assets may not be recoverable. Recoverability of these assets is determined by comparing the carrying value of the asset to the forecasted undiscounted cash flows of the operation associated with the asset. If the evaluation of the forecasted cash flows indicates that the carrying value of the asset is not recoverable, the asset is written down to fair value. Goodwill, the price paid over the net fair value of acquired businesses, is amortized on a straight-line basis over 15 years. Other intangible assets are amortized over their estimated useful lives on a straight-line basis. Intangibles are evaluated periodically for impairment.

                           UMPQUA HOLDINGS CORPORATION



OTHER REAL ESTATE OWNED

Other real estate owned by the Company represents property acquired through foreclosures or settlement of loans and is carried at the lower of the principal amount of the loans outstanding at the time acquired or at the estimated fair market value of the property. The Company had no other real estate owned at December 31, 1999 or 1998.

PROFIT SHARING AND STOCK OPTION PLANS

The Company has a profit sharing plan covering substantially all its employees. The contribution is determined annually by the Board of Directors at its discretion. The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the closing market value of the shares on the date of grant. The Company accounts for stock option grants in accordance with APB Opinion 25, Accounting for Stock Issued to Employees, and accordingly recognizes no compensation expense for the stock option grants.

COMPUTATION OF EARNINGS PER SHARE

Earnings per common share are based on the weighted average number of common and common equivalent shares outstanding during each year.

FEDERAL HOME LOAN BANK STOCK

The Bank's investment in Federal Home Loan Bank (FHLB) stock is carried at par value, which reasonably approximates its fair value. As a member of the FHLB system, the Bank is required to maintain a minimum level of investment in FHLB stock based on specific percentages of its outstanding mortgages, total assets, or FHLB advances. At December 31, 1999, the Bank's minimum required investment was approximately $2,008,000. The Bank may request redemption at par value of any stock in excess of the minimum required investment. Stock redemptions are at the discretion of the FHLB.

RECLASSIFICATIONS

Certain amounts reported in prior years' financial statements have been reclassified to conform to the current presentation.

COMPREHENSIVE INCOME.

SFAS No. 130, Reporting Comprehensive Income, establishes standards for reporting and displaying comprehensive income and its components in general-purpose financial statements. Comprehensive income includes net income and several other items that current accounting standards require to be recognized outside of net income. This SFAS is effective for fiscal years beginning after December 15, 1997, and as such, was adopted by the Company in 1998.

BUSINESS SEGMENTS

SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, requires public enterprises to report certain information about their operating segments in a complete set of financial statements to shareholders. It also requires reporting of certain enterprise-wide information about the Company's products and services, its activities in different geographic areas, and its reliance on major customers. The basis for determining the Company's operating segments is the manner in which management operates the business. This SFAS is effective for financial statements for periods beginning after December 15, 1997 and, as such, was adopted by the Company in 1998. The Company has no foreign operations, no customers that provide more than 10 percent of gross revenue, and has determined that it has only one operating segment.

                           UMPQUA HOLDINGS CORPORATION



INTERIM FINANCIAL STATEMENTS

The unaudited consolidated financial statements for June 30, 1999 and 2000 and the six month periods then ended have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Adjustments to the interim financial statements are of a normal recurring nature and include all adjustments that, in the opinion of management, are necessary to the fair presentation of the financial position and operating results for the interim periods. The operating results for the six months ended June 30, 2000 and not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 2000 or any other future interim period. See Umpqua's Management's Discussion and Analysis for further interim information.


NOTE 2 -- CASH AND DUE FROM BANKS

The Company is required to maintain an average reserve balance with the Federal Reserve Bank or maintain such reserve balance in the form of cash. The amount of average required reserve balance for the period including December 31, 1999 and 1998 was approximately $6,993,000 and $5,003,000, respectively, and was met by holding cash and maintaining an average balance with the Federal Reserve Bank.


NOTE 3 -- INVESTMENT SECURITIES

The amortized costs, unrealized gains, unrealized losses and approximate fair values of investment securities are as follows:

                           UMPQUA HOLDINGS CORPORATION


                                                                December 31, 1999
                                   --------------------------------------------------------------------------------
AVAILABLE-FOR-SALE                  Amortized             Unrealized             Unrealized                Fair
                                      Cost                   Gains                 Losses                  Value
                                   -----------            -----------            -----------            -----------
Obligations of U.S.
Government agencies                $40,987,663            $     4,931            $ 1,839,607            $39,152,987
U.S. Treasury securities             2,500,485                  8,109                     --              2,508,594
U.S. Government
agency mortgage-
backed securities                   14,004,761                      3                309,324             13,695,440
Obligations of
states and political
subdivisions                        22,247,610                 26,441                762,536             21,511,515
                                   -----------            -----------            -----------            -----------
                                   $79,740,519            $    39,484            $ 2,911,467            $76,868,536
                                   ===========            ===========            ===========            ===========



                                                                 December 31, 1998
                                   --------------------------------------------------------------------------------
AVAILABLE-FOR-SALE                  Amortized             Unrealized             Unrealized                Fair
                                       Cost                  Gains                 Losses                  Value
                                   -----------            -----------            -----------            -----------
Obligations of U.S.
Government agencies                $40,272,133            $   831,583            $    49,769            $41,053,947
U.S. Treasury securities             6,001,119                 79,584              6,080,703
U.S. Government
agency mortgage-
backed securities                   22,484,684                 26,758                166,764             22,344,678
Obligations of
states and political
subdivisions                        13,959,102                327,420                 25,588             14,260,934
Mutual fund                          1,147,730                     --                     --              1,147,730
                                   -----------            -----------            -----------            -----------
                                   $83,864,768            $ 1,265,345            $   242,121            $84,887,992
                                   ===========            ===========            ===========            ===========


Investment securities having a carrying value of $19,412,725 and $10,980,722 at December 31, 1999 and 1998, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

The carrying value and fair value of debt securities at December 31, 1999 with contractual maturity dates are shown below. Securities with serial maturities, which include mortgage-backed securities, collateralized mortgage obligations, and asset-backed securities, are detailed on a separate line. Serial maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Certain obligations of U.S. Government agencies and states and political subdivisions are callable by the applicable agency or political subdivision. These borrowers also have the right to call or prepay obligations with or without call or prepayment penalties.

                           UMPQUA HOLDINGS CORPORATION


                                                                 Amortized
               Available-For-Sale                                   Cost                Fair Value
                                                                 -----------            -----------
               Due in one year or less                           $ 2,766,439            $ 2,775,008
               Due after one year through five years              17,396,544             17,146,122
               Due after five years through ten years             45,354,081             43,042,554
               Due after ten years                                   218,694                209,412
               Serial maturities                                  14,004,761             13,695,440
                                                                 -----------            -----------
               Total                                             $79,740,519            $76,868,536
                                                                 ===========            ===========


There were no sales of securities available-for-sale during 1999 or 1998.


NOTE 4 - LOANS RECEIVABLE

The breakdown of loan receivable is as follows:


                                         12/31/99         12/31/98
                                      ------------     ------------
        Commercial and industrial     $ 60,136,523     $ 48,139,687
        Real estate                    157,965,202      107,357,913
        Individuals                     30,228,336       30,309,517
        Other                              203,872          359,849
                                      ------------     ------------
        Total                         $248,533,933     $186,166,966
                                      ============     ============


Included in the above balances are net deferred fees of $326,000 and $248,000 at December 31, 1999 and 1998, respectively. At December 31, 1999, loans are comprised of fixed and variable rate instruments as follows:

               Loans at fixed rates        $ 47,754,605
               Loans at variable rates      200,779,328
                                           ------------
                                           $248,533,933
                                           ============

Loans at variable rates include loans that reprice immediately, as well as loans that reprice any time prior to maturity.

Approximate loan portfolio maturities on fixed-rate loans and repricings on variable-rate loans at December 31, 1999 are as follows:


                                 WITHIN 1 YEAR        1 TO 5 YEARS         AFTER 5 YEARS            TOTAL
                                 -------------        -------------        -------------         ------------
Commercial and industrial         $ 52,105,550         $  8,022,561         $      8,412         $ 60,136,523
Real estate                         73,589,804           76,887,538            7,487,860          157,965,202
Individuals                         14,092,599            9,398,501            6,737,236           30,228,336
Other                                  203,872                   --                   --              203,872
                                  ------------         ------------         ------------         ------------
Total                             $139,991,825         $ 94,308,600         $ 14,233,508         $248,533,933
                                  ============         ============         ============         ============

Approximately $125,177,000 of variable-rate loans will reprice within one year. Variable residential real estate loans have maturities between 20 and 30 years; variable commercial and industrial real estate loans typically have maturities between 5 and 10 years. In the ordinary course of business, the Company has made loans to its directors, executive officers, principal shareholders and their associated and affiliated companies ("related parties"). All such loans have been made on the same terms as those prevailing at the time of origination to other borrowers. At December 31, 1999 and 1998, outstanding loans to related parties were $3,654,000 and $2,397,000, respectively.

                           UMPQUA HOLDINGS CORPORATION


Repayments of $2,302,000 and new advances of $2,263,000 were made during the year ended December 31, 1999. Transactions in the allowance for loan losses of the Company for the indicated years ended December 31 are summarized as follows:


                                                     1999                 1998                 1997
                                                  -----------          -----------          -----------
        Balance January 1                         $ 2,663,914          $ 2,140,970          $ 1,990,817
        Provision for loan losses                   1,392,250            1,024,650              562,180
                                                  -----------          -----------          -----------
                                                    4,056,164            3,165,620            2,552,997
        Loans charged off                            (836,717)            (603,886)            (472,874)
        Recoveries                                    249,903              102,180               60,847
                                                  -----------          -----------          -----------
        Net loans (charged off) recovered            (586,814)            (501,706)            (412,027)
                                                  -----------          -----------          -----------
        Balance December 31                       $ 3,469,350          $ 2,663,914          $ 2,140,970
                                                  ===========          ===========          ===========


A summary of non-accrual loans and the related loss of interest income is presented below:

                                                                        1999               1998
                                                                     ----------         ----------
               Non-accrual loans December 31                         $1,398,439         $  457,131
               Interest income that would have been earned
               during the year at original contractual rates         $  146,648         $   49,866
               Interest income actually recognized
               during the year                                       $   89,871         $   25,345

NOTE 5 - PREMISES AND EQUIPMENT

The detail of premises and equipment is as follows:

                                                 1999            1998
                                             -----------     -----------
        Buildings and land                   $ 8,012,986     $ 6,459,875
        Furniture,fixtures and equipment       4,928,965       3,696,769
        Computer software                        700,690         638,686
                                             -----------     -----------
                                              13,642,641      10,795,330
        Less accumulated depreciation
        and amortization                       4,222,897       3,633,380
                                             -----------     -----------
        Total                                $ 9,419,744     $ 7,161,950
                                             ===========     ===========


NOTE 6 - TIME DEPOSITS

Included in time deposits at December 31, 1999, 1998 and 1997 are $28,854,652, $24,035,496 and $17,778,828, respectively, of deposits $100,000 or greater. Interest expense on time deposits $100,000 or greater amounted to $1,086,968, $815,853 and $775,566 for the years ended 1999, 1998 and 1997, respectively. The following table sets forth by remaining maturity, time certificates of deposit at December 31, 1999:

                           UMPQUA HOLDINGS CORPORATION


                                           Time Deposits of          All Other
                                           $100,000 or more        Time Deposits              Total
                                           ----------------        -------------           -----------
        Three months or less                 $11,434,552            $ 7,637,293            $19,071,845
        Over three months through
        twelve months                         16,415,978             44,657,427             61,073,405
        Over one year through
        five years                               400,000              9,036,556              9,436,556
        Over five years                          604,122                579,167              1,183,289
                                             -----------            -----------            -----------
        Total                                $28,854,652            $61,910,443            $90,765,095
                                             ===========            ===========            ===========


NOTE 7 -- LEASES

The Bank is obligated under a number of non-cancelable operating leases for land, buildings and equipment. The majority of these leases have renewal options. In addition, some of the leases contain escalation clauses tied to the consumer price index with caps. The Bank's future minimum rental payments required under land, building and equipment operating leases that have initial or remaining non-cancelable lease terms of one year or more are as follows:


                 Year Ending December 31:
                 ------------------------
                           2000                               $  316,620
                           2001                                  322,655
                           2002                                  330,541
                           2003                                  335,747
                           2004                                  293,165
                           Thereafter                          1,361,676
                                                              ----------
                           Total                              $2,960,404
                                                              ==========

Rent expense applicable to operating leases for the years ended December 31, 1999, 1998 and 1997 was $269,220, $154,160 and $169,158 respectively. The Bank leases a portion of its Eugene, Oregon building to other tenants. The leases provide for monthly lease payments to the Bank in the amount of $6,900 through December 2001. In connection with the acquisition of Strand, Atkinson, Williams & York, Inc., the Company became liable for certain capitalized lease obligations totalling approximately $66,000. These capital lease obligations are included in other liabilities.

                           UMPQUA HOLDINGS CORPORATION


NOTE 8 - INCOME TAXES

The following is a summary of consolidated income tax expense:


                                        Current       Deferred        Total
                                      ----------     ----------     ----------
     Year ended December 31,1999:
     U.S.Federal                      $2,144,090     $   28,430     $2,172,520
     State                               502,361          5,909        508,270
                                      ----------     ----------     ----------
     Total                            $2,646,451     $   34,339     $2,680,790
                                      ==========     ==========     ==========

     Year ended December 31,1998:
     U.S.Federal                      $1,733,363     $  238,479     $1,971,842
     State                               360,298         49,571        409,869
                                      ----------     ----------     ----------
     Total                            $2,093,661     $  288,050     $2,381,711
                                      ==========     ==========     ==========

     Year ended December 31,1997:
     U.S.Federal                      $1,438,474     $   75,514     $1,513,988
     State                               165,676         19,603        185,279
                                      ----------     ----------     ----------
     Total                            $1,604,150     $   95,117     $1,699,267
                                      ==========     ==========     ==========

A reconciliation of the Company's expected tax expense using the U.S. Federal income tax statutory rate to the actual effective rate is as follows:

                                            1999       1998      1997
                                           -----      -----      -----
     Statutory Federal income tax rate     34.00%     34.00%     34.00%
     Tax exempt income                     -3.50%     -1.90%     -1.40%
     State excise tax, net of
     Federal income tax benefit             4.40%      4.40%      2.50%
     Other                                  0.60%      0.20%      0.70%
                                           -----      -----      -----
     Effective income tax rate             35.50%     36.70%     35.80%
                                           =====      =====      =====

                           UMPQUA HOLDINGS CORPORATION


The tax effects of temporary differences which give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31 are as follows:


                                                   1999            1998            1997
                                               -----------     -----------      -----------
     Deferred tax assets:
     Loans receivable, due to
     allowance for loan losses                 $ 1,102,126     $   843,290      $   676,627
     Unrealized loss on
     investment securities                       1,101,578              --               --
     Deferred bonus                                     --              --          306,848
     Accrued liabilities                            45,676          50,380           29,988
     Other                                           3,184              --               --
                                               -----------     -----------      -----------
     Total gross deferred tax assets             2,252,564         893,670        1,013,463
     Less valuation allowance                           --              --               --
                                               -----------     -----------      -----------
     Net deferred tax assets                     2,252,564         893,670        1,013,463
     Deferred tax liabilities:
     Investment securities,due to
     accretion of discount                          10,605          11,142           17,828
     Excess tax over book depreciation             106,940         104,860          110,365
     Investment securities,
     due to FHLB stock dividends                   333,736         276,854          222,120
     Unrealized gain on investment
     securities                                         --         392,467           90,708
     Deferred loan fees                            639,659         426,745          335,369
     Other                                          20,316              --               --
                                               -----------     -----------      -----------
     Total gross deferred tax liabilities        1,111,256       1,212,068          776,390
                                               -----------     -----------      -----------
     Net deferred tax assets (liabilities)     $ 1,141,308     $  (318,398)     $   237,073
                                               ===========     ===========      ===========


There was no valuation allowance for deferred tax assets as of December 31, 1999, 1998 and 1997. The Company has deter-mined that it is not required to establish a valuation allowance for the deferred tax assets as management believes it is more likely than not that the deferred tax assets of $2,252,564, $893,670 and $1,013,463 at December 31, 1999, 1998 and 1997, respectively, will be realized principally through carrryback to taxable income in prior years, future reversals of existing taxable temporary differences, and to a minor extent, future taxable income. Management believes that future taxable income will be sufficient to realize the benefits of temporary deductible differences that cannot be realized through carryback to prior years or through the reversal of future temporary taxable differences.

NOTE 9 - MORTGAGE SERVICING

Changes in capitalized mortgage servicing rights for 1999, 1998 and 1997 were as follows:


                                                 1999          1998         1997
                                               ---------      ------     ---------
               BALANCE, JANUARY 1              $      --      $   --     $ 151,352
               Originated servicing rights                                  95,905
               Amortization                                                 (1,988)
               Sale of servicing rights                                   (245,269)
               Balance, December 31                   --          --            --
                                               ---------      ------     ---------
               Valuation allowance                    --          --            --
                                               ---------      ------     ---------
               NET BALANCE, DECEMBER 31        $      --      $   --     $      --
                                               =========      ======     =========

In 1997, the Company sold its mortgage servicing rights, which, at the time of sale, had a carrying basis of $245,269. Proceeds from the sale amounted to $828,603, resulting in a recognized gain of $583,334.


NOTE 10 - EARNINGS PER SHARE

The following table reconciles basic earnings per common share (EPS) to diluted
EPS:


                                                         For the Six Months ended
                                                          June 30, 2000 (unaudited)
                                                    --------------------------------------
                                                                    Weighted     Per Share
                                                      Income     Average Shares    Amount
                                                    ----------   --------------   --------
        Basic EPS
        Income available to common shareholders     $2,699,108      7,617,430     $   0.35
        Effect of dilutive securities:
          Stock options                                     --        114,462           --
                                                    ----------      ---------     --------
        Diluted EPS                                 $2,699,109      7,731,892     $   0.35
                                                    ==========      =========     ========

Options to purchase 340,374 shares of common stock for prices ranging from $8.375 to $12.00 per share were outstanding during the quarter ended June 30, 2000 but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares during the period.

                                                         For the Six Months ended
                                                          June 30, 2000 (unaudited)
                                                    --------------------------------------
                                                                    Weighted     Per Share
                                                      Income     Average Shares    Amount
                                                    ----------   --------------   --------
        Basic EPS
        Income available to common shareholders     $2,699,108      7,617,430     $   0.35
        Effect of dilutive securities:
          Stock options                                     --        114,462           --
                                                    ----------      ---------     --------
        Diluted EPS                                 $2,699,109      7,731,892     $   0.35
                                                    ==========      =========     ========


Options to purchase 194,100 shares of common stock at prices ranging from $9.75 to $12 per share were outstanding during 1999, but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares. The options, which expire from March 31, 2009 to November 2010, were outstanding at December 31, 1999.

                           UMPQUA HOLDINGS CORPORATION


                                                          For the Year ended December 31, 1998
                                                  -----------------------------------------------------
                                                                        Weighted               Per Share
                                                    Income            Average Shares             Amount
                                                  ----------          --------------           --------
        Basic EPS
        Income available to
        common shareholders                       $4,110,381             7,372,614             $   0.56
        Effect of dilutive securities:
        stock options                                163,588                                      (0.01)
                                                  ----------            ----------             --------
        Diluted EPS                               $4,110,381             7,536,202             $   0.55
                                                  ==========            ==========             ========

                                                          For the Year ended December 31, 1998
                                                  -----------------------------------------------------
                                                                        Weighted               Per Share
                                                    Income            Average Shares             Amount
                                                  ----------          --------------           --------
        Basic EPS
        Income available to
        common shareholders                       $3,044,496             6,507,420             $   0.47
        Effect of dilutive securities:
        stock options                                                      165,210                (0.01)
                                                  ----------            ----------             --------
        Diluted EPS                               $3,044,496             6,672,630             $   0.46
                                                  ==========            ==========             ========


NOTE 11 -- PROFIT SHARING PLAN

The Bank's employees participate in a defined contribution profit sharing and 401(k) plan sponsored by the Bank. At the discretion of the Bank's Board of Directors, the Bank may elect to contribute to the profit sharing plan based on profits of the Bank. Employees become eligible to participate in the profit sharing plan the first year they achieve 1,000 hours of service. The provision for profit sharing costs charged to expense amounted to $315,000, $249,000 and $232,000 in 1999, 1998 and 1997, respectively. Strand, Atkinson, Williams & York, Inc. employees participate in a defined contribution profit sharing and 401(k) plan sponsored by Strand, Atkinson, Williams & York, Inc. At the discretion of Strand, Atkinson, Williams & York, Inc.'s board of directors, Strand, Atkinson, Williams & York, Inc. may elect to contribute to the profit sharing plan based on profits of Strand, Atkinson, Williams & York, Inc. Employees become eligible to participate in the profit sharing plan upon completion of 2 years of service. The provision for profit sharing costs charged to net income amounted to $1,345 in 1999.

                           UMPQUA HOLDINGS CORPORATION


NOTE 12 - TERM DEBT

The Bank had outstanding notes from the FHLB at December 31, 1999 and 1998 as follows:


                                 December 31,1999
               -----------------------------------------------------
                  Amount              Maturity         Interest Rate
               -----------          -------------      -------------
               $ 6,000,000          January 2000           5.84%
                10,000,000          February 2000          6.04%
                 7,500,000          October 2001           4.85%
                12,500,000          December 2002          5.78%
                   158,000          November 2003          5.75%
                 3,000,000          December 2003          4.53%
                 7,000,000          December 2003          5.30%
               -----------
       Total  $ 46,158,000
               ===========

                                 December 31,1998
               -----------------------------------------------------
                  Amount               Maturity        Interest Rate
               -----------          -------------      -------------

               $ 7,500,000            October 2001         4.85%
                 7,500,000            June 2002            5.39%
                   198,000            November 2003        5.75%
                 3,000,000            December 2003        4.53%
                 7,000,000            December 2003        5.30%
               -----------
       Total   $25,198,000
               ===========


Interest on the above borrowings is due monthly with the principal due at maturity, with the exception of the note due November 2003, where, in addition to interest, a portion of the principal is due monthly. The $12,500,000 note, scheduled to mature in December 2002, is callable on a quarterly basis by the FHLB after March 2, 2000. The $3,000,000 note scheduled to mature in December 2003, is callable on a quarterly basis by the FHLB after June 11, 2000.

The Bank has pledged as collateral for these notes all FHLB stock, all funds on deposit with the FHLB, all notes or other instruments representing obligations of third parties, securities issued, insured or guaranteed by the United States Government or any agency thereof, and its instruments, accounts, general intangibles, equipment and other property in which a security interest can be granted by the Bank to the FHLB. The Bank had unused lines of credit with the FHLB of $42,079,000 at December 31, 1999. The Bank also had unused lines of credit with financial institutions amounting to $18,366,000 at December 31, 1999. The FHLB requires the Bank to maintain a required level of investment in FHLB stock to qualify for notes.


NOTE 13 -- SHAREHOLDERS' EQUITY

The Company had routinely transferred amounts in retained earnings to surplus to increase its legal lending limit. It transferred $3,611,004 in 1997. Based on changes made in the related regulations in late 1997, such transfers will no longer be required as all elements of capital are now considered part of the legal lending limit base. The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the

                           UMPQUA HOLDINGS CORPORATION


Company's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classifications are also subject to qualitative judgments by the regulators about risk components, asset risk weighting, and other factors.

Risk-based capital guidelines issued by the Federal Reserve Bank establish a risk adjusted ratio relating capital to different categories of assets and off-balance-sheet exposures for bank holding companies. The Company's Tier 1 capital is comprised primarily of common equity, and excludes the equity impact of adjusting available-for-sale securities to fair value. Total capital also includes a portion of the allowance for loan losses, as defined according to regulatory guidelines.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital to risk-weighted assets (as defined in the regulations), and of Tier I capital to average assets (as defined in the regulations). Management believes, as of December 31, 1999, that the Company meets all capital adequacy requirements to which it is subject.

The Company's actual capital amounts and ratios are presented in the following table:


                                                                                                      To Be Well Capitalized
                                                                         For Capital Adequacy         Under Prompt Corrective
                                                    Actual                      Purposes                 Action Provisions
                                         ------------------------       ----------------------        -----------------------
                                            Amount          Ratio         Amount         Ratio           Amount        Ratio
                                         -----------        -----       -----------      -----        -----------     -------
AS OF DECEMBER 31, 1999:
Total capital (to risk
weighted assets)                         $39,482,000        15.06%      $20,974,640       8.00%       $25,758,900     10.00%
Tier I capital (to risk
weighted assets)                         $36,202,000        13.81%      $10,487,320       4.00%       $15,455,340      6.00%
Tier I capital (to average assets)       $36,202,000         9.99%      $14,500,520       4.00%       $18,125,650      5.00%


                                                                                                      To Be Well Capitalized
                                                                         For Capital Adequacy         Under Prompt Corrective
                                                    Actual                      Purposes                 Action Provisions
                                         ------------------------       ----------------------        -----------------------
                                            Amount          Ratio         Amount         Ratio           Amount        Ratio
                                         -----------        -----       -----------      -----        -----------     -------
AS OF DECEMBER 31, 1998:
Total capital (to risk
weighted assets)                         $38,028,000        18.67%      $16,293,120       8.00%       $20,366,400      10.00%
Tier I capital (to risk
weighted assets)                         $35,481,000        17.42%      $ 8,146,560       4.00%       $12,219,840       6.00%
Tier I capital (to average assets)       $35,481,000        12.71%      $11,164,920       4.00%       $13,956,150       5.00%


The Bank is a state chartered bank with deposits insured by the Federal Deposit Insurance Corporation (FDIC) and is not a member of the Federal Reserve System, and is subject to the supervision and regulation of the Director of the Oregon Department of Consumer and Business Services, administered through the Division of Finance and Corporate Securities, and to the supervision and regulation of the FDIC. As of December 31, 1999, the most recent notification from the FDIC categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions present since the notification that management believes have changed the institution's category.

                           UMPQUA HOLDINGS CORPORATION


NOTE 14 - EMPLOYEE STOCK OPTION PLAN

The Company has an employee stock option plan whereby options may be granted to its employees for up to 1,150,000 shares of common stock. Under the plan, the exercise price of each option equals the market price of the Company's stock on the date of the grant, and an option's maximum term is 11 years. Options vest upon meeting performance criteria, but in all circumstances no later than six years after the date of the grant. The following table summarizes information about stock options outstanding at December 31, 1999, 1998 and 1997:


                                                   1999                          1998                           1997
                                        -------------------------      -------------------------      -------------------------
                                                         Average                       Average                        Average
                                          Options       Price per        Options      Price per         Options      Price per
                                        Outstanding       Share        Outstanding      Share         Outstanding      Share
                                        -----------     ---------      -----------   -----------      -----------   -----------
Balance, beginning of year                497,624       $    5.68        376,824     $      3.92        362,824     $      2.98
Grants                                    150,000            9.69        130,000           12.00         60,000            6.58
Exercised                                 (31,800)           3.30         (9,200)           3.78         (9,200)           3.81
Cancelled and returned to plan                 --              --             --              --        (36,800)           3.81
                                      -----------                    -----------                    -----------
Balance, end of year                      615,824       $    6.78        497,624     $      5.68        376,824     $      3.92
                                      ===========                    ===========                    ===========
Options exercisable at end of year        333,624                        309,224                        243,059
Average fair value of options
granted during year                                     $    4.43                    $      3.57                    $      1.95


The fair value per share of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 1999, 1998 and 1997: Dividend yield from 1.2% to 2.9%, risk-free interest rate of 5.5%-6.0%, volatility of 0%-47% and expected lives of six years.

The Company applies APB Opinion No. 25 in accounting for its plan; accordingly, no compensation cost has been recognized for its stock option in the accompanying consolidated financial statements because the stock options are granted at the fair value of the stock on the date of the grant. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under the Black-Scholes option-pricing model described above, as permitted in SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated in the following table:



                                                  1999                 1998                1997
                                              -------------       -------------       -------------
               Net income, as reported        $   4,873,941       $   4,110,381       $   3,044,496
               Net income, pro forma          $   4,777,231       $   4,073,549       $   2,995,587
               Basic EPS, as reported         $        0.64       $        0.56       $        0.47
               Basic EPS, pro forma           $        0.63       $        0.55       $        0.46
               Diluted EPS, as reported       $        0.63       $        0.55       $        0.46
               Diluted EPS, pro forma         $        0.61       $        0.54       $        0.45


Outstanding options at December 31, 1999 are as follows:

                           UMPQUA HOLDINGS CORPORATION


                                              Exercise Price
       Total Shares       Vested Shares          per Share         Expiration
       ------------       -------------       --------------     --------------
         256,424             256,424              $ 2.70            March 2006
          19,400              10,200                3.81          January 2007
          20,000              12,000                5.25          January 2008
          20,000              12,000                5.88             June 2008
          20,000               8,000                8.63         November 2008
         130,000              35,000                  12            April 2009
          82,500                   0                9.63              May 2010
           2,500                   0               10.25          October 2010
          65,000                   0                9.75         December 2009



NOTE 15 -- COMMITMENTS AND CONTINGENCIES

The Company and its subsidiaries are defendants in various legal proceedings. Management, after reviewing these actions and proceedings with legal counsel, believes that the outcome of such proceedings will not have a materially adverse effect upon the financial position or results of operations of the Company and its subsidiaries.

In the normal course of business, there are various commitments and contingent liabilities outstanding, such as commitments to extend credit. At December 31, 1999 the Company had approximately $357,366 committed under standby letters of credit. The Company issues these standby letters of credit using the same guidelines as a direct loan. Management anticipates no material losses as a result of these transactions.

At December 31, 1999 outstanding commitments to advance funds amounted to approximately $68,735,000 of which approximately $18,703,000 were for fixed-rate loans and approximately $50,032,000 were for variable-rate loans.


NOTE 16 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following is presented pursuant to the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair values of the Company's financial instruments are as follows:

                           UMPQUA HOLDINGS CORPORATION



                                                     December 31, 1999                    December 31, 1998
                                               -------------------------------       -------------------------------
                                                 Carrying            Fair              Carrying             Fair
                                                  Amount             Value              Amount              Value
                                               ------------       ------------       ------------       ------------
Financial assets:
Cash and due from banks                        $ 45,689,094       $ 45,689,094       $ 36,967,543       $ 36,967,543
Trading account securities                          474,782            474,782                 --                 --
Investment securities                            76,868,536         76,868,536         84,887,992         84,887,992
Loans                                           248,533,933        246,282,919        186,166,966        186,579,779
FHLB stock                                        2,346,200          2,346,200          1,949,200          1,949,200
Mortgage loans held for sale                             --                 --          1,780,225          1,780,225
Financial liabilities:
Deposits                                       $301,673,355       $301,350,151       $255,804,721       $256,165,103
Term debt                                        46,158,000         44,460,820         25,198,000         25,114,190
Off-balance-sheet financial instruments:
Loan commitments                               $ 68,735,000       $ 68,735,000       $ 72,761,000       $ 72,761,000
Letters of credit                                   357,000            357,000            207,000            207,000


The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value. The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Potential tax ramifications related to the realization of unrealized gains and losses that would be incurred in an actual sale have not been taken into consideration.

CASH AND SHORT-TERM INVESTMENTS

For short-term instruments, including cash and due from banks, interest-bearing deposits with banks, the carrying amount is a reasonable estimate of fair value.

SECURITIES

For trading securities and securities available-for-sale, fair values are based on quoted market prices or dealer quotes.

LOANS

Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, including commercial, real estate and consumer loans. Each loan category is further segregated by fixed and variable rate, performing and non-performing categories. For variable-rate loans, carrying value approximates fair value. Fair value of fixed-rate loans is calculated by discounting contractual cash flows at rates which similar loans are currently being made.

DEPOSIT LIABILITIES

The fair value of deposits with no stated maturity, such as non-interest-bearing deposits, savings and interest checking accounts, and money market accounts, is equal to the amount payable on demand as of December 31, 1999 and 1998. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

                           UMPQUA HOLDINGS CORPORATION


TERM DEBT

The fair value of medium-term notes is calculated based on the discounted value of the contractual cash flows using current rates at which such borrowings can currently be obtained.


NOTE 17 -- ACQUISITION OF STRAND, ATKINSON, WILLIAMS & YORK, INC.

In November 1999, the Company completed its acquisition of Strand, Atkinson, Williams & York, Inc. Strand, Atkinson, Williams & York, Inc. provides a full range of brokerage services to its clients. The results of operations of this company are included in Umpqua Holdings Corporation for the month of December 1999. The acquisition was accounted for under the purchase method of accounting; accordingly, the cost of the acquisition of $2,700,000 was allocated to the assets acquired and liabilities assumed. The cost of intangible assets acquired are being amortized over the life of such assets. The residual premium (goodwill) is being amortized over 15 years, using the straight-line method. The purchase agreement provides for future contingent payments to Strand, Atkinson, Williams & York, Inc. shareholders if certain earnings objectives are achieved by Strand, Atkinson, Williams & York, Inc. during the next three years. If these contingent payments occur, they will be accounted for as additional goodwill and will be amortized over the remaining life of the original goodwill. The following table presents pro-forma results for 1999 and 1998 as if the acquisition had occurred on January 1, 1998.


                                                                   1999                  1998
                                                               -----------            -----------
        Operating revenue (net interest income plus
           non-interest income)                                $24,563,420            $20,716,865
        Income before income taxes                             $ 7,350,570            $ 6,306,324
        Net income                                             $ 4,690,830            $ 3,950,095
        Basic earnings per common share                        $      0.61            $      0.54
        Diluted earnings per common share                      $      0.60            $      0.52

                           UMPQUA HOLDINGS CORPORATION


NOTE 18 - PARENT COMPANY FINANCIAL STATEMENTS


                             CONDENSED BALANCE SHEET



                                                               December 31, 1999
                                                               -----------------
Assets
  Non-interest-bearing deposits with subsidiary banks             $    49,955
  Investments in:
    Bank subsidiary                                                33,844,570
    Nonbank subsidiary                                              2,808,305
  Receivable from bank subsidiary                                     410,000
  Other assets                                                         41,501
                                                                  -----------
        Total assets                                              $37,154,331
                                                                  ===========
Liabilities and Shareholders' Equity
  Payable to bank subsidiary                                      $    45,571
  Other liabilities                                                   392,538
                                                                  -----------
        Total liabilities                                             438,109
  Shareholders' equity                                             36,716,222
                                                                  -----------
        Total liabilities and shareholders' equity                $37,154,331
                                                                  ===========


                          CONDENSED STATEMENT OF INCOME


Income                                                   Year Ended December 31, 1999
                                                         ----------------------------
  Dividends from subsidiaries                                     $ 4,610,000
  Equity in undistributed earnings of subsidiaries                    318,062
  Other income                                                            387
                                                                  -----------
        Total income                                                4,928,449
                                                                  -----------
Expenses
  Management fees paid to subsidiaries                                 25,710
  Other expenses                                                       62,557
                                                                  -----------
        Total expense                                                  88,267
                                                                  -----------
  Income before income tax                                          4,840,182
  Income tax benefit                                                  (33,759)
                                                                  -----------
        Net income                                                $ 4,873,941
                                                                  ===========


                        CONDENSED STATEMENT OF CASH FLOWS


Operating activities:                                    Year Ended December 31, 1999
                                                         ----------------------------
  Net income                                                      $ 4,873,941
  Adjustment to reconcile net income to net cash
    provided by operating activities:
  Equity in undistributed earnings of subsidiaries                   (318,062)
  Increase in other liabilities                                       421,461
  Increase in other assets                                            (41,501)
                                                                  -----------
        Net cash provided by operating activities                   4,935,839
Investing activities:
  Investment in subsidiary                                         (2,720,793)
  Net increase in receivables from subsidiaries                      (410,000)
                                                                  -----------
        Net cash used by investing activities                      (3,130,793)
  Financing activities:
  Net increase in payables to subsidiaries                             45,571
  Dividends paid                                                   (1,220,905)
  Stock repurchased                                                  (617,173)
  Proceeds from exercise of stock options                              37,416
                                                                  -----------
        Net cash used by investing activities                      (1,755,091)
                                                                  -----------
Change in cash and cash equivalents                                    49,955
Cash and cash equivalents at beginning of year                             --
                                                                  -----------
Cash and cash equivalents at end of year                          $    49,955
                                                                  ===========

                           UMPQUA HOLDINGS CORPORATION



INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors of Umpqua Holdings Corporation:

We have audited the accompanying consolidated balance sheets of Umpqua Holdings Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Umpqua Holdings Corporation and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows of each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.

KPMG LLP


Portland, Oregon
January 21, 2000

                                   VRB BANCORP

                           CONSOLIDATED BALANCE SHEETS



                                                                                                   December 31,
                                                                       June 30,         ---------------------------------
                                                                         2000               1999                 1998
                                                                    -------------       -------------       -------------
ASSETS                                                               (unaudited)
Cash and due from banks                                             $  17,722,662       $  17,086,676       $  14,513,570
Interest-bearing deposits with other banks                                     --           1,600,000           3,100,000
Federal funds sold                                                             --                  --          23,000,000
                                                                    -------------       -------------       -------------
      Total cash and cash equivalents                                  17,722,662          18,686,676          40,613,570
                                                                    -------------       -------------       -------------
Held-to-maturity securities:
  State and municipal subdivisions                                     17,242,784          18,010,109          17,454,188
                                                                    -------------       -------------       -------------
Available-for-sale securities:
  U.S. Treasuries and agencies                                         53,872,905          54,755,835          57,070,000
  Collateralized mortgage obligations and other
  investments                                                             114,872             134,146             193,631
                                                                    -------------       -------------       -------------
      Total available-for-sale securities                              53,987,777          54,889,981          57,263,631
                                                                    -------------       -------------       -------------
Federal Home Loan Bank stock                                            1,960,500           1,898,800           1,765,220
                                                                    -------------       -------------       -------------
Loans held-for-sale                                                            --           1,182,951                  --
                                                                    -------------       -------------       -------------
Loans, net of allowance for loan losses and
  unearned income                                                     215,524,873         196,818,024         175,188,200
Premises and equipment, net of accumulated
  depreciation and amortization                                         7,853,675           7,797,420           6,499,131
Goodwill, net of amortization                                           8,442,076           8,798,661           9,511,831
Other real estate owned                                                        --                  --              51,161
Accrued interest and other assets                                       3,860,929           3,421,075           2,870,121
                                                                    -------------       -------------       -------------
      Total assets                                                  $ 326,595,276       $ 311,503,697       $ 311,217,053
                                                                    =============       =============       =============

      LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
  Demand deposits                                                   $  81,631,576       $  74,804,533       $  72,134,186
  Interest-bearing demand deposits                                    110,651,167         119,569,318         110,900,199
  Savings deposits                                                     23,097,697          23,512,119          24,269,197
  Time deposits                                                        63,696,219          58,479,936          66,818,719
                                                                    -------------       -------------       -------------
      Total deposits                                                  279,076,659         276,365,906         274,122,301
Borrowed Funds                                                         11,000,000                  --                  --
                                                                    -------------       -------------       -------------
Accrued interest and other liabilities                                  1,592,145           1,528,447           1,859,297
                                                                    -------------       -------------       -------------
      Total liabilities                                               291,668,804         277,894,353         275,981,598
                                                                    -------------       -------------       -------------
Commitments and contingencies (Note 12)
Shareholders' equity
  Preferred stock, voting, $5 par value; 5,000,000 shares
  authorized and unissued                                                      --                  --                  --
  Preferred stock, nonvoting, $5 par value; 5,000,000
  shares authorized and unissued                                               --                  --                  --
  Common stock, no par value, 30,000,000 shares authorized
  with 8,301,361, 8,303,596 and 8,694,286 issued and outstanding
  at June 30, 2000, December 31, 1999 and 1998, respectively           18,686,305          18,699,060          21,583,869
  Retained earnings                                                    17,890,734          16,428,287          13,590,957
  Accumulated other comprehensive (loss) income,
  net of taxes                                                         (1,650,567)         (1,518,003)             60,629
                                                                    -------------       -------------       -------------
      Total shareholders' equity                                       34,926,472          33,609,344          35,235,455
                                                                    -------------       -------------       -------------
      Total liabilities and shareholders' equity                    $ 326,595,276       $ 311,503,697       $ 311,217,053
                                                                    =============       =============       =============



See accompanying notes to consolidated financial statements.

                                   VRB BANCORP

           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME


                                                             SIX MONTHS ENDED
                                                                 JUNE 30,                     YEARS ENDED DECEMBER 31,
                                                       ---------------------------   -----------------------------------------
                                                           2000            1999          1999           1998          1997
                                                       ------------   ------------   ------------   ------------  ------------
INTEREST INCOME                                               (unaudited)
Interest and fees on loans                             $  9,386,688   $  8,525,906   $ 17,345,427   $ 19,099,960  $ 11,443,683
Interest on investment securities held-to-maturity:
State and municipal subdivisions                            460,047        461,796        929,551        945,018       944,226
Interest on investment securities available-for-sale:
U.S. Treasuries and agencies                              1,674,884      1,646,167      3,340,584      1,648,543     1,336,882
Collateralized mortgage obligations and
other investments                                             4,017          4,932          8,721         27,624        78,310
Federal Home Loan Bank stock dividends                       61,768         66,248        133,792        137,720        88,500
Federal funds sold                                            1,895        323,459        683,822      1,537,913       655,746
Interest on deposits in banks                                23,521        100,867        251,678        514,895       407,337
                                                       ------------   ------------   ------------   ------------  ------------
Total interest income                                    11,612,820     11,129,895     22,693,575     23,911,673    14,954,684
                                                       ------------   ------------   ------------   ------------  ------------
INTEREST EXPENSE
Interest-bearing demand deposits                          1,656,588      1,443,176      3,095,169      3,210,401     2,414,951
Savings deposits                                            233,946        242,244        486,210        523,341       336,830
Time deposits                                             1,489,205      1,457,088      2,831,771      3,932,290     1,309,999
Other borrowings                                            111,050             --             --          4,490            --
                                                       ------------   ------------   ------------   ------------  ------------
Total interest expense                                    3,490,789      3,142,508      6,413,150      7,670,522     4,061,780
                                                       ------------   ------------   ------------   ------------  ------------
NET INTEREST INCOME                                       8,122,031      7,986,867     16,280,425     16,241,151    10,892,904
PROVISION FOR LOAN LOSSES                                        --             --             --             --       250,000
                                                       ------------   ------------   ------------   ------------  ------------
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES                                           8,122,031      7,986,867     16,280,425     16,241,151    10,642,904
                                                       ------------   ------------   ------------   ------------  ------------
NON-INTEREST INCOME
Service charges on deposit accounts                         706,979        630,556      1,300,921      1,294,878     1,019,786
Other operating income                                      509,088        357,708        754,731        846,102       650,853
                                                       ------------   ------------   ------------   ------------  ------------
Total non-interest income                                 1,216,067        988,264      2,055,652      2,140,980     1,670,639
                                                       ------------   ------------   ------------   ------------  ------------
NON-INTEREST EXPENSES
Salaries and benefits                                  $  3,193,020   $  3,077,196   $  6,317,618   $  5,984,912  $  4,120,469
Net occupancy                                               734,432        581,620      1,157,013      1,024,860       813,915
Amortization of goodwill                                    356,584        356,584        713,170        739,616       110,299
Communications                                              234,223        224,402        452,014        386,461       239,721
Data processing                                             130,537        171,214        325,376        306,499       181,460
Supplies                                                    119,957        125,031        267,454        289,675       230,255
Advertising                                                 161,700        186,725        293,889        260,454       247,668
Professional fees                                            87,279         88,461        192,401        266,446       180,658
FDIC insurance premium                                       27,817         15,583         30,603         47,270        18,201
Other expenses                                              391,344        259,469        914,906      1,183,255       730,318
                                                       ------------   ------------   ------------   ------------  ------------
Total non-interest expenses                               5,436,893      5,086,285     10,564,444     10,489,448     6,872,924
                                                       ------------   ------------   ------------   ------------  ------------
INCOME BEFORE INCOME TAXES                                3,901,205      3,888,846      7,771,633      7,892,683     5,440,619
PROVISION FOR INCOME TAXES                                1,443,000      1,460,250      2,883,250      2,966,000     1,737,000
                                                       ------------   ------------   ------------   ------------  ------------
NET INCOME                                                2,458,205      2,428,596      4,888,383      4,926,683     3,703,619
OTHER COMPREHENSIVE INCOME
Unrealized gain (loss) on securities, net of tax:
Unrealized holding gain (loss) arising during
period                                                     (132,564)    (1,052,330)    (1,578,632)        12,087        (2,964)
Reclassification adjustment for gain included
in net income                                                    --             --             --             --        (4,283)
                                                       ------------   ------------   ------------   ------------  ------------
Other comprehensive income (loss)                          (132,564)            --     (1,578,632)        12,087        (7,247)
                                                       ------------   ------------   ------------   ------------  ------------
COMPREHENSIVE INCOME                                   $  2,325,641   $  1,376,266   $  3,309,751   $  4,938,770  $  3,696,372
                                                       ============   ============   ============   ============  ============
BASIC EARNINGS PER COMMON AND
COMMON EQUIVALENT SHARE                                $       0.30   $       0.28   $       0.57   $       0.57  $       0.48
                                                       ============   ============   ============   ============  ============
DILUTED EARNINGS PER COMMON AND
COMMON EQUIVALENT SHARE                                $       0.30   $       0.28   $       0.57   $       0.56  $       0.48
                                                       ============   ============   ============   ============  ============



See accompanying notes to consolidated financial statements.

                                   VRB BANCORP

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY



                                                                                              Accumulated
                                           Number of                                             Other              Total
                                            Common          Common            Retained       Comprehensive      Shareholders'
                                            Shares           Stock            Earnings       Income (Loss)         Equity
                                           ---------      ------------      ------------     -------------      ------------
BALANCE, December 31, 1996                 3,574,682      $  9,480,330      $ 10,652,015      $     55,789      $ 20,188,134
Stock options exercised
(February to August 1997)                     17,475            85,230                --                --            85,230
2 for 1 stock split
(September 10, 1997)                       3,592,157                --                --                --                --
Stock options exercised
(September to October 1997)                    6,430            26,152                --                --            26,152
Income tax benefit from stock
options exercised                                 --            86,896                --                --            86,896
Cash dividend ($.14 per share,
paid October 31, 1997)                            --                --        (1,006,333)               --        (1,006,333)
Stock offering (November 1997)             1,150,000         8,784,104                --                --         8,784,104
Net income and
comprehensive loss                                --                --         3,703,619            (7,247)        3,696,372
                                        ------------      ------------      ------------      ------------      ------------
BALANCE, December 31, 1997                 8,340,744        18,462,712        13,349,301            48,542        31,860,555
Stock options exercised
(March to September 1998)                     19,410            50,128                --                --            50,128
Income tax benefit from stock
options exercised                                 --            60,500                --                --            60,500
Cash dividend ($.20 per share,
paid October 1, 1998)                             --                --        (1,672,031)               --        (1,672,031)
4% stock dividend (October 1, 1998)          334,132         3,010,529        (3,010,529)               --                --
Payments for fractional shares
related to stock dividend                         --                --            (2,467)               --            (2,467)
Net income and
comprehensive income                              --                --         4,926,683            12,087         4,938,770
                                        ------------      ------------      ------------      ------------      ------------
BALANCE, December 31, 1998                 8,694,286        21,583,869        13,590,957            60,629        35,235,455
Stock options exercised March
to December 1999                              36,179           219,126                --                --           219,126
Cash dividend ($0.12 per share,
paid May 21, 1999 and
October 15, 1999)                                 --                --        (2,051,053)               --        (2,051,053)
Stock repurchased (April to
December 1999)                              (426,869)       (3,103,935)               --                --        (3,103,935)
Net income and comprehensive loss                 --                --         4,888,383        (1,578,632)        3,309,751
                                        ------------      ------------      ------------      ------------      ------------

BALANCE, December 31, 1999                 8,303,596      $ 18,699,060      $ 16,428,287      $ (1,518,003)     $ 33,609,344
                                        ------------      ------------      ------------      ------------      ------------
Stock options exercised                        5,765            36,502                --                --            36,502
Cash dividend ($0.12) per share,
paid May 1)                                       --                --          (995,758)               --          (995,758)
Stock repurchased                             (8,000)          (49,257)               --                --           (49,257)
Net income and comprehensive loss                 --                --         2,458,205          (132,564)        2,325,641
                                        ------------      ------------      ------------      ------------      ------------
BALANCE, June 30, 2000 (unaudited)         8,301,361      $ 18,686,305      $ 17,890,734      $ (1,650,567)     $ 34,926,472
                                        ============      ============      ============      ============      ============


See accompanying notes to consolidated financial statements.

                                   VRB BANCORP

                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                        Six Months Ended June 30,               Years Ended December 31,
                                                       ----------------------------    --------------------------------------------
                                                           2000            1999            1999             1998           1997
                                                       ------------    ------------    ------------    ------------    ------------
                                                               (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                             $  2,458,205    $  2,428,596    $  4,888,383    $  4,926,683    $  3,703,619
Adjustments to reconcile net income to net
cash from operating activities:
Depreciation and amortization                               681,634         516,045       1,220,546       1,134,242         392,547
Loss (gain) on sales of assets                                   --              --          18,423         (18,931)         (8,429)
Provision for loan losses                                        --              --              --              --         250,000
FHLB stock dividend                                         (61,700)        (66,180)       (133,580)       (137,720)        (88,500)
Deferred taxes                                                   --              --        (167,988)         89,269          22,684
Compensation expense -- stock options                            --              --          89,763          93,340          57,312
Change in cash due to changes in certain assets
and liabilities:
Net change in accrued interest and other assets            (203,951)       (660,119)        324,277         410,555         215,220
Net change in accrued interest and other liabilities         63,698        (573,490)       (313,041)     (1,292,613)        323,300
                                                       ------------    ------------    ------------    ------------    ------------
Net cash from operating activities                        2,937,886       1,644,852       5,926,783       5,204,825       4,867,753
                                                       ------------    ------------    ------------    ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from the maturity of held-to-maturity
securities                                                  770,000         520,000         575,000       3,425,000         215,000
Purchases of held-to-maturity securities                         --      (1,125,587)     (1,125,587)     (2,371,411)             --
Proceeds from maturity of available-for-sale
securities                                                  518,281      10,526,996              --              --         446,971
Proceeds from sales of available-for-sale
securities                                                       --              --      10,559,844      33,611,023       3,008,437
Purchases of available-for-sale securities              (17,523,898)    (10,500,000)    (10,500,000)    (64,980,969)     (3,000,000)
Net (increase) decrease in loans                         (9,304,673)    (22,963,084)     31,608,420     (15,888,096)
Cash paid, net of cash acquired from acquisition                 --              --              --      (1,644,499)             --
Sale of credit card portfolio obtained in acquisition            --              --              --         939,583              --
Purchase of premises and equipment                         (368,524)       (605,458)     (1,795,106)       (675,541)       (699,013)
Proceeds from the sale of other real estate                      --              --         186,500         420,850              --
Proceeds from the sale of premises and equipment                 --              --           8,585              --           2,600
                                                       ------------    ------------    ------------    ------------    ------------
Net cash from investing activities                      (16,604,141)    (10,488,722)    (25,053,848)        332,456     (15,914,101)
                                                       ------------    ------------    ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in deposits                       2,710,754      (2,683,121)      2,243,605      (6,930,019)     17,607,889
Net borrowing                                            11,000,000              --              --              --              --
Proceeds from public stock offering, net of
expenses                                                         --              --              --              --       8,784,104
Cash dividends and fractional share payments               (995,758)     (1,046,126)     (2,051,053)     (1,674,498)     (1,006,333)
Cash received from exercise of common stock
options                                                      35,502         131,620         111,554          36,517          88,068
Repurchase of common stock                                  (49,257)       (508,365)     (3,103,935)             --              --
                                                       ------------    ------------    ------------    ------------    ------------
Net cash from financing activities                       12,701,241      (4,105,992)     (2,799,829)     (8,568,000)     25,473,728
                                                       ------------    ------------    ------------    ------------    ------------
NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                                (964,014)    (12,949,862)    (21,926,894)     (3,030,718)     14,427,380
CASH AND CASH EQUIVALENTS, beginning of period           18,686,676      40,613,570      40,613,570      43,644,289      29,216,909
                                                       ------------    ------------    ------------    ------------    ------------
CASH AND CASH EQUIVALENTS, end of period               $ 17,722,662    $ 27,663,708    $ 18,686,676    $ 40,613,571    $ 43,644,289
                                                       ============    ============    ============    ============    ============
SUPPLEMENTAL SCHEDULE OF CASH FLOW
INFORMATION
Cash paid for interest                                 $  3,514,421    $  3,214,684    $  6,486,065    $  7,464,255    $  4,048,741
                                                       ============    ============    ============    ============    ============
Cash paid for taxes                                    $  1,206,000    $  1,572,288    $  2,944,100    $  2,805,000    $  1,320,994
                                                       ============    ============    ============    ============    ============
SCHEDULE OF NONCASH ACTIVITIES
Stock dividends declared                               $         --    $         --    $         --    $  3,010,529    $         --
                                                       ============    ============    ============    ============    ============
Transfer of loan balances to other real estate         $         --    $         --    $    150,309    $    453,079    $         --
                                                       ============    ============    ============    ============    ============
Unrealized gain (loss) on available-for-sale
securities, net of tax                                 $    132,564    $ (1,052,330)   $ (1,578,632)   $     12,087    $     (7,247)
                                                       ============    ============    ============    ============    ============
Income tax benefit of stock options exercised          $         --    $         --    $         --    $     60,500    $     86,896
                                                       ============    ============    ============    ============    ============



See accompanying notes to consolidated financial statements.

                                   VRB BANCORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (JUNE 30, 2000 UNAUDITED)




NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements include the accounts of VRB Bancorp (VRB), a bank holding company, and its wholly-owned subsidiary, Valley of the Rogue Bank (the Bank). Substantially all activity of VRB is conducted through its subsidiary bank and all significant intercompany accounts and transactions have been eliminated in the preparation of the consolidated financial statements.

DESCRIPTION OF BUSINESS

The Bank is a state-chartered institution authorized to provide banking services by the State of Oregon. With its headquarters in Rogue River, Oregon, it also has branch operations in Josephine and Jackson County, Oregon. The Bank conducts a general banking business. Its activities include the usual deposit functions of a commercial bank: commercial, real estate, installment, and mortgage loans; checking and savings accounts; automated teller machines (ATM's); collection services; and, safe deposit facilities. Both VRB Bancorp and Valley of the Rogue Bank are subject to the regulations of certain Federal and State agencies and undergo periodic examinations by those regulatory authorities.

MANAGEMENT'S ESTIMATES AND ASSUMPTION

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

INVESTMENT SECURITIES

The Bank is required to specifically identify under generally accepted accounting principles its investment securities as "held-to-maturity," "available-for-sale," or "trading accounts." Accordingly, management has determined that all investment securities held at December 31, 1999 and 1998, are either "available-for-sale" or "held-to-maturity" and conform to the following accounting policies:

SECURITIES HELD-TO-MATURITY

Bonds, notes, and debentures for which the Bank has the intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

SECURITIES AVAILABLE-FOR-SALE

Available-for-sale securities consist of bonds, notes, debentures, and certain equity securities not classified as held-to-maturity securities. Securities are generally classified as available-for-sale if the instrument may be sold in response to such factors as: (1) changes in market interest rates and related changes in the security's prepayment risk, (2) needs for liquidity, (3) changes in the availability of and the yield on alternative instruments, and (4) changes in funding sources and

                                  VRB BANCORP

terms. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of equity until realized. Fair values for investment securities are based on quoted market prices. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary, result in write-downs of the individual securities to their fair value. The related write-downs would be included in earnings as realized losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

LOANS, NET OF ALLOWANCE FOR LOAN LOSSES AND UNEARNED INCOME

Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses and unearned income. Interest on loans is calculated by using the simple-interest method on daily balances of the principal amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. Various regulatory agencies, as an integral part of their examination process, periodically review the Bank's reserve for loan losses. Such agencies may require the Bank to recognize additions to the reserve based on their judgment of information available to them at the time of their examinations.

Loans receivable that will not be repaid in accordance with their contractual terms are measured using a discounted cash flow methodology or the fair value of the collateral for certain loans. Accrual of interest is discontinued on impaired loans when management believes, after considering economic and business conditions, collection efforts, and collateral position that the borrower's financial condition is such that collection of interest is doubtful. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment to the yield of the related loan.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets. Depreciation is based on useful lives of 3 to 25 years on furniture and equipment; 15 to 40 years for buildings and components; and, 15 to 20 years on leasehold improvements.

OTHER REAL ESTATE

Real estate acquired by the Bank in satisfaction of debt is carried at the lower of cost or estimated net realizable value. When property is acquired, any excess of the loan balance over its estimated net realizable value is charged to the allowance for loan losses. Subsequent write-downs to net realizable value, if any, or any disposition gains or losses are included in noninterest income and expense.

                                  VRB BANCORP


GOODWILL

Goodwill represents the costs in excess of net assets acquired arising principally from the purchase of Colonial Banking Company (see Note 2), and is being amortized over 15 years.

INCOME TAXES

Deferred income tax assets and liabilities are determined based on the tax effects of differences between the book and tax bases of the various balance sheet assets and liabilities. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

STATEMENT OF CASH FLOWS

Cash equivalents are generally all short-term investments with a maturity of three months or less. Cash and cash equivalents normally include cash on hand, amounts due from banks, and federal funds sold.

OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

The Bank holds no derivative financial instruments. However, in the ordinary course of business, the Bank enters into off-balance-sheet financial instruments consisting of commitments to extend credit as well as commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

        Cash and cash equivalents -- The carrying amounts of cash and short-term instruments approximate their fair value.

        Held-to-maturity and available-for-sale securities -- Fair values for investment securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

        Loans receivable -- For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), credit card loans, and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

        Deposit liabilities -- The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit (CDs) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates

                                  VRB BANCORP


        currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

        Short-term borrowings -- The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within 90 days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

        Long-term debt -- The fair values of the Bank's long-term debt are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

        Accrued interest -- The carrying amounts of accrued interest approximate their fair values.

        Off-balance-sheet instruments -- The Bank's off-balance-sheet instruments include unfunded commitments to extend credit and standby letters of credit. The fair value of these instruments is not considered practicable to estimate because of the lack of quoted market prices and the inability to estimate fair value without incurring excessive costs.

ADVERTISING

Advertising costs are charged to expense during the year in which they are incurred. Advertising expenses were $137,276, $169,524, and $114,670 for the years ended December 31, 1999, 1998, and 1997, respectively.

STOCK OPTIONS

VRB applies Accounting Principles Board Opinion 25 and related interpretations in accounting for its stock option plans. Accordingly, compensation costs are recognized as the difference between the exercise price of each option and the market price of VRB's stock at the date each grant becomes further vested. Accordingly, compensation costs charted to income were $89,673, $93,340, and $57,312 in 1999, 1998, and 1997, respectively. Had compensation for VRB's stock option plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of Statement of Financial Accounting Standards No. 123, the Bank's net income would have been affected as described in Note 14.

RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1999, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 137 "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that VRB recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. SFAS No. 133, as amended by SFAS No. 137, shall be effective for all fiscal quarters of all fiscal years

                                   VRB BANCORP


beginning after June 15, 2000. However, management of VRB believes this accounting standard will have no effect on the financial condition and results of operation of the Bank.

Other issued but not yet required FASB statements are not currently applicable to the Bank's operations. Management believes these pronouncements will also have no material effect upon VRB's financial position or results of operation.

RECLASSIFICATIONS

Certain reclassifications have been made to the 1998 and 1997 consolidated financial statements to conform with current year presentations.

INTERIM FINANCIAL STATEMENTS

The unaudited consolidated financial statements for June 30, 1999 and 2000 and the six month periods then ended have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Adjustments to the interim financial statements are of a normal recurring nature and include all adjustments that, in the opinion of management, are necessary to the fair presentation of the financial position and operating results for the interim periods. The operating results for the six months ended June 30, 2000 and not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 2000 or any other future interim period. See VRB's Management's Discussion and Analysis for further interim information.


NOTE 2 -- ACQUISITION OF COLONIAL BANKING COMPANY

VRB Bancorp completed its acquisition of Colonial Banking Company (CBC) effective January 5, 1998. VRB paid former stockholders of CBC $15.7 million in cash for the common and preferred stock of CBC. This acquisition was treated as a purchase for accounting purposes. Accordingly, under generally accepted accounting principles, the assets and liabilities of CBC have been recorded on the books of the Bank at their respective fair market values at the effective date the acquisition was consummated. Goodwill, the excess of the purchase price over the net fair value of the assets and liabilities acquired, was recorded at $9.5 million. Amortization of goodwill over a 15-year period will result in a charge to earnings of approximately $635,000 per year.

The following are the fair values of assets acquired and liabilities assumed as of the January 5, 1998, acquisition date (in thousands):

        Investment securities                             $  4,797
        Federal Home Loan Bank stock                           420
        Loans, net                                          92,775
        Premises and equipment, net                          1,802
        Goodwill                                             9,526
        Accrued interest and other assets                    1,710
                                                          --------
        Total assets                                      $111,030
                                                          ========
        Deposits                                          $107,876
        Accrued interest and other liabilities               1,510
        Cash paid for acquisition, net of cash acquired      1,644
                                                          --------
        Total liabilities                                 $111,030
                                                          ========


The financial statements for the year ended December 31, 1998, include the operations of CBC from January 6, 1998 to December 31, 1998. Actual results of operations for the year ended

                                  VRB BANCORP

December 31, 1998, would not have been materially different had the acquisition occurred on January 1, 1998. The following information presents unaudited pro forma results of operations for the year ended December 31, 1997, as though the acquisition had occurred on January 1, 1997. The pro forma results do not necessarily indicate the actual result that would have been obtained had the acquisition of CBC actually occurred on January 1, 1997.


        Net interest income before provision for loan loss   $   16,404
        Net income                                           $    3,713
        Earnings per common share:
          Basic                                              $     0.51
          Diluted                                            $     0.50


NOTE 3 -- INVESTMENT SECURITIES

        The amortized cost and estimated market values of investment securities at December 31, 1999 and 1998, are as follows (in thousands):



                                                                          Gross            Gross            Estimated
                                                      Amortized        Unrealized        Unrealized          Market
                                                         Cost             Gains            Losses             Value
                                                      ---------        ----------        ----------         ---------
DECEMBER 31, 1999
Held-to-maturity securities:
  State and municipal subdivisions                     $ 18,010         $    137          $   (249)         $ 17,898
                                                       ========         ========          ========          ========
Available-for-sale securities:
  U.S. Treasuries and agencies                         $ 56,990         $     --          $ (2,234)         $ 54,756
  Collateralized mortgage obligations                       132                2                --               134
                                                       --------         --------          --------          --------
                                                       $ 57,122         $      2          $ (2,234)         $ 54,890
                                                       ========         ========          ========          ========

DECEMBER 31, 1998
Held-to-maturity securities:
  State and municipal subdivisions                     $ 17,454         $    793          $     --          $ 18,247
                                                       ========         ========          ========          ========
Available-for-sale securities:
  U.S. Treasuries and agencies                         $ 56,977         $    177          $    (84)         $ 57,070
  Collateralized mortgage obligations                       195               --                (1)              194
                                                       --------         --------          --------          --------
                                                       $ 57,172         $    177          $    (85)         $ 57,264
                                                       ========         ========          ========          ========

The amortized cost and estimated market value of investment securities at December 31, 1999, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.


                                                   Held-to-Maturity              Available-for-Sale
                                                      Securities                     Securities
                                               -------------------------     -------------------------
                                               Amortized     Estimated       Amortized     Estimated
                                                  Cost      Market Value        Cost      Market Value
                                               ---------    ------------     ---------    ------------
Due in one year or less                        $     205    $        206     $   2,572    $      2,549
Due after one year through five years              3,394           3,418        38,050          36,672
Due after five years through ten years             3,089           3,108        15,500          14,756
Due after ten years                               11,322          11,166         1,000             913
                                               ---------    ------------     ---------    ------------
                                               $  18,010    $     17,898     $  57,122    $     54,890
                                               =========    ============     =========    ============

For purposes of the maturity table, collateralized mortgage obligations, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted-average

                                  VRB BANCORP



contractual maturities of underlying collateral. Collateralized mortgage obligations may mature earlier than their weighted-average contractual maturities because of principal prepayments.

At December 31, 1999 and 1998, investment securities with an amortized cost of $6,185,993 and $8,168,284, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

The Bank, as a member of the Federal Home Loan Bank (FHLB) system, is required to maintain an investment in capital stock of the FHLB. The FHLB stock is not actively traded but is redeemable by FHLB at its current book value.


NOTE 4 -- LOANS AND ALLOWANCE FOR LOAN LOSSES

        The loan portfolio (including loans held-for-sale) consisted of the following (in thousands):


                                                                  1999               1998
                                                                ---------          ---------
               Real estate - construction                       $  29,034          $  23,552
               Real estate - residential and commercial           134,765            126,675
               Commercial                                          23,940             16,418
               Installment                                         13,946             12,327
               Other loans                                             51                 98
                                                                  201,736            179,070
               Allowance for loan losses                           (3,503)            (3,539)
               Unearned loan fee income                              (232)              (343)
                                                                ---------          ---------
                                                                $ 198,001          $ 175,188
                                                                =========          =========

The following is an analysis of the changes in the allowance for loan losses (in thousands):


                                                                1999            1998            1997
                                                             -------         -------         -------
               Beginning balance                             $ 3,539         $ 1,780         $ 1,632
               Acquired upon CBC acquisition (Note 2)             --           1,898              --
               Provision for possible loan losses                 --              --             250
               Loans charged off                                 (86)           (189)           (141)
               Recoveries                                         50              50              39
                                                             -------         -------         -------
               Ending balance                                $ 3,503         $ 3,539         $ 1,780
                                                             =======         =======         =======

The Bank's recorded investment in impaired loans was $523,857 and $262,456 at December 31, 1999 and 1998, respectively. The average recorded investment in impaired loans approximates their recorded investment at December 31, 1999 and 1998. The total allowance for loan losses related to these loans at December 31, 1999 and 1998, was approximately $70,000 and $42,000, respectively. Interest income recognized on impaired loans during the years ended December 31, 1999, 1998, and 1997, was not significant. Management estimates that in 1999, approximately $42,600 of interest income was not recognized on impaired loans on nonaccrual status, compared with approximately $35,300 in 1998 and $29,600 in 1997.

                                  VRB BANCORP


NOTE 5 -- BANK PREMISES AND EQUIPMENT

        Bank premises, furniture, and equipment consisted of the following (in thousands):

                                                  1999             1998
                                              --------         --------
        Land                                  $  2,069         $  1,613
        Buildings                                6,001            5,375
        Furniture and equipment                  4,268            4,136
                                              --------         --------
                                                12,338           11,124
        Less: accumulated depreciation          (4,541)          (4,625)
                                              --------         --------
                                              $  7,797         $  6,499
                                              ========         ========

NOTE 6 -- ACCRUED INTEREST AND OTHER ASSETS

        Accrued interest and other assets consisted of the following (in thousands):


                                             1999          1998
                                           ------        ------
        Accrued interest receivable        $1,925        $1,931
        Prepaid expenses                      272           234
        Deferred taxes                      1,099           553
        Other assets                          125           152
                                           ------        ------
                                           $3,421        $2,870
                                           ======        ======


NOTE 7 -- TIME DEPOSITS

        Time certificates of deposit of $100,000 and over aggregated $8,574,472 and $8,089,537 at December 31, 1999 and 1998, respectively.

        At December 31, 1999, the scheduled maturities for time deposits is as follows (in thousands):


                2000                       $52,802
                2001                         2,459
                2002                         2,774
                2003                           222
                2004 and thereafter            223
                                           -------
                                           $58,480
                                           =======

NOTE 8 -- INCOME TAXES

        The income tax provision consisted of the following (in thousands):


                                           1999          1998        $1,997
                                          ------        ------        ------
        Currently payable                 $2,665        $2,877        $1,715
        Deferred                             168            89            22
                                          ------        ------        ------
        Provision for income taxes        $2,833        $2,966        $1,737
                                          ======        ======        ======


        Deferred income taxes represent the tax effect of differences in timing between financial income and taxable income. Deferred income taxes, according to the timing differences, which caused them, were as follows (in thousands):

                                  VRB BANCORP


                                                         1999          1998          1997
                                                        -----         -----         -----
        Accounting loan loss provision less than
            (in excess of) tax provision                $  14         $  69         $ (58)
        Accounting depreciation less than tax
            depreciation                                   42            46             3
        Deferred compensation                              15             9            (6)
        Accounting loan fees in excess of tax
            loan fees                                     178            67            66
        Federal Home Loan Bank stock dividends             54            52            28
        Cash to accrual adjustment                         --           (72)           --
        Option compensation expense                       (36)          (72)           --
        Other differences                                 (99)          (10)          (11)
                                                        -----         -----         -----
                                                        $ 168         $  89         $  22
                                                        =====         =====         =====

        The net deferred tax benefits included in other assets in the accompanying consolidated balance sheets include the following components (in thousands):

                                                                1999            1998
                                                             -------         -------
               Deferred tax assets:
                   Loan loss reserve                         $ 1,062         $ 1,076
                   Deferred compensation                          64             100
                   Other                                         242              86
                                                             -------         -------
               Deferred compensation                           1,368           1,262
                                                             -------         -------
               Deferred tax liabilities:
                   Accumulated depreciation                     (193)           (151)
                   Deferred loan fees                           (543)           (365)
                   Federal Home Loan Bank stock dividends       (247)           (193)
                                                             -------         -------
                                                                (983)           (709)
                                                             -------         -------
               Net deferred tax asset                        $   385         $   553
                                                             =======         =======

        The exercise of stock options which have been granted under VRB Bancorp's stock option plan for directors give rise to compensation which is includable in the taxable income of the applicable employees and deductible by the Bank for federal and state income tax purposes. Such compensation results from increases in the fair market value of VRB Bancorp's common stock subsequent to the date of grant of the applicable exercised stock options and, accordingly, in accordance with APB Opinion No. 25, such compensation is not recognized as an expense for financial accounting purposes and the related tax benefits are taken directly to common stock. For the years ended December 31, 1998 and 1997, these transactions resulted in federal and state tax deductions and benefits, which have increased common stock.

        Management believes, based upon the Bank's historical performance, that net deferred tax assets will be realized in the normal course of operations and, accordingly, management has not reduced net deferred tax assets by a valuation allowance.

        The tax provision differs from the federal statutory rate of 34% due principally to tax exemptions for interest received on municipal investments and nondeductible goodwill expense amortization. The 1997 provision for income taxes reflects a reduction in the state income tax rate from 6.6% to 3.8%.

                                  VRB BANCORP


        A reconciliation between the statutory federal income tax rate and the effective tax rate is as follows (in thousands):


                                                         1999             1998             1997
                                                      -------          -------          -------
        Federal income taxes at statutory rate        $ 2,647          $ 2,684          $ 1,850
        State income tax expense, net of
          federal income tax benefit                      370              344              237
        Effect of nontaxable interest income             (389)            (321)            (294)
        Non-deductible goodwill                           275              219               --
        Other                                             (70)              40              (56)
                                                      -------          -------          -------
                                                      $ 2,833          $ 2,966          $ 1,737
                                                      =======          =======          =======
        Effective tax rate                                 37%              38%              32%
                                                      =======          =======          =======


NOTE 9 -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

        The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and financial guarantees. Those instruments involve elements of credit and interest-rate risk similar to the amounts recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

        The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit, and financial guarantees written, is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank's experience has been that a majority of loan commitments are drawn upon by customers. While most commercial letters of credit are not utilized, a significant portion of such utilization is on an immediate payment basis. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral varies but may include cash, accounts receivable, inventory, premises and equipment, and income-producing commercial properties.

        Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third-party. These guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds cash, marketable securities, or real estate as collateral supporting those commitments for which collateral is deemed necessary.

                                   VRB BANCORP

        The Bank has not been required to perform on any financial guarantees during the past two years. The Bank has not incurred any losses on its commitments in either 1999, 1998, or 1997.

        A summary of the notional amounts of the Bank's financial instruments with off-balance-sheet risk at December 31, 1999 and 1998, follows:

                                                            1999               1998
                                                        -----------        -----------
        Commitments to extend credit                    $32,106,632        $21,165,221
        Commercial and standby letters of credit        $ 1,113,024        $ 1,090,009

NOTE 10 -- FAIR VALUES OF FINANCIAL INSTRUMENTS

               The following table estimates fair value and the related carrying values of the Bank's financial instruments (in thousands):


                                                                1999                                   1998
                                                    ----------------------------          -----------------------------
                                                    Carrying              Fair            Carrying               Fair
                                                     Amount              Value             Amount                Value
                                                    ---------          ---------          ---------           ---------
Financial assets:
  State and municipal subdivisions                  $  18,010          $     137          $    (249)          $  17,898
  Interest-bearing deposits with other banks        $   1,600          $   1,600          $   3,100           $   3,100
  Federal funds sold                                $      --          $      --          $  23,000           $  23,000
  Securities held-to-maturity                       $  18,010          $  17,898          $  17,545           $  18,247
  Securities available-for-sale                     $  54,890          $  54,890          $  57,264           $  57,264
  Federal Home Loan Bank stock                      $   1,899          $   1,899          $   1,765           $   1,765
  Loans held-for-sale                               $   1,183          $   1,183          $      --           $      --
  Loans, net of allowance for loan losses
  and unearned income                               $ 196,818          $ 196,208          $ 175,188           $  17,233
  Accrued interest                                  $   1,925          $   1,925          $   1,931           $   1,931
Financial liabilities:
  Demand and savings deposits                       $ 217,886          $ 217,886          $ 207,304           $ 207,304
  Time deposits                                     $  58,480          $  58,355          $  66,819           $  67,196
  Accrued interest                                  $     275          $     275          $     348           $     348

        While estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that were the Bank to have disposed of such assets or liabilities at December 31, 1999 and 1998, the estimated fair values would necessarily have been realized at that date, since market values may differ depending on various circumstances. The estimated fair values at December 31, 1999 and 1998, should not necessarily be considered to apply at subsequent dates.

        In addition, other assets and liabilities of the Bank that are not defined as financial instruments are not included in the above disclosures, such as premises and equipment. Also, nonfinancial instruments typically not recognized in the financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the earnings potential of loan servicing rights, the trained work force, customer goodwill, and similar items.

                                   VRB BANCORP


NOTE 11 - CONCENTRATIONS OF CREDIT RISK

        All of the Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank's market area. Investments in state and municipal securities are not significantly concentrated within any one region of the United States. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers as of December 31, 1999. The Bank's loan policy does not allow the extension of credit to any single borrower or group of related borrowers in excess of a total of $1,250,000 without approval from the Board of Directors.


NOTE 12 - COMMITMENTS AND CONTINGENCIES

        LITIGATION - In the ordinary course of business, the Bank becomes involved in various litigation arising from normal banking activities. In the opinion of management, the ultimate disposition of these actions will not have a material adverse effect on the consolidated financial position or results of operations.

        OPERATING LEASES - The Bank leases certain branch premises and equipment. The following is a schedule of future minimum lease payments under operating leases in effect as of December 31, 1999:


          Years ending December 31,
               2000                                     $  249,453
               2001                                        244,031
               2002                                        241,065
               2003                                        177,844
               2004                                        161,646
               Thereafter                                  361,598
                                                        ----------
          Total minimum payments required               $1,435,637
                                                        ==========

        Total rental expense was $239,785, $226,920, and $94,350 in 1999, 1998, and 1997, respectively.

        YEAR 2000 - Because of the unprecedented nature of the Year 2000 issue, its effects, if any, may not be identified until a future date. Management cannot assure that VRB or the Bank have has identified all Year 2000 issues, that VRB's or the Bank's remediation efforts has been successful in whole or in part, or that parties with whom VRB or the Bank does business will not be significantly impacted by Year 2000 issues.


NOTE 13 - BORROWING AGREEMENTS

        The Bank has federal fund borrowing agreements with Bank of America and Wells Fargo Bank for $5,000,000 and $3,000,000, respectively. There is no stated rate of interest on these borrowings. As of December 31, 1999, there were no borrowings outstanding under these agreements.

        The Bank also participates in the Cash Management Advance Program with the Federal Home Loan Bank of Seattle (FHLB). Under the program, the Bank may borrow to a maximum of 10% of total assets (approximately $30 million at December 31, 1999 and 1998) with interest at the

                                   VRB BANCORP


FHLB's cash management rate. There were no borrowings outstanding at December 31, 1999 and 1998.


NOTE 14 -- STOCK OPTION PLANS

        The Bank has two stock option plans, which were approved by the shareholders during 1991 and amended in 1994. The plans provide for an aggregate of 754,514 shares of the Bank's unissued common stock to be granted to key employees and nonemployee directors. The 1994 amendment removed the requirement for a five-year vesting schedule for any future grants from the Employees' Plan, thus leaving the setting of any vesting schedule to the discretion of the Board of Directors. The Directors' Plan was amended to extend the time in which options may be exercised following resignation or retirement.

        With the exception of certain options granted to nonemployee directors, all options granted and outstanding under both the Directors' and Employees' Plans are noncompensatory and exercisable at purchase prices which approximate fair value on the date of grant. Because certain options granted to the Bank's directors were based on purchase prices below the fair value of the stock as of the grant date, they are considered compensatory transactions and give rise to the recognition of compensation expense. Accordingly, the Bank has recognized $89,763, $93,340, and $57,312 as compensation expense relating to $15,695, 16,851, and 18,790 shares of common stock optioned to its directors during 1999, 1998, and 1997, respectively.

        The following summarizes options available and outstanding under both the Directors' and Employees' Plans as of December 31, 1999, after the effect of the current year's stock dividend (in thousands with the exception of the exercise price):

                                   VRB BANCORP

                                                                                                         Combined
                                                     Directors' Plan            Employees' Plan           Plans
                                                 ---------------------        --------------------        ------
                                                                Weighted                   Weighted
                                                                Average                     Average
                                                                Option                      Option
                                                 Shares          Price        Shares         Price        Shares
                                                 ------          -----        ------         -----        ------
Options outstanding at December 31, 1996             37         $ 1.75          123          $ 2.78          160
                                                 ======         ======         ====          ======         ====
Options exercisable at December 31, 1996             37         $ 1.75           35          $ 1.62           72
                                                 ======         ======         ====          ======         ====
Options reserved at December 31, 1996               165                         197                          362
                                                 ======                        ====                         ====
Options outstanding at December 31, 1996             37         $ 1.75          123          $ 2.78          160
Options granted in 1997                              19         $ 2.72          147          $ 8.59          166
Options exercised in 1997                            (9)        $ 2.46          (33)         $ 1.93          (42)
Options forfeited                                    --         $   --           (5)         $ 3.47           (5)
                                                 ------                        ----                         ----
Options outstanding at December 31, 1997             47         $ 2.01          232          $ 5.81          279
                                                 ======         ======         ====          ======         ====
Options exercisable at December 31, 1997             47         $ 2.01           14          $ 1.96           61
                                                 ======         ======         ====          ======         ====
Options reserved at December 31, 1997               146                          55                          201
                                                 ======                        ====                         ====
Options outstanding at December 31, 1997             47         $ 2.01          232          $ 5.81          279
Options granted in 1998                              17         $ 3.67           18          $10.62           35
Options exercised in 1998                           (13)        $ 1.89           (8)         $ 1.67          (21)
Options forfeited                                    --         $   --           (5)         $ 8.14           (5)
                                                 ------                        ----                         ----
Options outstanding at December 31, 1998             51         $ 2.58          237          $ 6.28          288
                                                 ======         ======         ====          ======         ====
Options exercisable at December 31, 1998             51         $ 2.58           40          $ 5.40           91
                                                 ======         ======         ====          ======         ====
Options reserved at December 31, 1998               129                          42                          171
                                                 ======                        ====                         ====
Options outstanding at December 31, 1998             51         $ 2.58          237          $ 6.28          288
Options granted in 1999                              16         $ 4.05            5          $ 7.17           21
Options exercised in 1999                           (25)        $ 3.09          (11)         $ 3.06          (36)
Options forfeited                                    --         $   --          (32)         $ 8.12          (32)
                                                 ------                        ----                         ----
Options outstanding at December 31, 1999             42         $ 2.82          199          $ 6.18          241
                                                 ======         ======         ====          ======         ====
Options exercisable at December 31, 1999             42         $ 2.82           52          $ 5.54           94
                                                 ======         ======         ====          ======         ====
Options reserved at December 31, 1999               113                          69                          182
                                                 ======                        ====                         ====


        Had compensation cost for the Bank's 1999, 1998 and 1997 grants for stock-based compensation plans been determined consistent with the fair value provisions of SFAS No. 123, the Bank's net income, and net income per common share for December 31, 1999, 1998 and 1997 would approximate the pro forma amounts below (in thousands except per share data):

                                   VRB BANCORP


                                                                            1999
                                                                ---------------------------
                                                                   As
                                                                Reported          Pro Forma
                                                                ---------         ---------
Net income                                                      $   4,888         $   4,788
Basic earnings per common and common equivalent share           $    0.57         $    0.56
Diluted earnings per common and common equivalent share         $    0.57         $    0.56


                                                                           1998
                                                                ---------------------------
                                                                   As
                                                                Reported          Pro Forma
                                                                ---------         ---------
Net income                                                      $   4,927         $   4,735
Basic earnings per common and common equivalent share           $    0.58         $    0.56
Diluted earnings per common and common equivalent share         $    0.58         $    0.56


                                                                           1997
                                                                ---------------------------
                                                                   As
                                                                Reported          Pro Forma
                                                                ---------         ---------
Net income                                                      $   3,704         $   3,497
Basic earnings per common and common equivalent share           $    0.48         $    0.46
Diluted earnings per common and common equivalent share         $    0.48         $    0.46


        The fair value of options granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) dividend yields of 3.24% in 1999, 5.75% in 1998, and 1.52% in 1997; (2) expected volatility of 28.57% in 1999, 18.35% in 1998, and 28.00% in 1997; (3) risk-free rates of 6.50% in 1999, 4.75% in 1998; and 6.50% in 1997; and, (4) expected life of one to ten years for all three years.

        The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. SFAS No. 123 does not apply to awards prior to 1995, and additional awards in future years are anticipated.


NOTE 15 -- EMPLOYEE BENEFIT PLANS

        The Bank has a defined contribution profit sharing plan. All permanent employees are eligible to participate once they meet the age and length of employment requirements. Contributions are determined annually by the Board of Directors and were $337,418, $313,562, and $168,557 in 1999, 1998, and 1997,
respectively, excluding additional amounts set aside for funding through the Bank's bonus program. Voluntary employee contributions are required to share in Bank contributions. Employee contributions were $222,313, $226,381, and $189,640 in 1999, 1998, and 1997, respectively.

        The Bank has established a bonus program as part of the compensation package it provides to employees. At December 31, 1999, the Bank employed approximately 190 individuals eligible to participate in this program. Under the program, a bonus pool for nonexecutives is established and funded based on net profits of the current and immediately preceding year. An executive bonus program is similarly funded and is based on current year profits with payments measured on the basis of return on assets. For the years ending December 31, 1999, 1998, and 1997, $660,000, $620,000, and $542,400, respectively, was expensed to fund these programs with their related payroll and benefit costs.

                                   VRB BANCORP


        The Bank has also established supplemental retirement agreements with certain executive officers. The agreements provide for established post-retirement payments to covered executives for up to ten years after their retirement. The supplemental programs are self-funded by the Bank through the setting aside of funds into a bank-controlled deposit account. As of December 31, 1999, a liability for the supplemental retirement plans was recognized and funded in the amount of $225,736. During 1999, 1998, and 1997, the Bank recorded Plan expenses of $38,600, $38,600, and $21,000, respectively.

        Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the year. Diluted earnings per share reflect the potential dilution that could occur if common shares were issued pursuant to the exercise of options under the Bank's stock option plans. Comparative earnings per share data for the years ended December 31, 1998 and 1997, have been restated to conform with the current year presentation. The following table illustrates the computations of basic and diluted earnings per share for the six months ended June 30, 2000 and 1999 (unaudited) and the years ended December 31, 1999, 1998, and 1997 (dollars in thousands except per share amounts):


                                                INCOME         SHARES       PER SHARE
                                              (NUMERATOR)   (DENOMINATOR)     AMOUNT
                                              -----------   -------------     ------
FOR THE SIX MONTHS ENDED JUNE 30, 2000
(unaudited)
Basic earnings per share -
 Income available to common shareholders        $2,458         $8,299         $ 0.30
                                                                              ======
Effect of dilutive securities
 Outstanding common stock options                   --             --
                                                ------         ------
Income available to common shareholders
 plus assumed conversions                       $2,458         $8,299         $ 0.30
                                                ======         ======         ======

FOR THE SIX MONTHS ENDED JUNE 30, 1999
(unaudited)
Basic earnings per share -
 Income available to common shareholders        $2,429         $8,688         $ 0.28
                                                                              ======
Effect of dilutive securities
 Outstanding common stock options                   --             36
                                                ------         ------
Income available to common shareholders
 plus assumed conversions                       $2,429         $8,724         $ 0.28
                                                ======         ======         ======

YEAR ENDED DECEMBER 31, 1999
Basic earnings per share -
 Income available to common shareholders        $4,888         $8,579         $ 0.57
                                                                              ======
Effect of dilutive securities
 Outstanding common stock options                   --             43
                                                ------         ------
Income available to common shareholders
 plus assumed conversions                       $4,888         $8,622         $ 0.57
                                                ======         ======         ======

                                   VRB BANCORP


YEAR ENDED DECEMBER 31, 1998
Basic earnings per share -
  Income available to common shareholders       $4,927         $8,685         $ 0.57
                                                                              ======
Effect of dilutive securities
  Outstanding common stock options                  --             77
                                                ------         ------
Income available to common shareholders
  plus assumed conversions                      $4,927         $8,762         $ 0.57
                                                ======         ======         ======

YEAR ENDED DECEMBER 31, 1997
Basic earnings per share -
  Income available to common shareholders       $3,704         $7,639         $ 0.48
                                                                              ======
Effect of dilutive securities
  Outstanding common stock options                  --             21
                                                ------         ------
Income available to common shareholders
  plus assumed conversions                      $3,704         $7,660         $ 0.48
                                                ======         ======         ======


NOTE 17 -- TRANSACTIONS WITH RELATED PARTIES

        Certain directors, executive officers, and principal stockholders are customers of and have had banking transactions with the Bank in the ordinary course of business, and the Bank expects to have such transactions in the future. All loans and commitments to loan included in such transactions were made in compliance with applicable laws on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of the Bank, do not involve more than the normal risk of collectibility or present any other unfavorable features. The amount of loans outstanding to directors, executive officers, principal stockholders, and companies with which they are associated was as follows:

                              1999                 1998
                          -----------          -----------
Beginning balance         $ 1,946,548          $ 1,354,803
Loans made                  4,194,000              891,665
Loans paid                   (584,600)            (299,920)
                          -----------          -----------
Ending balance            $ 5,555,948          $ 1,946,548
                          ===========          ===========


NOTE 18 -- REGULATORY MATTERS

        VRB Bancorp and the Bank are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on VRB Bancorp and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, VRB Bancorp and the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require VRB Bancorp and the Bank to maintain minimum amounts and ratios (set forth in the table below) of

                                   VRB BANCORP


total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets (as defined). Management believes, as of December 31, 1999, that VRB Bancorp and the Bank meet all capital adequacy requirements to which they are subject.

        As of December 31, 1999, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category. VRB Bancorp's capital ratios are not significantly different from those of the Bank.


                                                                                                           To be Well Capitalized
                                                                                     For Capital           Under Prompt Corrective
                                                          Actual                  Adequacy Purposes           Action Provisions
                                                  ---------------------         ---------------------      -----------------------
                                                   Amount         Ratio          Amount         Ratio         Amount       Ratio
                                                   ------         -----          ------         -----         ------       -----
AS OF DECEMBER 31, 1999
(in thousands)
Total capital to risk-weighted assets             $ 28,728        12.7%         $ 18,080       >/= 8.0 %      $ 22,601    >/=  8.0%
Tier 1 capital to risk-weighted assets            $ 25,895        11.5%         $  9,040       >/= 4.0 %      $ 13,560    >/=  6.0%
Tier 1 capital to average assets                  $ 25,895         8.3%         $ 12,442       >/= 4.0 %      $ 15,553    >/=  5.0%

AS OF DECEMBER 31, 1998
(in thousands)
Total capital to risk-weighted assets             $ 28,019          14%         $ 16,011       >/= 8.0 %      $ 20,013    >/= 10.0%
Tier 1 capital to risk-weighted assets            $ 25,509        12.7%         $  8,034       >/= 4.0 %      $ 12,051    >/=  6.0%
Tier 1 capital to average assets                  $ 25,509         8.5%         $ 12,004       >/= 4.0 %      $ 15,005    >/=  5.0%


                                   VRB BANCORP


NOTE 19 -- PARENT COMPANY FINANCIAL INFORMATION

        Condensed financial information for VRB Bancorp (unconsolidated parent company only) is as follows:

CONDENSED BALANCE SHEET                                                 1999                  1998
                                                                    ------------          ------------
ASSETS
Cash                                                                $    387,667          $     49,986
Investment in subsidiary                                              33,239,060            35,126,747
Goodwill                                                                  51,675                58,722
                                                                    ------------          ------------
Total assets                                                          33,678,402            35,235,455
                                                                    ============          ============
LIABILITIES
Other liabilities                                                         69,058                    --
                                                                    ------------          ------------
SHAREHOLDERS' EQUITY
Common stock                                                          18,699,060            21,583,869
Retained earnings                                                     16,428,287            13,590,957
Accumulated other comprehensive income (loss), net of taxes           (1,518,003)               60,629
                                                                    ------------          ------------
Total liabilities and shareholders' equity                          $ 33,678,402          $ 35,235,455
                                                                    ============          ============



CONDENSED STATEMENT OF INCOME                                   1999                 1998                  1997
                                                             -----------          -----------          -----------
INCOME
Equity in undistributed (excess distribution of)
earnings of subsidiary bank                                  $  (416,627)         $ 4,133,730            2,810,666
Dividends                                                      5,320,000              800,000              900,000
Other income                                                          57                   --                   --
EXPENSES
Goodwill and other administrative expenses                        (7,047)              (7,047)              (7,047)
Professional fees                                                 (8,000)
                                                             -----------          -----------          -----------
Net income                                                     4,888,383            4,926,683            3,703,619
                                                             ===========          ===========          ===========


CONDENSED STATEMENT OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                     4,888,383            4,926,683            3,703,619
Adjustments to reconcile net income to net cash
from operating activities:
Equity in undistributed (excess distribution of)
earnings of subsidiary bank                                      416,627           (4,133,730)          (2,810,666)
Amortization                                                       7,047                7,047                7,047
Increase in liabilities                                           69,058                   --                   --
                                                             -----------          -----------          -----------
Net cash from operating activities                             5,381,115              800,000              900,000
                                                             -----------          -----------          -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Cash investment in subsidiary                                         --                   --           (8,000,000)
                                                             -----------          -----------          -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from public stock offering, net of costs                     --                   --            8,784,104
Cash dividends and fractional share payments                  (2,051,053)          (1,674,498)          (1,006,333)
Repurchase of common stock                                    (3,103,935)                  --                   --
Cash received from exercise of common stock options              111,554               36,517               88,068
                                                             -----------          -----------          -----------
Net cash from financing activities                            (5,043,434)          (1,637,981)           7,865,839
                                                             -----------          -----------          -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS         $   337,681          $  (837,981)         $   765,839
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                 $    49,986          $   887,967              122,128
                                                             -----------          -----------          -----------
CASH AND CASH EQUIVALENTS, END OF YEAR                       $   387,667          $    49,986          $   887,967
                                                             ===========          ===========          ===========

                                   VRB BANCORP


NOTE 20 -- STOCK OFFERING

        During November 1997, the Bank registered 1,150,000 shares of common stock for sale to the public at a price of $8.50 per share, for an aggregate offering price of $9,775,000. All shares were sold, resulting in net proceeds of $8,784,104, after deducting $990,896 for underwriting discounts and commissions, legal, accounting and printing fees, and other offering expenses. Net proceeds to the Bank were used in connection with the acquisition of Colonial Banking Company in early January 1998 (see Note 2). Pending such use, the net proceeds were invested in short-term, investment-grade securities.


NOTE 21 - QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                                          1999 Quarter ended
                                              ------------------------------------------------------------------------
                                              December 31         September 30           June 30              March 31
                                              -----------         ------------           -------              --------
Results of operations
Interest income                                 $5,798               $5,755               $5,605               $5,536
Interest expense                                 1,650                1,620                1,540                1,603
                                                ------               ------               ------               ------
Net interest income                              4,148                4,135                4,065                3,933
Provision for credit losses                         --                   --                   --                   --
Noninterest income                                 556                  512                  479                  508
Noninterest expense                              2,766                2,702                2,656                2,441
                                                ------               ------               ------               ------
Income before income taxes                       1,938                1,945                1,888                2,000
Provision for income taxes                         685                  738                  710                  750
                                                ------               ------               ------               ------
Net income                                      $1,253               $1,207               $1,178               $1,250
                                                ======               ======               ======               ======
Earnings per common share                       $ 0.15               $ 0.14               $ 0.14               $ 0.14
                                                ======               ======               ======               ======
Diluted earnings per common share               $ 0.15               $ 0.14               $ 0.14               $ 0.14
                                                ======               ======               ======               ======


                                                                        1998 Quarter ended
                                              ------------------------------------------------------------------------
                                              December 31         September 30           June 30              March 31
                                              -----------         ------------           -------              --------
Results of operations
Interest income                                 $5,914               $5,886               $6,009               $6,103
Interest expense                                 1,733                1,941                1,953                2,043
                                                ------               ------               ------               ------
Net interest income                              4,181                3,945                4,056                4,060
Provision for credit losses                         --                   --                   --                   --
Noninterest income                                 573                  535                  522                  510
Noninterest expense                              2,717                2,599                2,565                2,608
                                                ------               ------               ------               ------
Income before income taxes                       2,037                1,881                2,013                1,962
Provision for income taxes                         780                  701                  765                  720
                                                ------               ------               ------               ------
Net income                                      $1,257               $1,180               $1,248               $1,242
                                                ======               ======               ======               ======
Earnings per common share                       $ 0.14               $ 0.14               $ 0.14               $ 0.15
                                                ======               ======               ======               ======
Diluted earnings per common share               $ 0.14               $ 0.13               $ 0.14               $ 0.15
                                                ======               ======               ======               ======

                                   VRB BANCORP


INDEPENDENT AUDITOR'S REPORT





To the Board of Directors
  and Shareholders of VRB Bancorp



We have audited the accompanying consolidated balance sheets of VRB Bancorp as of December 31, 1999 and 1998, and the related statements of income and comprehensive income, changes in shareholders' equity, and cash flows for the years ended December 31, 1999, 1998, and 1997. These financial statements are the responsibility of VRB Bancorp's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of VRB Bancorp as of December 31, 1999 and 1998, and the results of its operations and cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.



Moss Adams LLP



Portland, Oregon
January 14, 2000

                                   APPENDIX I

                      AGREEMENT AND PLAN OF REORGANIZATION


        This Agreement and Plan of Reorganization is entered into effective this 14th day of August, 2000 (the "Agreement"), by and among Umpqua Holdings Corporation ("Umpqua"), South Umpqua Bank ("Surviving Bank"), VRB Bancorp ("VRB"), and Valley of the Rogue Bank ("Valley").

                                    RECITALS:

        A. Umpqua is an Oregon corporation, and registered financial holding company, with its principal office at 445 SE Main Street, Roseburg, Oregon.

        B. Surviving Bank is an Oregon state chartered bank with its principal office at 445 SE Main Street, Roseburg, Oregon.

        C. VRB is an Oregon corporation, and registered bank holding company, with its principal office at 110 Pine Street, Rogue River, Oregon.

        D. Valley is an Oregon state chartered bank with its principal office at 110 Pine Street, Rogue River, Oregon.

        E. The parties hereto desire to enter into a strategic business combination as a "merger of equals" pursuant to the terms of this Agreement.

        F. The parties intend that the transaction contemplated hereby shall qualify as a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and as a "pooling of the interests" transaction within the meaning of the Securities and Exchange Commission's Staff Accounting Bulletin No. 65.


                                    AGREEMENT

        In consideration of the mutual covenants herein contained, the parties hereby enter into this Agreement and agree as follows:

        DEFINITIONS. For purposes of this Agreement, the following terms shall have the definitions given:

        (a) "Alternative Acquisition Transaction" means any of the following circumstances: (A) a party or its board of directors enters into an agreement or recommends to its shareholders an agreement (other than this Agreement) pursuant to which any entity, person or group, within the meaning of Section 13(d)(3) of the Exchange Act (any of the foregoing hereinafter in this definition, a "Person"), would (i) merge or

                                     App-1
               consolidate with such party, with its shareholders holding less than 50 percent of the stock of the surviving entity, (ii) acquire 50 percent or more of the assets or liabilities of, or enter into any similar transaction with such party or its subsidiary, or (iii) purchase or otherwise acquire (including by merger, consolidation, share exchange or any similar transaction) securities representing or convertible into 50 percent or more of the stock of such party or its subsidiary; (B) or a Person acquires 50 percent or more of the stock of such party.

        (b) "Bank Merger" means the merger of Valley with and into Surviving Bank in accordance with the Bank Plan of Merger.

        (c) "Bank Plan of Merger" means the Plan of Merger to be executed by Surviving Bank and Valley and delivered to the Oregon Director for filing substantially in the form attached hereto as Exhibit B.

        (d)    "Code" means the Internal Revenue Code of 1986, as amended.

        (e) "Effective Date" is the date on which the Articles of Merger for the Holding Company Merger are filed with the Oregon Secretary of State.

        (f) "Employee Benefit Plan" means an employee benefit plan as defined by Section 3 of ERISA.

        (g) "ERISA" means the Employee Retirement Income Security Act of 1984, as amended.

        (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and, to the extent the context requires, the rules promulgated thereunder.

        (i) "Exchange Agent" means Surviving Bank or such other bank designated by Umpqua to perform the duties of Exchange Agent in this Agreement.

        (j)    "Exchange Ratio" means 0.8135 or such higher number not to exceed
               0.8500 as may be determined in accordance with Section 11 (f)
               (i).

        (k)    "FDIC" means the Federal Deposit Insurance Corporation.

        (l)    "FHA" means the Federal Housing Administration.

        (m)    "FHLMC" means the Federal Home Loan Mortgage Corporation.

        (n)    "FNMA" means the Federal National Mortgage Association.

        (o)    "FRB" means Federal Reserve Board.

        (p)    "GNMA" means the Government National Mortgage Association.


                                     App-2

        (q) "Holding Company Merger" means the merger of VRB with and into Umpqua on the Effective Date in accordance with the Holding Company Plan of Merger.

        (r) "Holding Company Plan of Merger" means the Plan of Merger to be executed by Umpqua and VRB and delivered together with Articles of Merger to the Oregon Secretary of State for filing on the Effective Date substantially in the form attached hereto as Exhibit A.

        (s)    "Named Executive Officers" means those persons listed on Schedule
               3.2 (i) and 3.2 (ii).

        (t) "Oregon Director" means the Director of the Oregon Department of Consumer and Business Services.

        (u) "Oregon Bank Act" means Chapter 706 through 716 of the Oregon Revised Statutes.

        (v) "Plans of Merger" means the Bank Plan of Merger and the Holding Company Plan of Merger.

        (w)    "PBGC" means the Pension Benefit Guaranty Corporation.

        (x) "SBA" means the Small Business Administration of the Department of Commerce.

        (y)    "SEC" means the Securities and Exchange Commission.

        (z) "Securities Act" means the Securities Act of 1933, as amended, and to the extent the context requires, the rules promulgated thereunder.

        (aa) "Subsidiary" means, with respect to a party to this Agreement, any entity in which such party owns, directly or indirectly, more than fifty percent of the voting securities, other than in such party's capacity as a fiduciary or a secured party.

        (bb)   "VA" means the Veterans Administration.

        (cc) "VRB" means VRB Bancorp, an Oregon corporation, and includes, unless the context otherwise suggests, each of its Subsidiaries.

        (dd) "VRB Common Stock" means shares of common stock, no par value, of VRB, and which will be cancelled or converted into the right to receive Umpqua stock at the Effective Date.

        (ee) "Umpqua" means Umpqua Holdings Corporation, an Oregon corporation, and includes, unless the context otherwise suggests, each of its Subsidiaries.


                                     App-3

        (ff) "Umpqua Common Stock" means shares of common stock, no par value, of Umpqua which are to be issued to VRB shareholders pursuant to the Holding Company Plan of Merger.

2.      MERGERS

        2.1. Transactions Pursuant to the Holding Company Plan of Merger. Upon performance of all of the covenants of the parties hereto and fulfillment or waiver (to the extent waiver is permitted by law) of all of the conditions contained herein, on the Effective Date:

               2.1.1. VRB shall be merged with and into Umpqua under Oregon law on the terms and conditions set forth in the Holding Company Plan of Merger. The Holding Company Plan of Merger, the form of which is attached hereto as Exhibit A, and the Holding Company Articles of Merger shall be filed with the Secretary of State of the State of Oregon to effect the Holding Company Merger.

               2.1.2. As provided in the Holding Company Plan of Merger, as of the effectiveness of the Holding Company Merger, Umpqua shall be the surviving corporation, and the Articles of Incorporation of Umpqua attached as Exhibit C and the Bylaws of Umpqua attached as Exhibit D shall be the Articles of Incorporation and Bylaws of the surviving corporation. Until the second anniversary of the Effective Date, the Articles of Incorporation of Umpqua and the Bylaws of Umpqua shall not be amended other than in compliance with Section 3.1 of this Agreement.

               2.1.3. On and after the Effective Date, each share of Umpqua capital stock outstanding immediately prior to the Holding Company Merger shall remain outstanding and shall be deemed to be one share of the capital stock of the surviving corporation.

               2.1.4. As provided in the Holding Company Plan of Merger, as of the Effective Date, each outstanding share of VRB Common Stock shall be converted into the right to receive the number of shares of Umpqua Common Stock determined by the Exchange Ratio, except that cash shall be paid in lieu of any resulting fractional shares.

               2.1.5. On the Effective Date, by virtue of the Holding Company
                      Merger and without any action on the part of any holder of any such option or warrant, all existing stock option plans of VRB shall terminate, no further options shall be granted thereunder, and each outstanding option to acquire VRB Common Stock (each a "VRB Option") shall automatically be converted and exchanged into an Umpqua stock option (a "Converted Option") to purchase shares of Umpqua Common Stock, and each shall continue on the same terms upon which granted; provided that (i) the number of shares of

                                     App-4

                      Umpqua Common Stock issuable upon exercise of the Converted Option shall be equal to the product of (a) the number of shares of VRB Common Stock issuable upon exercise of the VRB Option, and (b) the Exchange Ratio; and (ii) the exercise price of such Converted Option shall be equal to the result of (a) the exercise price of the VRB Option, divided by (b) Exchange Ratio; provided, however, that all other terms and conditions of such outstanding options, including vesting schedules, if any, and aggregate exercise price, shall not be affected by the Merger except as may be set forth in such option agreements. With respect to any VRB Option that is an incentive stock option within the meaning of Section 422 of the Code, the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Code.

        2.2. Transactions Pursuant to the Bank Plan of Merger. Upon performance of all of the covenants of the parties hereto and fulfillment or waiver (to the extent waiver is permitted by law) of all of the conditions contained herein, and promptly following the Effective Date:

               2.2.1. Valley will be merged with and into Surviving Bank in accordance with the provisions of the Oregon Bank Act. The Bank Plan of Merger, the form of which is attached hereto as Exhibit B shall be filed with the Oregon Director for purposes of obtaining a Certificate of Merger.

               2.2.2. As of the date set forth in the Certificate of Merger,
                      Valley will merge with Surviving Bank, with Surviving Bank being the resulting bank and having its head office in Roseburg, Oregon.

               2.2.3. The Articles of Incorporation, Bylaws and banking charter of Surviving Bank in effect immediately prior to the date set forth on the Certificate of Merger shall be the Articles of Incorporation, Bylaws and banking charter of the resulting bank.

               2.2.4. Upon effectiveness of the Bank Merger, each outstanding share of Surviving Bank common stock shall remain outstanding as shares of the resulting bank, the holders of such shares shall retain their rights with respect to such shares as in effect prior to the Bank Merger, and each outstanding share of Valley Common Stock will be cancelled.

3.      GOVERNANCE OF COMBINED ENTITY.

        3.1. Directors; Certain Governance Limitations. Following the Closing, the Boards of Directors of Umpqua and Surviving Bank shall each be comprised of eleven directors, consisting of six persons to be named by Umpqua (the "Umpqua Designees") and five persons to be named by VRB (the "VRB Designees"). The Directors of Umpqua and Surviving Bank shall be apportioned such that following the Closing two of the directors named by VRB shall be appointed to serve three year terms, two to serve two year terms, and one to serve a one year term (in each

                                     App-5
               case the length of terms being reducible to reflect the annual meeting schedule of Umpqua shareholders). Prior to the second anniversary of the Effective Date, the Board of Directors of Umpqua or Surviving Bank shall not, without the approval of two-thirds of the directors, approve a Major Decision except as may otherwise be required by law. For purposes of this Agreement a Major Decision shall mean any one or more of the following: (i) a decision to change the number or composition of the Board of Directors of Umpqua or Surviving Bank except in connection with a plan of merger or other acquisition; (ii) voluntary entry by Umpqua or Surviving Bank (as the case may be) into any merger, share exchange, sale or acquisition of all or substantially all of the assets, or similar transaction, a result of which is that the Persons who were shareholders of Umpqua or Surviving Bank prior to such transaction shall own less than fifty percent (50%) of the voting securities of the combined entity following such transaction; (iii) the selection by the Board of Directors of nominees or the solicitation by the Board of Directors of Umpqua of proxies for the election such nominees, of a director to succeed any VRB Designee; and (iv) a change to the Articles of Incorporation or Bylaws of Umpqua or the Surviving Bank which would reduce the percentage voting requirement or the duration of such requirement to effect a Major Decision. Each of the directors of Umpqua or VRB signing this Agreement agrees that he or she shall for two years following the Effective Date vote all of his or her shares of Umpqua Common Stock in favor of candidates nominated by the Umpqua Board of Directors in accordance with the foregoing clause.

        3.2. Officers. On the Effective Date and subject to such persons' continued employment by the parties in their current positions, the executive officers of Umpqua shall be those persons named on
               Schedule 3.2(i) (the "Umpqua Named Executive Officers") and the executive officers of Surviving Bank shall be those persons named on Schedule 3.2(ii) (the "Surviving Bank Named Executive Officers and, together with the Umpqua Named Executive Officers, the "Named Executive Officers").

        3.3. Name of Surviving Bank. Upon the filing of the Bank Plan of Merger, the name of the Surviving Bank shall be Umpqua Bank, an Oregon state chartered bank.

4.      REPRESENTATIONS AND WARRANTIES OF VRB

        Except as disclosed in one or more schedules to this Agreement delivered prior to execution of this Agreement, VRB represents and warrants to Umpqua as follows:

        4.1. Organization, Existence, and Authority. VRB is a corporation duly organized and validly existing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease, and operate its properties and assets and carry on its business in the manner now being conducted. Valley is a bank duly organized, validly existing, and in good standing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease, and operate its properties and assets and carry on its business in the manner now being conducted. Each of VRB and Valley is qualified to do business and is in good standing in every jurisdiction in which such qualification is required except where the failure to so qualify would not result in any material adverse effect on its business operation, financial condition or properties.


                                     App-6

        4.2. Authorized and Outstanding Stock, Options, and Other Rights. The authorized capital stock of VRB consists of (i) 10,000,000 shares of undesignated preferred stock, with $5.00 par value per share, of which no shares are issued or outstanding, and (ii) 30,000,000 shares of common stock, with no par value per share, of which 8,308,792 shares are outstanding, all of which are validly issued, fully paid and nonassessable. The authorized capital stock of Valley consists of 110,500 shares of common stock with a par value of $10.00 per share, all of which shares are outstanding, validly issued, fully paid and nonassessable. Other than as set forth in Schedule 4.2, no subscriptions, options, warrants, convertible securities or other rights or commitments which would enable the holder to acquire any shares of capital stock or other investment securities of VRB, or which enable or require VRB to acquire shares of its capital stock or other investment securities from any holder, are authorized, issued or outstanding.

        4.3. Public Reports. Since January 1, 1997, VRB has timely filed with the SEC all reports and statements required to be filed pursuant to the Exchange Act (the "VRB Public Reports"). Until the Effective Date, VRB will file with the SEC (and will furnish copies to Umpqua within two days thereafter) all additional reports and other documents which VRB is required by the Exchange Act to file or otherwise files with the SEC. The financial information included in the VRB Public Reports has been and will be prepared in accordance with generally accepted accounting principles, consistently applied, and present fairly the financial position and results of operation of VRB and its subsidiaries on the dates and for the periods covered thereby. As of the date filed, each VRB Public Report has been and, as to those reports to be filed on or after the date of this Agreement and the Closing, will be accurate and complete as of the date filed, and each complies or will comply with all requirements applicable to such filing.

        4.4. Articles of Incorporation, Bylaws, Minutes. The copies of the Articles of Incorporation, as amended, and the Bylaws of each of VRB and Valley delivered to Umpqua as Schedule 4.4, are true, correct and complete copies of existing Articles of Incorporation and Bylaws of VRB and Valley, as the case may be, as amended to date. Neither VRB nor Valley is in violation of any provision of its Articles of Incorporation or Bylaws. The minute books of VRB and Valley which have been or will be made available to Umpqua for its review contain accurate and complete minutes of all meetings and all consents evidencing actions taken without a meeting by its Board of Directors (and any committees thereof) and by its shareholders.

        4.5. No Holding Company, Joint Venture, or Other Subsidiaries. Other than as to VRB with respect to Valley, no corporation or other entity is registered or, to the knowledge of VRB or Valley, is required to be registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, because of ownership or control of VRB or Valley. Neither VRB nor Valley, directly or indirectly, owns or controls, either by power to control the investment or power to vote, any shares of capital stock of any other corporation or entity, other than

                                     App-7
               shares held in a fiduciary or custodial capacity in the ordinary course of business and shares representing less than five percent of the outstanding shares of such corporation acquired in partial or full satisfaction of debts previously contracted. Neither VRB nor Valley is a part of any joint venture, or general or limited partnership, or a member of any unincorporated association.

        4.6. Shareholder Reports. VRB has delivered to Umpqua as Schedule 4.6 copies of all of VRB's reports and other communications to stockholders since January 1, 1999, including all proxy statements and notices of shareholder meetings, to the extent such reports and communications have not been filed with any VRB Public Reports. Until the Effective Date, VRB will furnish to Umpqua copies of all future communications within two days such materials are first sent to its shareholders.

        4.7. Books and Records. The books and records of VRB and Valley accurately reflect in all material respects the transactions to which it is a party or by which it or its properties are bound or subject. Such books and records have been and are accurate and complete and comply in all material respects with applicable legal, regulatory and accounting requirements.

        4.8. Legal Proceedings. Except for regulatory examinations conducted in the normal course of regulation of VRB and Valley, and except as disclosed in Schedule 4.8 delivered to Umpqua, there are no actions, suits, proceedings, claims or governmental investigations pending or, to the knowledge of VRB, threatened against or affecting VRB before any court, administrative officer or agency, other governmental body or arbitration which might, individually or in the aggregate, result in any material adverse change in the business, assets, earnings, operation or condition (financial or otherwise) of VRB or which might hinder or delay the consummation of the transactions contemplated by this Agreement.

        4.9. Compliance with Lending Laws and Regulations. Except as disclosed in Schedule 4.9 and except for such errors or oversights the financial effect of which are adequately reserved against:

               (a) The conduct by each of VRB and Valley of its respective business and the operation of the properties or other assets owned or leased by it does not violate or infringe any domestic laws, statutes, ordinances, rules or regulations or, to the knowledge of VRB and Valley, any foreign laws, statutes, ordinances, rules or regulations, the enforcement of which, individually or in the aggregate, would have a material adverse effect on either VRB or Valley, its business, properties or financial condition. Specifically, but without limitations, each of VRB and Valley is in compliance in all material respects with every local, state or federal law or ordinance, and any regulation or order issued thereunder, now in effect and applicable to it governing or pertaining to fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting and every other prohibition against unlawful discrimination in residential lending, or governing consumer credit, including, but not limited to, the Community

                                     App-8

               Reinvestment Act, the Consumer Credit Protection Act, Truth-in-Lending Act, and Regulation Z promulgated by the FRB, and the Real Estate Settlement Procedures Act of 1974. All loans, leases, contracts and accounts receivable (billed and unbilled), security agreements, guarantees and recourse agreements, of either VRB or Valley, as held in its portfolios, or as sold with recourse into the secondary market represent and are valid and binding obligations of their respective parties and debtors, enforceable in accordance with their respective terms; each of them is based on a valid, binding and enforceable contract or commitment, each of which has been executed and delivered in full compliance, in form and substance, with any and all federal, state or local laws applicable to VRB, or to the other party or parties to the contract(s) or commitment(s), including without limitation the Truth-in-Lending Act, Regulations Z and U of the FRB, laws and regulations providing for nondiscriminatory practices in the granting of loans or credit, applicable usury laws, and laws imposing lending limits; and all such contracts or commitments have been administered in full compliance with all applicable federal, state or local laws or regulations. All Uniform Commercial Code filings, or filings of trust deeds, or of liens or other security interest documentation that are required by any applicable federal, state or local government laws and regulations to perfect the security interests referred to in any and all of such documents or other security agreements have been made, and all security interests under such deeds, documents or security agreements have been perfected, and all contracts have been entered into or assumed in full compliance with all applicable material legal or regulatory requirements.

               (b) All loan files of Valley are complete and accurate in all material respects and have been maintained in accordance with good banking practice.

               (c) All notices of default, foreclosure proceedings or repossession proceedings against any real or personal property collateral have been issued, initiated and conducted by VRB or Valley in material formal and substantive compliance with all applicable federal, state or local laws and regulations, and no loss or impairment of any security interest, or exposure to meritorious lawsuits or other proceedings against VRB or Valley has been or will be suffered or incurred by VRB or Valley.

               (d) Neither VRB nor Valley is in material violation of any applicable servicer or any other requirements of the FHA, VA, FNMA, GNMA, FHLMC, SBA or any private mortgage insurer which insured or guaranteed any loans owned by VRB or Valley or as to which either has sold to other investors, the effect of which violation would materially and adversely affect the business, assets, earnings, operation or condition (financial or otherwise) of VRB or Valley, and with respect to such loans VRB or Valley has not done or failed to do, or caused to be done or omitted to be done, any act the effect of which act or omission impairs or invalidates (i) any FHA insurance or commitments of the FHA to insure, (ii) any VA guarantee or commitment of the VA to guarantee, (iii) any SBA guarantees or commitments of the SBA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard

                                     App-9
               insurance policy, or (vii) any flood insurance policy required by the National Flood Insurance Act of 1968, as amended, which would materially and adversely affect the business, assets, earnings, operation or condition (financial or otherwise) of VRB or Valley.

               (e) Neither VRB nor Valley have knowingly engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock.

        4.10. Commitments. Schedule 4.10 is a listing of all outstanding commitments, including outstanding letters of credit, repurchase agreements and unfunded agreements to lend of Valley.

        4.11. Hazardous Wastes. To the knowledge of the directors and officers of VRB and Valley, neither VRB nor Valley, or any other person having an interest in any property which VRB or Valley owns or leases, or has owned or leased, or in which either holds any security interest, mortgage, or other liens or interest including but not limited to as beneficiary of a trust deed ("Property") has engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or disposal of Hazardous Material on or from such Property. Individually or in the aggregate, there has been no: (i) presence, use, generation, handling, treatment, storage, release, threatened release, migration or disposal of Hazardous Material; (ii) condition that could result in any use, ownership or transfer restriction; or
               (iii) condition of nuisance on or from such Property, any of which individually or collectively would have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of VRB. VRB has received no notice of, or has no reason to know of, a condition that could give rise to any private or governmental suit, claim, action, proceeding or investigation against VRB, Valley, any such other person or such Property as a result of any of the foregoing events. "Hazardous Material" means any chemical, substance, material, object, condition, or waste harmful to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum or petroleum products, and all of those chemicals, substances, materials, objects, conditions, wastes or combinations of them which are now or become listed, defined or regulated in any manner by any federal, state or local law based, directly or indirectly, upon such properties or effects.

        4.12. Contingent and Other Liabilities. Schedule 4.12 is a list of contingent and other liabilities not set forth in other schedules, and includes copies of documents evidencing those liabilities. Except as set forth in any schedules to this Agreement, and except for FDIC insured deposits and federal funds purchased and securities sold under agreements to repurchase arising out of transactions subsequent to the date of the latest balance sheet filed as with a VRB Public Report, VRB and Valley have no obligations or liabilities of any nature (whether accrued, absolute,

                                     App-10
               contingent or otherwise) which are material or which, when combined with all other such obligations or liabilities would be material to the business, assets, earnings, operation or condition (financial or otherwise) of VRB or Valley.

        4.13. No Adverse Changes. Except as set forth in Schedule 4.13, since March 31, 2000, (a) there has been no material adverse change in the business, assets, earnings, operation or condition (financial or otherwise) of VRB; (b) no cash, stock or other dividends, or other distributions with respect to capital stock, have been declared or paid by VRB, nor has VRB purchased or redeemed any of its shares; and (c) there has not been any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any asset material to VRB. As of the Effective Date, VRB will have no obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, in excess of $50,000 individually, or $150,000 in the aggregate, other than:

               (a) Obligations and liabilities disclosed in VRB Public Reports as of March 31, 2000, or in the schedules provided herewith;

               (b) Obligations and liabilities incurred in, or as a result of, the normal and ordinary course of business, consistent with past practices, which do not, in the aggregate, have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of VRB; and

               (c) Obligations and liabilities incurred otherwise than in or as a result of the normal and ordinary course of business consistent with past practices, provided Umpqua shall have consented thereto.

               To the best knowledge of VRB, there is no basis for any claim against VRB or any other obligation or liability of any nature, in excess of $50,000 individually or $150,000 in the aggregate.

        4.14. Regulatory Approvals Required. The nature of the business and operations of VRB does not require any approval, authorization, consent, license, clearance or order of, any declaration or notification to, or any filing or registration with, any governmental or regulatory authority in order to permit VRB to perform its obligations under this Agreement, or to prevent the termination of any material right, privilege, license or agreement of VRB, or any material loss or disadvantage to its business, upon consummation of the Holding Company Plan of Merger or Bank Plan of Merger, except for:

               (a) Approval of the Bank Plan of Merger by the Oregon Director and the FDIC;

               (b) Approval from, or waiver of jurisdiction by, the FRB of the Holding Company Merger;


                                     App-11

               (c) Filing of the Holding Company Plan of Merger and Articles of Merger with the Oregon Secretary of State;

               (d) Participation along with Umpqua in a fairness hearing before the Oregon Director relating to the Oregon Director's approval of the transactions contemplated hereby; and

               (e) Filing with the SEC of the definitive Joint Proxy Statement in accordance with the Exchange Act rules governing proxy solicitations.

        4.15. Corporate and Shareholder Approval of Agreement, Binding Obligations. VRB and Valley each has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, and the transactions contemplated thereby, have been duly authorized by the Board of Directors of each of VRB and Valley. No other corporate action on the part of VRB or Valley other than shareholder approval is required to authorize this Agreement or the Holding Company Plan of Merger or Bank Plan of Merger or the consummation of the transactions contemplated thereby. This Agreement has been duly executed and delivered by VRB and Valley and constitutes the legal, valid and binding obligation of each of them enforceable in accordance with its terms. The Holding Company Plan of Merger and Bank Plan of Merger, when duly executed and delivered by VRB or Valley, as the case may be, will constitute the legal, valid and binding obligations of VRB and Valley, as the case may be, enforceable in accordance with their terms.

        4.16. No Defaults from Transaction. Subject to compliance with the governmental approvals described in Section 4.14, neither the execution, delivery and performance of this Agreement and the Holding Company Plan of Merger or Bank Plan of Merger by VRB and Valley, as the case may be, nor the consummation of the transactions contemplated thereby will conflict with, result in any breach or violation of, or result in any default or any acceleration of performance under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of either VRB or Valley, or (assuming the accuracy of Umpqua's and Surviving Bank's representations and warranties, compliance with their covenants, and the performance of their obligations under this Agreement and the Holding Company Plan of Merger and Bank Plan of Merger) of any statute, regulation or existing order, writ, injunction or decree of any court or governmental agency, or of any contract, agreement or instrument to which either is a party or by which either is bound, or will result in the declaration or imposition of any lien, charge or encumbrance upon any of the assets of VRB or Valley which are material to their business. Assuming the accuracy of Umpqua's and Surviving Bank's representations and warranties, compliance with their covenants, and the performance of their obligations under this Agreement and the Holding Company Plan of Merger and Bank Plan of Merger, the consummation of the transactions contemplated by this Agreement will not result in any material adverse change in


                                     App-12
               the business, assets, earnings, operations or conditions (financial or otherwise) of VRB or Valley.

        4.17. Tax Returns. VRB has filed all federal, state and other income, franchise or other tax returns, required to be filed by it; each such return is complete and accurate in all material respects; and all taxes and related interest and liabilities to be paid in connection therewith have been paid or adequate reserve has been established for the timely payment thereof. VRB and Valley have timely and accurately filed all currency transaction reports required by the Bank Secrecy Act, as amended, and has timely and accurately filed all required information returns and reports, including without limitation forms 1099, and has exercised due diligence in obtaining certified taxpayer identification numbers as required by the Code and Treasury Regulations. VRB has not received notice of any federal, state or other income, franchise or other tax assessment or notice of a deficiency to date which has not been paid or for which adequate reserve has not been provided, and VRB does not know of any pending or threatened audit or investigation of VRB with respect to any tax liabilities. There are currently no agreements in effect with respect to VRB to extend the period of limitations for assessment or collection of any tax. Schedule 4.17 includes copies of VRB's federal and state tax returns for years 1997 through 1999.

        4.18. Real Property, Leased Personal Property. Schedule 4.18 is a list setting forth all real property owned by VRB or Valley as present, former or future bank premises and all real property currently held as other real estate owned. Except as set forth in that Schedule or except for disposition of other real estate owned in the ordinary course of business, VRB or Valley will own all of such real property, presently owned, on the Effective Date. Except as may be noted on that Schedule, all real property reflected in the VRB Public Reports as of March 31, 2000 is included in that Schedule. The leases pursuant to which VRB or Valley leases real and personal property, copies of which have also been delivered to Umpqua as part of Schedule 4.18, are valid and effective in accordance with their respective terms and there is not under any such lease any default nor has there occurred any event which, with the giving of notice, lapse of time, or otherwise, would constitute an event of default. Except as disclosed in Schedule 4.18 or arising pursuant to the leases relating thereto, the real and personal property leased by VRB or Valley is free of any adverse claims. Except as noted on Schedule 4.18, all buildings and structures on the real property, the equipment located thereon, and the real and personal property leased by VRB or Valley, are in all material respects in good operating condition and repair and conform in all material respects to all applicable laws, ordinances and regulations. Except as disclosed in Schedule 4.18 or arising pursuant to the leases relating thereto, VRB and Valley have good and marketable title to all of their real and personal property, subject to no mortgages, pledges, encumbrances, liens or charges of any kind, except liens for taxes not delinquent. VRB and Valley owns or leases all property on which their continued business operations are materially dependent.


                                     App-13

        4.19. Insurance. Except as set forth in Schedule 4.19, for each of the past six years and continuing to date, VRB has insured its business and real and personal property against all risks of a character usually insured against by banks, including but not limited to financial institution bond, directors and officers liability, property and casualty and commercial liability insurance, with customary amounts of coverage, deductibles and exclusions by reputable insurers authorized to transact insurance in the State of Oregon and such other jurisdictions where it operates or owns property, and it will maintain all existing insurance through the Effective Date. VRB is in compliance with all existing insurance policies and has not failed to give timely notice of, or present properly, any material claim thereunder.
               Schedule 4.19 includes copies of all insurance policies currently in force with respect to VRB's business and real and personal property.

        4.20. Trademarks. VRB owns or has valid licenses to use all patents, trademarks, copyrights or trade names which it considers to be material to its business taken as a whole, and has not been charged with infringement or violation of any patent, trademark, copyright or trade name which would be likely to have a material adverse effect on its business.

        4.21. Contracts and Agreements. Schedule 4.21 includes copies of all material outstanding contracts, agreements, leases or understandings to which VRB or Valley is a party or to which any of its properties are subject except for any contracts or agreements entered into with its customers in the ordinary course of business. Such documents include, without limitation, all agreements, contracts, leases or understandings with officers and directors of VRB, all of which are related to, and have been entered into in the ordinary course of VRB's banking business. VRB is not in material default or breach, and there has not occurred any event which with notice or lapse of time would constitute a material breach or default, under any contract, agreement, instrument, lease or understanding, and, excluding any loan agreements or notices with VRB customers reflected in VRB's regular delinquent loan reports which have been and will be made available to Umpqua, VRB does not know of any default by any other party thereto; and no contract, agreement, lease or undertaking referred to in this Section 4.21, or in such other schedules will be modified or changed prior to the Effective Date without the prior written consent of Umpqua. No consent or approval by the parties thereto is required by reason of this Agreement to maintain such contracts, agreements, leases and undertakings in effect. No waiver or indulgence has been granted by any of the landlords under any such leases.

        4.22.  Employee Benefits.

               (a) Each Employee Benefit Plan sponsored or maintained by VRB or any affiliate of VRB as determined under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") is set forth in Schedule
               4.22. Except as set forth in such Schedule, neither VRB nor any ERISA Affiliate maintains nor has sponsored any other pension, profit sharing, thrift, savings, bonus, retirement, vacation, life insurance,

                                     App-14
               health insurance, severance, sickness, disability, medical or death benefit plans, whether or not subject to ERISA.

               Except as set forth on Schedule 4.22, there are no employment contracts entered into by VRB or Valley and no other deferred compensation contracts, agreements, arrangements or commitments maintained or agreed to by it that provides for or could result in the payment to any VRB or Valley employee or former employee of any money or other property rights or accelerate the vesting or payment of such amounts or rights to any employee as a result of the transactions contemplated herein, whether or not such payment or acceleration would constitute a parachute payment within the meaning of Code Section 280G. There are no other compensation, employment or collective bargaining agreements, stock options, stock purchase agreements, life, health, accident or other insurance, bonus, deferred or incentive compensation, change-in-control, severance or separation, profit sharing, retirement, or other employee fringe benefit policies or arrangements of any kind that could result in the payment to any employees or former employees or other persons of VRB or Valley of any money or other property.

               (b) The only "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) sponsored or maintained by VRB or any ERISA Affiliate, or to which VRB or any ERISA Affiliate contributes ("Welfare Benefit Plan") or are required to contribute, are as set forth in Schedule 4.22. Schedule 4.22 includes the amount of liability of VRB for payments more than thirty days past due with respect to such Welfare Benefit Plans as of December 31, 1999, the amount of monthly payments due and owing for each month that such plans are continued, and the amount of liability for claims if VRB were to terminate such plans and the costs involved in any such termination. Each Welfare Benefit Plan which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of Section 4980B of the Code and Part 6 of the Subtitle B of Title I of ERISA. Schedule 4.22 sets forth the individuals with rights to continuation coverage under Section 4980B of the Code or Part 6 of Subtitle B of title I of ERISA or state law, including those individuals within the applicable election period.

               (c) Other than as set forth in Schedule 4.22, VRB or any ERISA Affiliate has not maintained a pension benefit plan that is subject to title 1, subtitle B, part 3 of ERISA ("Pension Benefit Plan"). With respect to any such Pension Benefit Plan, the amount of liability for any contribution paid or owing with respect to such Pension Benefit Plan for the last or current plan year and the plan year in which the Effective Date occurs are set forth on
               Schedule 4.22. There are no other material liabilities that would be incurred in connection with a termination of the Plan, and the Plan is fully funded.

               (d) VRB and, to the knowledge of the executive officers and directors of VRB, all persons having fiduciary or other responsibilities or duties with respect to any Employee Benefit Plan, are, and have since inception been, in compliance in all

                                     App-15
               material respects with, and each such Employee Benefit Plan is and has been operated in accordance with, its provisions and in compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation and the Internal Revenue Service under ERISA or the Code. Each Pension Benefit Plan and any related trust agreements or annuity contracts (or any other funding instruments) comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA and the Code (including Section 410(b) of the Code relating to coverage), where required in order to be tax-qualified under
               Section 401(a) or 403(a) or other applicable provisions of the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for the Employee Benefit Plans have been obtained; and a favorable determination as to the qualification under the Code of each Pension Benefit Plan set forth in Schedule 4.22 and each amendment thereto has been made by the Internal Revenue Service. No Plan is a "multi-employer pension plan," as such term is defined in Section 3(37) of ERISA. To the best knowledge of VRB, all contributions or other amounts payable by VRB as of the Effective Date with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, and there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto which would, individually or in the aggregate, have or be reasonably expected to have a material adverse effect on VRB.

               (e) Each Welfare Benefit Plan and each Pension Benefit Plan has been administered to date in material compliance with the requirements of the claims procedure of the Code and ERISA. All reports required by any government agency and disclosures to participants with respect to each Welfare Benefit Plan and each Pension Benefit Plan have been timely made or filed. Each Employee Benefit Plan has been operated since inception in material compliance with the governing instruments and applicable federal or state law. In particular, but without limitation, each Welfare Benefit Plan has been administered in material compliance with federal law, including without limitation the health care continuation requirements of federal law ("COBRA"). No Employee Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of VRB or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) any deferred compensation benefits accrued as liabilities on the books of VRB or any ERISA Affiliates or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

               (f) Neither VRB nor, to its knowledge, any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan, has engaged in any transaction in violation of Section 406(a) or (b) of ERISA (for which no exemption exists under Section 408 of

                                     App-16

               ERISA) or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under
               Section 4975(c)(2) or (d) of the Code or in any prohibited transactions under predecessor provisions of the Code. To the best knowledge of VRB, neither VRB nor any ERISA Affiliate has engaged in a transaction in connection with which VRB or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

               (g) VRB has had no liability to the Pension Benefit Guaranty Corporation ("PBGC"). No material liability to the PBGC has been or will be incurred by VRB or other trade or business under "common control" with VRB (as determined under Section 414(c),
               (b), (m) or (o) of the Code) on account of any termination of an employee pension benefit plan subject to title IV of ERISA. Except as set forth in Schedule 4.22, since September 1, 1974, no filing has been made by VRB (or any ERISA Affiliate) with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any employee pension benefit plan subject to title IV of ERISA maintained, or wholly or partially funded by VRB (or any ERISA Affiliate). Neither VRB nor any ERISA Affiliate has (i) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (ii) withdrawn as a substantial employer so as to become subject to the provisions of
               Section 4063 of ERISA, (iii) ceased making contributions on or before the Effective Date to any employee pension benefit plan subject to Section 4064(a) of ERISA to which VRB (or any ERISA Affiliate) made contributions during the five years prior to the Effective Date, or (iv) made a complete or partial withdrawal from a multi-employer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 or ERISA).

               (h) Complete and correct copies of the following documents have been furnished to Umpqua as Schedule 4.22:

                   (i) Each Employee Benefit Plan and any related trust
               agreements;

                   (ii) The most recent summary plan descriptions of each
               Employee Benefit Plan subject to ERISA;

                   (iii) The most recent determination letters of the Internal
               Revenue Service with respect to the qualified status of a Pension Benefit Plan;

                   (iv) Annual Reports (on form 5500 series) required to be
               filed with any governmental agency for the last two years;

                   (v) Financial information which identifies (x) all asserted or unasserted claims arising under any Employee Benefit Plan, (y) all claims presently outstanding against any Employee Benefit Plan, and (z) a description of any future

                                     App-17
               compliance action required with respect to any Employee Benefit Plan under ERISA, or federal or state law.

                   (vi) Any actuarial reports and PBGC Forms 1 for the last 2 years.

               (i) Each Welfare Benefit Plan and each Pension Benefit Plan is legally valid and binding and in full force and effect and there are no defaults thereunder.

        4.23. Employment Disputes. There is no labor strike, dispute, slowdown or stoppage pending or, to the best knowledge of VRB, threatened against VRB, and VRB does not have any knowledge of any attempt to organize any employees of VRB or Valley into a collective bargaining unit. Consummation of the Plans of Merger will not (either alone or in combination with any other act or event) result in any payment of severance pay or any other payment becoming due from VRB to any of its employees except as set forth in Schedule 4.23. VRB is not a party to any agreement involving payments to any person or entity based upon the profits, revenues or other financial performance of VRB except as set forth on
               Schedule 4.23.

        4.24. Reserve for Loan Losses. VRB's reserve for loan losses, as established from time to time, is adequate as determined by the standards applied to VRB and Valley by the applicable bank regulatory agencies and pursuant to generally accepted accounting principles. Since March 31, 2000, VRB has not and prior to the Effective Date shall not, reverse any provision taken for loan losses.

        4.25. Repurchase Agreement. VRB has valid and perfected first position security interests in all government securities subject to repurchase agreements and the market value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

        4.26. Shareholder List. The list of shareholders of VRB dated July 14, 2000, provided to Umpqua as Schedule 4.26, is a true, correct and complete list of the names, addresses and holdings of all record holders of VRB Common Stock as of that date. Based on information made available to VRB and on filings with the SEC pursuant to Sections 13(d) and 16(a) of the Exchange Act, VRB shall notify Umpqua of any change in such stock ownership of over one percent (1%) through the Effective Date.

        4.27. Proxy Statement. The registration statement to be filed by Umpqua with the Oregon Director and the proxy statement to be used by VRB to solicit proxies from the holders of VRB Common Stock for the meeting of shareholders held to consider and vote upon this Agreement and the Holding Company Plan of Merger, and the transactions contemplated thereby (in its definitive form, the "Proxy Statement"), will fairly describe the transaction and VRB, and will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except those

                                     App-18
               statements in or omission from the Proxy Statement which may be made with respect to Umpqua. VRB will promptly advise Umpqua in writing if at any time prior to the Effective Date VRB shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements therein not misleading or to comply with applicable law.

        4.28. Interests of Directors and Others. Except as disclosed in any VRB Public Reports, no officer or director of VRB or Valley has any material interest in any assets or property (whether real or personal, tangible or intangible), of or used in the business of VRB or Valley other than as an owner of outstanding securities or deposit accounts of VRB or Valley, or as borrowers under loans fully performing in accordance with their terms, which terms are no more favorable than those available to unaffiliated parties made at or about the same time.

        4.29. Schedules to this Agreement. The information contained in each schedule to this Agreement prepared by or on behalf of VRB constitutes additional representations and warranties made by VRB hereunder and is incorporated herein by reference. The copies of documents furnished as part of these schedules are true, correct and complete copies and include all amendments, supplements, and modifications thereto and all express waivers applicable thereunder.

        4.30. No Misstatements or Omissions. No representation or warranty of VRB or Valley in this Agreement or in any statement, certificate or schedule furnished or to be furnished by VRB pursuant to this Agreement or in connection with the transaction contemplated by this Agreement, contains or will contain any untrue statements of a material fact or omits or will omit to state any material fact.

5.      REPRESENTATIONS AND WARRANTIES OF UMPQUA

        Except as disclosed in one or more schedules to this Agreement delivered prior to execution of this Agreement, Umpqua represents and warrants to VRB as follows:

        5.1. Organization, Existence, and Authority. Umpqua is a corporation duly organized and validly existing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease, and operate its properties and assets and carry on its business in the manner now being conducted and as proposed to be conducted. Surviving Bank is a bank duly organized, validly existing, and in good standing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease, and operate its properties and assets and carry on its business in the manner now being conducted. Each of Umpqua and Surviving Bank is qualified to do business and is in good standing in every jurisdiction in which such qualification is required except where the failure to so qualify would not result in any material adverse effect on its business operation, financial condition or properties.


                                     App-19

        5.2. Authorized and Outstanding Stock, Options, and Other Rights. The authorized capital stock of Umpqua consists of (i) 2,000,000 shares of undesignated preferred stock, with no par value per share, of which no shares are issued or outstanding, and (ii) 20,000,000 shares of common stock, with no par value per share, of which 7,625,627 shares are outstanding, all of which are validly issued, fully paid and nonassessable. The authorized capital stock of Surviving Bank consists of 2,000,000 shares of undesignated preferred stock, with no par value per share, of which no shares are issued and outstanding and 20,000,000 shares of common stock with no par value per share, of which 7,664,752 shares are outstanding, all of which are validly issued, fully paid and nonassessable. Other than as set forth in Schedule 5.2, no subscriptions, options, warrants, convertible securities or other rights or commitments which would enable the holder to acquire any shares of capital stock or other investment securities of Umpqua, or which enable or require Umpqua to acquire shares of its capital stock or other investment securities from any holder, are authorized, issued or outstanding.

        5.3. Public Reports. Since January 1, 1997, Umpqua has timely filed with the SEC all reports and statements required to be filed pursuant to the Exchange Act (the "Umpqua Public Reports"). Until the Effective Date, Umpqua will file with the SEC (and will furnish copies to VRB within two days thereafter) all additional reports and other documents which Umpqua is required by the Exchange Act to file or otherwise files with the SEC. The financial information included in the Umpqua Public Reports has been and will be prepared in accordance with generally accepted accounting principles, consistently applied and present fairly the financial position and results of operation of Umpqua and its subsidiaries on the dates and for the periods covered thereby. As of the date filed, each Umpqua Public Report has been and, as to those reports filed after the date hereof, will be, accurate and complete as of the date filed, and each complies or will comply with all requirements applicable to such filing.

        5.4. Articles of Incorporation, Bylaws, Minutes. The copies of the Articles of Incorporation, as amended and the Bylaws of each of Umpqua and Surviving Bank delivered to Umpqua as Schedule 5.4, are true, correct and complete copies of existing Articles of Incorporation and Bylaws of Umpqua and Surviving Bank, as the case may be, as amended to date. Neither Umpqua nor Surviving Bank is in violation of any provision of its Articles of Incorporation or Bylaws. The minute books of Umpqua and Surviving Bank which have been or will be made available to VRB for its review contain accurate and complete minutes of all meetings and all consents evidencing actions taken without a meeting by its Board of Directors (and any committees thereof) and by its shareholders.

        5.5. No Holding Company, Joint Venture, or Other Subsidiaries. Other than for Umpqua with respect to Surviving Bank, no corporation or other entity is registered or, to the knowledge of Umpqua or Surviving Bank, is required to be registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, because of ownership or control of Umpqua or Surviving Bank. Neither

                                     App-20

               Umpqua nor Surviving Bank, directly or indirectly, owns or controls, either by power to control the investment or power to vote, any shares of capital stock of any other corporation or entity, other than its subsidiaries set forth in Schedule 5.5 and shares held in a fiduciary or custodial capacity in the ordinary course of business and shares representing less than five percent of the outstanding shares of such corporation acquired in partial or full satisfaction of debts previously contracted. Neither Umpqua nor any of its Subsidiaries is a part of any joint venture, or general or limited partnership, or a member of any unincorporated association.

        5.6. Shareholder Reports. Umpqua has delivered to VRB as Schedule 5.6 copies of all of Umpqua's reports and other communications to stockholders since January 1, 1999, including all proxy statements and notices of shareholder meetings, to the extent such reports and communications have not been filed with any Umpqua Public Reports. Until the Effective Date, Umpqua will furnish to VRB copies of all future communications within two days such materials are first sent to its shareholders.

        5.7. Books and Records. The books and records of Umpqua and its Subsidiaries accurately reflect in all material respects the transactions to which it is a party or by which it or its properties are bound or subject. Such books and records have been and are accurate and complete and comply in all material respects with applicable legal, regulatory and accounting requirements.

        5.8. Legal Proceedings. Except for regulatory examinations conducted in the normal course of regulation of Umpqua and Surviving Bank, and except as disclosed in Schedule 5.8 delivered to VRB, there are no actions, suits, proceedings, claims or governmental investigations pending or, to the knowledge of Umpqua, threatened against or affecting Umpqua before any court, administrative officer or agency, other governmental body or arbitration which might, individually or in the aggregate, result in any material adverse change in the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua or which might hinder or delay the consummation of the transactions contemplated by this Agreement.

        5.9. Compliance with Lending Laws and Regulations. Except as disclosed in Schedule 5.9 and except for such errors or oversights the financial effect of which are adequately reserved against:

               (a) The conduct by each of Umpqua and Surviving Bank of its respective business and the operation of the properties or other assets owned or leased by it does not violate or infringe any domestic laws, statutes, ordinances, rules or regulations, or to the knowledge of Umpqua and Surviving Bank any foreign laws, statutes, ordinances, rules or regulations, the enforcement of which, individually or in the aggregate, would have a material adverse effect on either Umpqua or Surviving Bank, its business, properties or financial condition. Specifically, but without limitations, each of Umpqua and Surviving Bank is in compliance in all material respects with every local, state or federal law or ordinance, and any regulation or

                                     App-21
               order issued thereunder, now in effect and applicable to it governing or pertaining to fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting and every other prohibition against unlawful discrimination in residential lending, or governing consumer credit, including, but not limited to, the Community Reinvestment Act, the Consumer Credit Protection Act, Truth-in-Lending Act, and Regulation Z promulgated by the FRB, and the Real Estate Settlement Procedures Act of 1974. All loans, leases, contracts and accounts receivable (billed and unbilled), security agreements, guarantees and recourse agreements, of either Umpqua or Surviving Bank, as held in its portfolios, or as sold with recourse into the secondary market represent and are valid and binding obligations of their respective parties and debtors, enforceable in accordance with their respective terms; each of them is based on a valid, binding and enforceable contract or commitment, each of which has been executed and delivered in full compliance, in form and substance, with any and all federal, state or local laws applicable to Umpqua, or to the other party or parties to the contract(s) or commitment(s), including without limitation the Truth-in-Lending Act, Regulations Z and U of the FRB, laws and regulations providing for nondiscriminatory practices in the granting of loans or credit, applicable usury laws, and laws imposing lending limits; and all such contracts or commitments have been administered in full compliance with all applicable federal, state or local laws or regulations. All Uniform Commercial Code filings, or filings of trust deeds, or of liens or other security interest documentation that are required by any applicable federal, state or local government laws and regulations to perfect the security interests referred to in any and all of such documents or other security agreements have been made, and all security interests under such deeds, documents or security agreements have been perfected, and all contracts have been entered into or assumed in full compliance with all applicable material legal or regulatory requirements.

               (b) All loan files of Surviving Bank are complete and accurate in all material respects and have been maintained in accordance with good banking practice.

               (c) All notices of default, foreclosure proceedings or repossession proceedings against any real or personal property collateral have been issued, initiated and conducted by Umpqua or Surviving Bank in material formal and substantive compliance with all applicable federal, state or local laws and regulations, and no loss or impairment of any security interest, or exposure to meritorious lawsuits or other proceedings against Umpqua or Surviving Bank has been or will be suffered or incurred by Umpqua or Surviving Bank.

               (d) Neither Umpqua nor Surviving Bank is in material violation of any applicable servicer or any other requirements of the FHA, VA, FNMA, GNMA, FHLMC, SBA or any private mortgage insurer which insured or guaranteed any loans owned by Umpqua or Surviving Bank or as to which either has sold to other investors, the effect of which violation would materially and adversely affect the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua or Surviving

                                     App-22

               Bank, and with respect to such loans Umpqua or Surviving Bank has not done or failed to do, or caused to be done or omitted to be done, any act the effect of which act or omission impairs or invalidates (i) any FHA insurance or commitments of the FHA to insure, (ii) any VA guarantee or commitment of the VA to guarantee, (iii) any SBA guarantees or commitments of the SBA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, or (vii) any flood insurance policy required by the National Flood Insurance Act of 1968, as amended, which would materially and adversely affect the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua or Surviving Bank.

               (e) Neither Umpqua nor its Subsidiaries (except through its registered broker dealer Subsidiary) have knowingly engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock.

        5.10. Commitments. Schedule 5.10 is a listing of all outstanding commitments, including outstanding letters of credit, repurchase agreements and unfunded agreements to lend of Surviving Bank.

        5.11. Hazardous Wastes. To the knowledge of the directors and officers of Umpqua and Surviving Bank, neither Umpqua nor its Subsidiaries, or any other person having an interest in any property which Umpqua or its Subsidiaries owns or leases, or has owned or leased, or in which either holds any security interest, mortgage, or other liens or interest including but not limited to as beneficiary of a trust deed ("Property") has engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or disposal of Hazardous Material on or from such Property. Individually or in the aggregate, there has been no: (i) presence, use, generation, handling, treatment, storage, release, threatened release, migration or disposal of Hazardous Material; (ii) condition that could result in any use, ownership or transfer restriction; or (iii) condition of nuisance on or from such Property, any of which individually or collectively would have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua. Umpqua has received no notice of, or has no reason to know of, a condition that could give rise to any private or governmental suit, claim, action, proceeding or investigation against Umpqua, any Subsidiary of Umpqua, any such other Person, or such Property as a result of any of the foregoing events. "Hazardous Material" means any chemical, substance, material, object, condition, or waste harmful to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum or petroleum products, and all of those chemicals, substances, materials, objects, conditions, wastes or combinations of them which are now or become listed, defined or regulated in any manner by any

                                     App-23
               federal, state or local law based, directly or indirectly, upon such properties or effects.

        5.12. Contingent and Other Liabilities. Schedule 5.12 is a list of contingent and other liabilities not set forth in other schedules, and includes copies of documents evidencing those liabilities. Except as set forth in any schedules to this Agreement, and except for FDIC insured deposits and federal funds purchased and securities sold under agreements to repurchase arising out of transactions subsequent to the date of the latest balance sheet filed as with a Umpqua Public Reports, Umpqua and its Subsidiaries have no obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise) which are material or which, when combined with all other such obligations or liabilities would be material to the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua or Surviving Bank.

        5.13. No Adverse Changes. Except as set forth in Schedule 5.13, since March 31, 2000, (a) there has been no material adverse change in the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua; (b) no cash, stock or other dividends, or other distributions with respect to capital stock, have been declared or paid by Umpqua, nor has Umpqua purchased or redeemed any of its shares; and (c) there has not been any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any asset material to Umpqua. As of the Effective Date, Umpqua will have no obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, in excess of $50,000 individually, or $150,000 in the aggregate, other than:

               (a) Obligations and liabilities disclosed in Umpqua Public Reports as of March 31, 2000, or schedules provided herewith;

               (b) Obligations and liabilities incurred in, or as a result of, the normal and ordinary course of business, consistent with past practices, which do not, in the aggregate, have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua; and

               (c) Obligations and liabilities incurred otherwise than in or as a result of the normal and ordinary course of business consistent with past practices, provided Umpqua shall have consented thereto.

               To the best knowledge of Umpqua, there is no basis for any claim against Umpqua or any other obligation or liability of any nature, in excess of $50,000 individually or $150,000 in the aggregate.

        5.14. Regulatory Approvals Required. The nature of the business and operations of Umpqua does not require any approval, authorization, consent, license, clearance or order of, any declaration or notification to, or any filing or registration with, any governmental or regulatory authority in order to permit Umpqua to perform its

                                     App-24
               obligations under this Agreement, or to prevent the termination of any material right, privilege, license or agreement of Umpqua, or any material loss or disadvantage to its business, upon consummation of the Holding Company Plan of Merger or Bank Plan of Merger, except for:

               (a) Approval of the Bank Plan of Merger by the Oregon Director and the FDIC;

               (b) Approval from, or waiver of jurisdiction by, the FRB of the Holding Company Merger;

               (c) Filing of the Holding Company Plan of Merger and Articles of Merger with the Oregon Secretary of State;

               (d) Registration with the Oregon Director of the Umpqua Common Stock to be issued to the VRB shareholders and a finding that the transaction is fair, just and equitable and free from fraud in accordance with ORS 59.095;

               (e) Registration with the issuance of permits from or the perfection of exemptions from registration from applicable state blue sky administrators of the Umpqua Common Stock to be issued to the VRB shareholders;

               (f) Filing with the SEC of the definitive Joint Proxy Statement in accordance with the Exchange Act rules governing proxy solicitations; and

               (g) Approval by the Nasdaq Stock Market of the listing application relating to the Umpqua Common Stock to be issued in connection herewith.

        5.15. Corporate and Shareholder Approval of Agreement, Binding Obligations. Umpqua and Surviving Bank each has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, and the transactions contemplated thereby, have been duly authorized by the Board of Directors of each of Umpqua and Surviving Bank. No other corporate action on the part of Umpqua or Surviving Bank other than shareholder approval is required to authorize this Agreement or the Holding Company Plan of Merger or Bank Plan of Merger or the consummation of the transactions contemplated thereby. This Agreement has been duly executed and delivered by Umpqua and Surviving Bank and constitutes the legal, valid and binding obligation of each of them enforceable in accordance with its terms. The Holding Company Plan of Merger and Bank Plan of Merger, when duly executed and delivered by Umpqua or Surviving Bank, as the case may be, will constitute the legal, valid and binding obligations of Umpqua and Surviving Bank, as the case may be, enforceable in accordance with their terms.

        5.16. No Defaults from Transaction. Subject to compliance with the governmental approvals described in Section 5.14, neither the execution, delivery and performance of this Agreement and the Holding Company Plan of Merger or Bank

                                     App-25

               Plan of Merger by Umpqua and Surviving Bank, as the case may be, nor the consummation of the transactions contemplated thereby will conflict with, result in any breach or violation of, or result in any default or any acceleration of performance under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of either Umpqua or Surviving Bank, or (assuming the accuracy of VRB and Valley's representations and warranties, compliance with their covenants, and the performance of their obligations under this Agreement and the Holding Company Plan of Merger and the Bank Plan of Merger) of any statute, regulation or existing order, writ, injunction or decree of any court or governmental agency, or of any contract, agreement or instrument to which either is a party or by which either is bound, or will result in the declaration or imposition of any lien, charge or encumbrance upon any of the assets of Umpqua or its Subsidiaries which are material to the business of Umpqua or Surviving Bank. Assuming the accuracy of Umpqua's and Surviving Bank's representations and warranties, compliance with their covenants, and the performance of their obligations under this Agreement and the Holding Company Plan of Merger and Bank Plan of Merger, the consummation of the transactions contemplated by this Agreement will not result in any material adverse change in the business, assets, earnings, operations or conditions (financial or otherwise) of Umpqua or Surviving Bank.

        5.17. Tax Returns. Umpqua has filed all federal, state and other income, franchise or other tax returns, required to be filed by it; each such return is complete and accurate in all material respects; and all taxes and related interest and liabilities to be paid in connection therewith have been paid or adequate reserve has been established for the timely payment thereof. Umpqua and Surviving Bank have timely and accurately filed all currency transaction reports required by the Bank Secrecy Act, as amended, and has timely and accurately filed all required information returns and reports, including without limitation forms 1099, and has exercised due diligence in obtaining certified taxpayer identification numbers as required by the Code and Treasury Regulations. Umpqua has not received notice of any federal, state or other income, franchise or other tax assessment or notice of a deficiency to date which has not been paid or for which adequate reserve has not been provided, and Umpqua does not know of any pending or threatened audit or investigation of Umpqua with respect to any tax liabilities. There are currently no agreements in effect with respect to Umpqua to extend the period of limitations for assessment or collection of any tax.
               Schedule 5.17 includes copies of Umpqua's federal and state tax returns for years 1997 through 1999.

        5.18. Real Property, Leased Personal Property. Schedule 5.18 is a list setting forth all real property owned by Umpqua or any of its Subsidiaries as present, former or future bank premises and all real property currently held as other real estate owned. Except as set forth in that Schedule or except for disposition of other real estate owned in the ordinary course of business, Umpqua or the applicable Subsidiary will own all of such real property, presently owned, on the Effective Date. Except as may be noted on that Schedule, all real property reflected in the Umpqua Public Reports as of March 31, 2000 is included in that Schedule. The leases pursuant to

                                     App-26
               which Umpqua or the applicable Subsidiary leases real and personal property, copies of which have also been delivered to VRB as part of Schedule 5.18, are valid and effective in accordance with their respective terms and there is not under any such lease any default nor has there occurred any event which, with the giving of notice, lapse of time, or otherwise, would constitute an event of default. Except as disclosed in Schedule
               5.18 or arising pursuant to the leases relating thereto, the real and personal property leased by Umpqua and its Subsidiaries is free of any adverse claims. Except as noted on Schedule 5.18, all buildings and structures on the real property, the equipment located thereon, and the real and personal property leased by Umpqua or its Subsidiaries, are in all material respects in good operating condition and repair and conform in all material respects to all applicable laws, ordinances and regulations. Except as disclosed in the title reports therefor or arising pursuant to the leases relating thereto, Umpqua and its Subsidiaries have good and marketable title to all of their real and personal property, subject to no mortgages, pledges, encumbrances, liens or charges of any kind, except liens for taxes not delinquent. Umpqua and its Subsidiaries own or lease all property on which their continued business operations are materially dependent.

        5.19. Insurance. Except as set forth in Schedule 5.19, for each of the past six years and continuing to date, Umpqua has insured its business and real and personal property against all risks of a character usually insured against by banks, including but not limited to financial institution bond, directors and officers liability, property and casualty and commercial liability insurance, with customary amounts of coverage, deductibles and exclusions by reputable insurers authorized to transact insurance in the State of Oregon and such other jurisdictions where it operates or owns property, and it will maintain all existing insurance through the Effective Date. Umpqua is in compliance with all existing insurance policies and has not failed to give timely notice of, or present properly, any material claim thereunder. Schedule 5.19 includes copies of all insurance policies currently in force with respect to Umpqua's business and real and personal property.

        5.20. Trademarks. Umpqua owns or has valid licenses to use all patents, trademarks, copyrights or trade names which it considers to be material to its business taken as a whole, and have not been charged with infringement or violation of any patent, trademark, copyright or trade name which would be likely to have a material adverse effect on its business.

        5.21. Contracts and Agreements. Schedule 5.21 includes copies of all material outstanding contracts, agreements, leases or understandings to which Umpqua or Surviving Bank is a party or to which any of its properties are subject except for any contracts or agreements entered into with its customers in the ordinary course of business. Such documents include, without limitation, all agreements, contracts, leases or understandings with officers and directors of Umpqua, all of which are related to, and have been entered into in the ordinary course of, Umpqua's banking business. Umpqua is not in material default or breach, and to the knowledge of Umpqua there has not occurred any event which with notice or lapse of time would

                                     App-27
               constitute a material breach or default, under any contract, agreement, instrument, lease or understanding, and, excluding any loan agreements or notices with Umpqua customers reflected in Umpqua's regular delinquent loan reports which have been and will be made available to Umpqua, Umpqua does not know of any default by any other party thereto; and no contract, agreement, lease or undertaking referred to in this Section 5.21, or in such other schedules will be modified or changed prior to the Effective Date without the prior written consent of VRB. No consent or approval by the parties thereto is required by reason of this Agreement to maintain such contracts, agreements, leases and undertakings in effect. No waiver or indulgence has been granted by any of the landlords under any such leases.

        5.22.  Employee Benefits.

               (a) Each Employee Benefit Plan, sponsored or maintained by Umpqua or any affiliate of Umpqua as determined under Section 414(b),
               (c), (m) or (o) of the Code ("ERISA Affiliate") is set forth in
               Schedule 5.22. Except as set forth in such Schedule, neither Umpqua nor any ERISA Affiliate maintains nor has sponsored any other pension, profit sharing, thrift, savings, bonus, retirement, vacation, life insurance, health insurance, severance, sickness, disability, medical or death benefit plans, whether or not subject to ERISA.

               Except as set forth on Schedule 5.22, there are no employment contracts entered into by Umpqua or Surviving Bank and no other deferred compensation contracts, agreements, arrangements or commitments maintained or agreed to by it that provides for or could result in the payment to any Umpqua or Surviving Bank employee or former employee of any money or other property rights or accelerate the vesting or payment of such amounts or rights to any employee as a result of the transactions contemplated herein, whether or not such payment or acceleration would constitute a parachute payment within the meaning of Code Section 280G. There are no other compensation, employment or collective bargaining agreements, stock options, stock purchase agreements, life, health, accident or other insurance, bonus, deferred or incentive compensation, change-in-control, severance or separation, profit sharing, retirement, or other employee fringe benefit policies or arrangements of any kind that could result in the payment to any employees or former employees or other persons of Umpqua or Surviving Bank of any money or other property.

               (b) The only "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) sponsored or maintained by Umpqua or any ERISA Affiliate, or to which Umpqua or any ERISA Affiliate contributes ("Welfare Benefit Plan") or are required to contribute, are as set forth in Schedule 5.22. Schedule 5.22 includes the amount of liability of Umpqua for payments more than thirty days past due with respect to such Welfare Benefit Plans as of December 31, 1999, the amount of monthly payments due and owing for each month that such plans are continued, and the amount of liability for claims if Umpqua were to terminate such plans and the

                                     App-28
               costs involved in any such termination. Each Welfare Benefit Plan which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.
               Schedule 5.22 sets forth the individuals with rights to continuation coverage under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA or state law, including those individuals within the applicable election period.

               (c) Other than as set forth in Schedule 5.22, Umpqua or any ERISA Affiliate has not maintained a pension benefit plan that is subject to title 1, subtitle B, part 3 of ERISA ("Pension Benefit Plan"). With respect to any such Pension Benefit Plan, the amount of liability for any contribution paid or owing with respect to such Pension Benefit Plan for the last or current plan year and the plan year in which the Effective Date occurs are set forth on
               Schedule 5.22. There are no other material liabilities that would be incurred in connection with a termination of the Plan, and the Plan is fully funded.

               (d) Umpqua and, to the knowledge of the executive officers and directors of Umpqua, all persons having fiduciary or other responsibilities or duties with respect to any Employee Benefit Plan, are, and have since inception been, in compliance in all material respects with, and each such Employee Benefit Plan is and has been operated in accordance with, its provisions and in compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation and the Internal Revenue Service under ERISA or the Code. Each Pension Benefit Plan and any related trust agreements or annuity contracts (or any other funding instruments) comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA and the Code (including Section 410(b) of the Code relating to coverage), where required in order to be tax-qualified under
               Section 401(a) or 403(a) or other applicable provisions of the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for the Employee Benefit Plans have been obtained; and a favorable determination as to the qualification under the Code of each Pension Benefit Plan set forth in Schedule 5.22 and each amendment thereto has been made by the Internal Revenue Service. No Plan is a "multi-employer pension plan," as such term is defined in Section 3(37) of ERISA. To the best knowledge of Umpqua, all contributions or other amounts payable by Umpqua as of the Effective Date with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, and there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto which would, individually or in the aggregate, have or be reasonably expected to have a material adverse effect on Umpqua.

               (e) Each Welfare Benefit Plan and each Pension Benefit Plan has been administered to date in material compliance with the requirements of the claims procedure of the

                                     App-29

               Code and ERISA. All reports required by any government agency and disclosures to participants with respect to each Welfare Benefit Plan and each Pension Benefit Plan have been timely made or filed. Each Employee Benefit Plan has been operated since inception in material compliance with the governing instruments and applicable federal or state law. In particular, but without limitation, each Welfare Benefit Plan has been administered in material compliance with federal law, including without limitation the health care continuation requirements of federal law ("COBRA"). No Employee Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Umpqua or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) any deferred compensation benefits accrued as liabilities on the books of Umpqua or any ERISA Affiliates or
               (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

               (f) Neither Umpqua nor, to its knowledge, any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan, has engaged in any transaction in violation of Section 406(a) or (b) of ERISA (for which no exemption exists under Section 408 of ERISA) or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or
               (d) of the Code or in any prohibited transactions under predecessor provisions of the Code. To the best knowledge of Umpqua, neither Umpqua nor any ERISA Affiliate has engaged in a transaction in connection with which Umpqua or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

               (g) Umpqua has had no liability to the Pension Benefit Guaranty Corporation ("PBGC"). No material liability to the PBGC has been or will be incurred by Umpqua or other trade or business under "common control" with Umpqua (as determined under Section 414(c),
               (b), (m) or (o) of the Code) on account of any termination of an employee pension benefit plan subject to title IV of ERISA. Except as set forth in Schedule 5.22, since September 1, 1974, no filing has been made by Umpqua (or any ERISA Affiliate) with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any employee pension benefit plan subject to title IV of ERISA maintained, or wholly or partially funded by Umpqua (or any ERISA Affiliate). Neither Umpqua nor any Common Control Entity has (i) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (ii) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (iii) ceased making contributions on or before the Effective Date to any employee pension benefit plan subject to Section 4064(a) of ERISA to which Umpqua (or any ERISA Affiliate) made contributions during the five years prior to the Effective Date, or (iv) made a complete or partial withdrawal from a multi-employer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard

                                     App-30
               to subsequent reduction or waiver of such liability under Section 4207 or 4208 or ERISA).

               (h) Complete and correct copies of the following documents have been furnished to VRB as Schedule 5.22:

                   (i) Each Employee Benefit Plan and any related trust
               agreements;

                   (ii) The most recent summary plan descriptions of each
               Employee Benefit Plan subject to ERISA;

                   (iii) The most recent determination letters of the Internal
               Revenue Service with respect to the qualified status of a Pension Benefit Plan;

                   (iv) Annual Reports (on form 5500 series) required to be
               filed with any governmental agency for the last two years;

                   (v) Financial information which identifies (x) all asserted or unasserted claims arising under any Employee Benefit Plan, (y) all claims presently outstanding against any Employee Benefit Plan, and (z) a description of any future compliance action required with respect to any Employee Benefit Plan under ERISA, or federal or state law.

                   (vi) Any actuarial reports and PBGC Forms 1 for the last 2 years.

               (i) Each Welfare Benefit Plan and each Pension Benefit Plan is legally valid and binding and in full force and effect and there are no defaults thereunder.

        5.23. Employment Disputes. There is no labor strike, dispute, slowdown or stoppage pending or, to the best knowledge of Umpqua, threatened against Umpqua, and Umpqua does not have any knowledge of any attempt to organize any employees of Umpqua or Surviving Bank into a collective bargaining unit. Consummation of the Plans of Merger will not (either alone or in combination with any other act or event) result in any payment of severance pay or any other payment becoming due from Umpqua to any of its employees except as set forth in Schedule 5.23. Umpqua is not a party to any agreement involving payments to any person or entity based upon the profits, revenues or other financial performance of Umpqua except as set forth on Schedule 5.23.

        5.24. Reserve for Loan Losses. Umpqua's reserve for loan losses, as established from time to time, is adequate as determined by the standards applied to Umpqua and Surviving Bank by the applicable bank regulatory agencies and pursuant to generally accepted accounting principles. Since March 31, 2000, Umpqua has not and prior to the Effective Date shall not, reverse any provision taken for loan losses.


                                     App-31

        5.25. Repurchase Agreement. Umpqua has valid and perfected first position security interests in all government securities subject to repurchase agreements and the market value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

        5.26. Shareholder List. The list of shareholders of Umpqua dated June 30, 2000, provided to VRB, is a true, correct and complete list of the names, addresses and holdings of all record holders of Umpqua Common Stock as of that date. Based upon the information made available to Umpqua and on filings with the SEC pursuant to
               Section 13(d) and 16(a) of the Exchange Act, Umpqua shall notify VRB of any change in such stock ownership of over one percent (1%) through the Effective Date.

        5.27. Proxy Statement. The registration statement to be filed by Umpqua with the Oregon Director and the Proxy Statement to be used by Umpqua to solicit proxies from the holders of Umpqua Common Stock for the meeting of shareholders held to consider and vote upon this Agreement and the Holding Company Plan of Merger, and the transactions contemplated thereby (in its definitive form the "Proxy Statement"), will fairly describe the transaction and Umpqua, and will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in or omission from the Proxy Statement which may be made with respect to VRB. Umpqua will promptly advise VRB in writing if at any time prior to the Effective Date Umpqua shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements therein not misleading or to comply with applicable law.

        5.28. Interests of Directors and Others. Except as disclosed in any Umpqua Public Reports, no officer or director of Umpqua or Surviving Bank has any material interest in any assets or property (whether real or personal, tangible or intangible), of or used in the business of Umpqua or Surviving Bank other than as an owner of outstanding securities or deposit accounts of Umpqua or Surviving Bank, or as borrowers under loans fully performing in accordance with their terms, which terms are no more favorable than those available to unaffiliated parties made at or about the same time.

        5.29. Schedules to this Agreement. The information contained in each schedule to this Agreement prepared by or on behalf of Umpqua constitutes additional representations and warranties made by Umpqua hereunder and is incorporated herein by reference. The copies of documents furnished as part of these schedules are true, correct and complete copies and include all amendments, supplements, and modifications thereto and all express waivers applicable thereunder.

        5.30. No Misstatements or Omissions. No representation or warranty of Umpqua or Surviving Bank in this Agreement or in any statement, certificate or schedule

                                     App-32
               furnished or to be furnished by Umpqua pursuant to this Agreement or in connection with the transaction contemplated by this Agreement, contains or will contain any untrue statements of a material fact or omits or will omit to state any material fact.

6.      COVENANTS OF VRB

        6.1. Certain Actions. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, VRB covenants to Umpqua for itself and on behalf of Valley, that, without first obtaining the written approval of
               Umpqua:

               (a) It shall not amend its Articles of Incorporation or Bylaws;

               (b) It shall not declare or pay any dividend (except VRB's regular $0.12 per share semi-annual dividend with a record date in October 2000), redeem, repurchase or otherwise acquire or agree to acquire any of VRB's Stock; or make or commit to make any other distribution to VRB's stockholders;

               (c) It shall not, except under options and convertible securities identified in Schedule 4.2, issue, sell, or deliver; agree to issue, sell or deliver; or grant or agree to grant any shares of any class of the stock of VRB; any securities convertible into any of such shares; or any options, warrants, or other rights to purchase;

               (d) It shall not, except in the ordinary course of business, borrow or agree to borrow any funds or voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any commitment, obligation or liability (absolute or contingent); or cancel or agree to cancel any debts or claims;

               (e) It shall not, except in the ordinary course of business, lease, sell or transfer; agree to lease, sell or transfer; or grant or agree to grant any preferential rights to lease or acquire, any of its assets, property or rights; make or permit any amendment or termination of any contract, agreement, instrument or other right to which VRB is a party and which is material to VRB's business, assets, earnings, operation or condition (financial or otherwise); or mortgage, pledge or subject to a lien or any other encumbrance any of its assets, tangible or intangible;

               (f) It shall not violate, or commit a breach of or default under any contract, agreement or instrument to which it is a party or to which any of its assets may be subject and which is material to its business, assets, earnings, operation or condition (financial or otherwise); or knowingly violate any applicable law, regulation, ordinance, order, injunction or decree or any other requirements of any governmental body or court, relating to its assets or business;

               (g) Other than with respect to agreements in effect on the date of this Agreement (including without limitation the Employment Agreement between Valley and

                                     App-33

               William A. Haden dated January 10, 1996), it shall not increase or agree to increase the compensation payable to any officer, director, employee or agent, except for merit increases to non-management personnel in the ordinary course of business consistent with past practices; enter into any contract of employment (i) for a period greater than 30 days or (ii) providing for severance payments upon termination of employment or upon the occurrence of any other event including but not limited to the consummation of the Plans of Merger; or enter into or make any change in any material Employee Benefit Plan except as required by law; provided that this Section 6.1(g) shall not preclude the payment in January 2001 of bonuses earned by VRB employees during fiscal year 2000 and prior to the Effective Date under existing bonus plans;

               (h) It shall not, except in the ordinary course of business through foreclosure or transfer in lieu thereof in the collection of loans to customers, acquire control of or any other ownership interest in any other corporation, association, joint venture, partnership, business trust or other business entity; acquire control or ownership of all or a substantial portion of the assets of any of the foregoing; merge, consolidate or otherwise combine with any other corporation; or enter into any agreement providing for any of the foregoing except in connection with the enforcement of bona fide security interests;

               (i) It shall not acquire an ownership or leasehold interest in any real property whether by foreclosure, deed in lieu of foreclosure or otherwise without making an environmental evaluation that, in its opinion, is reasonably appropriate;

               (j) It shall not make any payment in excess of $50,000 in settlement of any pending or threatened legal proceeding involving a claim against VRB or Valley;

               (k) It shall not engage in any activity or transaction which is other than in the ordinary course of business including the sale of any properties, securities, servicing rights, loans or other assets except as specifically contemplated hereby, or which would be reasonably expected to have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of VRB or Valley;

               (l) It shall not acquire, open or close any office or branch other than the closing of Valley's branch located at 701 East Jackson, Medford, and the relocation of Valley's Central Point branch;

               (m) It shall not do any act which causes VRB not to remain in material compliance with the regulations, permits and orders issued by regulatory authorities having jurisdiction over its business operations;

               (n) It shall not make or commit to make any capital expenditures, capital additions or capital improvements involving an amount in excess of $100,000; provided,

                                     App-34
               however, written consent shall not be required if prior consultation with Umpqua has taken place;

               (o) It shall not make, renew, commit to make, or materially modify any loan over $1,500,000 or a series of loans or commitments over $1,500,000 to any person or group of related persons without furnishing a copy of the report provided to Valley's loan committee to Umpqua within three (3) business days after such approval;

               (p) It shall not enter into or modify any agreement or arrangement (except for renewals of previously disclosed indebtedness) which alone or together with all similar arrangements exceeds $250,000, with any director or officer of VRB, any person who, to the knowledge of VRB, owns more than five percent (5%) of the outstanding capital stock of VRB, or any business or entity in which such director, officer or beneficial owner has an ownership interest in excess of ten percent (10%) without furnishing a copy of the report provided to Valley's loan committee to Umpqua within three (3) business days after such approval; and

               (q) Since March 31, 2000, it has not and will not sell any investment securities at a gain except as necessary to provide liquidity, in accordance with past practices.

        6.2. No Solicitation. Between the date hereof and the Effective Date, VRB and its Board of Directors shall not directly or indirectly initiate contact with any person or entity in an effort to solicit any Alternative Acquisition Transaction. Between the date hereof and the Effective Date, VRB shall not authorize or knowingly permit any officer or any other person representing or retained by VRB to directly furnish or cause to be furnished any non-published information concerning its business, properties, or assets to any person or entity in connection with any possible Alternative Acquisition Transaction other than to the extent specifically authorized by its Board of Directors in the good faith exercise of its fiduciary duties based upon the advice of Davis Wright Tremaine LLP. VRB shall promptly orally notify Umpqua followed by written notice, of any Alternative Acquisition Transaction, whether oral or written, by any person or persons to VRB, or any indication from any person that it is considering making any Alternative Acquisition Transaction. Each VRB director further agrees to use his or her best efforts to obtain the approval of the Agreement by VRB shareholders and to vote his or her VRB Common Stock and any shares over which he or she have voting control in favor of the Agreement. Neither VRB nor any of its directors or officers shall be required by this section to violate the duties imposed by law on VRB's directors or officers to VRB's shareholders.

        6.3. Filing Reports and Returns, Payment of Taxes. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, VRB shall duly and timely (by the due date or any duly granted extension thereof) file all reports and returns required to be filed with federal, state, local, foreign and other regulatory authorities, including, without limitation, reports required to be

                                     App-35
               filed with the SEC, FRB, FDIC or Oregon Director and all required federal, state and local tax returns. Unless it is contesting the same in good faith and, if appropriate, has established reasonable reserves therefore, VRB will promptly pay all taxes and assessments indicated by tax returns as due or otherwise lawfully levied or assessed upon it or any of its properties and withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which are required by law to be so withheld or collected.

        6.4. Preservation of Business. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, VRB shall use its best efforts to preserve intact its business organization; to preserve its relationships and goodwill with its customers, employees and other having business dealings with it; and to keep available the services of its present officers, agents and employees. VRB will not institute any novel, unusual or material change in its methods of management, lending policies, personnel policies, accounting, marketing, investments or operations.

        6.5. Best Efforts. VRB will use its best efforts to obtain and to assist Umpqua in obtaining all necessary approvals, consents and orders, including but not limited to approval of the FDIC, FRB and the Oregon Director, to the transactions contemplated by this Agreement and the Plans of Merger, and to obtain the approval of the shareholders of VRB to the Agreement and to the Plans of Merger. Further, VRB will use its reasonable best efforts to cause the written assent at the end of this Agreement of the Directors of VRB.

        6.6. Continuing Accuracy of Representatives and Warranties. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, VRB will not take any action which would cause or constitute a breach of any of the representations or warranties of VRB contained in this Agreement or which would cause any such representations or warranties, if made on and as the date of such event or the Effective Date, to be untrue or inaccurate in any material respect (other than an event so affecting a representation or warranty which is permitted hereby or is expressly limited to a state of facts existing at a time prior to the occurrence of such event). Promptly upon becoming aware of the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, VRB will give detailed written notice thereof to Umpqua and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

        6.7. Updating Schedules. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, VRB will, no less frequently than monthly as appropriate, revise and supplement the schedules hereto prepared by or on behalf of VRB to ensure that such schedules remain accurate and complete. Notwithstanding anything to the contrary contained herein, supplementation of such schedules following the execution of this Agreement shall

                                     App-36
               not be deemed a modification of VRB's representations or warranties contained herein.

        6.8. Rights of Access. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, VRB agrees to permit Umpqua, and its employees, agents and representatives full access to the premises of VRB on reasonable notice and to all books, files and records of VRB, including but not limited to loan files, litigation files and federal and state examination reports, and to furnish to Umpqua such financial and operating data and other information with respect to the business and assets of VRB as Umpqua shall reasonably request.

        6.9. Delivery of Reports. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, VRB will deliver to Umpqua promptly upon preparation copies of:

               (a) Minutes of meetings of VRB's and Valley's shareholders, Board of Directors, and management or director committees; and

               (b) Valley's loan committee reports and reports of loan delinquencies, foreclosures and other adverse developments regarding loans; and of developments regarding other real estate owned or other assets acquired through foreclosure or action in lieu thereof.

        6.10. Payment of Obligations. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, VRB will pay promptly upon receipt of billings all accounts payable, including professional fees for legal, financial and accounting services, and will maintain its assets in accordance with good business practices.

        6.11. Shareholder Meeting. VRB shall promptly call a meeting of its shareholders to consider and vote upon this Agreement the Holding Company Plan of Merger and the transactions contemplated thereby. VRB shall give notice of the meeting in accordance with Oregon law and all requirements of laws and regulations applicable to the merger transaction. VRB shall deliver to its shareholders a proxy statement complying with the representations and warranties of Section 4.27 hereof. Provided that the representations and warranties of Umpqua contained herein continue to be accurate, the Board of Directors of VRB will recommend to the shareholders approval of this Agreement, the Holding Company Plan of Merger and the transactions contemplated hereby unless, upon advise of counsel, their fiduciary duties otherwise require, and each of them hereby agree to vote all VRB shares held or controlled by them for the approval of all such matters.

        6.12. Title Reports. Prior to Closing, VRB will provide Umpqua with either copies of title reports or a preliminary title report with respect to all material real property held as other real estate or used or held for future use in its business.


                                     App-37

        6.13. Other Actions. VRB covenants and agrees to execute, file and record such documents and do such other acts and things as are necessary or appropriate to obtain required government and regulatory approvals to and to otherwise accomplish this Agreement and the Plans of Merger.

7.      COVENANTS OF UMPQUA

        7.1. Certain Actions. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua covenants, for itself and on behalf of its subsidiaries, that, without first obtaining the written approval of VRB:

               (a)  It shall not amend its Articles of Incorporation or Bylaws;

               (b) It shall not declare or pay any dividend (except its regular quarterly dividends of $0.04 per share with a record date of September and December 2000), redeem, repurchase or otherwise acquire or agree to acquire any of Umpqua's capital stock; or make or commit to make any other distribution to Umpqua's stockholders;

               (c) It shall not, except under options and convertible securities identified in Schedule 5.2, issue, sell, or deliver; agree to issue, sell or deliver; or grant or agree to grant any shares of any class of the stock of Umpqua; any securities convertible into any of such shares; or any options, warrants, or other rights to purchase;

               (d) It shall not except in the ordinary course of business, or to finance the transactions contemplated by the Agreement, borrow or agree to borrow any funds or voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any liability (absolute or contingent); or cancel or agree to cancel any debts or claims;

               (e) It shall not lease, except in the ordinary course of business or otherwise anticipated or permitted by the Agreement, sell or transfer; agree to lease, sell or transfer; or grant or agree to grant any preferential rights to lease or acquire, any of its assets, property or rights; make or permit any amendment or termination of any contract, agreement, instrument or other right to which it is a party and which is material to its business, assets, earnings, operation or condition (financial or otherwise); mortgage, pledge or subject to a lien or any other encumbrance any of its assets, tangible or intangible;

               (f) It shall not violate, or commit a breach of or default under any contract, agreement or instrument to which it is a party or to which any of its assets may be subject and which is material to its business, assets, earnings, operation or condition (financial or otherwise); or knowingly violate any applicable law, regulation, ordinance, order, injunction or decree or any other requirements of any governmental body or court, relating to its assets or business;


                                     App-38

               (g) Other than with respect to agreements in place as of the date of this Agreement, it shall not increase or agree to increase the compensation payable to any officer, director, employee or agent, except for merit increases to non-management personnel in the ordinary course of business consistent with past practices; enter into any contract of employment (i) for a period greater than 30 days or (ii) providing for severance payments upon termination of employment or upon the occurrence of any other event, including but not limited to the consummation of the Plans of Merger; or enter into or make any material change in any Employee Benefit Plan except as required by law; provided that this Section 7.1
               (g) shall not preclude the payment in January 2001 of bonuses earned by Umpqua employees during fiscal year 2000 and prior to the Effective Date under existing bonus plans;

               (h) It shall not, except in the ordinary course of business through foreclosure or transfer in lieu thereof in the collection of loans to customers, acquire control of or any other ownership interest in any other corporation, association, joint venture, partnership, business trust or other business entity; acquire control or ownership of all or a substantial portion of the assets of any of the foregoing; merge, consolidate or otherwise combine with any other corporation; or enter into any agreement providing for any of the foregoing except in connection with the enforcement of a bona fide security interest;

               (i) It shall not acquire an ownership or leasehold interest in any real property whether by foreclosure, deed in lieu of foreclosure or otherwise without making an environmental evaluation that is, in its opinion, reasonably appropriate;

               (j) It shall not make any payment in excess of $50,000 in settlement of any pending or threatened legal proceeding involving a claim against Umpqua or Surviving Bank;

               (k) It shall not engage in any activity or transaction which is other than in the ordinary course of business, including the sale of any properties, securities, servicing rights, loans or other assets except as specifically contemplated hereby, or which would be reasonably expected to have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua;

               (l) It shall not acquire, open or close any office or branch;

               (m) It shall not do any act which causes Umpqua not to remain in compliance with the regulations, permits and orders issued by regulatory authorities having jurisdiction over its business operations;

               (n) It shall not make or commit to make any capital expenditures, capital additions or capital improvements involving an amount in excess of $100,000; provided,

                                     App-39
               however, written consent shall not be required if prior consultation with VRB has taken place;

               (o) It shall not make, renew, commit to make, or materially modify any loan over $1,500,000 or a series of loans or commitments over $1,500,000 to any person or group of related persons without furnishing a copy of the report provided to Surviving Bank's loan committee to VRB within three (3) business days after such approval;

               (p) It shall not enter into or modify any agreement or arrangement (except for renewals of previously disclosed indebtedness) which alone or together with all similar arrangements exceeds $250,000, with any director or officer of Umpqua, any person who, to the knowledge of Umpqua, owns more than five percent (5%) of the outstanding capital stock of Umpqua, or any business or entity in which such director, officer or beneficial owner has an ownership interest in excess of ten percent (10% without furnishing a copy of the report provided to Surviving Bank's loan committee to VRB within three (3) business days after such approval;

               (q) Since March 31, 2000, it has not and will not sell any investment securities at a gain except (i) as necessary to provide liquidity, in accordance with past practices, or (ii) indirectly in regular-course broker-dealer transactions through its retail brokerage Subsidiaries.

        7.2. No Solicitation. Between the date hereof and the Effective Date, Umpqua and its Board of Directors shall not directly or indirectly initiate contact with any person or entity in an effort to solicit any Alternative Acquisition Transaction (as defined below). Between the date hereof and the Effective Date Umpqua shall not authorize or knowingly permit any officer or any other person representing or retained by Umpqua to directly furnish or cause to be furnished any non-published information concerning its business, properties, or assets to any person or entity in connection with any possible Alternative Acquisition Transaction other than to the extent specifically authorized by its Board of Directors in the good faith exercise of its fiduciary duties based upon the advice of Foster Pepper Shefelman LLP. Umpqua shall promptly orally notify VRB followed by written notice, of any Alternative Acquisition Transaction, whether oral or written, by any person or persons to Umpqua, or any indication from any person that it is considering making any Alternative Acquisition Transaction. Each Umpqua director further agrees to use his or her best efforts to obtain the approval of the Agreement by Umpqua shareholders and to vote his or her Umpqua Common Stock and any shares over which he or she have voting control in favor of the Agreement. Neither Umpqua nor any of its directors or officers shall be required by this section to violate the duties imposed by law on Umpqua's directors or officers to Umpqua's shareholders.

        7.3. Filing Reports and Returns, Payment of Taxes. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement,

                                     App-40

               Umpqua shall duly and timely (by the due date or any duly granted extension thereof) file all reports and returns required to be filed with federal, state, local, foreign and other regulatory authorities, including, without limitation, reports required to be filed with the SEC, FRB, FDIC and the Oregon Director and all required federal, state and local tax returns. Unless it is contesting the same in good faith and, if appropriate, has established reasonable reserves therefore, Umpqua will promptly pay all taxes and assessments indicated by tax returns as due or otherwise lawfully levied or assessed upon it or any of its properties and withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which are required by law to be so withheld or collected.

        7.4. Preservation of Business. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua shall use its best efforts to preserve intact its business organization; to preserve its relationships and goodwill with its customers, employees and other having business dealings with it; and to keep available the services of its present officers, agents and employees. Umpqua will not institute any novel, unusual or material change in its methods of management, lending policies, personnel policies, accounting, marketing, investments or operations.

        7.5. Best Efforts. Umpqua will use its best efforts to obtain and to assist VRB in obtaining, all necessary approvals, consents and orders, including but not limited to approvals of the FRB, FDIC and the Oregon Director, to the transactions contemplated by this Agreement and the Plans of Merger, and to obtain the approval of the shareholders of Umpqua to the Agreement and the Holding Company Plan of Merger, and the issuance of the Umpqua Common Stock pursuant to the transaction. Further, Umpqua will use its reasonable best efforts to cause the written assent at the end of this Agreement of the Directors of Umpqua.

        7.6. Continuing Accuracy of Representatives and Warranties. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua will not take any action which would cause or constitute a breach of any of the representations or warranties of Umpqua contained in this Agreement or which would cause any such representations or warranties, if made on and as the date of such event or the Effective Date, to be untrue or inaccurate in any material respect (other than an event so affecting a representation or warranty which is permitted hereby or is expressly limited to a state of facts existing at a time prior to the occurrence of such event). Promptly upon becoming aware of the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, Umpqua will give detailed written notice thereof to VRB and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

        7.7. Updating Schedules. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua will, no less

                                     App-41
               frequently than monthly as appropriate, revise and supplement the schedules hereto prepared by or on behalf of Umpqua to ensure that such schedules remain accurate and complete. Notwithstanding anything to the contrary contained herein, supplementation of such schedules following the execution of this Agreement shall not be deemed a modification of Umpqua's representations or warranties contained herein.

        7.8. Rights of Access. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua agrees to permit VRB and its employees, agents and representatives full access to the premises of Umpqua on reasonable notice and to all books, files and records of Umpqua, including but not limited to loan files, litigation files and federal and state examination reports, and to furnish to VRB such financial and operating data and other information with respect to the business and assets of Umpqua as VRB shall reasonably request.

        7.9. Delivery of Reports. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua will deliver to VRB promptly upon request, copies of:

               (a) Minutes of meetings of Umpqua's and Surviving Bank's shareholders, Board of Directors, and management or director committees; and

               (b) Surviving Bank's loan committee reports and reports of loan delinquencies, foreclosures and other adverse developments regarding loans; and of developments regarding other real estate owned or other assets acquired through foreclosure or action in lieu thereof.

        7.10. Payment of Obligations. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua will pay promptly upon receipt of billings all accounts payable, including professional fees for legal and accounting services, and will maintain its assets in accordance with good business practice.

        7.11. Shareholder Meeting. Umpqua shall promptly call a meeting of its shareholders to consider and approve this Agreement, the Holding Company Plan of Merger, the transaction and the issuance of Umpqua Common Stock contemplated thereby. Umpqua shall give notice of the meeting in accordance with Oregon law and all requirements of laws and regulations applicable to the merger transaction and approval of the Umpqua shares. Umpqua shall deliver to its shareholders a proxy statement complying with the representations and warranties of Section 5.27 hereof. Provided that the representations and warranties of VRB contained herein continue to be accurate, the Board of Directors of Umpqua will recommend to the shareholders approval of this Agreement, the Holding Company Plan of Merger and the transactions contemplated hereby and the issuance of the Umpqua Common Stock unless, upon advise of counsel, their fiduciary duties otherwise require, and

                                     App-42
               each of them hereby agree to vote all Umpqua shares held or controlled by them for the approval of all such matters.

        7.12. Securities Registration; Fairness Hearing. Promptly following execution of this Agreement, Umpqua will take all necessary and appropriate steps to register under Oregon securities laws the shares of Umpqua Common Stock to be issued to VRB shareholders in the Holding Company Merger. Umpqua shall, in connection with the application for registration of the shares, request a hearing pursuant to ORS 59.095 on the fairness of the transactions contemplated by this Agreement and the Plans of Merger.

        7.13. Title Reports. Prior to Closing, Umpqua will provide VRB with either copies of title reports or a preliminary title report with respect to all material real property held as other real estate or used or held for future use in its business.

        7.14. Other Actions. Umpqua covenants and agrees to execute, file and record such documents and do such other acts and things as are necessary or appropriate to obtain required government and regulatory approvals to and to otherwise accomplish this Agreement and the Plans of Merger.

        7.15. Appointment to Umpqua and Surviving Bank Boards. The members of the Board of Directors of Umpqua and Surviving Bank following the Merger shall consist of eleven members, six selected by Umpqua and five by VRB. Umpqua's current Chairman of the Board will initially serve as the Chairman of both Umpqua and Surviving Bank following the Mergers.

        7.16. Appointment of Certain Officers. The officers of Umpqua and Surviving Bank following the Merger shall include the Named Executive Officers.

        7.17. Employee Matters. Compensation and benefits made available by Umpqua and Surviving Bank to employees of VRB and Valley promptly following the Effective Date (but no later than January 1, 2001 if the Effective Date is on or before December 31, 2000) shall be on terms and conditions no less favorable than the compensation and benefits made available to Umpqua and Surviving Bank employees of similar tenure and responsibilities. Promptly after the Effective Date, Umpqua shall ensure that VRB and Valley employees are permitted to participate in the employee benefit programs then made available to Umpqua employees with credit for service with VRB and Valley deemed service with Umpqua for eligibility and vesting purposes. For purposes of participation in Umpqua bonus plans, profit sharing plans and arrangements, and similar benefits, VRB and Valley employees shall receive credit for length of service and (except as may otherwise be provided in employment contracts) shall be entitled to participate in bonus compensation plans and awards beginning on the Effective Date, it being expressly recognized that VRB employees are to be paid in January 2001 their accrued bonus compensation under VRB's and Valley's bonus plans, profit sharing plans and arrangements, and similar programs through the Effective Date, in accordance with the terms thereof.


                                     App-43

8.      CONDITIONS TO OBLIGATIONS OF UMPQUA

        The obligations of Umpqua under this Agreement and the Plans of Merger to consummate the Holding Company Merger and the Bank Merger shall be subject to the satisfaction, on or before the Effective Date, of the following conditions (unless waived by Umpqua in writing and not required by law):

        8.1. Shareholders Approvals. Approval of this Agreement and the Plans of Merger by the shareholders of Umpqua and VRB.

        8.2. No Litigation. Absence of any suit, action, or proceeding (made or threatened) against Umpqua, VRB, or any of their directors or officers, seeking to challenge, restrain, enjoin, or otherwise affect this Agreement or the Plans of Merger or the transactions contemplated thereby; seeking to restrict the rights of the parties or the operation of the business of VRB or Umpqua after consummation of the Bank Merger and Holding Company Merger; or seeking to subject the parties to this Agreement or the Plans of Merger or any of their officers or directors to any liability, fine, forfeiture or penalty on the grounds that the parties hereto or their directors or officers have violated or will violate their fiduciary duties to their respective shareholders or will violate any applicable law or regulation in connection with the transactions contemplated by this Agreement and the Plans of Merger.

        8.3. No Banking Moratorium. Absence of a banking moratorium or other suspension of payment by banks in the United States or any new material limitation on extension of credit by commercial banks in the United States.

        8.4. Regulatory Approvals. Procurement of all consents, orders and approvals required by law, and the satisfaction of all other necessary or appropriate legal requirements, including but not limited to approvals by FRB, FDIC and the Oregon Director of the transaction contemplated by the Agreement and the Plans of Merger, without any conditions which Umpqua determines to be materially disadvantageous or burdensome, and the expiration of all regulatory waiting periods.

        8.5. Compliance with Securities Laws. Receipt of an order of registration from the Oregon Director relating to the shares of Umpqua Common Stock to be issued in the Holding Company Merger, and receipt of such other registration and qualification orders as may be necessary under applicable laws and regulations.

        8.6. Other Consents. Receipt of all other consents and approvals necessary for consummation of the transactions contemplated by this Agreement and the Plans of Merger.

        8.7. Opinion of Counsel. Receipt by Umpqua of a favorable opinion by Davis Wright Tremaine LLP, counsel to VRB, in form and substance satisfactory to Umpqua and its counsel, to the effect that:


                                     App-44

               (a) VRB is a corporation duly organized and validly existing under the laws of the State of Oregon, Valley is a state chartered bank, duly organized, validly existing and in good standing under the laws of the State of Oregon and each has all requisite corporate power and authority to own, lease and operate its properties and assets and carry on its business in the manner being conducted on the Effective Date;

               (b) VRB and Valley each has all requisite corporate power and authority to execute, deliver and perform its respective obligations under the Agreement and the Plans of Merger; the execution, delivery and performance of the Agreement and the Plans of Merger, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of VRB and Valley; and the Agreement and the Plans of Merger has been duly executed and delivered by VRB and Valley, and constitute the legal, valid, and binding obligation of VRB and Valley, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or by equitable principles; and

               (c) The authorized capital stock of VRB consists of 10,000,000 shares of preferred stock, $5,00 par value, none of which is issued and outstanding, and 30,000,000 shares of common stock, no par value, of which [COMPLETE AS OF THE EFFECTIVE DATE] shares have been duly issued and are validly outstanding, fully paid and nonassessable. Such shares are the only shares of capital stock of VRB authorized, issued or outstanding; and to the best of counsel's knowledge, VRB is not a party to, and is not obligated by, any commitment, plan or arrangement to issue or to sell any shares of capital stock or any equity interest in VRB. None of the shares of VRB Common Stock has been issued in violation of the pre-emptive rights of any stockholder.

        8.8.   Corporate Documents. Receipt by Umpqua of:

               (a) Current certificate of existence and good standing certificate for VRB and Valley, respectively, issued by the appropriate governmental officer as of a date immediately prior to the Effective Date; and

               (b) A copy, certified by each Secretary of VRB and Valley, of resolutions adopted by the Board of Directors and shareholders of VRB and Valley approving this Agreement and the Plans of Merger.

        8.9. Continuing Accuracy of Representations and Warranties. Except as expressly contemplated hereby, the representations and warranties of VRB being true at and as of the Effective Date as though such representations and warranties were made at and as of the Effective Date; provided that, in the case of Section 4.13, the discovery of a claim against VRB or any other obligation or liability of VRB, not

                                     App-45
               previously known, of less than $250,000 individually or $500,000 in the aggregate shall not be deemed a breach of VRB's representation and warranties hereunder.

        8.10. Compliance with Covenants and Conditions. Compliance by VRB with all agreements, covenants and conditions on its part required by this Agreement to be performed or complied with prior to or at the Effective Date.

        8.11. No Adverse Changes. Between March 31, 2000 and the Effective Date, the absence of any material adverse change in the business, assets, liabilities, income, or conditions, financial or otherwise, of VRB, except changes contemplated by this Agreement and such changes as may have been previously approved in writing by Umpqua.

        8.12. Certificate. Receipt by Umpqua of a Certificate of the President and the Chief Financial Officer of VRB, dated as of the Effective Date, certifying to the best of their knowledge the fulfillment of the conditions specified in Sections 8.1, 8.2, 8.3, 8.6, 8.9,
               8.10 and 8.11 hereof, and such other matters with respect to the fulfillment by VRB of any of the conditions of this Agreement as Umpqua may reasonably request.

        8.13. Tax Opinion. Receipt of a favorable opinion of Foster Pepper & Shefelman LLP, special counsel to Umpqua, dated as of the Effective Date, in form and substance satisfactory to Umpqua to the effect that the transaction contemplated by the Agreement and the Plans of Merger will be a reorganization within the meaning of Section 368 of the Code; that the parties to the Agreement and to the Plans of Merger will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code; and no taxable gain or loss will be recognized by the shareholders of VRB who will receive solely Umpqua Common Stock (except for cash, if any, received in lieu of fractional shares); that the basis in the Umpqua Common Stock to be received by the recipients will be the same as the basis in their VRB Common Stock exchanged (except for cash to be received for any fractional share interests); and that, provided the stock exchanged was held as a capital asset on the Effective Date, the holding period of the Umpqua Common Stock to be received will include the holding period of the VRB Common Stock previously held, prior to the Effective Date.

        8.14. Fairness Opinion. Umpqua will have received from Ragen MacKenzie an opinion, dated as of the date the Board of Directors of Umpqua shall have approved this Agreement and updated immediately before Umpqua mails the Proxy Statement to its shareholders, to the effect that the financial terms of the transactions contemplated by this Agreement are financially fair to Umpqua's shareholders. VRB will provide Umpqua's investment advisor such information as it may reasonably request in order to render its opinion.

        8.15. Accounting Treatment. It will have been determined to the satisfaction of Umpqua that the Holding Company Merger will be treated for accounting purposes as a

                                     App-46

               "pooling of interests" in accordance with APB Opinion No. 16, and the related interpretations of the AICPA consensuses of the FASB's Emerging Issue Task Force, and the rules and regulations of the SEC, and Umpqua will have received a letter to such effect from Deloitte & Touche LLP, certified public accountants.

9.      CONDITIONS TO OBLIGATIONS OF VRB

        The obligations of VRB under this Agreement and the Plans of Merger to consummate the Holding Company Merger and the Bank Merger, shall be subject to the satisfaction, on or before the Effective Date, of the following conditions (unless waived by VRB in writing and not required by law):

        9.1. Shareholder Approval. Approval of this Agreement and the respective Plans of Merger by the shareholders of VRB and Umpqua.

        9.2. No Litigation. Absence of any suit, action, or proceeding (made or threatened) against Umpqua, VRB or their directors or officers, seeking to challenge, restrain, enjoin, or otherwise affect this Agreement or the Plans of Merger or the transactions contemplated thereby; or seeking to subject any of them or their officers or directors to any liability, fine, forfeiture or penalty on the grounds that such parties have violated or will violate their fiduciary duties to their respective shareholders or will violate any applicable law or regulation in connection with the transactions contemplated by this Agreement and the Plans of Merger.

        9.3. No Banking Moratorium. Absence of a banking moratorium or other suspension of payment by banks in the United States or any new material limitation on extension of credit by commercial banks in the United States.

        9.4. Regulatory Approvals. Procurement of all consents, orders and approvals required by law, and the satisfaction of all other necessary or appropriate legal requirements, including but not limited to approvals by FRB, FDIC and the Oregon Director of the transactions contemplated by the Agreement and the Plans of Merger, without any conditions which VRB determines to be materially disadvantageous or burdensome, and the expiration of all regulatory waiting periods.

        9.5. Other Consents. Receipt of all other consents and approvals necessary for consummation of the transactions contemplated by this Agreement and the Plans of Merger.

        9.6. Opinions of Counsel. Receipt by VRB of a favorable opinion of Foster Pepper & Shefelman LLP, special counsel to Umpqua, dated as of the Effective Date, in form and substance satisfactory to VRB and its counsel to the effect that:

               (a) Umpqua is a corporation, duly organized and validly existing under the laws of the State of Oregon, and has all requisite corporate power and authority to own,

                                     App-47
               lease, and operate its properties and assets and carry on its business in the manner being conducted on the Effective Date;

               (b) Surviving Bank is a state banking corporation, duly organized, validly existing and in good standing under the laws of the State of Oregon, has all requisite corporate power and authority to own, lease, and operate its properties and assets, and to carry on a general banking business;

               (c) Umpqua and Surviving Bank each have all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and the Plans of Merger; the execution, delivery and performance of the Agreement and the Plans of Merger and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of each; and the Agreement and the Plans of Merger have been duly executed and delivered by them and constitute the legal, valid and binding obligation of each, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or by equitable principles;

               (d) The authorized capital stock of Umpqua consists of 2,000,000 shares of preferred stock, no par value per share, none of which is issued and outstanding, and 20,000,000 shares of common stock, no par value per share, of which [COMPLETE AS OF THE EFFECTIVE DATE] shares are outstanding and are validly issued, fully paid and nonassessable. Such shares are the only shares of capital stock of Umpqua authorized, issued or outstanding; and to the best of knowledge of Foster Pepper & Shefelman LLP, Umpqua is not a party to, and is not obligated by, any commitment, plan or arrangement to issue or to sell any shares of capital stock or any other equity interest in Umpqua, except as set forth in the Umpqua Public Reports.

               (e) All of the issued and outstanding capital stock of Surviving Bank is owned by Umpqua.

        (f) The Umpqua Common Stock to be issued in accordance with the Holding Company Plan of Merger, when delivered in exchange (or in partial exchange) for the shares of VRB Common Stock, will be authorized, validly issued, fully paid and nonassessable; and

               (g) The Umpqua Common Stock to be issued to the VRB shareholders has been registered under Oregon securities laws, and is exempt from registration under the Securities Act and to the best of Foster Pepper & Shefelman LLP's knowledge, no stop order suspending the effectiveness of the Oregon registration or the issuance of the shares in any jurisdiction has been issued and no proceeding for that purpose has been initiated or pending or are contemplated under the Act or any other securities laws. The issuance of Umpqua Common Stock has been registered or qualified or is exempt from registration or qualification except when such failure would not (i) be material to Umpqua, or (ii) pose a material risk of material liability


                                     App-48
               to any person who was, immediately prior to the Effective Date, an officer, director, employee or agent of VRB. The Umpqua Common Stock to be issued to the VRB shareholders has been listed for trading on the Nasdaq National Market System, and is not "restricted securities" as that term is defined in Rule 144(a)(3) under the Act (other than that Umpqua Common Stock issued to persons to whom Rule 145 applies).

        9.7.   Corporate Documents. Receipt by VRB of:

               (a) Current certificate of existence and good standing certificate for Umpqua and Surviving Bank, respectively, issued by the appropriate governmental officer as of a date immediately prior to the Effective Date;

               (b) A copy, certified by each Secretary of Umpqua and Surviving Bank, of the resolutions adopted by the Board of Directors of each approving this Agreement and the respective Plans of Merger.

        9.8. Continuing Accuracy with Representations and Warranties. Except as contemplated hereby, the representations and warranties of Umpqua being true at and as of the Effective Date as though such representations and warranties were made at and as of the Effective Date; provided that, in the case of Section 5.13, the discovery of a claim against Umpqua or any other obligation or liability of Umpqua, not previously known, of less than $250,000 individually or $500,000 in the aggregate shall not be deemed a breach of Umpqua's representation and warranties hereunder.

        9.9. Compliance with Covenants and Conditions. Umpqua having complied with all agreements, covenants and conditions on their part required by this Agreement to be performed or complied with prior to or at the Effective Date.

        9.10. No Adverse Changes. Between March 31, 2000 and the Effective Date, the absence of any material adverse change in the business, assets, liabilities, income or condition, financial or otherwise, of Umpqua and its Subsidiaries taken as a whole, except changes contemplated by this Agreement and such changes that may have been previously approved in writing by VRB.

        9.11. Tax Opinion. Receipt of a favorable opinion of Foster Pepper & Shefelman LLP, special counsel to Umpqua, dated as of the Effective Date, in form and substance satisfactory to VRB to the effect that the transaction contemplated by the Agreement and the Plans of Merger will be a reorganization within the meaning of
               Section 368 of the Code; that the parties to the Agreement and to the Plans of Merger will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code; and no taxable gain or loss will be recognized by the shareholders of VRB who will receive solely Umpqua Common Stock (except for cash, if any, in lieu of fractional shares); that the basis in the Umpqua Common Stock to be received by the recipients will be the same as the basis in their VRB Common Stock (except for cash to be received for any fractional share interests); and that, provided the stock

                                     App-49
               exchanged was held as a capital asset on the Effective Date, the holding period of the Umpqua Common Stock to be received will include the holding period of the VRB Common Stock previously held, prior to the Effective Date.

        9.12. Certificates. Receipt by VRB of a Certificate of the President and Chief Financial Officer of Umpqua, dated as of the Effective Date, certifying to the best of their knowledge the fulfillment of the conditions specified in Sections 9.1, 9.2, 9.4, 9.5, 9.8, 9.9, and 9.10 hereof and such other matters with respect to the fulfillment by Umpqua of any of the conditions of this Agreement as VRB may reasonably request.

        9.13. Fairness Opinion. VRB will have received from D.A. Davidson & Co. an opinion, dated as of the date the Board of Directors of VRB shall have approved this Agreement and updated immediately before VRB mails the Proxy Statement to its shareholders, to the effect that the financial terms of the Merger are financially fair to VRB's shareholders. Umpqua will provide VRB's investment advisor such information as it may reasonably request in order to render its opinion.

        9.14. Accounting Treatment. It will have been determined to the satisfaction of VRB that the Holding Company Merger will be treated for accounting purposes as a "pooling of interests" in accordance with APB Opinion No. 16, and the related interpretations of the AICPA consensuses of the FASB's Emerging Issue Task Force, and the rules and regulations of the SEC, and VRB will have received a letter to such effect from Deloitte & Touche LLP, certified public accountants.

        9.15. Bylaw Amendment. Umpqua and Surviving Bank shall have passed enabling resolutions and adopted amendments to their respective Bylaws in a form reasonably acceptable to counsel for VRB, to effect the provisions set forth in Section 3.1.

10.     CLOSING

        The transactions contemplated by this Agreement and the Plans of Merger will close in the office of Foster Pepper & Shefelman LLP at such time and on such date within seven (7) days following the satisfaction of all conditions to closing set forth in Sections 8 and 9 (not waived or to be satisfied by delivery of documents or opinions or a state of facts to exist at closing), as set by notice from Umpqua to VRB or such other time and place as the parties may agree.

11.     TERMINATION

        11.1. Procedure for Termination. This Agreement may be terminated before the Effective Date:

               (a) By the mutual consent of the Boards of Directors of Umpqua and VRB acknowledged in writing;

               (b) By Umpqua or VRB acting through their Boards of Directors upon written notice to the other parties, if (i) at the time of such notice the Mergers shall not

                                     App-50
               have become effective by March 31, 2001 (or such later date as shall have been agreed to in writing by Umpqua and VRB acting through their respective Boards of Directors), (ii) shareholders of VRB shall not have approved the Agreement, the Plans of Merger and the transactions contemplated thereby prior to March 31, 2001, (iii) shareholders of Umpqua shall not have approved the Agreement, the Plans of Merger and the transactions contemplated thereby and the issuance of the Umpqua Common Stock prior to March 31, 2001, or (iv) Deloitte & Touche LLP, Umpqua's auditors, advise that the transaction proposed by the Agreement and the Plans of Merger would not be accounted for as a pooling-of-interests;

               (c) By Umpqua, acting through its Board of Directors upon written notice to VRB, if there has been a material misrepresentation or material breach on the part of VRB in its representations, warranties and covenants set forth herein or if there has been any material failure on the part of VRB to comply with its obligations hereunder which misrepresentation, breach or failure is not cured within thirty (30) days notice to VRB of such misrepresentation, breach or failure; or by VRB, acting through its Board of Directors upon written notice to Umpqua, if there has been a material misrepresentation or material breach by Umpqua in its representations, warranties and covenants set forth herein or if there has been a material failure on the part of Umpqua to comply with its obligations hereunder which misrepresentation, breach or failure is not cured within thirty
               (30) days notice to Umpqua of such misrepresentation, breach or failure;

               (d) By Umpqua upon advice of Foster Pepper & Shefelman LLP that the fiduciary duties of the Directors so require; and

               (e) By VRB upon advice of Davis Wright Tremaine LLP that the fiduciary duties of the Directors so require.

               (f) By VRB, in accordance with the following provisions:

                   (i) At any time during the five-business-day period
               commencing on the tenth calendar day preceding the Effective Date, if both of the following conditions are satisfied:

                      (A) The Average Closing Price is less than $6.75; and

                      (B) The number, expressed as a percentage, obtained by dividing the Average Closing Price by $8.15 is more than ten percentage points less than the Index Differential.

               Provided however, if the Average Closing Price is $6.10 or higher and Umpqua notifies VRB at least two days (2) prior to the Effective Date of its election to increase the exchange ratio in accordance with the following formula, any notice given by VRB under this Section 11 (f) shall be deemed withdrawn and the Exchange Ratio shall be the number (carried out to four significant digits)

                                     App-51
               calculated by multiplying 0.8135 times $6.75 and dividing that product by the Average Closing Price, but in no event will the Exchange Ratio calculated by this formula be greater than 0.8500.

                   (ii) Definitions. For the purposes of this Section 11.1(f) of this Agreement, the following terms shall have the meanings set forth in this Subparagraph (ii). Additional terms may be defined elsewhere herein.

                             (A) "Average Closing Price." The average (rounded
               to the nearest penny) of each Daily Sales Price of Umpqua Common Stock for the twenty consecutive trading days ending on and including the tenth calendar day preceding the projected Effective Date (or, if that calendar day is not a trading day, the most closely preceding day that is a trading day).

                             (B) "Average Bank Index." The average of the
               closing Nasdaq Bank Index (Bloomberg-CBNK) for the twenty consecutive trading days ending on and including the tenth calendar day preceding the projected Effective Date (or, if that calendar day is not a trading day, the most closely preceding day that is a trading day).

                             (C) "Daily Sales Price." For any trading day,
               subject to the following sentence, the last reported trade price as such prices are reported by the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence thereof by such other source upon which Umpqua and VRB shall mutually agree. If there are no reported trades on any trading day, such day shall be deemed to be a non-trading day.

                             (D) "Index Differential." The number, expressed as
               a percentage, obtained by dividing the Average Bank Index by 1,588.3.

        11.2.  Effect of Termination.

              11.2.1. In the event this Agreement is terminated pursuant to
                      Section 11.1(a), 11.1(b)(i), or 11.1(b)(iv), it shall
                      become wholly void and of no further force and effect and there shall be no liability on the part of any party or their respective Boards of Directors as a result of such termination or abandonment.

              11.2.2. If the Agreement is terminated by VRB or Umpqua pursuant to Section 11.1(b)(ii), by Umpqua pursuant to Section 11.1(c) or by VRB pursuant to Section 11.1(e) or (f), then VRB agrees to pay to Umpqua its reasonable expenses incurred in entering into and attempting to consummate the transaction. In addition to the foregoing, if, prior to December 31, 2001, VRB enters into an Alternative Acquisition Transaction and (a) an Alternative Acquisition Transaction had been proposed prior to the date of the VRB shareholder meeting or (b) at the

                                     App-52
                      time of such shareholder meeting VRB or its Directors fail to materially comply with the covenants set forth in
                      Section 6, and in either event if at the time of VRB's shareholder meeting there was no material failure by Umpqua to meet the conditions set forth in Section 9, then VRB will, within thirty (30) days after Umpqua's request, pay Umpqua an additional $3,000,000. This Section 11.2.2 shall be the sole remedy in favor of Umpqua for termination of this Agreement pursuant to the sections named in the preceding sentence, and Umpqua specifically waives the protections of any equitable remedies that otherwise might be available to Umpqua.

              11.2.3. If the Agreement is terminated by Umpqua or VRB pursuant to Section 11.1(b)(iii), by VRB pursuant to Section 11.1(c) or by Umpqua pursuant to Section 11.1(d), then Umpqua agrees to pay to VRB its reasonable expenses incurred in entering into and attempting to consummate the transaction. In addition to the foregoing, if, prior to December 31, 2001, Umpqua enters into an Alternative Acquisition Transaction and (a) an Alternative Acquisition Transaction had been proposed at the time of the Umpqua shareholder meeting or (b) at the time of such shareholders meeting Umpqua or its Directors fail to materially comply with the covenants set forth in Section 7, and in either event if at the time of Umpqua's shareholders meeting there was no material failure by VRB to meet the conditions set forth in Section 8, then Umpqua will, within thirty (30) days after VRB's request, pay VRB an additional $3,000,000. This Section 11.2.2 shall be the sole remedy in favor of VRB for termination of this Agreement pursuant to the sections named in the preceding sentence, and VRB specifically waives the protections of any equitable remedies that otherwise might be available to VRB.

        11.3. Documents from VRB. In the event of termination of this Agreement, Umpqua will promptly deliver to VRB all originals and copies of documents and work papers obtained by Umpqua from VRB, whether so obtained before or after the execution hereof, and will not use any information so obtained, and will not disclose or divulge such information so obtained; provided, however, that any disclosure of such information may be made to the extent required by applicable law or regulation or judicial or regulatory process; and provided further that Umpqua shall not be obligated to treat as confidential any such information which is publicly available or readily ascertainable from public sources, or which was known to Umpqua at the time that such information was disclosed to it by VRB or which is rightfully received by Umpqua from a third party. The obligations arising under this
               Section 11.3 shall survive any termination or abandonment of this Agreement.

        11.4. Documents from Umpqua. In the event of termination of this Agreement, VRB will promptly deliver to Umpqua all originals and copies of documents and work papers obtained by VRB from Umpqua, whether so obtained before or after the execution hereof, and will not use, disclose or divulge any information so obtained; provided,

                                     App-53
               however, that any disclosure of such information may be made to the extent required by applicable law, regulation or judicial or regulatory process; and provided further, VRB shall not be obligated to treat as confidential any information which is publicly available or readily ascertainable from public sources, or which was known to VRB at the time that such information was disclosed to it by Umpqua or which is rightfully received by VRB from a third party. The obligations arising under this Section
               11.4 shall survive any termination or abandonment of this Agreement.

12.     MISCELLANEOUS PROVISIONS

        12.1. Amendment or Modification. Prior to the Effective Date, this Agreement and the Plans of Merger may be amended or modified, either before or after approval by the shareholders of VRB and Umpqua, only by an agreement in writing executed by the parties hereto upon approval of their respective boards of directors; provided, however, that no such amendment or modification shall increase the amount or modify the form of consideration to be received by the VRB shareholders pursuant to the Holding Company Plan of Merger without the approval of the Umpqua shareholders, or decrease the amount or modify the form of consideration to be received by the VRB shareholders pursuant to the Holding Company Plan of Merger without the approval of the VRB shareholders.

        12.2. Public Statements. No party to this Agreement shall issue any press release or other public statement concerning the transactions contemplated by this Agreement without first providing the other parties hereto with a written copy of the text of such release or statement and obtaining the consent of the other parties to such release or statement, which consent will not be unreasonably withheld. The consent provided for in this section shall not be required if the delay would preclude the timely issuance of a press release or public statement required by law or any applicable regulations. The provisions of this section shall not be construed as limiting the parties from communications consistent with the purposes of this Agreement, including but not limited to seeking regulatory and shareholder approvals necessary to complete the transactions contemplated by this Agreement and the Plans of Merger.

        12.3. Confidentiality. Each party shall use the non-public information that it obtains from the other parties to this Agreement solely for the effectuation of the transactions contemplated by this Agreement and the Plans of Merger or for other purposes consistent with the intent of this Agreement and shall not use any such information for other purposes, including but not limited to the competitive detriment of the other parties. Each party shall maintain strictly confidential all non-public information it receives from the other parties and shall, upon termination of this Agreement prior to the Effective Date, return such information in accordance with Sections 11.3 and 11.4 hereof. The provisions of this section shall not prohibit the use of information consistent with the provisions of those sections or to prohibit disclosure of information to the parties respective counsel, accountants, tax



                                     App-54
               advisors, and consultants, provided that those parties also agree to maintain such information confidential in accordance with this section and Sections 11.3 and 11.4 hereof.

        12.4. Waivers and Extensions. Each of the parties hereto may, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other parties hereto or waive compliance by the other parties hereto of any of the covenants or conditions contained herein or in the Plans of Merger, other than those required by law. No such waiver or extension of time shall constitute a waiver of any subsequent or other performance or compliance. No such waiver shall require the approval of the shareholders of any party.

        12.5. Expenses. Each of the parties hereto shall pay their respective expenses in connection with this Agreement and the Plans of Merger and the transactions contemplated thereby, except as otherwise may be specifically provided.

        12.6. Financial Advisors. Each party is solely responsible for the payment of their own financial advisor fees.

        12.7. Binding Effect, No Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder, shall be assigned by any of the parties hereto without the prior written consent of the other parties.

        12.8. Representations and Warranties. The respective representations and warranties of each party hereto contained herein shall not be deemed to be waived or otherwise affected by any investigation made by the other parties, and except for claims based upon fraud of the parties or their representatives, shall not survive the closing hereof.

        12.9. Remedies. Except for claims based upon fraud of the parties or their representatives, the only remedy available to any party hereunder is for amounts payable pursuant to Section 11.2.

        12.10. No Benefit to Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person or entity, other than the parties hereto, any right or remedy under or by reason hereof.

        12.11. Notices. Any notice, demand or other communication permitted or desired to be given hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes if personally delivered or mailed by registered or certified mail, return receipt requested, or sent via confirmed facsimile to the respective parties at their addresses or facsimile numbers set forth below:

               If to Umpqua:


                                     App-55

                      Umpqua Holdings Corporation
                      445 SE Main Street
                      Roseburg, Oregon 97470
                      Attn: Raymond P. Davis, President
                      Fax:  541-440-8840

                      Copies of Notices to Umpqua to:

                      Kenneth E. Roberts, Esq.
                      Foster Pepper & Shefelman LLP
                      One Main Place, 15th Floor
                      101 SW Main Street
                      Portland, OR 97204-3223
                      Fax: 1-800-601-9234

               If to VRB:

                      VRB Bancorp
                      100 NE Midland
                      Grants Pass, Oregon 97526
                      Attn: William A. Haden, President
                      Fax:  541-476-1405

               Copies of Notices to VRB to:

                      Marcus J. Williams
                      Davis Wright Tremaine LLP
                      1300 SW 5th Ave., Suite 2300
                      Portland, OR 97201
                      Fax:  503-778-5299

        Any party from time to time may change such address or facsimile number by so notifying the other parties hereto of such change, which address or number shall thereupon become effective for purposes of this section.

        12.12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

        12.13. Entire Agreement. This Agreement, including all of the schedules and exhibits hereto and other documents or agreements referred to herein constitute the entire agreement between the parties with respect to the Mergers and other transactions contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to such matters.


                                     App-56

        12.14. Headings. The article and section headings in this Agreement are for the convenience of the parties and shall not affect the interpretation of this Agreement.

        12.15. Counterparts. At the convenience of the parties, this Agreement may be executed in counterparts, and each such executed counterpart shall be deemed to be an original instrument, but all such executed counterparts together shall constitute but one Agreement.

        12.16. Non-Competition Agreement. Except as may be consented to in writing by Umpqua, each non-employee member of the Board of Directors of VRB and Umpqua signing at the end of this Agreement agrees that he/she will not, for a period of two years following his/her service on the Board of Directors of Umpqua, or Surviving Bank, VRB or Valley, as the case may be, be associated in any way with any financial institution other than Umpqua (or any of its affiliates) with branches in Jackson, Josephine, Lane, Marion, Multnomah or Douglas Counties, Oregon, whether directly or indirectly, alone or as a member of a partnership, or as an officer, director, stockholder or employee; provided, however, for any Director not serving in such position following the Effective Date, the limitation shall be restricted to Jackson and Josephine Counties for any VRB Director or Lane, Marion, Multnomah and Douglas Counties, for any Umpqua Director. Ownership of less than one percent of the stock of a publicly held corporation shall not be deemed to be prohibited by this provision.

        12.17. Restrictions On Transfer. Umpqua will not deliver any Umpqua Common Stock into which the outstanding shares of VRB are to be converted pursuant to the provisions of the Holding Company Plan of Merger to any shareholder who, in the opinion of counsel for Umpqua, is or may be an "affiliate" (as defined in Rule 144 promulgated by the SEC pursuant to the Securities Act) of VRB, except upon receipt by Umpqua of a letter or other written commitment from that shareholder to comply with Rule 145 as promulgated by the SEC, in a form reasonably acceptable to its counsel.

               The certificates representing shares to be issued to "affiliates" of VRB will bear the following legend until such time as Umpqua shall have received an opinion of counsel satisfactory to Umpqua to the effect that the shares may be transferred without restriction and that the legend is no longer needed:

                      "The shares represented by this certificate (i) were issued pursuant to a business combination and (ii) may be sold only in accordance with the provisions of Rule 145 under the Securities Act of 1933, as amended (the "Act"), or pursuant to an effective registration statement under the Act or an exemption therefrom."

        12.18. Pooling Accounting.


                                     App-57

               (a) The parties hereto intend for the Holding Company Merger to be treated as a pooling of interests for accounting purposes. From and after the date of this Agreement and until the Effective Date, neither Umpqua nor VRB nor any of their affiliates (i) shall knowingly take any action, or shall knowingly fail to take any action, that would jeopardize the treatment of the Holding Company Merger as a "pooling of interests" for accounting purposes; or (ii) shall enter into any contract, agreement, commitment or arrangement with respect to the foregoing; provided, however, that no action or omission by any party shall constitute a breach of this sentence if such action or omission is specifically permitted by the terms of this Agreement or is made with the written consent of the other parties hereto. The members of the Board of Directors of VRB and Valley may be deemed to be "affiliates" of VRB ("VRB Affiliates") for purposes of the SEC's Codification of Financial Reporting Policies Section 201.01 and the SEC's Staff Accounting Bulletin No. 65 (collectively "SAB 65"). Umpqua will receive from each person so identified a written agreement in the form of Schedule 12.18. Prior to the Effective Date, VRB agrees to use all reasonable efforts to cause any additional person who becomes or is identified as a "VRB Affiliate" to execute such a letter agreement.

        (b) Umpqua shall have the right to place a restrictive legend on all shares of Umpqua Common Stock to be received by a VRB Affiliate so as to preclude their transfer or disposition in violation of such letter agreement, to instruct its transfer agent not to permit the transfer of any such shares and/or to take any other steps reasonably necessary to ensure compliance with SAB 65. Prior to 30 days before the Effective Date, stock certificates evidencing ownership of all VRB Common Stock by VRB Affiliates shall be delivered to VRB and VRB (prior to the Effective Date) and Umpqua (after the Effective Time) shall retain such certificates or the certificates of Umpqua Common Stock into which they are exchanged until such time as financial results covering at least 30 days of combined operations of Umpqua and VRB shall have been published, at which time such certificates shall be released. Umpqua covenants and agrees to promptly return such certificates to the VRB Affiliates with such restrictive legends removed after the publication of such combined results.


                                     App-58

        IN WITNESS WHEREOF, the parties hereto, pursuant to the approval and authority duly given by resolutions adopted by a majority of their respective Boards of Directors, have each caused this Agreement to be executed by its duly authorized officers.

UMPQUA HOLDINGS CORPORATION  VRB BANCORP


By:     /s/ Raymond P. Davis                   By: /s/ William A. Haden
        ------------------------------             -----------------------------
        President                                  President

SOUTH UMPQUA BANK                              VALLEY OF THE ROGUE BANK


By:     /s/ Raymond P. Davis                   By: /s/ William A. Haden
        ------------------------------             -----------------------------
        President                                  President

The undersigned, Members of the Board of Directors of VRB execute this Agreement for the limited purpose of Sections 6.2, 6.5, 6.11, 12.16, 12.17 and 12.18 hereof.


/s/ James Coleman                          /s/ Tom Anderson
-----------------------------------        -------------------------------------
James Coleman                              Tom Anderson


/s/ Robert J. DeArmond                     /s/ Michael Donovan
-----------------------------------        -------------------------------------
Robert J. DeArmond                         Michael Donovan


/s/ John O. Dunkin                         /s/ William Haden
-----------------------------------        -------------------------------------
John O. Dunkin                             William Haden


/s/ Gary Lundberg                          /s/ Larry L. Parducci
-----------------------------------        -------------------------------------
Gary Lundberg                              Larry L. Parducci


/s/ April Sevcik
-----------------------------------
April Sevcik


                                     App-59

THE UNDERSIGNED, MEMBERS OF THE BOARD OF DIRECTORS OF UMPQUA EXECUTE THIS AGREEMENT FOR THE LIMITED PURPOSE OF SECTIONS 7.2, 7.5, 7.11, 12.16 AND 12.18 HEREOF.


/s/ Allyn C. Ford                          /s/ Neil D. Hummel
-----------------------------------        -------------------------------------
Allyn C. Ford                              Neil D. Hummel


/s/ Raymond P. Davis                       /s/ Harold L. Ball
-----------------------------------        -------------------------------------
Raymond P. Davis                           Harold L. Ball


/s/ Ronald O. Doan                         /s/ David B. Frohnmayer
-----------------------------------        -------------------------------------
Ronald O. Doan                             David B. Frohnmayer


/s/ Lynn K. Herbert                        /s/ Frances Jean Phelps
-----------------------------------        -------------------------------------
Lynn K. Herbert                            Frances Jean Phelps


/s/ Scott Chambers
-----------------------------------
Scott Chambers


                                     App-60

                EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

                                 PLAN OF MERGER

        This Plan of Merger (the "Plan of Merger") is dated __________, 2000, and is by and between Umpqua Holdings Corporation ("Umpqua"), an Oregon corporation, and VRB Bancorp ("VRB"), an Oregon corporation.

                                    RECITALS

        A. The Board of Directors of each of Umpqua and VRB has approved this Plan of Merger and authorized its execution and the performance of all of its obligations hereunder.

        B. This Plan of Merger is part of an Agreement and Plan of Reorganization, dated as of August 14, 2000, by and among Umpqua, VRB, South Umpqua Bank (Umpqua's wholly owned subsidiary bank) and Valley of the Rogue Bank (VRB's wholly owned subsidiary bank), which agreement sets forth certain conditions precedent to the effectiveness of this Plan of Merger and other matters relative to the merger contemplated by this Plan of Merger (the "Merger"), including certain defined terms.

        C. At or prior to the date the Merger becomes effective, the parties shall have taken all such actions as may be necessary or appropriate in order to effectuate the Merger.

                                    AGREEMENT

        In consideration of the mutual covenants herein contained, the parties hereby adopt this Plan of Merger:

        1. EFFECTIVE DATE AND TIME. This Plan of Merger shall be effective at the time (the "Effective Time") of filing of Articles of Merger with the Oregon Secretary of State. The date on which the Articles of Merger are filed is referred to herein as the "Effective Date".

        2. MERGER. At the Effective Time, VRB shall merge with and into Umpqua, which will be the surviving corporation (the "Merger"). The name of the surviving corporation shall be "Umpqua Holdings Corporation".

        3. ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS, OFFICERS. Until altered, amended or repealed, the Articles of Incorporation and Bylaws of Umpqua on the Effective Date shall be the Articles of Incorporation and Bylaws of the surviving corporation. Until their successors are elected or appointed and qualified, and subject to prior death, resignation or removal, the officers and directors of Umpqua shall be, as of the Effective Date, the individuals identified in Appendix A hereto serving the terms designated.

        4. EFFECTIVE OF MERGER. Until changed by the Board of Directors of Umpqua, all corporate acts, plans, policies, contracts, approvals and authorizations of Umpqua and VRB, and their shareholders, officers, agents, Boards of Directors, and committees elected or


                                     App-61
appointed thereby, which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of Umpqua and shall be as effective and binding thereon as the same were with respect to Umpqua and VRB prior to the Effective Date.

                4.1 At the Effective Date, the corporate existence of Umpqua and VRB shall, as provided by Oregon law, be merged into and continued in Umpqua, and the separate existence of Umpqua and VRB shall terminate. All rights, franchises and interests of Umpqua and VRB, respectively, in and to every type of property (whether real, personal, tangible or intangible) and chooses in action shall be transferred to and vested in Umpqua by virtue of the Merger without any deed or other transfer, and Umpqua, without any order or action on the part of any court or otherwise, shall hold and enjoy all such rights and property, franchises, and interests, including appointments, designations and nominations, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by Umpqua and VRB, respectively, on the Effective Date.

                4.2 On the Effective Date, the liabilities of Umpqua and VRB shall become the liabilities of Umpqua, and all debts, liabilities, and contracts of Umpqua and VRB, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts, or records of Umpqua and VRB, shall be those of Umpqua and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property shall be preserved unimpaired.

        5. CAPITALIZATION OF UMPQUA. The present authorized capital of Umpqua consists of 2,000,000 shares of undesignated preferred stock with no par value of which no shares are issued or outstanding and 20,000,000 shares of common stock without par value of which [INSERT LAST NUMBER AT TIME OF FILING] shares are, issued outstanding and fully paid ("Umpqua Common Stock"). Except as set forth in the Reorganization Agreement or the schedules thereto, there are no outstanding options, warrants or other rights to purchase or receive Umpqua securities.

        6. CAPITALIZATION OF VRB. The present authorized capital of VRB consists of 10,000,000 shares of undesignated preferred stock, with $5.00 par value per share, of which no shares are issued or outstanding and 30,000,000 shares of common stock without par value, of which [INSERT LAST NUMBER AT TIME OF FILING] shares are issued outstanding and fully paid ("VRB Common Stock"). Except as set forth in the Reorganization Agreement or the schedules thereto, there are no outstanding options, warrants or other rights to purchase or receive VRB securities.

        7. EXCHANGE OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any party or any shareholder, the following shall occur:

                7.1 Each share of Umpqua Common Stock outstanding immediately prior to the Merger shall remain outstanding.

                7.2 Each outstanding share of VRB Common Stock shall be converted into the right to receive [INSERT EXCHANGE RATIO AS DETERMINED FROM THE AGREEMENT AND PLAN OF


                                     App-62

REORGANIZATION] shares of Umpqua Common Stock, except that cash shall be paid in lieu of any resulting fractional shares as set forth below in Section 8.

                7.3 All of the shares of VRB Common Stock, whether issued or unissued, will be canceled and the holders of certificates for shares thereof shall cease to have any rights as shareholders of VRB, other than the right to receive any dividend or other distribution with respect to such VRB Common Stock with a record date occurring prior to the Effective Time and the right to receive Umpqua Common Stock as provided above. After the Effective Time, the stock transfer register of VRB shall be closed, and there shall be no transfers of shares of VRB Common Stock recorded on the stock transfer books of VRB.

                7.4 All existing stock option plans of VRB shall terminate, no options thereunder shall be granted, and each outstanding option to acquire VRB Common Stock (each a "VRB Option") shall automatically be converted and exchanged into an Umpqua stock option (a "Converted Option") to purchase shares of Umpqua Common Stock, and each shall continue on the same terms upon which granted; provided that (i) the number of shares of Umpqua Common Stock issuable upon exercise of the Converted Option shall be equal to the product of (a) the number of shares of VRB Common Stock issuable upon exercise of the VRB Option, and (b) [INSERT EXCHANGE RATIO AS DETERMINED FROM THE AGREEMENT AND PLAN OF REORGANIZATION]; and (ii) the exercise price of such Converted Option shall be equal to the result of (a) the exercise price of the VRB Option, divided by (b) [INSERT EXCHANGE RATIO AS DETERMINED FROM THE AGREEMENT AND PLAN OF REORGANIZATION]; provided, however, that all other terms and conditions of such outstanding options, including vesting schedules, if any, and aggregate exercise price, shall not be affected by the Merger except as may be set forth in such option agreements. With respect to any VRB Option that is an incentive stock option within the meaning of Section 422 of the Code, the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Code.

        8. NO FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of Umpqua Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued. Instead, Umpqua will pay to each holder of VRB Common Stock who would otherwise be entitled to a fractional share of Umpqua Common Stock an amount in cash (without interest) determined by multiplying such fraction by the closing price for Umpqua Common Stock on the Effective Date as reported by the Nasdaq National Market.

        9. EXCHANGE PROCEDURES.

                9.1 At or promptly after the Effective Time, Umpqua shall deposit or cause to be deposited with Chase Mellon Shareholder Services, (the "Exchange Agent") for the benefit of the holders of certificates for VRB Common Stock, for exchange in accordance with this Plan of Merger, certificates representing the shares of Umpqua Common Stock ("New Certificates") for which outstanding shares of VRB Common Stock are to be exchanged in connection with the Merger and cash sufficient to make payment in lieu of fractional shares in accordance with Section 8 hereof.

                9.2 As promptly as practicable after the Effective Time, the Exchange Agent shall send or cause to be sent to each holder of record of VRB Common Stock transmittal materials for use in exchanging such shareholders' VRB Common Stock certificates for the consideration set


                                     App-63
forth in this Plan of Merger. Umpqua shall cause the New Certificates into which a shareholder's VRB Common Stock is converted at the Effective Time, and checks for fractional share interests or dividends or distributions such person shall be entitled to receive, to be delivered to such shareholder upon delivery to the Exchange Agent of certificates representing such VRB Common Stock (or indemnity reasonably satisfactory to Umpqua and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such holder. No interest will be paid on any such cash to be paid pursuant to this Plan of Merger upon such delivery. The transmittal materials will specify that delivery of certificates theretofore representing VRB Common Stock shall be effected, and risk of loss and title to the VRB Common Stock certificates will pass, if and only if proper delivery of such certificates is made to the Exchange Agent.

        9.3 Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of VRB Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        9.4 No dividends or other distributions with respect to Umpqua Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered certificates representing shares of VRB Common Stock converted in the Merger into shares of Umpqua Common Stock until the holder thereof shall surrender such certificates in accordance with this Plan of Merger. After the surrender in accordance with this Plan of Merger, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Umpqua Common Stock represented by such certificate.

        9.5 Any of the New Certificates and any funds held by the Exchange Agent for payment in cash for fractional shares that remain unclaimed for twelve months after the Effective Time shall be returned or paid to Umpqua. Any holders of VRB Common Stock who have not theretofore complied with this Section 9 shall thereafter look to Umpqua only for payment of the Merger consideration and unpaid dividends and distributions (if any) on Umpqua Common Stock deliverable in respect of VRB Common Stock such shareholders hold as determined pursuant to this Agreement, in each case without any interest thereon.

        10. DISSENTERS' RIGHTS. The shareholders of Umpqua and VRB have no rights under Oregon law to dissent from this Plan of Merger.

        11. SHAREHOLDER APPROVAL. This Plan of Merger has been ratified and approved by the shareholders of Umpqua and VRB at meetings called and held in accordance with the applicable provisions of law and their respective Articles of Incorporation and Bylaws. Each of Umpqua and VRB have procured all other consents and approvals, taken all other actions, and satisfied all other requirements prescribed by law or otherwise, necessary for consummation of the Merger on the terms herein provided.

        12. CONDITIONS TO THE MERGER. All conditions precedent to the effectiveness of this Plan of Merger as set forth in the Reorganization Agreement has been satisfied or waived.


                                     App-64

        IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed by their duly authorized officers as of the date first above written.

UMPQUA HOLDINGS CORPORATION                 VRB BANCORP


By:                                         By:
   --------------------------------            ---------------------------------
     Raymond P. Davis, President,                 William A. Haden, President,
       Chief Executive Officer                      Chief Executive Officer


                                     App-65

                                   APPENDIX A

              DIRECTORS AND OFFICERS OF UMPQUA HOLDINGS CORPORATION


                        [TO BE COMPLETED PRIOR TO FILING]




                                     App-66

                EXHIBIT B TO AGREEMENT AND PLAN OF REORGANIZATION

                               BANK PLAN OF MERGER

        This Bank Plan of Merger (the "Bank Plan of Merger") is dated this _____ day of __________, 2000, and is by and between South Umpqua Bank ("SUB"), an Oregon state chartered bank and Valley of the Rogue Bank ("Valley"), an Oregon state chartered bank.

                                    RECITALS

        A. SUB and Valley are each FDIC insured banks.

        B. Valley has its head office at 110 Pine Street, Rogue River, Oregon.

        C. SUB has its head office at 445 S.E. Main Street, Roseburg, Oregon.

        D. The Board of Directors of each of SUB and Valley has approved this Bank Plan of Merger and authorized its execution and the performance of all of its obligations hereunder.

        E. This Bank Plan of Merger is part of an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of August 14, 2000, by and among SUB, Valley, Umpqua Holdings Corporation (SUB's parent holding company) and VRB Bancorp (Valley's parent holding company), which agreement sets forth certain conditions precedent to the effectiveness of this Bank Plan of Merger and other matters relative to the merger contemplated by this Bank Plan of Merger (the "Bank Merger"), including certain defined terms.

        F. At or prior to the date the Bank Merger becomes effective, the parties shall have taken all such actions as may be necessary or appropriate in order to effectuate the Bank Merger.

                                    AGREEMENT

        In consideration of the mutual covenants herein contained, the parties hereby adopt this Bank Plan of Merger:

        1. EFFECTIVE DATE. The effective date (the "Effective Date") of this Bank Plan of Merger shall be the date set forth in a Certificate of Merger issued by the Oregon Director.

        2. BANK MERGER. On the Effective Date, Valley shall merge with and into SUB with SUB being the surviving bank (the "Surviving Bank").

        3. NAME CHANGE. On the Effective Date, the name of the Surviving Bank shall be "Umpqua Bank."

        4. ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS AND OFFICERS. The Articles of Incorporation and Bylaws of SUB on the Effective Date shall be amended to change the name of the SUB to "Umpqua Bank", and, as so amended, shall be the


                                     App-67

Articles of Incorporation and Bylaws of the Surviving Bank. Until their successors are elected or appointed and qualified, and subject to prior death, resignation or removal, the officers and directors of the Surviving Bank shall be, as of the Effective Date, the individuals identified in Appendix A hereto.

        5. EFFECT OF THE BANK MERGER.

                5.1 Until changed by the Board of Directors of the Surviving Bank, the locations and names of the existing offices of SUB and Valley shall become the location of offices of the Surviving Bank, under the names listed on Appendix B; and all corporate acts, plans, policies, contracts, approvals and authorizations of SUB and Valley, and their shareholders, officers, agents, Boards of Directors, and committees elected or appointed thereby, which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of Surviving Bank and shall be as effective and binding thereon as the same were with respect to SUB and Valley prior to the Effective Date.

                5.2 At the Effective Date, all rights, franchises and interests of SUB and Valley, respectively, in and to every type of property (whether real, personal, tangible or intangible) and chooses in action shall be vested in Surviving Bank by virtue of the merger without any deed or other transfer, and Surviving Bank, without any order or action on the part of any court or otherwise, shall hold and enjoy all such rights and property, franchises, and interests, including appointments, designations and nominations, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by SUB and Valley, respectively, on the Effective Date.

                5.3 On the Effective Date, all liabilities of SUB and Valley shall become liabilities of Surviving Bank; and all debts, liabilities, and contracts of SUB and Valley, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts, or records of SUB and Valley, shall be those of Surviving Bank and shall not be released or impaired by the Bank Merger; and all rights of creditors and other obligees and all liens on property shall be preserved unimpaired.

        6. CAPITALIZATION OF SUB. The present authorized capital of SUB consists of 2,000,000 shares of undesignated preferred stock, no par value, none of which are issued or outstanding and 20,000,000 authorized shares of common stock with no par value, of which 7,664,752 are issued, outstanding and fully paid. There are no outstanding options, warrants or other rights to purchase or receive SUB securities.

        7. CAPITALIZATION OF VALLEY. The present authorized capital of Valley consists of 110,500 shares of common stock ($10.00 par value), all of which are issued outstanding and fully paid. There are no outstanding options, warrants or other rights to purchase or receive Valley securities.


                                     App-68

        8. CONVERSION OF SHARES. As of the Effective Date, each outstanding share of SUB capital stock, all of which are held by Umpqua Holdings Corporation, shall continue to be outstanding as shares of Surviving Bank, the holders of such shares shall retain their rights with respect to such shares as in effect prior to the Bank Merger, and each outstanding share of Valley capital stock, all of which will be held by Umpqua Holdings Corporation, will be cancelled.

        9. SHAREHOLDER APPROVAL. This Plan of Merger has been ratified and approved by the sole shareholders of each of SUB and Valley in accordance with the applicable provisions of law and their respective Articles of Incorporation and Bylaws. Each of SUB and Valley have procured all other consents and approvals, taken all other actions, and satisfied all other requirements prescribed by law or otherwise, necessary for consummation of the Merger on the terms herein provided.

        10. CONDITIONS TO THE BANK MERGER. All conditions precedent to the effectiveness of this Bank Plan of Merger as set forth in the Reorganization Agreement has been satisfied or waived.

        IN WITNESS WHEREOF, the parties hereto have caused this Bank Plan of Merger to be executed by their duly authorized officers as of the date first above written.

                                            SUB:

                                            SOUTH UMPQUA BANK


                                            By:
                                               ---------------------------------
                                                Raymond P. Davis, President and
                                                    Chief Executive Officer

                                            Valley:

                                            VALLEY OF THE ROGUE BANK


                                            By:
                                               ---------------------------------
                                                William A. Haden, President and
                                                    Chief Executive Officer


                                     App-69

                                   APPENDIX A

                     DIRECTORS AND OFFICER OF SURVIVING BANK

                        [TO BE COMPLETED PRIOR TO FILING]



                                     App-70

                                   APPENDIX B

                                 BRANCH OFFICES

                        [TO BE COMPLETED PRIOR TO FILING]



                                     App-71

                                   APPENDIX II

                          RAGEN MACKENZIE INCORPORATED


September 14, 2000
(Reconfirmed October __, 2000)

Board of Directors
Umpqua Holdings Corporation
445 S.E. Main Street
Roseburg, OR 97470

Ladies and Gentlemen:

        We understand that Umpqua Holdings Corporation ("Umpqua") and VRB Bancorp ("VRB") entered into an Agreement and Plan of Reorganization dated as of August 14, 2000 (the "Agreement"), pursuant to which VRB will be merged with and into Umpqua (the "Merger"). Under the terms of the Agreement, upon consummation of the Merger, each share of VRB common stock, no par value, issued and outstanding immediately prior to the effective time of the Merger, other than certain shares specified in the Agreement, will be converted into the right to receive 0.8135 shares (the "Exchange Ratio") of Umpqua common stock, no par value. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of shares of Umpqua common stock.

        Ragen MacKenzie Incorporated, as part of its investment banking business, is customarily engaged in the valuation of businesses, including financial institutions, and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, and other corporate transactions. In connection with rendering this fairness opinion, Ragen MacKenzie reviewed, among other things:
(i) the Agreement and exhibits thereto; (iii) certain publicly available financial statements of Umpqua and other historical financial information provided by Umpqua that we deemed relevant; (iv) certain publicly available financial statements of VRB and other historical financial information provided by VRB that we deemed relevant; (v) certain financial analyses and forecasts of Umpqua prepared by and reviewed with management of Umpqua and the views of senior management of Umpqua regarding Umpqua's past and current business operations, results thereof, financial condition and future prospects; (vi) certain financial analyses and forecasts of VRB prepared by and reviewed with management of VRB and the views of senior management of VRB regarding VRB's past and current business operations, results thereof, financial condition and future prospects; (vii) the pro forma impact of the Merger; (viii) the publicly reported historical price and trading activity for Umpqua's and VRB's common stock, including a comparison of certain financial and stock market information for Umpqua and VRB with similar publicly available information for certain other publicly traded companies; (ix) the financial terms of recent business combinations in the banking industry deemed relevant to our analysis; (x) the current market environment generally and the banking environment


                                     App-72
in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

        In preparing its fairness opinion, Ragen MacKenzie has assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability therefor. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Umpqua or VRB or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Umpqua and VRB and that such performances will be achieved, and we express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Umpqua's or VRB's assets, results of operations, financial condition, business or prospects since the date of the last financial statements made available to us. We have assumed in all respects material to our analysis that Umpqua and VRB will remain as going concerns for all periods relevant to our analyses, that the Merger will be accounted for as a pooling of interests, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Agreement are not waived.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Umpqua's common stock will be when issued to VRB's shareholders pursuant to the Agreement or the prices at which Umpqua' or VRB's common stock will trade at any time.

        We have acted as Umpqua's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. In the past, we have also provided, and may in the future provide, certain other investment banking services for Umpqua and have received, and will receive, compensation for such services.

        In the ordinary course of our business, we may actively trade debt and equity securities of Umpqua and VRB for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        This fairness opinion is directed to the Board of Directors of Umpqua in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of Umpqua as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a


                                     App-73
registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Ragen MacKenzie's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to Umpqua' and VRB's Joint Proxy Materials to be distributed to their shareholders and to the references to this opinion therein.

        Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of shares of Umpqua common stock.

Very truly yours,


RAGEN MACKENZIE INCORPORATED



                                     App-74

                                  APPENDIX III

                               D.A. DAVIDSON & CO.


August 14, 2000
(Reconfirmed October __, 2000)

Board of Directors
VRB Bancorp
110 Pine Street
Rogue River, Oregon 97537

Ladies & Gentlemen:

You have asked D.A. Davidson & Co. ("Davidson") to provide this written opinion as to the fairness to the holders of the outstanding shares of common stock of VRB Bancorp ("VRB"), Rogue River, Oregon, from a financial point of view, of the exchange ratio to be used for the purpose of converting shares of VRB common stock into shares of common stock of Umpqua Holdings Corporation ("Umpqua"), Roseburg, Oregon in the proposed merger of equals between VRB and Umpqua.

We reviewed the August 11, 2000 draft of the Agreement and Plan of Merger to be dated as of August 14, 2000, (the "Agreement"). The Agreement states that VRB will merge into Umpqua, which will be the surviving corporation. One hundred percent of the outstanding common stock shares of VRB will be converted into shares of common stock of Umpqua according to the exchange ratio specified in the Agreement.

Davidson, as part of its investment banking business, is engaged in the valuation of banking and other businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We make a market in the common stock of VRB but do not publish a research recommendation on the stock. We do not make a market in nor publish a research recommendation on the stock of Umpqua. Davidson will receive a fee for providing our opinion to you.

In connection with our opinion, we have, among other things:

    1. Evaluated financial and operating information relating to VRB and Umpqua including without limitation, financial reports of both companies filed with the SEC and other regulatory agencies for the fiscal years ending December 31, 1998 and 1999 and for the periods ending March 31, 2000 and June 30, 2000, and other internal operating reports and analyses, asset quality evaluations and related information;

    2. Conducted conversations with executive management regarding recent and projected financial performance of both;


                                     App-75

    3. Compared operating results of both with those of certain other banks in the United States, which have recently engaged in a merger of equals transaction;

    4. Compared the relative contributions of assets, liabilities, income and expenses to the resulting company in the merger to those of certain other banks in the United States, which have recently engaged in a merger of equals transaction;

    5. Analyzed the pro-forma results that the resulting company could produce through 2002 based upon assumptions provided by management; and

    6. Performed such other analyses, as we deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to us by both companies for the purpose of this opinion. Additionally, where appropriate, we have relied upon publicly available information that we believe to be reliable, accurate and complete; however, we cannot guarantee the reliability, accuracy or completeness of any such publicly available information. We have also assumed the reasonableness of and relied upon the estimates and judgments of each company's management as to the resulting company's future business and financial prospects.

We have not made an independent evaluation of the assets or liabilities of VRB or Umpqua, nor has either company furnished us with such appraisals. We are not experts in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for loan and lease losses and have assumed that such allowances for each of the companies are, in the aggregate, adequate to cover such losses.

Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of the August 14, 2000. Events occurring after August 14, 2000 could materially affect the assumptions used in preparing this opinion.

The preparation of an opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Consequently, this opinion is not readily susceptible to partial analysis of summary description. Moreover, the evaluation of fairness, from a financial point of view, of the Exchange Ratio is to some extent subjective, based on our experience and judgment, and not merely, the result of mathematical analysis of financial data. Accordingly, not withstanding the separate factors summarized above, we believe that our analyses must be considered as a whole and that selecting portions of our analysis and of the factors considered by us, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying our opinion.

Our opinion is limited to the fairness of the Exchange Ratio, from a financial point of view, to the holders of VRB common stock. This letter is intended for the benefit and sole use of the VRB Board of Directors and may not be used for any other purpose. Although consent is given to include the opinion in VRB's proxy statement, the opinion is not a recommendation to any VRB


                                     App-76
common stockholder as to how such holder should vote with respect to the Merger. Our opinion does not address the underlying business decision to proceed with the Merger.

Based upon the foregoing and other such matters we have deemed relevant, it is our opinion, as of August 14, 2000 that the exchange ratio of 0.8135 which will be used to convert VRB common shares into shares of Umpqua common stock as specified in the Agreement is fair, from a financial point of view, to the common stock holders of VRB.

Very truly yours,


D.A. DAVIDSON & CO.



                                     App-77

                                   APPENDIX IV

                           UMPQUA HOLDINGS CORPORATION
                             2000 STOCK OPTION PLAN

                                    ARTICLE I
                               PURPOSE OF THE PLAN

        The purpose of this 2000 Stock Option Plan (the "Plan") is to advance the interests of Umpqua Holdings Corporation, an Oregon business corporation (the "Company") and its shareholders by enabling the Company to attract and retain the services of people with training, experience and ability and to provide additional incentive to employees and non-employee directors of the Company and others who provide services to the Company by giving them an additional opportunity to participate in the ownership of the Company.

                                   ARTICLE II
                                   DEFINITIONS

        As used herein, the following definitions will apply:

        (a) "Available Shares" means the number of shares of Common Stock available at any time for issuance pursuant to Incentive Stock Options or Nonqualified Stock Options under this Plan as provided in
            Article III.

        (b) "Award" means any grant of an Incentive Stock Option and any grant of a Nonqualified Stock Option under this Plan.

        (c) "Board of Directors" means the Board of Directors of the Company.

        (d) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

        (e) "Committee" means any committee appointed by the Board of Directors in accordance with Article V of this Plan, or, if no such committee has been appointed, shall mean the Board of Directors.

        (f) "Common Stock" means the Common Stock of the Company.

        (g) "Company" means Umpqua Holdings Corporation, an Oregon business corporation, and, unless the context otherwise requires, any majority owned subsidiary of the Company and any successor or assignee of the Company by merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise.

        (h) "Disabled" means a mental or physical impairment which has lasted or which is expected to last for a continuous period of 12 months or more and which renders an Optionee unable, in the Committee's sole discretion, of performing the duties which were assigned to the Optionee during the 12 month period prior to such determination. The


                                     App-78

            Committee's determination of the existence of an individual's disability will be effective when communicated in writing to the Optionee and will be conclusive on all of the parties.

        (i) "Effective Date" means the date immediately following the date the merger of the Company and VRB Bancorp is effective.

        (j) "Employee" means any person employed by the Company.

        (k) "Exercise Price" means the price per share at which a shares of Common Stock may be purchased upon exercise of an Incentive Stock Option or Nonqualified Stock Option.

        (l) "Fair Market Value" means:

           1) If the Common Stock is traded on a national securities exchange or on either the Nasdaq National Market or Nasdaq SmallCap Market, the average between the lowest and highest reported sales price per share of Common Stock for such date, or if no transactions occurred on such date, on the last date on which trades occurred;

           2) If the Common Stock is not traded on a national securities exchange or on Nasdaq but bid and asked prices are regularly quoted on the OTC Bulletin Board Service, by the National Quotation Bureau or any other comparable service, the average between the highest bid and lowest asked prices per share of Common Stock as reported by such service for such date or, if such date was not a business day, on the preceding business day; or

           3) If there is no public trading of the Common Stock within the terms of subparagraphs 1 or 2 of this subsection, the price per a share of Common Stock, as determined by the Committee in its sole discretion.

        (m) "Incentive Stock Option" means an option to purchase shares of Common Stock that the Committee indicates is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code and is granted under Article VI of this Plan.

        (n) "Nonqualified Stock Option" means an option to purchase shares of Common Stock that the Committee either indicates is intended to be a nonqualified stock option or indicates is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code and is granted under Article VII of this Plan.

        (o) "Optionee" means any individual who is granted either an Incentive Stock Option or a Nonqualified Stock Option under this Plan.

        (p) "Reserved Shares" means the number of shares of Common Stock reserved for issuance pursuant to Awards under this Plan as provided in Section 3.1 of Article III but in no event shall the sum of (i) the number Reserved Shares from time to time and (ii) the number of shares subject to options outstanding as of the Effective Date, exceed 10% of the total shares of Common Stock issued and outstanding, from time to time.


                                     App-79

        (q) "Securities Act" means the Securities Act of 1933, as amended.

        (r) "Significant Shareholder" means any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. For purposes of this definition a person shall be considered as owning all stock owned, directly or indirectly by or for such person's brothers and sisters, spouse, ancestors and lineal descendants. In addition, stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries to the extent required by Section 422 of the Internal Revenue Code.

                                   ARTICLE III
                            STOCK SUBJECT TO THE PLAN

        3.1 AGGREGATE NUMBER OF RESERVED SHARES. Subject to adjustment in accordance with Section 9.1, the total number of shares of Common Stock reserved for issuance pursuant to all Awards under this Plan is initially established at 1,000,000 shares.

        3.2 NUMBER OF AVAILABLE SHARES. At any point in time, the number of Available Shares shall be the number of Reserved Shares at such time minus:

           (a) the number of shares of Common Stock issued upon the exercise of Incentive Stock Options and Nonqualified Stock Options prior to such time; and
           (b) the number of shares covered by Incentive Stock Options and Nonqualified Stock Options that have been granted and that have not yet expired, been terminated or been cancelled to the extent that such options have not been exercised at such time.

As a result of the foregoing, if an Incentive Stock Option or Nonqualified Stock Option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock covered by such option that were not purchased through the exercise of such option will be added back to the Available Shares. However, shares of Common Stock used by an Optionee to satisfy withholding obligations upon the exercise of a Nonqualified Stock Option shall nonetheless, for purposes of this Plan, be considered as having been issued upon the exercise of such option.

        3.3 RESERVATION OF SHARES. Available Shares shall consist of authorized but unissued shares of Common Stock of the Company. The Company will, at all times, reserve for issuance shares of Common Stock equal to the sum of (i) the number of shares covered by Incentive Stock Options and Nonqualified Stock Options that have been granted and which have not yet expired, been terminated or been cancelled to the extent that such options have not been exercised at such time and (ii) the number of Available Shares.

        3.4 ANNUAL LIMIT ON NUMBER OF SHARES TO ANY ONE PERSON. No person will be eligible to receive Awards under this Plan which, in aggregate, exceed 75,000 shares in any


                                     App-80
calendar year except in connection with the hiring or commencement of services from such person in which case such limit shall be 100,000 shares during such calendar year.

                                   ARTICLE IV
                      COMMENCEMENT AND DURATION OF THE PLAN

        4.1 EFFECTIVE DATE OF THE PLAN. This Plan will be effective as of the Effective Date, subject to the provisions of Section 4.2.

        4.2 SHAREHOLDER APPROVAL OF THE PLAN. This Plan will be submitted for the approval of the shareholders of the Company within twelve (12) months of the Effective Date. This Plan will be deemed approved by the shareholders if approved by a majority of the votes cast at a duly held meeting of the Company's shareholders at which a quorum is present in person or by proxy. Awards may be made under this Plan prior to such shareholder approval provided that such Awards are conditioned upon such approval and state by their terms that they will be null and void if such shareholder approval is not obtained.

        4.3 TERMINATION OF THE PLAN. This Plan will terminate ten years from the Effective Date. In addition, the Board of Directors will have the right to suspend or terminate this Plan at any time. Any termination of this Plan will not affect the exercisability of any Incentive Stock Options or Nonqualified Stock Options granted under this Plan prior to such termination. Termination of the Plan will not terminate or otherwise affect any Incentive Option Agreement (as defined in Section 6.1), Nonqualified Option Agreement (as defined in
Section 7.1) or Restricted Stock Agreement (as defined in Section 9.1) then in effect.

                                    ARTICLE V
                           ADMINISTRATION OF THE PLAN

        Subject to the provisions of this Plan and any additional terms or conditions which may, from time to time, be imposed by the Board of Directors, the Committee will administer this Plan and will have the authority, in its sole discretion, to grant Incentive Stock Options and to grant Nonqualified Stock Options in accordance with Articles VI and VII, respectively. The Committee may, from time to time, adopt rules and regulations relating to the administration of this Plan and may, but is not required to, seek the advice of legal, tax, accounting and compensation advisors. Decisions of the Committee with respect to the administration of this Plan, the interpretation or construction of this Plan or the interpretation or construction of any written agreement evidencing an Award will be final and conclusive, subject only to review by the full Board of Directors. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement evidencing an Award in the manner and to the extent it deems appropriate.

        The Board of Directors shall appoint the members of the Committee, which shall consist of at least two directors from the Board of Directors. For purposes of this paragraph, directors who are not "outside directors" as such term is defined in Treasury Regulation Section 1.162-27(e)(3) and directors who are not "non-employee directors" as such term is defined in Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, ("Rule 16b-3") shall be referred to as "disqualified directors." Disqualified directors may serve on


                                     App-81
the Committee. However, disqualified directors shall be deemed (notwithstanding any statement to the contrary which may be contained in minutes of a meeting of the Committee) to have abstained from any action requiring under Section 162(m) of the Internal Revenue Code the approval of a committee consisting solely of outside directors or from any action requiring under Rule 16b-3 the approval of a committee consisting solely of non-employee directors. The assent of any such disqualified director shall be ignored for purposes of determining whether or not any such actions were approved by the Committee. If the Committee proposes to take an action by unanimous consent in lieu of a meeting and such action would require under Section 162(m) of the Internal Revenue Code the approval of a committee consisting solely of outside directors or such action would require under Rule 16b-3 the approval of a committee consisting solely of non-employee directors, the disqualified director shall, for purposes of such consent, be deemed to not be a member of the Committee.

        If no Committee is appointed, the Board of Directors shall act as the Committee and will have all the powers, duties and responsibilities of the Committee as set forth in this Plan. In addition, the Board of Directors may at any time by resolution abolish the Committee and assume the duties and responsibilities of the Committee.

                                   ARTICLE VI
                   INCENTIVE STOCK OPTION TERMS AND CONDITIONS

        Incentive Stock Options may be granted under this Plan in accordance with the following terms and conditions.

        6.1 REQUIREMENT FOR A WRITTEN INCENTIVE STOCK OPTION AGREEMENT. Each Incentive Stock Option will be evidenced by a written option agreement ("Incentive Stock Option Agreement"). The Committee will determine from time to time the form of Incentive Stock Option Agreement to be used. The terms of the Incentive Stock Option Agreement must be consistent with this Plan and any inconsistencies will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Section 6, the terms and conditions of each Incentive Stock Option do not need to be identical.

        6.2 WHO MAY BE GRANTED AN INCENTIVE STOCK OPTION. An Incentive Stock Option may be granted to any Employee who, in the judgment of the Committee, has performed or will perform services of importance to the Company in the management, operation and development of the business of the Company or of one or more of its subsidiaries. The Committee, in its sole discretion, shall determine when and to which Employees Incentive Stock Options are granted under this Plan.

        6.3 NUMBER OF SHARES COVERED BY AN INCENTIVE STOCK OPTION. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Incentive Stock Option granted under this Plan. The number of shares covered by each Incentive Stock Option shall be specified in the Incentive Stock Option Agreement evidencing such option.


                                     App-82

        6.4 VESTING SCHEDULE UNDER AN INCENTIVE STOCK OPTION. The Committee, in its sole discretion, shall determine whether an Incentive Stock Option is immediately exercisable as to all of the shares of Common Stock covered by such option or whether it is only exercisable in accordance with a vesting schedule as determined by the Committee, in its sole discretion. The vesting terms and conditions, if any, of each Incentive Stock Option as determined by the Committee shall be specified in the Incentive Stock Option Agreement evidencing such option. Notwithstanding the foregoing, to the extent that an Incentive Stock Option (together with other incentive stock options within the meaning of Section 422 of the Internal Revenue Code held by such Optionee with an equal or lower exercise price per share) purports to become exercisable for the first time during any calendar year as to shares of Common Stock with a Fair Market Value (determined at the time of grant) in excess of $100,000, such excess shares shall be considered to be covered by a nonqualified stock option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code. Any Incentive Stock Option granted under this Plan that was not either approved by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full board of directors of the Company, shall, notwithstanding Section 9.2 of this Plan or the terms set forth in the Incentive Stock Option Agreement not be exercisable until at least six months after the date of such grant.

        6.5 EXERCISE PRICE OF AN INCENTIVE STOCK OPTION. The Exercise Price under each Incentive Stock Option will be at least 100% of the Fair Market Value of a share of Common Stock as of the date on which the Incentive Stock Option was granted. However, the Exercise Price under each Incentive Stock Option granted to an Optionee who is a Significant Shareholder will be at least 110% of the Fair Market Value of a share of Common Stock as of the date on which the Incentive Stock Option was granted.

        6.6 DURATION OF AN INCENTIVE STOCK OPTION--GENERALLY. The Committee will determine, in its sole discretion, the term of each Incentive Stock Option provided that such term will not exceed 10 years from the date on which such option was granted. However, the term of each Incentive Stock Option granted to an Optionee who is a Significant Shareholder will not exceed 5 years from the date on which such option was granted. The term of each Incentive Stock Option shall be set forth in the written option agreement evidencing such option. The Optionee shall have no further right to exercise an Incentive Stock Option following the expiration of such term.

        6.7 THE EFFECT OF TERMINATION OF THE OPTIONEE'S EMPLOYMENT ON THE TERM OF AN INCENTIVE STOCK OPTION. If an Optionee, while possessing an Incentive Stock Option that has not expired or been fully exercised, ceases to be an Employee of the Company for any reason other than as a result of the death or disability of the Optionee (as provided for in Section 6.8 and 6.9, respectively), the Incentive Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions contained in the Incentive Stock Option Agreement, at any time within 30 days following the date the Optionee ceased to be an Employee of the Company except that this provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option. The Incentive Stock Option Agreement may, in the discretion of the Committee, provide that if the Optionee's employment is terminated by the Company for cause, as determined by the Company's President or Board of Directors in their reasonable discretion, the Incentive Stock Option will terminate immediately upon the Company's notice to the Optionee of such termination.


                                     App-83

        6.8 THE EFFECT OF THE DEATH OF AN OPTIONEE ON THE TERM OF AN INCENTIVE STOCK OPTION. If an Optionee, while possessing an Incentive Stock Option that has not expired or been fully exercised, ceases to be an Employee of the Company as a result of the death of the Optionee, the Incentive Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions contained in the Incentive Stock Option Agreement, at any time within 12 months following the date of the Optionee's death except that this provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option.

        6.9 THE EFFECT OF THE DISABILITY OF AN OPTIONEE ON THE TERM OF AN INCENTIVE STOCK OPTION. If an Optionee, while possessing an Incentive Stock Option that has not expired or been fully exercised, ceases to be an Employee of the Company as a result of the Optionee becoming Disabled, the Incentive Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions contained in the Incentive Stock Option Agreement, at any time within 12 months following the date of the Optionee becoming Disabled except that this provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option.

        6.10 TRANSFERABILITY. No Incentive Stock Option may be transferred by the Optionee other than by will or the laws of descent and distribution upon the death of the Optionee.

        6.11 TAX TREATMENT AND SAVINGS CLAUSE. Nothing contained in this Plan, any Incentive Stock Option Agreement, any document provided by the Company to an Optionee or any statement made by or on behalf of the Company shall constitute a representation or warranty of the tax treatment of any option or that such option shall qualify as an incentive stock option under Section 422 of the Internal Revenue Code. Any option that is designated as an Incentive Stock Option but which, either in whole or in part, fails for any reason to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code or which fails to satisfy requirements under this Plan which apply only to Incentive Stock Options shall be treated as an incentive stock option to the fullest extent permitted under Section 422 of the Internal Revenue Code and this Plan and shall otherwise, notwithstanding such designation, be treated as a Nonqualified Stock Option under this Plan.

                                   ARTICLE VII
                 NONQUALIFIED STOCK OPTION TERMS AND CONDITIONS

        Nonqualified Stock Options may be granted under this Plan in accordance with the following terms and conditions.


                                     App-84

        7.1 REQUIREMENT FOR A WRITTEN NONQUALIFIED STOCK OPTION AGREEMENT. Each Nonqualified Stock Option will be evidenced by a written option agreement ("Nonqualified Stock Option Agreement"). The Committee will determine from time-to-time the form of Nonqualified Stock Option Agreement to be used under this Plan. The terms of the Nonqualified Stock Option Agreement must be consistent with this Plan and any inconsistencies will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Section 7, the terms and conditions of each Nonqualified Stock Option do not need to be identical.

        7.2 WHO MAY BE GRANTED A NONQUALIFIED STOCK OPTION. A Nonqualified Stock Option may be granted to any Employee, any director of the Company and any other individual who, in the judgment of the Committee, has performed or will perform services of importance to the Company in the management, operation and development of the business of the Company or of one or more of its subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Nonqualified Stock Options are granted under this Plan.

        7.3 NUMBER OF SHARES COVERED BY A NONQUALIFIED STOCK OPTION. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Nonqualified Stock Option granted under this Plan. The number of shares covered by each Nonqualified Stock Option shall be specified in the Nonqualified Stock Option Agreement evidencing such option.

        7.4 VESTING SCHEDULE UNDER A NONQUALIFIED STOCK OPTION. The Committee, in its sole discretion, shall determine whether a Nonqualified Stock Option is immediately exercisable as to all of the shares of Common Stock covered by such option or whether it is only exercisable in accordance with a vesting schedule as determined by the Committee, in its sole discretion. The vesting terms and conditions, if any, of each Nonqualified Stock Option as determined by the Committee shall be specified in the Nonqualified Stock Option Agreement evidencing such option. Any Nonqualified Stock Option granted under this Plan that was not either approved by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full board of directors of the Company, shall, notwithstanding Section 9.2 of this Plan or the terms set forth in the written option agreement not be exercisable until at least six months after the date of such grant.

        7.5 EXERCISE PRICE OF A NONQUALIFIED STOCK OPTION. The Exercise Price under each Nonqualified Stock Option will be at least 100% of the Fair Market Value of a share of Common Stock as of the date on which the Nonqualified Stock Option was granted. However, if it is subsequently determined that the Exercise Price as stated in the Nonqualified Stock Option Agreement is less than 100% of the Fair Market Value of a share of Common Stock as of the date on which an option was granted, such fact will not invalidate a Nonqualified Stock Option.

        7.6 DURATION OF A NONQUALIFIED STOCK OPTION--GENERALLY. The Committee will determine, in its sole discretion, the term of each Nonqualified Stock Option provided that such term will not exceed 10 years from the date on which such option was granted. The term of each Nonqualified Stock Option shall be set forth in the Nonqualified Stock Option Agreement evidencing such option. The Optionee shall have no further right to exercise a Nonqualified Stock Option following the expiration of such term.


                                     App-85

        7.7 THE EFFECT OF TERMINATION OF THE OPTIONEE'S EMPLOYMENT OR SERVICE AS A DIRECTOR ON THE TERM OF A NONQUALIFIED STOCK OPTION. If an Optionee, while possessing a Nonqualified Stock Option that has not expired or been fully exercised, ceases to be an Employee of the Company (or, in the case of an Optionee who is not an Employee but is a director of the Company, ceases to be a director of the Company) for any reason other than as a result of the death or disability of the Optionee (as provided for in Section 7.8 and 7.9, respectively), the Nonqualified Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions contained in the Nonqualified Stock Option Agreement, at any time within 30 days following the date the Optionee ceased to be an Employee (or a director as the case may be) of the Company except that this provision will not extend the time within which an Nonqualified Stock Option may be exercised beyond the expiration of the term of such option. The Nonqualified Stock Option Agreement may, in the discretion of the Committee, provide that if the Optionee's employment is terminated by the Company for cause, as determined by the Company's President or Board of Directors in their reasonable discretion, the Nonqualified Stock Option will terminate immediately upon the Company's notice to the Optionee of such termination.

        7.8 THE EFFECT OF THE DEATH OF AN OPTIONEE ON THE TERM OF A NONQUALIFIED STOCK OPTION. If an Optionee, while possessing a Nonqualified Stock Option that has not expired or been fully exercised, ceases to be an Employee, ceases to serve as a director of the Company or ceases to provide services to the Company as a result of the Optionee's death, the Nonqualified Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions contained in the Nonqualified Stock Option Agreement, at any time within 12 months following the date of the Optionee's death except that this provision will not extend the time within which a Nonqualified Stock Option may be exercised beyond the expiration of the term of such option.

        7.9 THE EFFECT OF THE DISABILITY OF AN OPTIONEE ON THE TERM OF A NONQUALIFIED STOCK OPTION. If an Optionee, while possessing a Nonqualified Stock Option that has not expired or been fully exercised, ceases to be an Employee, ceases to serve as a director of the Company or ceases to provide services to the Company as a result of the Optionee becoming Disabled, the Nonqualified Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions contained in the Nonqualified Stock Option Agreement, at any time within 12 months following the date of the Optionee becoming Disabled except that this provision will not extend the time within which a Nonqualified Stock Option may be exercised beyond the expiration of the term of such option.

        7.10 TRANSFERABILITY. The Committee may, in the Nonqualified Stock Option Agreement evidencing any Nonqualified Stock Option, provide that such Nonqualified Stock Option be transferred by gift to the Optionee's spouse, children or a trust for the exclusive benefit of any combination of the Optionee, the Optionee's spouse and the Optionee's children provided that any transfer of a Nonqualified Option shall be conditioned upon the Optionee and the transferee of such Nonqualified Stock Option executing and delivering to the Company a form of Transfer/Assumption of Nonqualified Stock Option Agreement as the Company may request. Notwithstanding any transfer of a Nonqualified Stock Option, the Optionee shall remain liable to the Company for any income tax withholding amounts which the Company is required to withhold at the time that the transferred Nonqualified Stock Option is exercised. If the Nonqualified Stock Option Agreement does not expressly provide that such Nonqualified Stock Option is transferable, such Nonqualified Stock


                                     App-86

Option may not be transferred by the Optionee, other than by will or the laws of descent and distribution upon the death of the Optionee, without the prior written consent of the Committee, which consent may be withheld in the Committee's sole discretion.

                                  ARTICLE VIII
                     EXERCISE OF OPTIONS TO PURCHASE SHARES

        8.1 NOTICE OF EXERCISE. An Incentive Stock Option or Nonqualified Stock Option may only be exercised by delivery to the Company of written notice signed by the Optionee (or, in the case of exercise after death of the Optionee, by the executor, administrator, heir or legatee of the Optionee, as the case may be) directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company. The notice will specify (i) the number of shares of Common Stock being purchased, (ii) the method of payment of the Exercise Price, (iii) the method of payment of the Tax Withholding if the option is a Nonqualified Stock Option, and (iv), unless a registration under the Securities Act is in effect with respect to the Plan at the time of such exercise, the notice of exercise shall contain such representations as the Company determines to be necessary or appropriate in order for the sale of shares of Common Stock being purchased pursuant to such exercise to qualify for exemptions from registration under the Securities Act.

        8.2 PAYMENT OF EXERCISE PRICE. No shares of Common Stock will be issued upon the exercise of any Incentive Stock Option or Nonqualified Stock Option unless and until payment or adequate provision for payment of the Exercise Price of such shares has been made in accordance with this subsection. Unless the Committee, in its sole discretion, determines otherwise, payment of the Exercise Price shall be in cash, by delivery of a full-recourse promissory note, by the surrender of shares of Common Stock or other securities issued by the Company (provided that such other securities have been held by the Optionee for at least six months prior to the date on which the Option is being exercised) in accordance with Section 8.4, or by any combination of the foregoing. The Committee may, in its sole discretion, permit an Optionee to elect to pay the Exercise Price by authorizing a duly registered and licensed broker-dealer to sell the shares of Common Stock to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the entire Exercise Price.

        8.3 PAYMENT OF TAX WITHHOLDING AMOUNTS. Unless the Committee, in its sole discretion, determines otherwise, each Optionee must, upon the exercise of a Nonqualified Stock Option (including Nonqualified Stock Options transferred by the Optionee), either with the delivery of the notice of exercise or upon notification of the amount due, pay to the Company or make adequate provision for the payment of all amounts determined by the Company to be required to satisfy applicable federal, state and local tax withholding requirements ("Tax Withholding"). The Nonqualified Option Agreement may provide for, or the Committee may allow in its sole discretion, the payment by the Optionee of the Tax Withholding (i) in cash, (ii) by the Company withholding such amount from other amounts payable by the Company to the Optionee, including salary, (iii) by surrender of shares of Common Stock or other securities of the Company in accordance with Section 8.4, (iv) by the application of shares that could be received upon exercise


                                     App-87
of the Nonqualified Stock Option in accordance with Section 8.4, or (v) any combination of the foregoing.

        By receiving and exercising a Nonqualified Stock Option, the Optionee shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Optionee. The Committee may, in its sole discretion, permit an Optionee to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be issued upon an exercise of a Nonqualified Stock Option unless and until payment or adequate provision for payment of the Tax Withholding has been made. If the Company determines that additional withholding is or becomes required beyond any amount paid or provided for by the Optionee, the Optionee will pay such additional amount to the Company immediately upon demand by the Company. If the Optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Optionee, including salary.

        8.4 PAYMENT OF EXERCISE PRICE OR WITHHOLDING WITH OTHER SECURITIES. To the extent permitted in Section 8.2 and Section 8.3 above, the Exercise Price and Tax Withholding may be paid by the surrender of shares of Common Stock or other securities of the Company. The notice of exercise shall indicate that payment is being made by the surrender of shares of Common Stock or other securities of the Company. Payment shall be made by either (i) delivering to the Company the certificates or instruments representing such shares of Common Stock or other securities, duly endorsed for transfer, or (ii) delivering to the Company an attestation in such form as the Company may deem to be appropriate with respect to the Optionee's ownership of the shares of Common Stock or other securities of the Company. Shares of Common Stock shall, for purposes of this
Section 8 be valued at their Fair Market Value as of the last business day preceding the day the Company receives the Optionee's notice of exercise. Other securities of the Company shall, for purposes of this Section 8, be valued at the publicly reported price, if any, for the last sale on the last business day preceding the day the Company receives the Optionee's notice of exercise, or, if there are no publicly reported prices of such other securities of the Company, at the fair market value of such other securities as determined in good faith by the Board of Directors. To the extent permitted in Section 8.3 above, Tax Withholding may, if the Optionee so notifies the Company at the time of the notice of exercise, be paid by the application of shares which could be received upon exercise of any other stock option issued by the Company. This application of shares shall be accomplished by crediting toward the Optionee's Tax Withholding obligation the difference between the Fair Market Value of a share of Common Stock and the Exercise Price of the stock option specified in the Optionee's notice. Any such application shall be considered an exercise of the other stock option to the extent that shares are so applied.

        8.5 COMPLIANCE WITH SECURITIES LAWS. No shares will be issued with respect to the exercise of any Incentive Stock Option or Nonqualified Stock Option unless the exercise and the issuance of the shares will comply with all relevant provisions of law, including, without limitation, the Securities Act, any registration under the Securities Act in effect with respect to the Plan, all applicable state securities laws, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code, the respective rules and regulations promulgated thereunder, and the


                                     App-88
requirements of any stock exchange upon which the Common Stock may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. The Company will not be liable to any Optionee or any other person for failure to issue shares upon the exercise of an option where such failure is due to the inability of the Company to obtain all permits, exemptions or approvals from regulatory authorities which are deemed by the Company's counsel to be necessary. The Board may require any action or agreement by an Optionee as may from time to time be necessary to comply with the federal and state securities laws. The Company will not be obliged to prepare, file or maintain a registration under the Securities Act with respect to the Plan or to take any actions with respect to registration or qualification under any state securities laws.

        8.6 ISSUANCE OF SHARES. Notwithstanding the good faith compliance by the Optionee with all of the terms and conditions of an Incentive Option Agreement or Nonqualified Option Agreement and with this Article VIII, the Optionee will not become a shareholder and will have no rights as a shareholder with respect to the shares covered by such option until the issuance of shares pursuant to the exercise of such option is recorded on the stock transfer record of the Company. Notwithstanding the foregoing, the Company shall not unreasonably delay the issuance of a stock certificate and shall exercise reasonable efforts to cause such stock certificate to be issued to the Optionee as soon as is practicable after the compliance by the Optionee with all of the terms and conditions of the Incentive Option Agreement or Nonqualified Option Agreement, as the case may be, and with this Article VIII.

        8.7 NOTICE OF ANY DISQUALIFYING DISPOSITION AND PROVISION FOR TAX WITHHOLDING. Any Optionee that exercises an Incentive Stock Option and then makes a "disqualifying disposition" (as such term is defined under Section 422 of the Internal Revenue Code) of the shares so purchased, shall immediately notify the Company in writing of such disqualifying disposition and shall pay or make adequate provision for all Tax Withholding as if such Incentive Stock Option was a Nonqualified Stock Option in accordance with Section 8.3.

                                   ARTICLE IX
                          CHANGES IN CAPITAL STRUCTURE

        9.1 ADJUSTMENTS OF NUMBER OF SHARES AND EXERCISE PRICE. Except as provided in Section 9.2, if the outstanding shares of Common Stock are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares of Common Stock or for other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split-up, combination of shares of Common Stock, or dividend payable in shares of Common Stock, the Committee will make such adjustment as it deems appropriate in the number and kind of shares of Common Stock or other securities covered by subsequent Awards. In addition, the Committee will at such time make such adjustment in the number and kind of shares of Common Stock or other securities covered by outstanding Incentive Stock Options and outstanding Nonqualified Stock Options, as well as make an adjustment in the Exercise Price under each option as the Committee deems appropriate. Any determination by the Committee as to what adjustments may be made, and the extent thereof, will be final, binding on all parties and conclusive.


                                     App-89

        9.2 ACCELERATION OF VESTING. In the event of any dissolution or liquidation of the Company, or any merger or consolidation with one or more corporations in which the Company is not the surviving entity, or in which the security holders of the Company prior to such transaction do not receive in the transaction securities with voting rights with respect to the election of directors equal to 50% or more of the votes of all classes of outstanding securities of the surviving corporation immediately after such transaction, each outstanding Incentive Stock Option and each outstanding Nonqualified Stock Option shall become immediately exercisable in its entirety, notwithstanding any vesting schedule included in the respective Incentive Stock Option Agreement or Nonqualified Stock Option Agreement, fifteen (15) days prior to such event and shall, unless the event fails to occur, continue to be exercisable in such manner for forty-five (45) days after such event, unless, as an expressed term of such transaction, adequate provision is made for the continuation of the rights of holders of such outstanding option after the consummation of such transaction.

                                    ARTICLE X
                              UNDERWRITERS LOCK-UP

        Each written agreement evidencing an Award will specify that the Optionee, by accepting the Award agrees that whenever the Company undertakes a firmly underwritten public offering of its securities, the Optionee will, if requested to do so by the managing underwriter in such offering, enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Optionee provided that such restriction will not extend beyond 12 months from the effective date of the registration statement filed in connection with such offering.

                                   ARTICLE XI
                                EMPLOYMENT RIGHTS

        Nothing in this Plan nor in any written agreement evidencing an Award will confer upon any Optionee any right to continued employment with the Company or to limit or affect in any way the right of the Company, in its sole discretion, (a) to terminate the employment of such Optionee at any time, with or without cause, (b) to change the duties of such Optionee, or (c) to increase or decrease the compensation of the Optionee at any time. Unless the written agreement evidencing an Award expressly provides otherwise, vesting under such agreement shall be conditioned upon:

         1) for Employees of the Company, the continued employment of the Optionee;

         2) for independent contractors, the Optionee continuing to provide services to the Company on substantially the same terms and conditions as such services were provided at the time of the Award; or

         3) for directors who are not Employees, the Optionee continuing to serve as a director of the Company;

and nothing in this Plan shall be construed as creating a contractual or implied right or covenant by the Company to continue such employment, service as an independent contractor or service as a director.


                                     App-90

                                   ARTICLE XII
                                AMENDMENT OF PLAN

        The Board of Directors may, at any time and from time to time, modify or amend this Plan as it deems advisable except that any amendment increasing the number of shares of Common Stock issuable under the Plan, or any amendment that expands the group of persons eligible to receive Awards, shall only become effective if and when such amendment is approved by the shareholders of the Company. Except as provided in Section 9 hereof, no amendment shall be made to the terms or conditions of an outstanding Incentive Stock Option or Nonqualified Stock Option without the written consent of the Optionee.

Approved by the Board of Directors of the Company on ___________________ , 2000.

Approved by the shareholders of the Company on November _____, 2000.

Effective December ____, 2000.




                                     App-91

                                 REVOCABLE PROXY

                           UMPQUA HOLDINGS CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
                              NOVEMBER ______, 2000

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS



        The undersigned hereby appoints ______________________ and __________________, and each of them, proxies with full power of substitution to vote on behalf of the undersigned all shares of common stock of Umpqua Holdings Corporation at the Special Meeting to be held on November ______, 2000, and any adjournments thereof, with all powers the undersigned would possess if personally present, with respect to the following:

        1. AGREEMENT AND PLAN OF REORGANIZATION AND PLAN OF MERGER. If approved, Umpqua Holdings Corporation would merge with VRB Bancorp, VRB shareholders will receive 0.8135 shares of Umpqua stock for each share of VRB stock held and a new Board of Directors of the combined company will serve the terms as set forth in the Proxy Statement.

               FOR [ ]            AGAINST [ ]         ABSTAIN [ ]

        2. 2000 STOCK OPTION PLAN. If approved, the new plan would authorize option grants of up to ________ shares over the next 10 years.

               FOR [ ]            AGAINST [ ]         ABSTAIN [ ]

        3. OTHER MATTERS. At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments thereof.

THE BOARD OF DIRECTORS OF UMPQUA HAS UNANIMOUSLY VOTED IN FAVOR OF THE MERGER AND THE 2000 STOCK OPTION PLAN AND RECOMMENDS YOUR VOTE TO APPROVE BOTH PROPOSALS.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE AGREEMENT AND PLAN OF REORGANIZATION AND PLAN OF MERGER AND FOR THE 2000 STOCK OPTION PLAN. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.



Dated: ________________________, 2000              _____________________________

                                                   _____________________________


                                                   PLEASE DATE AND SIGN EXACTLY
                                                   AS YOUR NAME APPEARS ON YOUR
                                                   STOCK CERTIFICATE(s) (WHICH
                                                   SHOULD BE THE SAME AS THE
                                                   NAME OF THE ADDRESS LABEL ON
                                                   THE ENVELOPE IN WHICH THIS
                                                   PROXY WAS SENT TO YOU),
                                                   INCLUDING DESIGNATION AS
                                                   EXECUTOR, TRUSTEE, ETC., IF
                                                   APPLICABLE. A CORPORATION
                                                   MUST SIGN ITS NAME BY THE
                                                   PRESIDENT OR OTHER AUTHORIZED
                                                   OFFICER. ALL CO-OWNERS MUST
                                                   SIGN.